UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Information Required in Proxy Statement

Schedule 14A Information

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the Securities Exchange Act of 1934

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NORTHERN LIGHTS ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN LIGHTS ACQUISITION CORP.

10 East 53rd Street

Suite 3001

New York, New York 10022

Dear Stockholders of Northern Lights Acquisition Corp.:

Northern Lights Acquisition Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), cordially invites you to attend a special meeting in lieu of the 2022 annual meeting of the Company’s stockholders, which will be held on [_______________], 2022 at [_____] a.m. local time (the “Special Meeting”). The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

On February 11, 2022, the Company, 5AK, LLC, a Delaware limited liability company, in its capacity as the representative for the stockholders of the Company other than the Seller (as defined below), (the “Sponsor”), SHF, LLC, a Colorado limited liability company doing business as Safe Harbor Financial (“SHF”), SHF Holding Co., LLC, a Colorado limited liability company (the “Seller”), and Partner Colorado Credit Union, a Colorado corporation (“PCCU”), entered into an Unit Purchase Agreement (as it may be amended from time to time, the “Purchase Agreement”) that provides for, among other things, the acquisition of all of the equity interests of SHF (the “Purchase” and, together with the other transactions contemplated by the Purchase Agreement, the “Business Combination”). As a result of the Purchase, the Company will own 100% of the outstanding membership interests of SHF. Our publicly traded Class A Stock, public warrants and public units (which are composed of one share of Class A Stock and one public warrant) are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “NLIT,” “NLITW” and “NLITU,” respectively. We intend to apply to continue the listing of our publicly traded Class A Stock, public warrants and units on Nasdaq under the symbols “SHFS,” “SHFSW” and “SHFSU,” respectively, upon the closing of the Business Combination.

At the Special Meeting, Company stockholders will be asked to consider and vote upon the following proposals:

1.	a proposal to adopt the Purchase Agreement (the “Business Combination Proposal” or “Proposal No. 1”), a copy of which is attached to the accompanying proxy statement as Annex A, and approve the transactions contemplated thereby, including the Business Combination. Subject to the terms of the Purchase Agreement, the aggregate purchase price for the Business Combination is $185 million. The consideration to be paid to the Seller will consist of 11,386,139 newly issued shares of our Class A Stock, par value $0.0001 per share (the “Class A Stock”), which shares were valued at $10.10 per share for purposes of determining the number of shares payable to the Seller for its ownership interests therein, and $70,000,000 in cash. The aggregate purchase price and number of shares issued to the Seller as a result of the Business Combination will not be subject to an adjustment but will be subject to customary closing conditions,

2.	a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the private placement (the “PIPE”) to be completed in conjunction with the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”),

3.	a proposal to adopt the Second Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Annex B (the “Charter Approval Proposal” or “Proposal No. 3”),

4.	separately presented proposals with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will each be voted upon on a non-binding advisory basis (each a “Governance Proposal,” and collectively, the “Governance Proposals” or “Proposal No. 4”),

5.	a proposal to elect two directors to our board of directors (our “Board”) to serve as our directors for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal (the “Director Election Proposal” or “Proposal No. 5”),

6.	a proposal to approve the SHF Holdings, Inc. 2022 Stock Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 6”), and

7.	a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal (the “Adjournment Proposal” or “Proposal No. 7”).

Each of the Special Meeting proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully.

We are providing the accompanying proxy statement and proxy cards to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements thereof. Information about the Special Meeting, and the proposals to be considered by the Company’s stockholders is included in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge all stockholders to read this proxy statement, including the Annexes and the accompanying financials statements of the Company and SHF, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 62 of this proxy statement. These risk factors include, among other things, that, after the closing of the Business Combination, the Company may be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

After careful consideration, our Board has unanimously approved the Purchase Agreement and the transactions contemplated therein, and unanimously recommends that our stockholders vote “FOR” adoption of the Purchase Agreement and approval of the transactions contemplated thereby, including the Business Combination, and that our stockholders, as applicable, vote “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination” for additional information.

Your vote is very important. Whether or not you plan to attend the Special Meeting please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares and/or warrants are represented at the Special Meeting. If you hold your shares, units or warrants in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares and/or warrants are represented and voted at the Special Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote virtually, you may withdraw your proxy and vote virtually at the Special Meeting.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board, I would like to thank you for your support of Northern Lights Acquisition Corp. and look forward to a successful completion of the Business Combination.

Sincerely,
[__________], 2022

John Darwin
Co-Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated [__________], 2022 and is expected to be first mailed to Company stockholders on or about [__________], 2022.

NOTICE OF SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF NORTHERN LIGHTS ACQUISITION CORP.

TO BE HELD [_______________], 2022

To the Stockholders of Northern Lights Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2022 annual meeting of the stockholders of Northern Lights Acquisition Corp., a Delaware corporation (the “Company”), will be held on [_______________], 2022 at [_____] a.m. local time (the “Special Meeting”). The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at 3:00 p.m. Eastern Time on the date specified above and at the offices of Nelson Mullins, 101 Constitution Avenue, Suite 900, Washington, D.C. 20001 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.	Business Combination Proposal—To consider and vote upon a proposal to adopt the Unit Purchase Agreement, dated as of February 11, 2022 (as it may be amended from time to time, the “Purchase Agreement”) by and among the Company, 5AK, LLC, a Delaware limited liability company, in the capacity as the representative for the stockholders of the Company other than the Seller (as defined below), (the “Sponsor”), SHF, LLC, a Colorado limited liability company (“SHF”), SHF Holding Co., LLC, a Colorado limited liability company (the “Seller”), and Partner Colorado Credit Union, a Colorado corporation (“PCCU”), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, including, among other things, the acquisition of all of the equity interests of SHF (the “Purchase” and, together with the other transactions contemplated by the Purchase Agreement, the “Business Combination”) (Proposal No. 1);

2.	Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the PIPE (Proposal No. 2);

3.	Charter Approval Proposal—To consider and vote upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

4.	Governance Proposals—To consider and vote upon, on a non-binding advisory basis, separately presented proposals with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with SEC requirements (Proposal No. 4);

5.	Director Election Proposal—To consider and vote upon a proposal to elect two directors to our board of directors (our “Board”) to serve as our directors for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal;

6.	Incentive Plan Proposal—To consider and vote upon a proposal to approve the SHF Holdings, Inc. 2022 Stock Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

7.	Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal (Proposal No. 7).

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Purchase Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and SHF.

The record date for the Special Meeting is May 19, 2022. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

To be admitted to the virtual Special Meeting, go to the webcast URL and enter your unique 12-digit control number. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at (917) 262-2373, or via email at proxy@continentalstock.com.

The holders of our Class B Stock (the “Northern Lights Restricted Stockholders”) are parties to a letter agreement pursuant to which they have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of our Business Combination. As of May 19, 2022, our Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock.

Pursuant to our Amended and Restated Certificate of Incorporation, we will provide our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of the Company’s Class A Stock, par value $0.0001 per share then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our Trust Account that holds the proceeds (including interest not previously released to the Company to fund regulatory compliance requirements and other costs related thereto and/or to pay its franchise and income taxes) of our IPO (the “Trust Account”). The per-share amount we will distribute to our stockholders who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $4,025,000 that we will pay to the underwriters of our IPO, as well as other transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of investment securities held in our Trust Account of $117,360,526 as of May 19, 2022, the estimated per share redemption price would have been approximately $10.21. Public stockholders may elect to redeem their shares even if they vote “FOR” the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Common Stock included in the units sold in our IPO. We have no specified maximum redemption threshold under our Amended and Restated Certificate of Incorporation, other than the aforementioned 15%. We are not aware of any current individual shareholder or collective group of shareholders acting in concert that hold 15% or more of the Common Stock. As a result, we have not factored this restriction into our analysis of the maximum redemption scenario.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of $117,360,526 as of May 19, 2022. In no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Our Northern Lights Restricted Stockholders have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Northern Lights Restricted Stockholders are parties to a voting and support agreement pursuant to which they have agreed to vote any shares of the Company’s Common Stock owned by them in favor of the Business Combination and the proposals contemplated hereunder. As of May 19, 2022, our Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock.

Unless waived by the parties to the Purchase Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Adjournment Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

The presence, virtually or by proxy, at the Special Meeting of the holders of shares of outstanding Common Stock of the Company representing a majority of the voting power of all outstanding shares of Common Stock entitled to vote at the Special Meeting shall constitute a quorum in order to conduct business at the Special Meeting. Approval of each of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Directors in the Director Election Proposal are elected by a plurality of the votes cast by the holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting; this means that the two individuals nominated for election to the Board who receive the most “FOR” votes will be elected. The Board unanimously recommends that you vote “FOR” each of these proposals.

By Order of the Board of Directors

John Darwin
Co-Chairman of the Board of Directors

New York, New York
[__________], 2022

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

●	Northern Lights Acquisition Corp., a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

●	There are currently 14,903,175 shares of Common Stock, par value $0.0001 per share, of the Company, issued and outstanding, consisting of (i) 12,028,175 shares of Class A Stock, and (ii) 2,875,000 shares of Class B Stock were issued to our Sponsor prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 5,750,000 public warrants to purchase Class A Stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 528,175 Private Placement Units, each consisting of one share of Class A Stock and one-half of one Private Placement Warrant, issued to our Sponsor in a private placement on the IPO closing date. Each warrant entitles its holder to purchase one share of our Class A Stock at an exercise price of $11.50 per share, to be exercised only for a whole number of shares of our Class A Stock. The warrants will become exercisable 30 days after the completion of our initial business combination, and they expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Company’s Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For more information regarding the warrants, please see the section entitled “Description of the Securities.”

●	Holders of Class A Stock and holders of Class B Stock are entitled to one vote for each share held on all matters to be voted on by stockholders and will vote together as a single class on all matters submitted to a vote of our stockholders except (i) that prior to the completion of a business combination, only the holders of a majority of the shares of Class B Stock may appoint or remove a member of our Board and (ii) as otherwise required by law. The Class B Stock held by our Sponsor will automatically convert into shares of Class A Stock at the completion of our initial business combination. Assuming no additional shares of Class A Stock, or securities convertible into or exchangeable for, shares of Class A Stock, are issued by us in connection with or in relation to the consummation of our initial business combination, the 2,875,000 shares of Class B Stock will, pursuant to our Amended and Restated Certificate of Incorporation, automatically convert, on a one-for-one basis, into 2,875,000 shares of Class A Stock at the closing of our initial business combination.

●	On February 11, 2022, we and our Sponsor entered into the Purchase Agreement with SHF, the Seller, and PCCU, pursuant to which, we will purchase all of the issued and outstanding membership interests of SHF from the Seller, thereby becoming the sole member of SHF. A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

●	SHF is a growing financial services provider focused on the cannabis industry. For more information about SHF, please see the sections entitled “Information About SHF,” “SHF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

●	Subject to the terms of the Purchase Agreement, the aggregate purchase price for the Business Combination and related transactions is approximately $185.0 million. The consideration to be paid to the Seller will be a combination of stock and cash consideration. Pursuant to the terms of the Purchase Agreement, $3,143,388 in SHF cash and cash equivalents, representing the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities, will be paid to PCCU at the closing of the Business Combination.

●	In connection with the Business Combination, Seller will receive approximately $115.0 million of stock consideration, consisting of 11,386,139 newly issued shares of our Class A Stock, which shares will be valued at $10.10 per share for purposes of determining the number of shares payable to the Seller for its ownership interests therein and $70.0 million in cash. The aggregate purchase price and number of shares of Class A Stock that will be issued to the Seller as a result of the Business Combination will not be subject to an adjustment but will be subject to customary closing conditions. For more information about the Purchase Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Purchase Agreement.”

●	In order to finance a portion of the Purchase Agreement consideration and the costs and expenses incurred in connection therewith, we entered into the PIPE Securities Purchase Agreements with the PIPE Investors concurrently with the execution of the Purchase Agreement, pursuant to which such PIPE Investors committed to purchase the aggregate 60,000 PIPE Shares and PIPE Warrants to purchase up to a number of shares of the Class A Stock equal to 50% of shares of the Class A Stock issuable upon conversion of the PIPE Shares. The PIPE Shares were purchased at a purchase price of $1,000.00 per share for an aggregate purchase price of $60,000,000. The PIPE Shares will convert into shares of Class A Stock at a price of $10.00 per share of Class A Stock, which conversion price is subject to downward adjustment on each of the dates that are 10 days, 55 days, 100 days, 145 days and 190 days after the effectiveness of a registration statement registering the shares of Class A Stock issuable upon conversion of the PIPE Shares to the lower of the conversion price and the greater of (i) 80% of the volume weighted average price of the Class A Stock for the prior five trading days and (ii) $2.00. In addition, as described in the PIPE Certificate of Designation, the conversion price is subject to adjustment for certain issuances of Class A Stock at a price per share less than the conversion price such that the conversion price will be adjusted to equal the price at which the new shares are issued. The conversion price is also subject to other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants will have an exercise price of $11.50 per share of Class A Stock to be paid in cash (except if the shares underlying the warrants are not covered by an effective registration statement after the six-month anniversary of the closing date, in which case cashless exercise is permitted), subject to adjustment to a price equal to the greater of (i) 125% of the conversion price if at any time there is an adjustment to the conversion price and the exercise price after such adjustment is greater than 125% of the conversion price as adjusted and (ii) $5.00. The PIPE Warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants will be exercisable for a period of five years following the closing of the transactions contemplated by the subscription agreements. Assuming a conversion price of $10.00 per share, 6,000,000 shares of Class A Stock would be issued upon conversion of the PIPE Shares and 3,000,000 shares of Class A Stock would be issued upon exercise of the PIPE Warrants. The closing of the transactions contemplated by the PIPE Securities Purchase Agreements will occur immediately prior to the closing of the Business Combination, subject to the satisfaction or the waiver of the closing conditions therein.

●	It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the Northern Lights Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 34.9% in the post-combination company; (ii) the Northern Lights Restricted Stockholders will own approximately 12.3% of the post-combination company with respect to their converted Founder Shares; (iii) the Seller will own approximately 34.6% of the post-combination company; and (iv) the PIPE Investors will own approximately 18.2% of the post-combination company with respect to the PIPE Shares on an as-converted basis. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or the PIPE Warrants, (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (3) the redemption of shares of Class A Stock held by the Company’s public stockholders pursuant to our Amended and Restated Certificate of Incorporation, or (4) the conversion of the PIPE Shares at a price less than $10.00 per share pursuant to certain adjustment provisions in the PIPE Certificate of Designation or the exercise of the PIPE Warrants at a price less than $11.50 pursuant to certain adjustment provisions contained therein, but (b) does take into account (1) the conversion of 2,875,000 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions) and (2) the issuance of an additional 625,000 shares of Class A Stock to the Sponsor upon conversion of the Founder Shares in accordance with certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

●	Our management and Board considered various factors in determining whether to approve the Purchase Agreement and the transactions contemplated thereby, including the Business Combination, including the revenue and earnings growth potential of SHF, the prospects for service providers to cannabis-related businesses and the strength of SHF’s management team, which the Board believes positions SHF for future growth and profitability. For more information about our Board’s decision-making process, see the section entitled “Proposal No. 1 — Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

●	Pursuant to our Amended and Restated Certificate of Incorporation, in connection with the Business Combination, holders of our public shares may elect to have their Class A Stock redeemed for cash at the applicable redemption price per share calculated in accordance with our Amended and Restated Certificate of Incorporation. As of May 19, 2022, the redemption price would have been approximately $10.21 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of the Company’s Stockholders—Redemption Rights.”

●	In addition to voting on the proposal to adopt the Purchase Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

○	a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the PIPE (the “Nasdaq Proposal” or “Proposal No. 2”);

○	a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (the “Charter Approval Proposal” or “Proposal No. 3”);

○	separately presented proposals with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (each a “Governance Proposal” and collectively, the “Governance Proposals” or “Proposal No. 4”);

○	a proposal to elect two directors to our Board to serve in a class of directors whose terms expire at the annual meeting of our stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal (the “Director Election Proposal” or “Proposal No. 5”);

○	a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 6”); and

○	a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal (the “Adjournment Proposal” or “Proposal No. 7”).

Please see the sections entitled “Proposal No. 1—Approval of the Business Combination,” “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the PIPE,” “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 5—Election of Directors to the Board of Directors,” “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 7—The Adjournment Proposal.” Unless waived by the parties to the Purchase Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Adjournment Proposal, is conditioned on the approval of the others. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

●	Upon consummation of the Business Combination, we anticipate a Board of seven directors, which shall be divided into three classes, with the first class consisting of two directors with an initial term that expires in 2025, the second class consisting of three directors with an initial term that expires in 2023, and the third class consisting of two directors with an initial term that expires in 2024. Such directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death. Please see the sections entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” and “Management After the Business Combination” for additional information.

●	Unless waived by the parties to the Purchase Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Purchase Agreement including, among others, expiration of the waiting period under the HSR Act, and receipt of certain stockholder approvals contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination — The Purchase Agreement—Conditions to Closing of the Business Combination.”

●	The Purchase Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by certain parties in specified circumstances. For more information about the termination rights under the Purchase Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination — The Purchase Agreement—Termination.”

●	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

●	Concurrently with entering into the Purchase Agreement, we entered into the Executive Employment Agreement with Sundie Seefried to be effective as of the closing of the Business Combination, pursuant to which Ms. Seefried will serve as our Chief Executive Officer and the Chief Executive Officer of SHF. For more information about the Executive Employment Agreement, please see the section entitled “Management after the Business Combination—Post-Combination Company Executive Compensation—Employment Agreements.”

●	Concurrently with entering into the Purchase Agreement, SHF and PCCU entered into three agreements relating to their respective services for each other that are effective as of the signing date, as follows:

○	SHF and PCCU entered into the Amended and Restated Account Servicing Agreement, pursuant to which SHF provides services including, among other things, Bank Secrecy Act compliance and reporting, onboarding, responding to account inquiries, and responding to customer service inquiries relating to accounts at PCCU held for cannabis-related businesses.

○	SHF and PCCU entered into the Amended and Restated Support Services Agreement, pursuant to which PCCU will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting, and marketing.

○	SHF and PCCU entered into the Loan Servicing Agreement that sets forth the application, underwriting and approval process for loans from PCCU to cannabis-related businesses and the loan servicing and monitoring responsibilities provided by PCCU.

●	At the closing of the Business Combination, we, the Seller, and PCCU will enter into (i) the Lock-Up Agreement, pursuant to which, among other things, and subject to certain exceptions, provides for the securities of the Company held by the Seller and PCCU, as applicable, to be locked-up for a period of six months from the date of the closing of the Business Combination, and to be subject to certain restrictions on sale thereafter, in accordance with the terms set forth therein, (ii) the Business Combination Registration Rights Agreement pursuant to which, among other things, we will be obligated to file a registration statement to register the resale of certain securities of the Company held by the Seller and PCCU, as applicable, as well as provide the Seller and PCCU with “piggy-back” registration rights, subject to certain requirements and customary conditions, and (iii) the Non-Competition Agreement, pursuant to which the Seller and PCCU will agree to certain non-competition, non-solicitation, and confidentiality restrictions in favor of the Company and SHF.

●	In connection with the PIPE Securities Purchase Agreements, we and the PIPE Investors entered into the PIPE Registration Rights Agreement, pursuant to which, among other things, we are obligated to file a registration statement to register the resale of the shares of Class A Stock issuable upon conversion of the PIPE Shares, the shares of Class A Stock issuable upon exercise of the PIPE Warrants, and any capital stock of the Company issued or issuable with respect to the PIPE Shares, the PIPE Warrants, the shares of Class A Stock issuable upon conversion of the PIPE Shares, or the shares of Class A Stock issuable upon exercise of the PIPE Warrants.

●	In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

○	the Northern Lights Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

○	the Northern Lights Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

○	the Northern Lights Restricted Stockholders paid an aggregate of $25,000 for 2,875,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $29.2 million, based upon the closing trading price of the Class A Stock on May 19, 2022 (but, given the restrictions on such shares, we believe such shares have less value);

○	our Sponsor paid an aggregate of approximately $5,281,750 for their 528,175 Private Placement Units, each of which consists of one Private Placement Share and one-half of one Private Placement Warrant. Such Private Placement Warrants will expire worthless if a business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

○	the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

○	the holders of the Class B Stock are entitled to certain anti-dilution rights whereby, in the case that additional shares of Class A Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which shares of Class B Stock shall convert into shares of Class A Stock will be adjusted so that the number of shares of Class A Stock issuable upon conversion of all shares of Class B Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination);

○	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

○	the anticipated continuation of three of our existing directors, Messrs. Darwin, Mann, and Summers, as directors of the post-combination company;

○	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

○	our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation; and

○	that pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” refer to Northern Lights Acquisition Corp., and the term “post-combination company” refers to the Company following the consummation of the Business Combination.

In this proxy statement:

“Amended and Restated Account Servicing Agreement” means that certain amended and restated account servicing agreement, dated February 11, 2022, by and between SHF and PCCU, a copy of which is attached as Annex H.

“Amended and Restated Certificate of Incorporation” means our Amended and Restated Certificate of Incorporation, dated June 21, 2021, as amended to date.

“Amended and Restated Support Services Agreement” means that certain amended and restated support services agreement, dated February 11, 2022, by and between SHF and PCCU, a copy of which is attached as Annex I.

“Board” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Purchase Agreement, including the acquisition of all of the equity interests of SHF.

“Business Combination Registration Rights Agreement” means that certain registration rights agreement, to be entered into as of the closing of the Business Combination, by and among the Company, the Seller, and PCCU.

“CCAA” means the Colorado Corporations and Association Act, as amended.

“Class A Stock” means the shares of Class A Stock, par value $0.0001 per share, of the Company, as well as the Class A Stock, par value $0.0001 per share of the post-combination company.

“Class B Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company, consisting of Class A Stock and Class B Stock, as well as the shares of Class A Stock, par value $0.0001 per share of the post-combination company.

“Company” means Northern Lights Acquisition Corp., a Delaware corporation. After the Business Combination, the Company will mean SHF Holdings, Inc.

“Conversion Price” means the price at which the PIPE Shares shall convert to shares of Class A Stock, as adjusted, and is initially $10.00 per share of Class A Stock.

“CRB” means a cannabis-related business.

“CUSO” means a Credit Union Service Organization.

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Employment Agreement” means that certain executive employment agreement, dated February 11, 2022 and effective as of the closing of the Business Combination, by and between the Company and Sundie Seefried.

“Founder Shares” means the 2,875,000 shares of Class B Stock, of which 2,835,000 shares are held by our Sponsor.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Incentive Plan” means the SHF Holdings Inc. 2022 Stock Incentive Plan, in the form attached as Annex F to this proxy statement, effective at the closing of the Business Combination.

“IPO” means the Company’s initial public offering, consummated on June 28, 2021, through the sale of 11,500,000 public units (including 1,500,000 units sold pursuant to the underwriters’ exercise of their over-allotment option) at $10.00 per unit.

“IPO Registration Rights Agreement” means that certain registration rights agreement, dated June 23, 2021, by and among the Company, the Sponsor, and certain other securityholders of the Company.

“Loan Servicing Agreement” means that certain loan servicing agreement, dated February 11, 2022, by and between SHF and PCCU a copy of which is attached as Annex J.

“Lock-Up Agreement” means the that certain lock-up agreement by and among the Company, the Seller, and PCCU to be entered into at the closing of the Business Combination.

“MORE Act” means the Marijuana Opportunity Reinvestment and Expungement Act.

“Nasdaq” means the Nasdaq Capital Market.

“NCUA” means a National Credit Union Administration.

“Nelson Mullins” means Nelson Mullins Riley & Scarborough LLP, counsel to the Company.

“Non-Competition Agreement” means that certain non-competition and non-solicitation agreement by and among the Company, the Seller, and PCCU to entered into at the closing of the Business Combination.

“Northern Lights Restricted Stockholders” means those persons holding Founder Shares.

“PCCU” means Partner Colorado Credit Union, a Colorado corporation.

“PIPE Certificate of Designation” means that certain Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock of the Company to be filed with the Secretary of State of the State of Delaware.

“PIPE Investors” means those certain investors that have committed to purchase the PIPE Shares pursuant to the PIPE Securities Purchase Agreements. PIPE Investors who have agreed to purchase 2.4% of the PIPE Shares are also members of the Sponsor.

“PIPE Securities Purchase Agreements” means those certain securities purchase agreements entered into by and between the Company and each PIPE Investor dated February 11, 2022.

“PIPE Shares” means the 60,000 shares of Class A Convertible Preferred Stock issued to the subscription investors pursuant to the PIPE Securities Purchase Agreements.

“PIPE Warrants” means the warrants to purchase shares of Class A Stock sold to the subscription investors pursuant to the subscription agreements.

“post-combination company” means the Company upon consummation of the Business Combination, which will be renamed SHF Holdings, Inc.

“Private Placement Shares” means those shares of Class A Stock issued to our Sponsor in a private placement on the IPO closing date.

“Private Placement Units” means those units, each comprised of one share of Class A Stock and one-half of one warrant to purchase a share of Class A Stock, issued to our Sponsor in a private placement on the IPO closing date.

“Private Placement Warrants” means those warrants issued to our Sponsor in a private placement on the IPO closing date.

“Promissory Note” means that certain Promissory Note, dated February 26, 2021, by and between the Sponsor and the Company.

“public shares” means shares of Class A Stock included in the units issued in the Company’s IPO.

“public stockholders” means holders of public shares, including our Northern Lights Restricted Stockholders to the extent our Northern Lights Restricted Stockholders hold public shares, provided, that our Northern Lights Restricted Stockholders will be considered a “public stockholder” only with respect to any public shares held by them.

“public units” or “units” means one share of Class A Stock and one public warrant of the Company, whereby each public warrant entitles the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock, sold in the IPO.

“public warrants” means the warrants included in the units issued in the Company’s IPO, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

“Purchase Agreement” means that certain Unit Purchase Agreement, dated as of February 11, 2022 (as it may be amended from time to time), by and among the Company, the Sponsor, SHF, the Seller and PCCU.

“record date” means, with respect to Class A Stock, May 19, 2022, and with respect to public warrants, May 19, 2022.

“Related Agreements” means, collectively, the Lock-Up Agreement and the Business Combination Registration Rights Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Certificate of Incorporation” means the proposed Second Amended and Restated Certificate of Incorporation of the Company, a form of which is attached hereto as Annex B, which will become the post-combination company’s certificate of incorporation if the Charter Approval Proposal is approved, assuming the consummation of the Business Combination.

“Seller” means SHF Holding Co., LLC, a Colorado limited liability company and the sole member of SHF.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Convertible Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A Convertible Preferred Stock,” which are convertible into shares of Class A Stock.

“SHF” means SHF, LLC, a Colorado limited liability company.

“Special Meeting” means the special meeting in lieu of the 2022 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means 5AK, LLC, a Delaware limited liability company.

“Stock Consideration” means the Class A Stock to be issued to the Seller pursuant to the transactions contemplated by the Purchase Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated June 23, 2021, by and between the Company and Continental Stock Transfer & Trust Company.

“Trustee” means Continental Stock Transfer & Trust Company.

“Waller” means David Waller, counsel to PCCU, Seller and SHF.

“warrants” means the public warrants and Private Placement Warrants.

“Warrant Agent” means Continental Stock Transfer & Trust Company.

“Whole Board” means the total number of authorized directors of the post-combination company whether or not there exists any vacancies in previously authorized directorships.

“Working Capital Loan” means the loan from our Sponsor to finance transaction costs in connection with an initial business combination, including the working capital loan issued pursuant to the Promissory Note.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on [_______________], 2022 at [_____] a.m. Eastern Time. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

Q:	Why am I receiving this proxy statement?

A:	Our stockholders are being asked to consider and vote upon a proposal to adopt the Purchase Agreement and approve the transactions contemplated thereby, including the Business Combination, among other proposals. We have entered into the Purchase Agreement providing for, among other things, the acquisition of all of the issued and outstanding membership interests of SHF (the “Purchase” and, together with the other transactions contemplated by the Purchase Agreement, the “Business Combination”). As a result of the Purchase, the Company will own 100% of the issued and outstanding membership interests of SHF. You are being asked to vote on the Business Combination between us and SHF. Subject to the terms of the Purchase Agreement, the aggregate consideration to be paid in connection with the Business Combination will be approximately $185.0 million, to be paid in $115.0 million worth of newly-issued Class A Stock and $70.0 million in cash. A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important, regardless of the number of Class A Shares or units you own. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on [_______________], 2022 at [_____] a.m. Eastern Time. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

To be admitted to the virtual Special Meeting, go to the webcast URL address and enter your unique 12-digit control number. Registered stockholders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual Special Meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [__________], 2022 at 9:00 a.m. Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at (917) 262-2373, or via email at proxy@continentalstock.com.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 (800) 450-7155 (toll-free), outside the U.S., and Canada +1 (857) 999-9155 (standard rates apply). When prompted enter the pin number 0427874#. The telephone line will be listen-only, and you will not be able to vote or enter questions during the meeting via telephone.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at 3:00 p.m. Eastern Time on the date specified above and at the offices of Nelson Mullins, 101 Constitution Avenue, Suite 900, Washington, D.C. 20001 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

Q:	What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:	The Company’s stockholders are being asked to approve the following proposals:

1.	Business Combination Proposal—To adopt the Purchase Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

2.	Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the PIPE (Proposal No. 2);

3.	Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

4.	Governance Proposals—To consider and act upon separately presented proposals with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

5.	Director Election Proposal—To consider and vote upon a proposal to elect two directors to our Board to serve in a class of directors whose terms expire at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal;

6.	Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

7.	Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal (Proposal No. 7).

Q:	Are the proposals conditioned on one another?

A:	Yes. Unless waived by the parties to the Purchase Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal. Each of the proposals at the Special Meeting, other than the Adjournment Proposal, is conditioned on the approval of the others. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal do not receive the requisite vote for approval at the Special Meeting, subject to waiver by the parties pursuant to the Purchase Agreement, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:	Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:	Under our Amended and Restated Certificate of Incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The approval of the Business Combination is required under our Amended and Restated Certificate of Incorporation. In addition, such approval is also a condition to the closing of the Business Combination under the Purchase Agreement.

Q:	What revenues and profits/losses has SHF generated in the last three years?

A:	For the fiscal years ended December 31, 2020, and December 31, 2021, SHF had total revenue of approximately $8.0 million and $7.0 million, respectively, and net income of approximately $5.1 million and $3.3 million, respectively. For the three months ended March 31, 2022 and 2021, SHF had total revenue of approximately $1.7 million and $1.8 million, respectively, and net income of approximately $0.5 million and $0.9 million, respectively. For additional information, including regarding the basis of presentation of the foregoing figures, please see the sections entitled “Selected Historical Financial Information of SHF” and “SHF Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Q:	What will happen in the Business Combination?

A:	Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire SHF in a transaction we refer to as the “Business Combination.” At the closing of the Business Combination contemplated by the Purchase Agreement, the parties will undertake a transaction in which the Company will acquire 100% of the issued and outstanding membership interests of SHF. As a result of the Purchase, the Company will be the sole member of SHF.

Q:	Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:	Yes. We intend to apply to continue the listing of the post-combination company’s Class A Stock, public warrants, and public units on Nasdaq under the symbols “SHFS,” “SHFSW” and “SHFSU,” respectively, upon the closing of the Business Combination.

Q:	How has the announcement of the Business Combination affected the trading price of the Company’s securities?

A :	On February 11, 2022, the trading date before the public announcement of the Business Combination, the Company’s Class A Stock, public warrants and public units closed at $10.09, $0.41 and $10.22, respectively. On May 26, 2022, the trading date immediately prior to the date of this proxy statement, the Company’s Class A Stock, public warrants and public units closed at $10.17, $0.20 and $10.30, respectively.

Q:	How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:	As a result of the Business Combination and the consummation of the transactions contemplated thereby, the amount of Common Stock outstanding, upon consummation of the Business Combination will increase from 14,903,175 to approximately 26,914,314 shares of Common Stock (assuming that no shares of Class A Stock are redeemed and no outstanding warrants to purchase shares of Common Stock are exercised and that 625,000 shares of Class A Stock are issued to the Sponsor pursuant to certain ant-dilution provisions contained in the Amended and Restated Certificate of Incorporation, and subject to further issuance of awards under the Incentive Plan described in the following sentence and the conversion of the PIPE Shares and the exercise of the PIPE Warrants). Pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex F, following the closing of the Business Combination, the Company will grant options to certain individuals exercisable for shares of Class A Stock with a grant date fair value equal to the market price of the Class A Stock on the grant date that will vest at 33% on the grant date, with the remaining options vesting in two substantially equal yearly installments on the first and second anniversaries of the grant date, subject to each individual’s continued employment and other certain limitations and in consultation with and based on the recommendations of the Compensation Committee of the Board of the post-combination company.

Q:	Is the Business Combination the first step in a “going private” transaction?

A:	No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for SHF to access the U.S. public markets.

Q:	Will the management of SHF change in the Business Combination?

A:	We anticipate that certain of the named executive officers of SHF will remain with SHF following the Business Combination. Please see the sections entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” and “Management After the Business Combination” for additional information.

Q:	Who will serve on the Board of the post-combination company?

A:	Following the Business Combination, it is anticipated that the Messrs. Darwin, Mann, and Summers will continue to serve as directors of the post-combination company. Additionally, pursuant to the terms of the Purchase Agreement and assuming the approval of the Director Election Proposal, Karl Racine, Jonathon F. Niehaus, Jennifer Meyers, and Richard Carleton will also serve as directors of the post-combination company.

Q:	What equity stake will current stockholders of the Company and the Seller hold in the post-combination company after the closing?

A:	It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the Northern Lights Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 34.9% in the post-combination company; (ii) the Northern Lights Restricted Stockholders will own approximately 12.3% of the post-combination company with respect to their converted Founder Shares; (iii) the Seller will own approximately 34.6% of the post-combination company; and (iv) the PIPE Investors will own approximately 18.2% of the post-combination company with respect to the PIPE Shares on an as-converted basis. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or the PIPE Warrants, (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (3) the redemption of shares of Class A Stock held by the Company’s public stockholders pursuant to our Amended and Restated Certificate of Incorporation, or (4) the conversion of the PIPE Shares at a price less than $10.00 per share pursuant to certain adjustment provisions in the PIPE Certificate of Designation or the exercise of the PIPE Warrants at a price less than $11.50 pursuant to certain adjustment provisions contained therein, but (b) does take into account (1) the conversion of 2,875,000 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions) and (2) the issuance of an additional 625,000 shares of Class A Stock to the Sponsor upon conversion of the Founder Shares in accordance with certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:	Will the Company obtain new financing in connection with the Business Combination?

A:	Yes. In connection with the Business Combination and concurrently with the execution of the Purchase Agreement, the Company entered into the PIPE Securities Purchase Agreements with the PIPE Investors, pursuant to which the Company intends to obtain financing through a private sale of shares of its Series A Convertible Preferred Stock (the “PIPE”). The Company will use the funds from the PIPE, together with funds in the Trust Account, to fund the cash component of the transaction consideration, to pay certain transaction expenses upon the closing of the Business Combination, and to fund working capital needs of the Company following the closing of the Business Combination. In addition, the Company will not be assuming any of the existing indebtedness of SHF. The Company does not anticipate obtaining any new debt financing to fund the Business Combination.

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions in the Purchase Agreement, including the expiration of any applicable waiting period under the HSR Act and the approval by the stockholders of the Company of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Purchase Agreement.”

Q:	Why is the Company proposing the Nasdaq Proposal?

A:	We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities.

In connection with the Business Combination, we expect to issue 11,386,139 shares of Class A Stock to the Seller pursuant to the terms of the Purchase Agreement and up to 60,000 shares of Series A Convertible Preferred in connection with the PIPE Securities Purchase Agreements, which shares of Series A Convertible Preferred are convertible into 6,000,000 shares of Class A Stock assuming a purchase price of $10.00 per share of Class A Stock. Because we may issue 20% or more of our outstanding Common Stock, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a), (b) and (d). For more information, please see the section entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the PIPE.”

Q:	Why is the Company proposing the Charter Approval Proposal?

A:	The Second Amended and Restated Certificate of Incorporation that we are asking our stockholders to adopt in connection with the Business Combination (the “Charter Approval Proposal” or “Proposal No. 3”) provides for certain amendments to our existing certificate of incorporation. Pursuant to Delaware law and the Purchase Agreement, we are required to submit the Charter Approval Proposal to the Company’s stockholders for adoption. For additional information please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Q:	Why is the Company proposing the Governance Proposals?

A:	As required by applicable SEC guidance, the Company is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Second Amended and Restated Certificate of Incorporation that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from Proposal No. 3, but pursuant to SEC guidance, the Company is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote and is not binding on the Company or its Board (separate and apart from the approval of Proposal No. 3). For additional information, please see the section entitled “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation.”

Q:	Why is the Company proposing the Director Election Proposal?

A:	This Special Meeting is being held in lieu of the 2022 annual meeting of the stockholders of the Company, at which the election of the class of directors whose terms expire at the annual meeting of our stockholders held in 2022 would otherwise be required pursuant to the Purchase Agreement. Additionally, pursuant to the Purchase Agreement, we are obligated to take all necessary action to expand our Board to include seven members and, among other things, to elect two directors to serve in a class of directors whose terms expire at the annual meeting of our stockholders to be held in 2025. As a result, in accordance with the DGCL and our charter and bylaws, the Company is setting forth a proposal to elect two directors to our Board to serve in a class of directors whose terms expire at the annual meeting of our stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal.

The Board currently consists of four directors and one vacant director seat; John Burdiga, one of our directors, resigned on November 10, 2021, leaving a vacant seat on the Board. Upon consummation of the Business Combination, our Board anticipates increasing its size from five directors to seven directors. Please see the sections entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” and “Management After the Business Combination” for additional information.

Q:	Why is the Company proposing the Incentive Plan Proposal?

A:	The Incentive Plan will promote ownership in the post-combination company by the employees, officers, non-employee directors and other service providers of the post-combination company and its subsidiaries and align the interests between these service providers and stockholders by providing compensation based on the value of, shares of the post-combination company’s common stock. Please see the section entitled “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan” for additional information.

Q:	Why is the Company proposing the Adjournment Proposal?

A:	We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal are approved. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation. Please see the section entitled “Proposal No. 7—The Adjournment Proposal” for additional information.

Q:	What happens if I sell my shares of Class A Stock before the Special Meeting?

A:	The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:	What constitutes a quorum at the Special Meeting?

A:	The presence, virtually or by proxy, at the Special Meeting of the holders of shares of outstanding Common Stock of the Company representing a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting shall constitute a quorum in order to conduct business at the Special Meeting. Broker non-votes and abstentions will be counted as present for the purpose of determining a quorum. The Northern Lights Restricted Stockholders as of May 19, 2022, own approximately 22.8% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, 7,451,588 shares of our Common Stock would be required to achieve a quorum.

Q:	What vote is required to approve the proposals presented at the Special Meeting?

A:	The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal, and the Adjournment Proposal. Broker non-votes and abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal, and the Adjournment Proposal. Our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal. As of May 19, 2022 our Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock and will be able to vote all such shares at the Special Meeting.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of the voting power of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of the votes cast by the holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the two director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and abstentions and broker non-votes will have no effect on the election of directors pursuant to the Director Election Proposal.

Q:	What happens if the Business Combination Proposal is not approved?

A:	If the Business Combination Proposal is not approved and we do not consummate a business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation, we will be required to dissolve and liquidate our Trust Account.

Q:	What are the recommendations of the Board?

A:	The Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of our stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Approval Proposal, “FOR” each of the Governance Proposals, “FOR” each of the director nominees set forth in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination — Interests of Certain Persons in the Business Combination” for additional information.

Q:	How do the Northern Lights Restricted Stockholders intend to vote their shares?

A:	Our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any Founder Shares held by them and any public shares purchased during or after our initial public offering (our “IPO”) in favor of our Business Combination. As of May 19, 2022, our Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock.

Q:	May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:	In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:	How many votes do I have at the Special Meeting?

A:	Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of May 19, 2022, the record date for the Special Meeting. As of the close of business on the record date, there were 14,903,175 outstanding shares of our Common Stock.

Q:	How do I vote?

A:	If you were a holder of record of our Common Stock on May 19, 2022, the record date for the Special Meeting, you may vote with respect to the proposals virtually at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 5:00 p.m. Eastern Time on [__________], 2022.

Voting at the Virtual Meeting. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/northernlightsacquisitioncorp/2022. To be admitted to the virtual Special Meeting, go to the webcast URL and enter your unique 12-digit control number. Registered stockholders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual Special Meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com. For additional information, please see the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders.”

You can pre-register to attend the virtual meeting starting [__________], 2022 at 9:00 a.m. Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at (917) 262-2373, or via email at proxy@continentalstock.com.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 (800) 450-7155 (toll-free), outside the U.S., and Canada +1 (857) 999-9155 (standard rates apply). When prompted enter the pin number 0427874#. The telephone line will be listen-only, and you will not be able to vote or enter questions during the meeting via telephone

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at 3:00 p.m. Eastern Time on the date specified above and at the offices of Nelson Mullins, 101 Constitution Avenue, Suite 900, Washington, D.C. 20001 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:	At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal, while a failure to vote or abstention will have the same effect as a vote “AGAINST” the Charter Approval Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:	If I am not going to attend the virtual Special Meeting, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	How will a broker non-vote impact the results of each proposal?

Broker non-votes will count as a vote “AGAINST” the Charter Approval Proposal but will not have any effect on the outcome of any other proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed herein so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting virtually and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	How will the Company’s Sponsor, directors and officers vote?

A:	We entered into a letter agreement with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. None of our Sponsor, directors or officers has purchased any shares of our Common Stock during or after our IPO and, as of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. As of May 19, 2022 our Northern Lights Restricted Stockholders own 22.8% of our issued and outstanding shares of Common Stock and will be able to vote all such shares at the Special Meeting.

Q:	What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:	Our Sponsor and the directors and officers of the Company may have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

●	the fact that the Northern Lights Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that the Northern Lights Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●	the fact that the Northern Lights Restricted Stockholders paid an aggregate of $25,000 for 2,875,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $29.2 million, based upon the closing trading price of the Class A Stock on May 19, 2022 (but, given the restrictions on such shares, we believe such shares have less value);

●	the fact that our Sponsor paid an aggregate of approximately $5,281,750 for their 528,175 Private Placement Units, each of which consists of one Private Placement Share and one-half of one Private Placement Warrant. Such Private Placement Warrants will expire worthless if a business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●	the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

●	the holders of the Class B Stock are entitled to certain anti-dilution rights whereby, in the case that additional shares of Class A Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which shares of Class B Stock shall convert into shares of Class A Stock will be adjusted so that the number of shares of Class A Stock issuable upon conversion of all shares of Class B Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination);

●	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

●	the anticipated continuation of three of our existing directors, Messrs. Darwin, Mann, and Summers as directors of the post-combination company;

●	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

●	the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation; and

●	that pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Our Board considered these interests when reviewing the proposed terms of the Business Combination and how they might impact the identification of and negotiations with PCCU and how they might impact the Company if the Business Combination were to be completed. In reviewing these interests, and others deemed relevant by the Board, the Board concluded that, on the whole, these interests provided an alignment between the interests of our officers and directors, on the one hand, and those of our stockholders, on the other hand.

Q:	Did the Company’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:	No. Our Amended and Restated Certificate of Incorporation does not require our Board to seek a third-party valuation or fairness opinion in connection with a business combination unless the target business is affiliated with our Sponsor, directors or officers. The Company’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and expertise of the Company’s advisors, enabled the Board to make the necessary analyses and determinations regarding the Business Combination valuation. In analyzing the Business Combination, our Board and management conducted due diligence on SHF and the industry in which SHF operates, including through the review of financial and other information provided by SHF in the course of our due diligence investigations. Based on such due diligence, our Board believes that the Business Combination with SHF is in the best interests of us and our stockholders and presents an opportunity to increase stockholder value.

Q:	What happens if I vote against the Business Combination Proposal?

A:	If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal and the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Purchase Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal is not approved at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may seek to terminate the Purchase Agreement in accordance with its terms and continue to try to complete a business combination with a different target business until June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation. If we fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:	Do I have redemption rights?

A:	If you are a holder of public shares, you may submit your public shares for redemption for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of $5,000,000. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Northern Lights Restricted Stockholders have a right to certain anti-dilution adjustments with respect to any shares of our Founder Shares they may hold in connection with the consummation of the Business Combination. For illustrative purposes, based on the fair value of investment securities held in the Trust Account of $117,360,526 as of May 19, 2022, the estimated per share redemption price would have been approximately $10.21. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest not previously released to the Company to pay its franchise and income taxes) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to June 28, 2022, or such later date if the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation.

Q:	If I am a unit holder, can I exercise redemption rights with respect to my units?

A:	No. Holders of outstanding units must separate the underlying Class A Stock and public warrants prior to exercising redemption rights with respect to the Class A Stock. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such units into Class A Stock and public warrants. This must be completed far enough in advance to permit the mailing of the Class A Stock certificates back to you so that you may then exercise your redemption rights upon the separation of the Class A Stock from the units. See “How do I exercise my redemption rights?” below. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below. If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of Class A Stock and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation.

Q:	Can the Company’s Northern Lights Restricted Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:	No. Pursuant to our Amended and Restated Certificate of Incorporation Founder Shares may not be redeemed in connection with the consummation of the Business Combination. Our Northern Lights Restricted Stockholders also have agreed to waive their redemption rights with respect to any Class A Stock they may hold in connection with the consummation of our Business Combination, but have not agreed to waive their right to an anti-dilution conversion adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination.

Q:	Is there a limit on the number of shares I may redeem?

A:	Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO. Accordingly, all shares in excess of 15% owned by a holder or “group” of holders will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the shares of Class A Stock and is not a member of a “group” may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.

We have no specified maximum redemption threshold under our Amended and Restated Certificate of Incorporation, other than the aforementioned 15% threshold; provided, however, pursuant to the PIPE Securities Purchase Agreements, the PIPE Financing will not be consummated if more than 90% of the stockholders of the Company elect to effect a redemption of their shares of Class A Stock in connection with the Business Combination. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of approximately $117,360,526 as of May 19, 2022. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000.

Q:	Is there a limit on the total number of shares that may be redeemed?

A:	Yes. Our Amended and Restated Certificate of Incorporation provides that we may not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Purchase Agreement. Other than this limitation, our Amended and Restated Certificate of Incorporation does not provide a specified maximum redemption threshold; provided, however, pursuant to the PIPE Securities Purchase Agreements, the PIPE Financing will not be consummated if more than 90% of the stockholders of the Company elect to effect a redemption of their shares of Class A Stock in connection with the Business Combination. In the event the aggregate cash consideration that we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Purchase Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Based on the amount of $117,322,625 in our Trust Account as of March 31, 2022, assuming a per share redemption price of approximately $10.20, approximately 9,855,735 shares of Class A Stock may be redeemed and still enable us to have sufficient working capital to consummate the Business Combination. We refer to this as the maximum redemption scenario.

Q:	How will the absence of a maximum redemption threshold affect the Business Combination?

A:	Due to the absence of a maximum redemption threshold, we may be able to complete our Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates; provided, however, pursuant to the PIPE Securities Purchase Agreements, the PIPE Financing will not be consummated if more than 90% of the stockholders of the Company elect to effect a redemption of their shares of Class A Stock in connection with the Business Combination. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Purchase Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must (i) if you hold public units, separate the underlying public shares and public warrants, and (ii) prior to 5:00 p.m. Eastern Time on [__________], 2022 (two business days before the Special Meeting), (a) tender your public shares by either physically delivering your share certificate to Continental Stock Transfer & Trust Company, the Transfer Agent, or electronically through DTC’s DWAC system, and (b) submit a request in writing that we redeem your public shares for a pro rata portion of the funds held in the Trust Account to the Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

A holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares of Class A Stock included in the units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Electronic delivery of your public shares generally will be faster than delivery of physical certificates. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. A physical certificate will not be needed if your shares are delivered to our Transfer Agent electronically. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	The U.S. federal income tax consequences of exercising your redemption rights depend on the particular facts and circumstances. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Certain United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:	No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.
However, holders of our Common Stock may be entitled to redemption under certain circumstances. See the section “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights.”

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:	The funds held in the Trust Account will be used to: (i) pay Company stockholders who properly exercise their redemption rights; (ii) pay $4,025,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination; and (iii) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Purchase Agreement in connection with the transactions contemplated by the Purchase Agreement, including the Business Combination, and pursuant to the terms of the Purchase Agreement.

Q:	What happens if the Business Combination is not consummated?

A:	There are certain circumstances under which the Purchase Agreement may be terminated. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Purchase Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may seek to terminate the Purchase Agreement in accordance with its terms and continue to try to complete a business combination with a different target business until June 28, 2022. Unless we amend our Amended and Restated Certificate of Incorporation (which requires the affirmative vote of a majority of all then outstanding shares of Class A Stock) and amend certain other agreements into which we have entered to extend the life of the Company, if we fail to complete an initial business combination by June 28, 2022, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors—Risks Related to the Business Combination.”

Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire and be worthless. We expect to consummate the Business Combination and do not intend to take any action to extend the life of the Company beyond June 28, 2022.

Q:	When is the Business Combination expected to be completed?

A:	The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination.” The closing is expected to occur in the second quarter of 2022. The Purchase Agreement may be terminated by the Company or the Stockholder Representative if the closing of the Business Combination has not occurred by June 30, 2022.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination.”

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:	The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has retained The Laurel Hill Advisory Group (“Laurel Hill”) to assist with the solicitation of proxies for the Special Meeting. The Company has agreed to pay Laurel Hill a fee of up to approximately $9,500, plus reasonable out-of-pocket expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or virtually. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Northern Lights Acquisition Corp.

10 East 53rd Street, Suite 3001

New York, New York 10022

(510) 323-2526

Attention: John Darwin, Co-Chief Executive Officer

Email: jdarwin@luminouscap.ca

You may also contact our proxy solicitor at:

The Laurel Hill Advisory Group

2 Robbins Lane, Suite 201

Jericho, NY 11753

(855) 414-2266

Email: nlit@laurelhill.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and SHF, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 208 of this proxy statement.

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; and (ii) no inclusion of any shares of Class A Stock issuable upon the exercise of the Company’s warrants or any shares to be issued pursuant to the Incentive Plan at or following the closing of the Business Combination.

Parties to the Business Combination

The Company

The Company is a blank check company incorporated in the State of Delaware on February 26, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s securities are currently listed on the Nasdaq Capital Market under the symbols “NLIT,” “NLITW” and “NLITU,” respectively. The Company intends to apply to continue the listing of its publicly-traded Class A Stock, public warrants, and units on Nasdaq under the symbols “SHFS,” “SHFSW” and “SHFSU,” respectively, upon the closing of the Business Combination. In connection with the consummation of the Business Combination, the Company will change its name to SHF Holdings, Inc.

The mailing address of the Company’s principal executive office is 10 East 53rd Street, Suite 3001, New York, New York 10022.

SHF

SHF, a Colorado limited liability company, is a financial services provider to cannabis-related businesses.

The mailing address of SHF’s principal executive office is 5269 W. 62nd Avenue, Arvada, Colorado 80003.

Seller

The Seller, a Colorado limited liability company, is the direct parent of SHF.

The mailing address of the Seller’s principal executive office is 6221 Sheridan Boulevard, Arvada, Colorado 80003.

SHF’s Business

SHF is a growing financial services company focused on the cannabis industry. Headquartered in Arvada, Colorado, SHF is a financial services provider offering reliable access to banking and financing solutions for the cannabis industry. SHF is a wholly owned indirect U.S. subsidiary of PCCU, a Colorado credit union. For more information about SHF, please see the sections entitled “Information About SHF,” “SHF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

The Business Combination Proposal

On February 11, 2022, the Company entered into the Purchase Agreement, by and among the Company, SHF, the Seller and PCCU. The Purchase Agreement provides that, among other things, the Company will acquire all of the equity interests of SHF (the “Purchase”). For more information about the transactions contemplated by the Purchase Agreement, please see the section entitled “Proposal No. 1 – Approval of the Business Combination.” A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

Consideration to the Seller in the Business Combination

Subject to the terms of the Purchase Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is approximately $185.0 million. The Seller will receive approximately $115.0 million of Stock Consideration, consisting of 11,386,139 newly issued shares of our Class A Stock, which shares will be valued at $10.10 per share for purposes of determining the aggregate number of shares payable to the Seller and $70.0 million in cash. Additionally, PCCU will receive a cash payment of $3.1 million at the consummation of the Business Combination, which represents the amount of SHF’s cash on hand at July 31, 2021 less accrued but unpaid liabilities. The number of shares of Class A Stock issued to the Seller as Stock Consideration is not subject to adjustment. At the closing of the Business Combination, the Seller will receive shares of Class A Stock.

Related Agreements

Lock-Up Agreement

Concurrently with entering into the Purchase Agreement, the Company, the Seller, and PCCU will enter into the Lock-Up Agreement, pursuant to which, among other things, and subject to certain exceptions, the Company securities held by the Seller and PCCU, as applicable, are to be locked-up for a period of six months from the date of the closing of the Business Combination, and to be subject to certain restrictions on sale thereafter, in accordance with the terms set forth therein.

Business Combination Registration Rights Agreement

At the closing of the Business Combination, the Company, the Seller, and PCCU will enter into the Business Combination Registration Rights Agreement, pursuant to which the Seller and PCCU may request that the Company register certain securities held by such entities, including: (i) all outstanding shares of Common Stock held by the Seller or PCCU immediately following the closing of the transactions contemplated by the Purchase Agreement and (ii) all shares of Common Stock issued to the Seller or PCCU by way of any stock split, stock dividend or other distribution, recapitalization, stock exchange, stock reconstruction, amalgamation, contractual control arrangement or similar event.

Non-Competition Agreement

At the closing of the Business Combination, the Seller and PCCU will enter into the Non-Competition Agreement in favor of the Company and SHF, pursuant to which the Seller and PCCU will agree not to offer financial services to businesses in the cannabis industry for a period of five years following the closing of the Business Combination. The Non-Competition Agreement contains customary geographical limitations and excludes the provision of services by PCCU pursuant to the Loan Servicing Agreement and the Amended and Restated Support Services Agreement from the restrictions thereof. Additionally, the Non-Competition Agreement also contains certain non-solicitation provisions in favor of the Company and SHF regarding employees, consultants, customers, and supplies, as well as confidentiality provisions.

Incentive Plan

Our Board approved the Incentive Plan on February 11, 2022, subject to stockholder approval of the Incentive Plan at the Special Meeting, to become effective at the closing of the Business Combination. The purpose of the Incentive Plan is to advance promote and closely align the interests of employees, officers, non-employee directors and other service providers of the Company and its stockholders by providing an incentive program that will enable the Company to offer stock-based compensation. The objectives of the Incentive Plan are to attract and retain the best available employees, consultants, and directors and to provide them with an equity interest in the Company’s growth and for positions of substantial responsibility and to motivate participants to optimize the profitability of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of participants to those of the Company’s stockholders. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, and restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards. For more information about the Incentive Plan, please see the section entitled “Proposal No. 6—Approval of the Incentive Plan, including the Authorization of the Initial Share Reserve under the Incentive Plan—Summary of the Incentive Plan.”

Other Agreements

Executive Employment Agreement

Concurrently with entering into the Purchase Agreement, the Company entered into the Executive Employment Agreement with Sundie Seefried to be effective as of the closing of the Business Combination, pursuant to which Ms. Seefried will serve as the Chief Executive Officer of the Company and SHF. The Executive Employment Agreement provides for an annual base salary of $350,000, an initial incentive equity grant of options exercisable for 550,000 shares of Class A Stock that will vest over two years, a long-term equity incentive to be approved by the Board following the closing, and other customary benefits. The Executive Employment Agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Ms. Seefried for good reason (each as defined in the Executive Employment Agreement) of one year’s base salary.

Existing Employment Agreement

On December 31, 2020, Ms. Seefried entered into an amended and restated employment agreement with PCCU, pursuant to which Ms. Seefried is entitled to a success fee bonus of 10.0% of the aggregate purchase price for the sale, spin-off, or similar transaction of SHF. Ms. Seefried will be entitled to such bonus in connection with the Business Combination, with such bonus equaling approximately $18.5 million, which will be paid in equal parts cash and stock in the post-combination company.

Amended and Restated Account Servicing Agreement

Concurrently with entering into the Purchase Agreement, SHF and PCCU entered into the Amended and Restated Account Servicing Agreement, pursuant to which SHF provides services including, among other things, Bank Secrecy Act compliance and reporting, onboarding, responding to account inquiries, and responding to customer service inquiries relating to accounts at PCCU held for cannabis-related businesses (“CRBs”). Pursuant to the Amended and Restated Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system. The Amended and Restated Account Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The Amended and Restated Account Servicing Agreement initially provided that the agreement would terminate within 60 days of SHF no longer qualifying as a “credit union service organization” or within 60 days of the assumption by a third party of all CRB-related accounts; however, on May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Account Servicing Agreement, which agreement amended and restated the Amended and Restated Account Servicing Agreement to remove the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization” (“CUSO”), as SHF will cease to qualify as a CUSO following the closing of the Business Combination.

Amended and Restated Support Services Agreement

Concurrently with entering into the Purchase Agreement, SHF and PCCU entered into the Amended and Restated Support Services Agreement, pursuant to which PCCU will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, investment income from CRB-related cash and investments (excluding loans) will be shared 25% to PCCU and 75% to SHF and SHF will reimburse PCCU for PCCU’s out-of-pocket expenses relating to the services provided to SHF. The Amended and Restated Support Services Agreement also sets forth certain agreements of PCCU to limit bonus distributions to its members to $30,000,000 during any 12-month period following the effective date of the agreement and to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. The Amended and Restated Support Services Agreement has the same term and termination provisions as the Amended and Restated Account Servicing Agreement, including a provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization.” On May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Support Services Agreement, which agreement amended and restated the Amended and Restated Support Services Agreement to remove the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF will cease to qualify as a CUSO following the closing of the Business Combination.

Loan Servicing Agreement

Concurrently with entering into the Purchase Agreement, SHF and PCCU entered into the Loan Servicing Agreement, which sets forth the application, underwriting and approval process for loans from PCCU to CRB customers and the loan servicing and monitoring responsibilities provided by PCCU. The Loan Servicing Agreement provides that PCCU will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The Loan Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date.

The indemnification component of the Loan Servicing Agreement is accounted for in accordance with ASC 450-20 Loss Contingencies. In determining the applicability of ASC 450-20, we considered that the agreement outlines a broad indemnification of all claims related to the cannabis-related business. The most immediate and potentially significant of these are potential default-related loan losses. Inherently, in the lending industry, it is anticipated future loan losses will result from currently issued debt. SHF’s indemnity is subordinate to PCCU’s other means of collecting on the loans including repossession of collateral, recourse against personal and/or corporate guarantors and other default remedies available in the loan agreements. Since borrowers are not party to the agreement between SHF and PCCU, any indemnity payments do not relieve borrowers of their obligation to PCCU nor would such payments preclude PCCU’s right to future recoveries from the borrowers. Therefore, as defined in ASC 450-20, the indemnification clause represents a general loss contingency in that it is an existing condition, situation or set of circumstances involving uncertainty as to possible loss to an entity that will ultimately be resolved when one or more future events occur or fail to occur. SHF’s indemnity liability reflects SHF management's estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated based on each situation by SHF’s management.

In addition to default-related loan losses, SHF continuously monitors all other circumstances pursuant to the Loan Servicing Agreement and identifies events that may necessitate a loss contingency under the Loan Servicing Agreement. A loss contingency is reported when it is both probable that a future event will confirm that a loss had been incurred on or before the related balance sheet date and the loss is reasonably estimable.

Organizational Structure

The following diagram depicts the current ownership structure of SHF:

The following diagram, which is subject to change based upon any redemptions by the Company’s current public stockholders in connection with the Business Combination, illustrates the ownership structure of the post-combination company immediately following the Business Combination(1)(2):

(1)	The diagram accounts for certain shares of Class A Stock to be issued to the Sponsor at the closing of the Business Combination pursuant to certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation in consideration of the Sponsor’s ongoing efforts to expand SHF’s business following the closing of the Business Combination.
(2)	The Seller is a wholly owned subsidiary of PCCU and will remain so following the closing of the Business Combination. The parties expect the Seller to direct that the shares of Class A Stock to be issued to the Seller at the closing of the Business Combination be issued to PCCU.

Upon the closing of the Business Combination, depending on the number of shares of Class A Stock redeemed by the Company’s public stockholders, the Seller may control a majority of the voting power of the Company’s Class A Stock, and the Company may then be a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements for a majority independent board and for certain committees composed solely of independent directors. While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future, which may limit the protections afforded to the Company’s stockholders as compared to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Redemption Rights

Pursuant to our Amended and Restated Certificate of Incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of $5,000,000. As of May 19, 2022, the redemption price would have been approximately $10.21 per share. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Common Stock included in the units sold in our IPO. We have no specified maximum redemption threshold under our Amended and Restated Certificate of Incorporation, other than the aforementioned 15%.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the Northern Lights Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 34.9% in the post-combination company; (ii) the Northern Lights Restricted Stockholders will own approximately 12.3% of the post-combination company with respect to their converted Founder Shares; (iii) the Seller will own approximately 34.6% of the post-combination company; and (iv) the PIPE Investors will own approximately 18.2% of the post-combination company with respect to the PIPE Shares on an as-converted basis. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or the PIPE Warrants, (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (3) the redemption of shares of Class A Stock held by the Company’s public stockholders pursuant to our Amended and Restated Certificate of Incorporation, or (4) the conversion of the PIPE Shares at a price less than $10.00 per share pursuant to certain adjustment provisions in the PIPE Certificate of Designation or the exercise of the PIPE Warrants at a price less than $11.50 pursuant to certain adjustment provisions contained therein, but (b) does take into account (1) the conversion of 2,875,000 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions) and (2) the issuance of an additional 625,000 shares of Class A Stock to the Sponsor upon conversion of the Founder Shares in accordance with certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table illustrates ownership levels in the Company based on a no redemption scenario and maximum redemption scenario, immediately after the consummation of the Business Combination:(1)

	No Redemption Scenario(1)	25% Redemption Scenario	50% Redemption Scenario	75% Redemption Scenario	Maximum Redemption Scenario(2)
Public Stockholders of the Company(3)	34.9%	29.3%	21.7%	12.1%	7.3%
Northern Lights Restricted Stockholders(4)	12.3%	11.7%	12.8%	14.4%	15.2%
Seller(5)	34.6%	38.6%	42.9%	48.1%	50.8%
PIPE Investors(6)	18.2%	20.4%	22.6%	25.4%	26.7%
	100%	100%	100%	100%	100%

(1)	The No Redemption Scenario reflects the assumptions set forth in the preceding paragraph. It assumes 625,000 additional shares of Class A Stock will be issued to the Northern Lights Restricted Stockholders under anti-dilution provisions in our Amended and Restated Certificate of Incorporation.
(2)	Reflects the redemption of 9,855,735 shares of Class A Stock.
(3)	Excludes the potential impact of 5,750,000 public warrants exercisable at $11.50 a share and considered anti-dilutive at the share price of $10.15 as of May 19, 2022.
(4)	Includes Founder and Sponsor shares. Assumes 625,000 and 50,000 in additional shares of Class A Stock will be issued to the Northern Lights Restricted Stockholders under the No Redemption Scenario and 25% Redemption Scenario, respectively. Issuance is the result of anti-dilution provisions included in the Amended and Restated Certificate of Incorporation. Excludes the potential impact of 264,088 in Private Placement Warrants exercisable at $11.50 a share and considered anti-dilutive at the share price of $10.15 as of May 19, 2022.
(5)	Consists of 11,386,139 shares of Class A Stock under each scenario.
(6)	Assumes the PIPE Shares are converted at a conversion price of $10.00 per share resulting in the issuance of 6,000,000 shares of Class A Stock. Excludes the potential impact of 3,000,000 PIPE Warrants initially exercisable at $11.50 a share and considered anti-dilutive at the share price of $10.15 as of May 19, 2022.

Board of Directors of the Company Following the Business Combination

In addition to Messrs. Summers and Racine, who have each been nominated to serve as directors pursuant to Proposal No. 5, Ms. Meyers and Messrs. Darwin, Mann, Niehaus, and Carleton will serve as directors following this Special Meeting. Please see the section entitled “Management after the Business Combination” for additional information.

The Charter Approval Proposal

Upon the closing of the Business Combination, our Amended and Restated Certificate of Incorporation will be amended promptly to reflect the Charter Approval Proposal to, among other things:

●            Change the post-combination company’s name to SHF Holdings, Inc.;

●            Provide that the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware” and delete a prior provision in Article II pertaining to a blank-check company;

●            Provide for a single class of common stock of the post-combination company, entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote (other than certain amendments amendment relating to preferred stock) and decrease our total number of authorized shares of common stock from 137,500,000 shares to 130,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A Stock from 125,000,000 shares to 130,000,000 shares, (ii) eliminating Class B Common Stock of the Company by decreasing the post-combination company’s authorized Class B Common Stock from 12,500,000 shares to zero shares, (iii) and designating 1,250,000 shares of Preferred Stock;

●            Provide that the post-combination Board shall consist of three classes of directors, with the first class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2025, one of whom shall be jointly nominated by the Seller and PCCU and one of whom shall be nominated by our Sponsor, and each of whom shall qualify as an independent director under the rules of The Nasdaq Stock Market (an “Independent Director”); the second class consisting of three directors with an initial term that expires at the annual meeting of stockholders held in 2023, each of whom shall be designated by PCCU (the “PCCU Designees”), and two of whom shall qualify as an Independent Director; and the third class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2024, each of whom shall be designated by our Sponsor. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Such directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death. The number of directors will be determined from time to time exclusively by the post-combination board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the Board;

●            Provide that for so long as PCCU meets its Minimum Share Ownership Condition (as defined below), PCCU shall have the right to designate individuals to serve in the applicable director class upon the completion or early termination (for any reason) of the term of the PCCU Designees. The “Minimum Share Ownership Condition” for PCCU shall mean: if PCCU then beneficially owns 36% or more of the Company’s outstanding Common Stock, PCCU will have the right to designate up to three directors to replace all of the PCCU Designees; if PCCU then beneficially owns from more than 22% to up to 36% of the Company’s outstanding Common Stock, PCCU will have the right to designate up to two directors to replace up to two of the PCCU Designees (and the Board seat held by the remaining PCCU Designee shall be filled by an individual nominated by the Board); if PCCU then beneficially owns from more than 8% to up to 22% or less of the Company’s outstanding Common Stock, PCCU will have the right to designate one director to replace one of the PCCU Designees (and the Board seats held by the remaining PCCU Designees shall be filled by individuals nominated by the Board); and if PCCU then beneficially owns 8% or less of the Company’s outstanding Common Stock, PCCU will no longer have the right to designate any directors;

●            Provide that that subject to the rights of the holders of any outstanding series of preferred stock, any director, or the entire post-combination board of directors, may be removed, with or without cause, by the affirmative vote of a sixty-six and two-thirds percent (66-2/3%) of the voting power of the stock outstanding and entitled to vote thereon;

●            Delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

●            Provide that in addition to any other votes required by law or the Second Amended and Restated Certificate of Incorporation, including any preferred stock designation, the affirmative vote of the holders representing at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to adopt, amend or repeal, or adopt any provision inconsistent with, Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Exclusive Forum), and IX (Amendments) of the Second Amended and Restated Certificate of Incorporation;

●            Provide that in addition to any amendment to other votes required by law or the Second Amended and Restated Certificate of Incorporation, stockholders of the post-combination company can adopt, amend or repeal, or adopt any provision of the bylaws of the post-combination company only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the stock outstanding common stock outstanding and entitled to vote thereon, voting together as a single class.

Please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” for more information.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on:

●            a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the PIPE (Proposal No. 2);

●            a separate proposal to approve, on a non-binding advisory basis, certain governance provisions in the Company’s Second Amended and Restated Certificate of Incorporation in accordance with SEC requirements (Proposal No. 4);

●            a proposal to approve and adopt the Incentive Plan, a copy of which is attached to this proxy statement as Annex F, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

●            a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (Proposal No. 7).

Please see the sections entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the PIPE,” “Proposal No. 4 — Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 6— Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 7—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The Special Meeting will be held virtually on [_______________], 2022 at [_____] a.m. local time at https://www.cstproxy.com/northernlightsacquisitioncorp/2022, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

Only Company stockholders of record at the close of business on May 19, 2022, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Class A Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 14,903,175 shares of Common Stock outstanding and entitled to vote, of which 12,028,175 are shares of Class A Stock and 2,875,000 are Founder Shares held by our Northern Lights Restricted Stockholders.

Accounting Treatment

The Business Combination will be treated as a reverse recapitalization in conformity with GAAP as SHF’s former owner will retain control of the post-combination company after the transaction. Under this method of accounting, SHF will be the accounting acquirer (legal acquiree) and the Company will be deemed the accounting acquiree (legal acquirer) for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of SHF with the proposed transaction being treated as the equivalent of SHF issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of SHF will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the closing of the Business Combination will be those of SHF.

When assessing the accounting acquirer, we have utilized the guidance in ASC 805 Business Combinations. Specifically, we have utilized the guidance in paragraphs ASC 805-10-55-12 and ASC 805-10-55-13 which provides criteria to consider when assessing the acquirer in a business combination effected primarily by exchanging equity interests. The following table demonstrates the results of this assessment.

Criteria		Factor Favoring which Party	Comments
1.	The relative voting rights in the post-combination company after the business combination.	SHF’s owner

Each share of Class A Stock will have equal voting rights. Post transaction, SHF’s owner will be largest stockholder and therefore hold the largest individual block of voting rights. Shares of the Company’s Series A Convertible Preferred Stock will not have voting rights until conversion to Class A Stock.

2.	The acquirer usually is the combining entity whose single owner or organized group of owners holds the largest minority voting interest in the post-combination company.	SHF’s owner	PCCU will be single largest owner post transaction. Refer to the below table of ownership of Class A Stock under both the No Redemption and Maximum Redemption scenarios. The table excludes shares of the Company’s Series A Convertible Preferred Stock.
3.	The composition of the governing body of the post-combination company.	Neither	The post-combination company’s board of directors will initially consist of seven members with four members being independent. Three of the directors will be nominated by PCCU two of which are required to be independent. One will be nominated jointly by the Sponsor and PCCU and will be independent. Three will be nominated by the Sponsor.
4.	The composition of the senior management of the post-combination company.	SHF’s owner	Senior management of the post-combination company will primarily be existing SHF employees. The current Chief Executive Officer of SHF will be the Chief Executive Officer of the post-combination company with the existing Vice Presidents of SHF continuing their roles post transaction. It is anticipated the Chief Financial Officer of the Company will become the Chief Financial Officer of the post-combination company.
5.	The acquirer usually is the combining entity that pays a premium over the pre-combination fair value of the equity interest of the other combining entity or entities.	The Company	Considered less significant because the acquiring entity is not a public company and the fair value of the equity instruments is less objectively determinable. SHF's owner, PCCU, is receiving a premium above SHF's net assets.
6.	The acquirer is the combining entity whose relative size (measured in, for example, assets, revenue, or earnings) is significantly larger than that of the other combining entity or entities	SHF’s owner	SHF has significant revenue whereas the Company is a blank check company with no revenue. When excluding the Company’s restricted cash in trust, SHF has significantly higher assets and net working capital.

The table below schedule demonstrates pro-rata ownership based on voting rights under a no redemption scenario and maximum redemption scenario. We have excluded the PIPE Investors from this table because the PIPE Shares/Preferred Stock will not have voting rights until converted to Class A Stock.

	No Redemption Scenario	Maximum Redemption Scenario
The Company’s public stockholders	42.7%	10.0%
NL Restricted Stockholders	15.0%	20.7%
Seller/SHF’s owner	42.3%	69.3%
	100%	100%

 Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination. However, our stockholders may be entitled to redemption under certain circumstances. See the section “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights.”

Proxy Solicitation

The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Laurel Hill to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares virtually if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders – Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

●            the fact that the Northern Lights Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

●            the fact that the Northern Lights Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●            the fact that the Northern Lights Restricted Stockholders paid an aggregate of $25,000 for 2,875,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $29.2 million, based upon the closing trading price of the Class A Stock on May 19, 2022 (but, given the restrictions on such shares, we believe such shares have less value);

●            the fact that our Sponsor paid an aggregate of approximately $5,281,750 for their 528,175 Private Placement Units, each of which consists of one Private Placement Share and one-half of one Private Placement Warrant. Such Private Placement Warrants will expire worthless if a business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●            the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

●            the holders of the Class B Stock are entitled to certain anti-dilution rights whereby, in the case that additional shares of Class A Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which shares of Class B Stock shall convert into shares of Class A Stock will be adjusted so that the number of shares of Class A Stock issuable upon conversion of all shares of Class B Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination);

●            if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

●            the anticipated continuation of three of our existing directors, Messrs. Darwin, Mann, and Summers, as directors of the post-combination company;

●            the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

●            the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation; and

●            that pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Reasons for the Approval of the Business Combination

We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of both our Sponsor and our Board to identify, acquire and operate one or more businesses within or outside of the United States, although we were not limited to a particular industry or sector.

In particular, our Board considered the following positive factors, although not weighted or in any order of significance:

●            SHF is an established business with potential growth prospects within the financial services sector;

●            our Board believes the Business Combination will strengthen SHF’s business throughout the U.S. market by providing additional liquidity and other resources for continued growth and investment in the business;

●            our Board believes that SHF has a fundamental business that has the potential to be scaled for growth;

●            our Board believes SHF will be well positioned to grow and develop its business in response to certain demographic and economic factors;

●            SHF’s historical net profit margins of 63.6% and 46.9%, respectively, for each of the years ended December 31, 2020 and December 31, 2021;

●            the Company’s management conducted extensive meetings and calls with SHF management regarding SHF’s operations, financial position and projections;

●            our Board believes SHF has a strong management team with significant experience;

●            senior management of SHF have indicated their intent to remain with the post-combination company in the capacity of officers and/or directors, which will provide helpful continuity in advancing the Company’s strategic and growth goals;

●            our Board believes SHF has a strong financial profile with recurring revenues and strong industry fundamentals;

●            the aggregate value of the consideration payable by the Company pursuant to the Purchase Agreement, which compares favorably to the consideration paid in comparable public company business combinations in similar industries;

●            the fact that the Company stockholders will retain an ownership stake following the Business Combination, which provides them the opportunity to participate in the potential growth of SHF following the Business Combination; and

●            the financial and other terms and conditions of the Purchase Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between the Company and SHF.

Our Board also considered certain potential deterrent factors to the Business Combination, including the following factors, although not weighed or in any order of significance:

●            Key man issues related to Sundie Seefried, Chief Executive Officer of SHF, who has been one of the key drivers behind SHF’s success since its inception.

●            SHF is a controlled company and currently 100% owned and controlled by the Seller.

In addition, the Board considered the following mitigating factors and circumstances, although not weighted or in any order of significance:

●            SHF has been operating as a stand-alone entity since its formation as a wholly-owned subsidiary of the Seller. SHF’s existing board of managers is composed of the Seller representatives. After the Business Combination, the Company will be the sole manager of SHF. Additionally, the terms of the Business Combination incentivize near, medium and long-term alignment between control and non-control investors.

●            The Company’s management team has extensive relevant relationships, knowledge and experience in the cannabis-related financial services industry. For more information about management’s experience in the cannabis-related financial services industry, please see the section entitled “Proposal No. 1 – Approval of the Business Combination – Background of the Business Combination.”

Our Board concluded that the risks associated with the Business Combination could be managed by the Company, were mitigated by the above factors or were unlikely to have a material impact on the Business Combination or the Company, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to the Company and its stockholders. Our Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

For more information about our decision-making process, please see the section entitled “Proposal No. 1 – Approval of the Business Combination – The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

The respective obligations of the parties to the Purchase Agreement to consummate and effect the Purchase and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

●            the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal shall have been duly obtained in accordance with the DGCL, the Company’s Amended and Restated Certificate of Incorporation and bylaws and the rules and regulations of Nasdaq.

●            the required vote of the Seller’s managers to approve the execution, delivery, and performance of the Purchase Agreement and certain ancillary documents related thereto to which the Seller is or is required to be a party or bound and the consummation of the transactions contemplated by the foregoing shall have been duly obtained in accordance with the CCAA and the Seller’s organizational documents.

●            the required vote of SHF’s managers to approve (i) the execution, delivery, and performance of the Purchase Agreement and certain ancillary documents related thereto to which the Seller is or is required to be a party or bound and the consummation of the transactions contemplated by the foregoing and (ii) the admittance of the Company as the sole member of SHF shall have been duly obtained in accordance with the CCAA and the Seller’s organizational documents.

●            the Company shall have net tangible assets in excess of $5,000,000 following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s Amended and Restated Certificate of Incorporation.

●            the waiting period applicable to the transactions contemplated by the Purchase Agreement under the HSR Act shall have expired or early termination must have been granted.

●            all consents required to be obtained from or made with any governmental authority or other third party in order to consummate the transactions contemplated by the Purchase Agreement shall have been obtained or made.

●            there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination shall be in effect or will be threatened in writing by a governmental entity.

●            the members of the post-closing Board of the Company shall have been elected or appointed as of the closing of the Business Combination consistent with the requirements of the Purchase Agreement.

The obligations of the Company to consummate and effect the Purchase and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by the Company, including, among others:

●            The representations and warranties of SHF, the Seller, and PCCU must be true and correct on and as of the date of the Purchase Agreement and on and as of the closing of the Business Combination as if made on the date of the closing of the Business Combination, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on, or with respect to, SHF or the transactions contemplated by the Purchase Agreement.

●            SHF, the Seller, and PCCU must have each performed and complied in all material respects with all obligations required to be performed or complied with by it under the Purchase Agreement at or prior to the closing of the Business Combination.

●            No material adverse effect has occurred since the date of the Purchase Agreement which is continuing and uncured.

●            SHF, the Seller, and PCCU must have each delivered a duly executed closing certificate certifying as to the above three matters.

●           The Company shall not have received any notice or communication from the SEC, nor shall the SEC have taken any position in any applicable guidance, requiring the Company to amend or supplement this proxy statement.

●            The Non-Competition Agreement, Amended and Restated Support Services Agreement, Amended and Restated Account Servicing Agreement, Loan Servicing Agreement, and Executive Employment Agreement shall be in full force and effect in accordance with the terms thereof as of the closing of the Business Combination.

●            SHF, the Seller, and PCCU have delivered, have caused to be delivered, or are ready to deliver certain other closing deliverables as enumerated in the Purchase Agreement.

The obligation of SHF, the Seller, and PCCU to consummate and effect the Purchase and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by SHF, the Seller, and PCCU, including, among others:

●       The representations and warranties of the Company must be true and correct on and as of the date of the Purchase Agreement and on and as of the closing of the Business Combination as if made on the date of the closing of the Business Combination, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on, or with respect to, the Company or the transactions contemplated by the Purchase Agreement.

●            The Company must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Purchase Agreement at or prior to the closing of the Business Combination.

●            No material adverse effect has occurred since the date of the Purchase Agreement which is continuing and uncured.

●            The Company must have delivered a duly executed closing certificate certifying as to the above three matters.

●           The Company shall not have received any notice or communication from the SEC, nor shall the SEC have taken any position in any applicable guidance, requiring the Company to amend or supplement this proxy statement.

●            The Non-Competition Agreement, Amended and Restated Support Services Agreement, Amended and Restated Account Servicing Agreement, Loan Servicing Agreement, and Executive Employment Agreement shall be in full force and effect in accordance with the terms thereof as of the closing of the Business Combination.

●            The Company has delivered, has caused to be delivered, or is ready to deliver certain other closing deliverables as enumerated in the Purchase Agreement.

Please see the section entitled “Proposal No. 1 – Approval of the Business Combination – Conditions to Closing of the Business Combination” for additional information.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Company and SHF have determined that the Business Combination is subject to these requirements and have completed the necessary filings under the HSR Act. At any time before or after consummation of the Business Combination, notwithstanding expiration of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Neither the Company nor SHF is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than related to the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of shares of outstanding Common Stock of the Company representing a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting are present virtually or represented by proxy at the Special Meeting. Broker non-votes and abstentions from voting will count as present for the purposes of establishing a quorum. The Northern Lights Restricted Stockholders as of May 19, 2022 own approximately 22.8% of the issued and outstanding shares of Common Stock, will count towards this quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of the votes cast by the holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the two director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Director Election Proposal.

Our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote their Founder Shares and any subsequently acquired public shares in favor of the matters set forth in this proxy statement.

Unless waived by the parties to the Purchase Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal do not receive the requisite vote for approval at the Special Meeting, subject to waiver by the parties pursuant to the Purchase Agreement, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●            the fact that the Northern Lights Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

●            the fact that the Northern Lights Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●            the fact that the Northern Lights Restricted Stockholders paid an aggregate of $25,000 for 2,875,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $29.2 million, based upon the closing trading price of the Class A Stock on May 19, 2022 (but, given the restrictions on such shares, we believe such shares have less value);

●            the fact that our Sponsor paid an aggregate of approximately $5,281,750 for their 528,175 Private Placement Units, each of which consists of one Private Placement Share and one-half of one Private Placement Warrant. Such Private Placement Warrants will expire worthless if a business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●            the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

●            the holders of the Class B Stock are entitled to certain anti-dilution rights whereby, in the case that additional shares of Class A Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which shares of Class B Stock shall convert into shares of Class A Stock will be adjusted so that the number of shares of Class A Stock issuable upon conversion of all shares of Class B Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination);

●            if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

●            the anticipated continuation of three of our existing directors, Messrs. Darwin, Mann, and Summers, as directors of the post-combination company;

●            the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

●            the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation; and

●            that pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 62 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section may have a material adverse effect on (i) the ability of the Company, the Seller and SHF to complete the Business Combination, (ii) the business, cash flows, financial condition and results of operations of SHF prior to the consummation of the Business Combination and the post-combination company following consummation of the Business Combination, and (iii) the trading price of the post-combination company’s securities following the Business Combination.

Some of the most significant challenges and risks we face include the following:

●            All of SHF’s CRB customers’ deposits are currently held at PCCU, which means that our growth will be restricted until we can enter into agreements with additional financial institutions.

●            SHF has only recently begun its loan program, which may make it more difficult for SHF to compete with other lenders, brokers and servicers.

●            SHF’s loan program is currently substantially dependent on PCCU, currently the largest funding source for SHF’s loans, which may limit the types, terms and amounts of loans that we may offer.

●            SHF may face competition from traditional financial institutions and other lenders and service providers for its lending and other services, which may adversely affect SHF's ability to achieve our business goals and its results of operations.

●            SHF intends to focus its lending to CRBs on commercial loans, which could increase the risk in SHF’s loan portfolio, resulting in higher provisions for loan losses and adversely affecting SHF’s results of operations.

●            SHF is obligated to indemnify PCCU for all losses resulting from defaults of the CRB loans made by PCCU to SHF’s customers.

●            If SHF’s allowance for loan losses is not sufficient to cover actual loan losses for loans held in SHF’s portfolio or for which it was otherwise responsible, SHF’s results of operations and financial condition will be negatively affected.

●            Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

●            Interest rate volatility could significantly reduce our profitability, business, financial condition, results of operations and liquidity.

●            SHF may become subject to regulation in additional states as it expands its operations.

●            SHF has been dependent on PCCU for administrative services, and we will continue to rely on PCCU following the closing of the Business Combination.

●            Actual or threatened public health crises, epidemics, or outbreaks, including the outbreak of COVID-19, may have a material adverse effect on SHF’s business, financial condition, and results of operations.

●            An information systems interruption or breach in security of SHF’s systems could adversely affect us.

●            SHF may suffer uninsured losses or suffer material losses in excess of insurance limits.

●            An adverse outcome in litigation to which SHF is or becomes a party could materially and adversely affect us.

●            SHF identified material weaknesses in its internal control over financial reporting for the year ended December 31, 2020. Such material weaknesses could adversely affect SHF’s ability to report its results of operations and financial condition accurately and in a timely manner.

●            SHF provides services to businesses in the state licensed cannabis industry, which could expose us to additional liabilities and regulatory compliance cost and adversely impact our business, operations, financial condition, brand and reputation.

●            SHF, its financial institution clients and their CRB customers are subject to a variety of laws regarding financial transactions related to cannabis, which could subject their CRB customers to legal claims or otherwise adversely affect our business.

●            We may have difficulty using bankruptcy courts due to our involvement in the regulated cannabis industry.

●            The conduct of third parties may jeopardize our business and regulatory compliance.

●            We may be subject to constraints on marketing our services, which could adversely impact our results of operations and our growth opportunities.

●            Service providers to cannabis businesses may be subject to unfavorable U.S. tax treatment.

●            Cannabis businesses may be subject to civil asset forfeiture.

●            Because we provide services to companies that are involved in, or that in turn provide services to CRBs, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

●            There may be difficulty enforcing certain of our commercial agreements and contracts.

●            Certain of our directors, officers, employees and investors who are not U.S. citizens may face constraints on cross-border travel into the United States.

●            Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.

●            SHF depends on key management personnel and other experienced employees.

●            Failure by SHF’s directors, officers or employees to comply with applicable policies, regulations and rules could materially and adversely affect us.

●            Changes in accounting rules, assumptions or judgments could materially and adversely affect SHF.

●            If SHF fails to implement and maintain an effective system of internal controls, it may not be able to accurately determine its financial results or prevent fraud. As a result, investors could lose confidence in SHF’s financial results, which could materially and adversely affect SHF.

●            Our ability to consummate an initial business combination may be adversely affected by economic uncertainty and volatility in the financial markets, including as a result of the military conflict in Ukraine.

●            We did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price we are paying in connection with the Business Combination is fair to us from a financial point of view.

●            Our Northern Lights Restricted Stockholders have entered into a letter agreement to vote in favor of the Business Combination and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

●            Our Sponsor, certain members of our Board and our officers may have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

●            Our Northern Lights Restricted Stockholders hold a significant number of shares of our common stock and they will lose their entire investment in us if a business combination is not completed.

●            The nominal purchase price paid by the Sponsor and directors and officers of the Company for the Founder Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of the Company paid to purchase such shares in the event the parties complete an initial Business Combination, even if the Business Combination causes the trading price of the Company’s common stock to materially decline.

●            Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public “float” of our Class A Stock, public warrants and public units.

●            The public stockholders will experience dilution as a consequence of the issuance of Class A Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the public stockholders have on the management of the Company following the closing of the Business Combination.

●            There can be no assurance that the Class A Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

●            Resales of the shares of Class A Stock included in the Stock Consideration could depress the market price of the Class A Stock of the post-combination company.

●            Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

●            Our ability to successfully effect the Business Combination and the success of the post-combination company are dependent upon the efforts of our key personnel, including the key personnel of SHF and the Seller.

●            Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

●            The ability of the Company’s stockholders to exercise redemption rights with respect to a large number of the Company’s shares may not allow the Company to complete the Business Combination or optimize its capital structure.

●            If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

●            If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.21 per share on the liquidation of the Trust Account (or less than $10.21 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

●            If the funds held outside of the Company’s Trust Account are insufficient to allow it to operate until at least June 28, 2022 (or up to December 28, 2022 if the Company extends the maximum time to complete an initial business combination), the Company’s ability to complete an initial business combination may be adversely affected.

●            Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

●            If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

●            If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

●            Following the closing of the Business Combination, our only significant asset will be our ownership interest in SHF and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

●            Following the closing of the Business Combination, the Company may be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

●            We have no operating or financial history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

●            If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

●            The Company’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination and the PIPE.

●            The process of taking a company public by means of a business combination with a special purpose acquisition company (a “SPAC”) is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors. You may not have the same benefits as an investor in an underwritten public offering.

● There are risks to the Company’s stockholders who are not affiliates of the Sponsor of becoming stockholders of the Company through the Business Combination rather than acquiring securities of SHF directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

●            The Company’s ability to be successful following the Business Combination will depend upon the efforts of the Company’s Board and key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s post-Business Combination business.

●            The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of the Company’s financial condition or results of operations if the Business Combination is consummated and accordingly, you will have limited financial information on which to evaluate the financial performance of the Company and your investment decision.

●            A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company to drop significantly, even if SHF’s business is doing well.

●            The terms of our proposed PIPE financing to be completed in conjunction with our proposed business combination could have an adverse impact of the trading prices of the Class A Stock.

●            The grant of registration rights to PCCU and the Seller in connection with the proposed business combination pursuant to the Purchase Agreement, and to the PIPE Investors in connection with the PIPE Securities Purchase Agreements, may adversely affect the market price of our Class A Stock.

●            The underwriters of the Company’s initial public offering may waive or release parties to the lock-up agreements entered into in connection with this Business Combination, which could adversely affect the price of the Company’s securities, including its common stock.

●            The Company may issue additional shares of common or preferred stock under the Equity Incentive Plan or otherwise after completion of the Business Combination, any one of which would dilute the interest of the Company’s stockholders and likely present other risks.

●            If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding the Class A Stock of the post-combination company adversely, then the price and trading volume of the Class A Stock of the post-combination company could decline.

●            We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.

●            We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

●            Warrants will become exercisable for Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

●            Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our common stock.

●            Our Second Amended and Restated Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

●            The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

●            Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

●            We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

●            We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

●            If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than fifteen percent (15%) of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A Stock issued in the IPO.

●            There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

●            If a stockholder fails to receive notice of our offer to redeem our public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

We are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination. The Company’s balance sheet data as of March 31, 2022 and the statement of operations data for the three months ended March 31, 2022 are derived from the Company’s unaudited financial statements included elsewhere in this proxy statement. The Company’s balance sheet data as of December 31, 2021 and the statement of operations data for the period from February 26, 2021 (inception) through December 31, 2021 are derived from the Company’s audited financial statements included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with the Company’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company” contained elsewhere in this proxy statement. The Company’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

Income Statement Data:	Three Months Ended March 31, 2022	For the Period from February 26, 2021 (inception) Through December 31, 2021
Revenue	$—	$—
Loss from operations	(719,788)	(719,110)
Change in fair value of warrant liability	1,503,219	2,204,598
Offering costs allocated to warrants	—	(261,838)
Unrealized gain from marketable securities	1,117	21,508
Net income	784,548	1,245,158
Basic and diluted net income per share, Class A Stock subject to redemption	$0.05	$0.12
Weighted average shares outstanding, basic and diluted, Class A Stock subject to redemption	11,500,000	6,944,805
Basic and diluted net income per share, Class A and Class B non-redeemable common stock	$0.05	$0.12
Weighted average shares outstanding – basic and diluted, Class A and Class B non-redeemable common stock	3,403,175	3,193,963

Balance Sheet Data:	As of March 31, 2022	As of December 31, 2021
Total current assets	$271,365	$437,022
Trust account	117,322,625	117,321,508
Total assets	117,744,913	117,846,030
Total liabilities	6,441,770	7,327,435
Value of common stock subject to redemption	117,300,000	117,300,000
Stockholders’ deficit	(5,996,857)	(6,781,405)

SELECTED HISTORICAL FINANCIAL INFORMATION OF SHF

We are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination. SHF’s balance sheet data as of March 31, 2022 and the statement of operations for the three months ended March 31, 2022 and 2021 are derived from SHF’s unaudited financial statements included elsewhere in this proxy statement. SHF’s balance sheet data as of December 31, 2021 and 2020 and the statement of operations for the years ended December 31, 2021 and 2020 are derived from SHF’s audited financial statements included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with SHF’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SHF” contained elsewhere in this proxy statement. SHF’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

	Three Months Ended		For the Year Ended
Income Statement Data:	March 31, 2022	March 31, 2021	December 31, 2021	December 31, 2020
Revenue	$1,671,110	$1,750,281	$7,005,579	$8,038,138
Operating expenses	1,169,510	861,877	3,718,692	2,920,321
Other expense	—	—	—	2,511
Net income	$501,600	$888,404	$3,286,887	$5,115,306

	As of
Balance Sheet Data:	March 31, 2022	December 31, 2021	December 31, 2020
Total current assets	$6,778,514	$6,103,528	$3,286,555
Total assets	8,162,421	7,520,606	4,574,971
Total liabilities	261,721	181,505	220,950
Parent-entity net investment	7,900,700	7,339,101	4,354,021

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “summary pro forma information”) gives effect to the Business Combination and related transactions described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be treated as a reverse recapitalization in conformity with GAAP as SHF’s former owners will retain control of the post-combination company after the transaction. Under this method of accounting, SHF will be the accounting acquirer (legal acquiree) and the Company will be deemed the accounting acquiree (legal acquirer) for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of SHF with the proposed transaction being treated as the equivalent of SHF issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of SHF will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the closing of the Business Combination will be those of SHF. The summary unaudited pro forma condensed combined statements of operations data for the three months ended March 31, 2022 and for the year ended December 31, 2021 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2021.

In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 is effective on January 1, 2021. The unaudited pro forma condensed combined financial information herein is presented in accordance therewith. The summary pro forma information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the post-combination company appearing elsewhere in this proxy statement and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of the Company and related notes and the historical financial statements of SHF and related notes included in this proxy statement. The summary pro forma information has been presented for informational purposes only and are not necessarily indicative of what the post-combination company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the summary pro forma information does not purport to project the future financial position or operating results of the post-combination company.

Upon consummation of the Business Combination, all Class B Stock will convert to Class A Stock. The following table presents summary pro forma information after giving effect to the Business Combination and related transactions, assuming two redemption scenarios as follows:

●            Assuming No Redemptions: This presentation assumes that no shares of Class A Stock are redeemed by the public stockholders in connection with the Business Combination.

●            Assuming Maximum Redemptions: This presentation assumes that 9,855,735 shares of the Class A Stock are redeemed for an aggregate redemption payment of $100.5 million based on an estimated per share redemption price of approximately $10.20 that was calculated using the $117,322,625 million of cash in the Trust Account as of March 31, 2022 divided by 11,500,000 Company Class A Stock subject to redemption as of March 31, 2022.

In thousands, except share and per share data	Assuming No Redemptions	Assuming Maximum Redemptions

Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Three Months Ended March 31, 2022
Revenue	$1,671,110	$1,671,110
Total expenses	1,889,298	1,889,298
Operating income	(218,188)	(218,188)
Net income	1,336,388	1,336,388
Income per share – basic	$0.05	$0.08
Weighted average shares outstanding – basic	26,914,314	16,433,579
Income per share – diluted(1)	$0.04	$0.06
Weighted average shares outstanding – diluted(1)	32,914,314	22,433,579
Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Year Ended December 31, 2021 (SHF) and For the Period from February 26, 2021 (inception) Through December 31, 2021 (NLIT)
Revenue	$7,005,579	$7,005,579
Total expenses	6,119,689	6,119,689
Operating income	885,890	885,890
Net income	2,592,703	2,592,703
Income per share – basic	$0.10	$0.16
Weighted average shares outstanding – basic	26,914,314	16,433,579
Income per share – diluted(1)	$0.08	$0.12
Weighted average shares outstanding – diluted(1)	32,914,314	22,433,579
Selected Unaudited Pro Forma Condensed Combined Statement of Financial Position as of March 31, 2022
Total current assets	$101,479,386	$931,502
Total assets	148,136,399	47,588,515
Total current liabilities	503,335	503,335
Total liabilities	1,885,378	1,885,378
Total stockholders' equity	146,251,021	45,703,137

(1)	Accounts for the 60,000 PIPE Shares converting into 6,000,000 shares of Class A Stock at $10.00 per share but does not account for the issuance of approximately 9,014,088 shares of Class A Stock upon the exercise of the warrants issued in connection with the IPO and the PIPE Warrants as they are considered anti-dilutive at an exercise price of $11.50 per share. The PIPE Shares may convert at a price lower than $10.00 per share based on certain adjustment provisions contained within the PIPE Securities Subscription Agreements. Similarly, the number of PIPE Warrants may increase in connection with said adjustment provisions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement.

Introduction

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information present the combination of the financial information of the Company and SHF adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical balance sheet of the Company and the historical combined balance sheet of SHF on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2022. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and for the twelve months ended December 31, 2021 combine the historical statements of operations of the Company and SHF for such period on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented:

●            the acquisition by the Company of 100% of the membership interests of SHF;

●            issuance of 11,386,139 shares of Class A Stock of the Company;

●            conversion of all outstanding Class B Common Stock to Class A Stock.

The historical financial information of the Company was derived from the unaudited financial statements of the Company as of and for the three months ended March 31, 2022, which are included elsewhere in this proxy statement. The historical and Carved-Out financial information of SHF was derived from the unaudited combined financial statements of SHF as of and for the three months ended March 31, 2022, which are included elsewhere in this proxy statement. The historical financial information of the Company was derived from the audited financial statements of the Company as of and for the period from February 26, 2021 (inception) through December 31, 2021, which are included elsewhere in this proxy statement. The historical and Carved-Out financial information of SHF was derived from the audited combined financial statements of SHF as of and for the year ended December 31, 2021, which are included elsewhere in this proxy statement. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the Company’s and SHF’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SHF” and other financial information included elsewhere in this proxy statement.

The Business Combination will be treated as a reverse recapitalization in conformity with GAAP as SHF’s former owners will retain control of the post-combination company after the transaction. Under this method of accounting, SHF will be the accounting acquirer (legal acquiree) and the Company will be deemed the accounting acquiree (legal acquirer) for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of SHF with the proposed transaction being treated as the equivalent of SHF issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of SHF will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the closing of the Business Combination will be those of SHF.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by the Company’s public stockholders of shares of Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing of the Business Combination) in the Trust Account:

●            Assuming No Redemptions: This presentation assumes that no shares of Class A Stock are redeemed by the public stockholders in connection with the Business Combination.

●            Assuming Maximum Redemptions: This presentation assumes that 9,855,735 shares of the Class A Stock are redeemed for an aggregate redemption payment of $100.5 million based on an estimated per share redemption price of approximately $10.20 that was calculated using the $117,322,625 million of cash in the Trust Account divided by 11,500,000 Company Class A Stock subject to redemption as of March 31, 2022. The maximum redemption amount reflects the maximum number of the Company’s public shares that can be redeemed without violating the conditions of the Purchase Agreement or the requirement of the Company’s current Amended and Restated Certificate of Incorporation that the Company cannot redeem public shares if it would result in the Company having a minimum net tangible asset value of less than $5,000,001 or a cash balance below zero, after giving effect to the payments to redeeming stockholders. This scenario includes all adjustments contained in the scenario assuming no redemptions and presents additional adjustments to reflect the effect of the maximum redemptions.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Included in both the basic and diluted weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 11,386,139 shares of Class A Stock to be issued to the Seller. The diluted weighted average shares outstanding accounts for 60,000 PIPE Shares converting into 6,000,000 shares of Class A Stock at $10.00 per share but does not account for the issuance of approximately 9,014,088 shares of Class A Stock upon the exercise of the warrants issued in connection with the IPO and the PIPE Warrants as they are considered anti-dilutive.

After the Business Combination, assuming no redemptions of the Company's shares for cash and assuming the PIPE Shares are not converted into shares of Class A Stock, the Company's current stockholders will own approximately 57.7% of the outstanding post-combination company shares and the former stockholders of SHF will own approximately 42.3% of the outstanding post-combination company shares. Assuming redemption by holders of 9,855,735 of the Company's shares and assuming the PIPE Shares are not converted into shares of Class A Stock, the Company's current stockholders will own approximately 30.7% of the outstanding post-combination company shares and the former stockholders of SHF will own approximately 69.3% of the outstanding post-combination company shares (in each case, not giving effect to any shares issuable upon the exercise or conversion of warrants).

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by the Company’s public stockholders is not known prior to the Company stockholder vote with respect to the Business Combination.

The following presents the calculation of basic and diluted weighted average shares outstanding assuming shares were outstanding as of January 1, 2021. Because the inclusion of any of these securities would be anti-dilutive at an exercise price of $11.50 per share, the computation of diluted income per share excludes the effect of 9,014,088 shares to be issued in connection with outstanding warrants, including 3,000,000 shares of Class A Stock to be issued in connection with the exercise of the PIPE Warrants assuming a conversion price of $10.00 per share for the PIPE Shares. The calculation of the diluted weighted average shares outstanding accounts for 60,000 PIPE Shares converting into 6,000,000 shares of Class A Stock at $10.00 per share.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic
Company public shares	11,500,000	1,644,265
Company Sponsor and director shares	4,028,175	3,403,175
Post-combination company shares issued in Business Combination	11,386,139	11,386,139
Weighted average shares outstanding	26,914,314	16,433,579
Percent of shares owned by SHF holders	42.3%	69.3%
Percent of shares owned by Company public holders	42.7%	10.0%
Percent of shares owned by Company Sponsor and directors	15.0%	20.7%

Weighted average shares calculation, diluted
Company public shares	11,500,000	1,644,265
Company Sponsor and director shares	4,028,175	3,403,175
PIPE Investors	6,000,000	6,000,000
Post-combination company shares issued in Business Combination	11,386,139	11,386,139
Weighted average shares outstanding	32,914,314	22,433,579
Percent of shares owned by SHF holders	34.6%	50.8%
Percent of shares owned by Company public holders	34.9%	7.3%
Percent of shares owned by Company Sponsor and directors	12.3%	15.2%
Percent of shares owned by PIPE Investors	18.2%	26.7%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2022

	(A) SHF (Historical)	(B) NLIT (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Assets
Current assets:
Cash and cash equivalents	$6,070,762	$47,885	$117,322,625	(1)	$100,547,884	$(100,547,884)	(2)	$—
			60,000,000	(3)
			(9,750,000)	(4)
			(73,143,388)	(5)
Accounts receivable	566,171	—	—		566,171	—		566,171
Contract assets	26,928	—	—		26,928	—		26,928
Short-term loans receivable	68,846	—	—		68,846	—		68,846
Prepaid expenses and other current assets	45,807	223,750	—		269,557	—		269,557
Total Current Assets	6,778,514	271,635	94,429,237		101,479,386	(100,547,884)		931,502

Property, plant and equipment	9,950	—	—		9,950	—		9,950
Long-term loans receivable, net	1,372,090	—	—		1,372,090	—		1,372,090
Deferred offering costs	—	106,903	(106,903)	(8)	—	—		—
Prepaid expenses	—	43,750	1,050,000	(4)	1,093,750	—		1,093,750
Other assets	1,867	—	—		1,867	—		1,867
Deferred tax asset	—	—	44,179,356	(7)	44,179,356	—		44,179,356
Marketable securities held in Trust Account	—	117,322,625	(117,322,625)	(1)	—	—		—
Total Assets	$8,162,421	$117,744,913	$22,229,065		$148,136,399	$(100,547,884)		$47,588,515

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$203,335	$1,093,113	$(793,113)	(4)	$503,335	$—		$503,335
Deferred revenue	—	—	—		—	—		—
Total current liabilities	203,335	1,093,113	(793,113)		503,335	—		503,335

Warrant liabilities	—	1,323,657	—		1,323,657	—		1,323,657
Indemnity liability	58,386	—	—		58,386	—		58,386
Deferred underwriter fee payable	—	4,025,000	(4,025,000)	(4)	—	—		—
Total Liabilities	261,721	6,441,770	(4,818,113)		1,885,378	—		1,885,378

Common stock subject to possible redemption	—	117,300,000	(117,300,000)	(2)	—	—		—

Parent-Entity Net Investment and Stockholders’ Equity
Preferred Stock	—	—	6	(3)	6	—		6
Class A common stock	—	53	1,150	(2)	2,692	(986)	(3)	1,644
						(62)	(6)
			1,139	(5)
			350	(6)
Class B common stock	—	288	(288)	(6)	—	—		—
Additional paid in capital	—	—	117,298,850	(2)	139,978,153	(100,546,898)	(2)	39,431,317
			59,999,994	(3)
			(3,000,000)	(4)
			(79,141,725)	(5)		62	(6)
			(62)	(6)
			44,127,999	(7)
			(106,903)	(8)
			800,000	(9)
Parent-Entity Net Investment and Accumulated deficit	7,900,700	(5,997,198)	(881,887)	(4)	6,270,170	—		6,270,170
			5,997,198	(5)
			51,357	(7)
			(800,000)	(9)
Total Parent-Entity Net Investment and Stockholders’ Equity	7,900,700	(5,996,857)	144,347,178		146,251,021	(100,547,884)		45,703,137
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$8,162,421	$117,744,913	$22,229,065		$148,136,399	$(100,547,884)		$47,588,515

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2022

	(A) SHF (Historical)	(B) NLIT (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$1,671,110	$—	$—		$1,671,110	$—		$1,671,110

Operating Expenses
Compensation and employee benefits	722,525	—	—		722,525	—		722,525
Professional services	130,816	—	—		130,816	—		130,816
Rent expense	25,025	—	—		25,025	—		25,025
Corporate allocations	—	—	—		—	—		—
Provision for loan losses	68,190	—	—		68,190	—		68,190
Selling, general and administrative expenses	222,954	719,788	—	(1)	942,742	—		942,742
Total operating expenses	1,169,510	719,788	—		1,889,298	—		1,889,298
Operating income (loss)	501,600	(719,788)	—		(218,188)	—		(218,188)

Interest expense	—	—	—		—	—		—
Change in fair value of warrant liability		1,503,219	—		1,503,219	—		1,503,219
Offering costs allocated to warrants		—	—		—	—		—
Unrealized gain from marketable securities held in Trust Account	—	1,117	(1,117)	(2)	—	—		—
Income before taxes	501,600	784,548	(1,117)		1,285,031	—		1,285,031
Provision for income taxes	—	—	51,357	(3)	51,357	—		51,357
Net income	$501,600	$784,548	$50,240		$1,336,388	$—		$1,336,388

Weighted average shares outstanding, basic	—	10,347,980	16,566,334	(4)	26,914,314	(10,480,735)	(4)	16,433,579
Basic net income per share	$—	$0.08			$0.05			$0.08
Weighted average shares outstanding, diluted	—	10,347,980	22,566,334	(4)	32,914,314	(10,480,735)	(4)	22,433,579
Diluted net income per share	$—	$0.08			$0.04			$0.06

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Twelve Months Ended December 31, 2021

	(C) SHF (Historical)	(D) NLIT (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$7,005,579	$—	$—		$7,005,579	$—		$7,005,579

Operating Expenses
Compensation and employee benefits	2,135,243	—	800,000	(9)	2,935,243	—		2,935,243
Professional services	292,143	—	—		292,143	—		292,143
Rent expense	73,482	—	—		73,482	—		73,482
Corporate allocations	648,533	—	—		648,533	—		648,533
Provision for loan losses	1,399	—	—		1,399	—		1,399
Selling, general and administrative expenses	567,892	719,110	881,887	(1)	2,168,889	—		2,168,889
Total operating expenses	3,718,692	719,110	1,681,887		6,119,689	—		6,119,689
Operating income (loss)	3,286,887	(719,110)	(1,681,887)		885,890	—		885,890

Interest expense	—	—	—		—	—		—
Change in fair value of warrant liability	—	2,204,598	—		2,204,598	—		2,204,598
Offering costs allocated to warrants	—	(261,838)	—		(261,838)	—		(261,838)
Unrealized gain from marketable securities held in Trust Account	—	21,508	(21,508)	(2)	—	—		—
Income before taxes	3,286,887	1,245,158	(1,703,395)		2,828,650	—		2,828,650
Provision for income taxes	—	—	(235,947)	(3)	(235,947)	—		(235,947)
Net income	$3,286,887	$1,245,158	$(1,939,342)		$2,592,703	$—		$2,592,703

Weighted average shares outstanding, basic	—	10,138,768	16,775,546	(4)	26,914,314	(10,480,735)	(4)	16,433,579
Basic net income per share	$—	$0.12			$0.10			$0.16
Weighted average shares outstanding, diluted	—	10,138,768	22,775,546	(4)	32,914,314	(10,480,735)	(4)	22,433,579
Diluted net income per share	$—	$0.12			$0.08			$0.12

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. SHF has been determined to be the accounting acquirer under both the no redemption and the maximum redemption scenarios. Under the reverse recapitalization model, the Business Combination will be treated as SHF issuing equity for the net assets of the Company, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on December 31, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2021, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma combined balance sheet as of March 31, 2022 has been prepared using the following:

●	SHF’s historical combined balance sheet as of March 31, 2022, as included elsewhere in this proxy statement.
●	The Company’s historical balance sheet as of March 31, 2022, as included elsewhere in this proxy statement.

The pro forma combined statement of operations for the three months ended March 31, 2022 has been prepared using the following:

●	SHF’s historical and Carved-Out combined statement of operations for the three months ended March 31, 2022 and 2021, as included elsewhere in this proxy statement.
●	The Company’s historical statement of operations for the three months ended March 31, 2022 and for the period from February 26, 2021 (inception) through March 31, 2021, as included elsewhere in this proxy statement.

The pro forma combined statement of operations for the twelve months ended December 31, 2021 has been prepared using the following:

●	SHF’s historical and Carved-Out combined statement of operations for the years ended December 31, 2021 and 2020, as included elsewhere in this proxy statement.

●	The Company’s historical statement of operations for the period from February 26, 2021 (inception) through December 31, 2021, as included elsewhere in this proxy statement.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of SHF and the Company.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:

(A)	Derived from the unaudited combined balance sheet of SHF as of March 31, 2022.
(B)	Derived from the unaudited balance sheet of the Company as of March 31, 2022.

(1)	To reflect the release of cash from marketable securities held in the Trust Account.

(2)	In Scenario 1, which assumes no Company stockholders exercise their redemption rights, the common stock subject to redemption for cash amounting to $117.3 million would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Item 1 above, but also assumes the maximum number of shares are redeemed for cash by the Company stockholders, $100.5 million would be paid out in cash. The $100.5 million, or 9,855,735 shares, represents the maximum redemption amount, after giving effect to payments to redeeming stockholders based on a consummation of the Business Combination on December 31, 2021.

(3)	Reflects proceeds received of $60.0 million from the PIPE Investors in exchange for the issuance of 60,000 PIPE Shares at a price of $1,000 per share.

(4)	To reflect the payment of an aggregate of approximately $9.8 million of estimated legal, financial advisory, prepaid insurance, and other professional fees related to the Business Combination, the payment of $0.8 million of accounts payable and accrued expenses, $4.025 million of deferred underwriting fees, the prepayment of $1.05 million of directors’ and officers’ insurance premium and $3.0 million of fees in connection with the PIPE Investment. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $0.9 million is reflected as an adjustment to accumulated deficit.

(5)	To reflect the recapitalization of SHF through (a) the contribution of all the share capital in SHF to the Company common stock (b) the issuance of 11,386,139 shares of Class A Stock, (c) the elimination of the historical accumulated deficit of the Company of $6.0 million, the accounting acquiree, the legal acquiree, (d) the cash payment of $70.0 million to the Seller, and (e) the cash payment of $3.1 million to PCCU, at the consummation of the Business Combination, which represents the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities.

(6)	The no redemption scenario reflects the conversion of the Class B Common Stock to Class A Stock, such that the number of Class A Stock issuable upon the conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the initial public offering plus all shares of Class A Stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to the Seller the Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company. In the maximum redemption scenario, reflects the conversion of the Class B Common Stock to Class A Stock on a one-for-one basis.

(7)	The blended statutory rate for the entity post business combination would be 21%, the consolidated combined pro forma information under both scenarios results in a lower effective tax rate of approximately 11.5% primarily due to permanent differences associated with the change in the fair value of the Company’s warrants. Refer to footnote (3) below for a reconciliation of the federal statutory rate to the effective tax rate. Deferred income taxes reflect: i) temporary differences in the recognition of revenue and expenses between financial statement and income tax reporting, ii) goodwill amortization for tax purposes and iii) a net operating loss carryforward with no expiration. Deferred income taxes as of March 31, 2022 consisted of the following:

Deferred Tax Assets:
Transaction costs	$397,970
Start-up costs	18,756
Share offer	196,440
Amortization – Goodwill	40,661,152
Net operating loss	2,882,315
Other	22,179
Depreciation	544
Total deferred tax assets	$44,179,356

For tax purposes, the transaction will be treated as a taxable asset acquisition, resulting in an estimated tax basis Goodwill balance of approximately $180.6 million, creating a deferred tax asset reported as Additional Paid-in Capital in the equity section of the balance sheet as of the date of the business combination

(8)	Deferred offering costs associated with the PIPE capital raise will be reclassified to additional paid in capital upon transaction closing.

(9)	During January 2022, the Company offered its Chief Financial Officer the right to acquire 90,000 Founder Shares at the original per share cost. Shares will only be acquired in conjunction with a Business Combination closing. Pursuant to ASC 805-20-55-50 and 55-51 liabilities that will be triggered by consummation of a business combination should be recorded only when the business combination is consummated. In practice, this interpretation of the meaning of probable is applied to other event-based performance conditions subject to significant uncertainty, such as IPOs and other change-in-control and liquidity events. Accordingly, the achievement performance is not deemed to be probable until the consummation of the event, and therefore no compensation cost is recognized until the IPO, change of control, or other liquidity event occurs. As such, the fair value associated with these shares at the time of the offer will be reflected as expense in conjunction with the transaction close. In addition, on March 24, 2021, the Sponsor transferred 10,000 shares to the Company’s Chief Financial Officer and 10,000 shares to each of the Company’s three independent directors. 93,175 in shares was also allocated to an advisor. As these shares were transferred prior to the Company IPO, any value associated with these shares is considered negligible as Founder shares were purchased at $0.009 per share in the prior month.

Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Operations

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2022 and Twelve Months Ended December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and twelve months ended December 31, 2021 are as follows:

(A)	Derived from the unaudited combined statement of operations of SHF for the three months ended March 31, 2022.

(B)	Derived from the unaudited statement of operations of the Company for the three months ended March 31, 2022.

(C)	Derived from the audited combined statement of operations of SHF for the year December 31, 2021.

(D)	Derived from the audited statement of operations of the Company for the period from February 26, 2021 (inception) through December 31, 2021.

(1)	Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry #(4) above in the aggregate amount of $0.9 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented.

(2)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(3)	The blended statutory rate for the entity post business combination would be 21%, the consolidated combined pro forma information under both scenarios results in a lower effective tax rate of approximately 11.9% and 8.3% for the three months ended March 31, 2022 and the twelve months ended December 31, 2021. The lower effective tax rate is primarily due to a permanent tax difference associated with the change in the fair value of warrants. The following table represents the income tax impact of the pro forma adjustments for the three months ended March 31, 2022 and the twelve months ended December 31, 2021 and a reconciliation of the federal statutory rate and effective income tax rate:

	As of
	March 31, 2022	December 31, 2021
Federal:
Current	$—	$—
Deferred	(43,921)	201,787

State and local:
Current	—	—
Deferred	(7,436)	34,160
	(51,357)	235,947
Change in valuation allowance	—	—
Income tax provision	$(51,357)	$235,947

Tax rate:	Three Months Ended March 31, 2022	Twelve Months Ended December 31, 2021
Tax benefit at federal statutory rate	21.0%	21.0%
Increase (decrease) in tax provision resulting from:
Warrants – fair market value change	(10.8)	(13.9)
State tax	1.7	1.2
Effective income tax rate	11.9%	8.3%

(4)	The calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the Company’s IPO occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

4.	Net Income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of the Company’s public shares:

	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Three Months Ended March 31, 2022
Net income	$1,336,388	$1,336,388
Weighted average shares outstanding – basic	26,914,314	16,433,579
Basic net income per share	$0.05	$0.08
Weighted average shares outstanding – diluted	32,914,314	22,433,579
Diluted net income per share	$0.04	$0.06

Twelve Months Ended December 31, 2021
Net income	$2,592,703	$2,592,703
Weighted average shares outstanding – basic	26,914,314	16,433,579
Basic net income per share	$0.10	$0.16
Weighted average shares outstanding – diluted	32,914,314	22,433,579
Diluted net income per share	$0.08	$0.12

Weighted average shares calculations, basic	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash

Company public shares	11,500,000	1,644,264
Company initial stockholders’	4,028,175	3,403,175
SHF stockholders	11,386,139	11,386,139
Weighted average shares outstanding – basic	26,914,314	16,433,579

Weighted average shares calculations, diluted	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash

Company public shares	11,500,000	1,644,265
Company initial stockholders’	4,028,175	3,403,175
PIPE Investors	6,000,000	6,000,000
SHF stockholders	11,386,139	11,386,139
Weighted average shares outstanding – diluted	32,914,314	22,433,579

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, the business of SHF, the business of the post-combination company and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

●            the benefits of the Business Combination;

●            the future financial performance of the post-combination company following the Business Combination;

●            changes in the market for SHF products and services;

●            expansion plans and opportunities; and

●            other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement and our management’s current expectations, forecasts, and assumptions, and those of the management of SHF, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance, as well as that of SHF and the post-combination company, may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●            the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Purchase Agreement;

●            the outcome of any legal proceedings that may be instituted against SHF or the Company following announcement of the proposed Business Combination and transactions contemplated thereby;

●            the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of the Company, or satisfy other conditions to closing in the Purchase Agreement;

●            the inability to obtain or maintain the listing of the post-combination company’s Class A Stock on Nasdaq following the Business Combination;

●            the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

●            the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the SHF and the Company businesses, and the ability of the combined business to grow and manage growth profitably;

●            costs related to the Business Combination;

●            changes in applicable laws or regulations;

●            the inability to launch new SHF products or services or to profitably expand into new markets;

●            the possibility that SHF or the Company may be adversely affected by other economic, business, and/or competitive factors; and

●            other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s and SHF’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this proxy statement entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Neither the Company nor SHF undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a Company stockholder grants its proxy or instructs how its vote should be cast or vote on the proposals to be put to the general meeting, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect the Company or SHF, or, following the consummation of the Business Combination, the post-combination company.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement before deciding whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement. These risks, alone or in combination with other events or circumstances, could have a material adverse effect on (i) the ability of the Company, the Seller and SHF to complete the Business Combination, (ii) the business, cash flows, financial condition and results of operations of SHF prior to the consummation of the Business Combination and the post-combination company following consummation of the Business Combination, and (iii) the trading price of the post-combination company’s securities following the Business Combination.

Some statements in this proxy statement, including statements in the following risk factors, constitute forward-looking statements. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this proxy statement. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this proxy statement. Although we describe below and elsewhere in this proxy statement the risks we consider to be the most material, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on our results of operations, financial condition or business in the future. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to SHF’s Business and the Post-Combination Company

All of SHF’s CRB customers’ deposits are currently held at PCCU, which means that our growth will be restricted until we can enter into agreements with additional financial institutions.

All of the deposits of SHF’s CRB customers are currently held at PCCU, which as of the date of this proxy statement constitutes approximately 22.8% of PCCU’s total assets. Under the Amended and Restated Support Services Agreement, PCCU has agreed to maintain its ratio of CRB-related deposits to total assets to 65% or greater unless a lower ratio is required by applicable regulatory or policy requirements. There can be no assurances that PCCU will be able to maintain this ratio of CRB-related deposits to total assets, or that its total assets will grow so as to permit its CRB deposits to grow. Therefore, unless we are able to expand the number of financial institutions at which our customers’ deposits are held, our growth will be limited to the extent that PCCU’s assets may grow, if at all. Although under SHF’s Amended and Restated Account Servicing Agreement with PCCU, SHF is not restricted from placing deposits at other financial institutions, there can be no assurances that we will be able to expand the number of financial institutions with which we will place deposits or, if we are able to enter into agreements with additional financial institutions, whether the terms of those agreements will be on comparable terms. In addition, if PCCU were to terminate either or both of the Amended and Restated Support Services Agreement or the Amended and Restated Account Servicing Agreement, our operations would be materially impaired if we were not able to obtain from third parties the services SHF receives from PCCU under the Amended and Restated Support Services Agreement or if we were not able to enter into arrangements with other financial institutions to host the deposits of SHF’s customers.

SHF has only recently begun its loan program, which may make it more difficult for SHF to compete with other lenders, brokers and servicers.

SHF, through its predecessor entity, began offering loan services to CRBs in 2020. As a result, SHF’s loan program may be subject to factors inherent in a start-up business, such as competing with existing entities who have been offering loans and other lending-related services for longer than SHF has, ensuring that SHF’s systems are compliant with applicable laws and regulations, and ensuring that SHF’s systems and personnel are able to handle the anticipated pipeline of loan applications. The time to fully ramp-up SHF’s lending and loan servicing operations may be more difficult for SHF to compete against lenders and brokers that have been lending to CRBs for a longer period of time.

SHF’s loan program is currently substantially dependent on PCCU, currently the largest funding source for SHF’s loans, which may limit the types, terms and amounts of loans that we may offer.

SHF’s loan program currently depends on PCCU as SHF’s largest funding source for new loans to CRBs. To date, with the exception of one $500,000 loan funded directly by SHF during April 2022, all of SHF’s loans have been funded by PCCU. Under PCCU’s loan policy for loans to CRBs, PCCU’s board has approved aggregate lending limits at the lesser of 1.3125 times PCCU’s net worth or 65% of total CRB deposits. Concentration limits for the deployment of loans are further categorized as (i) real estate secured, (ii) construction, (iii) unsecured and (iv) mixed collateral with each category limited to a percentage of PCCU’s net worth. As of March 31, 2022, PCCU’s net worth was $62.7 million and CRB-related deposits were $137.7 million. As of December 31, 2021, PCCU’s net worth was $61.9 million and CRB-related deposits were $146.3 million. In addition, loans to any one borrower or group of associated borrowers are limited by applicable NCUA regulations to the greater of $100,000 or 15% of PCCU’s net worth. As a result, our ability to expand our loan program will be limited by PCCU’s growth unless we are able to expand our capacity to make loans directly or find other financial institutions and lenders willing to make loans to CRBs. In addition, even if we are able to identify additional lenders, we may not be able to negotiate comparable terms.

SHF may face competition from traditional financial institutions and other lenders and service providers for its lending and other services, which may adversely affect SHF's ability to achieve our business goals and its results of operations.

SHF operates in an increasingly competitive market for its lending, compliance, customer intake and management services. Our competitors for our compliance and customer-focused services include both traditional financial institutions and fintech companies. Lending competitors include both private investment funds and public REITS focused on the cannabis industry, as well as traditional financial institutions that have begun offering loans to CRBs. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. In particular, because traditional financial institutions may have a cost of funds more comparable to ours, we may face greater competition in providing loans to CRBs. There can be no assurances that we will be able to successfully compete against these competitors, which may adversely affect SHF’s ability to achieve its business goals and its results of operations.

SHF intends to focus its lending to CRBs on commercial loans, which could increase the risk in SHF’s loan portfolio, resulting in higher provisions for loan losses and adversely affecting SHF’s results of operations.

SHF intends to focus its lending efforts on commercial loans to CRBs, including commercial real estate loans, commercial business secured by other assets such as equipment or accounts receivable, and unsecured loans. Historically, these loans have had higher risks than other types of loans, such as loans secured by residential real estate. For example, repayment of commercial real estate loans and commercial business loans are dependent on income being generated by the rental property or business in amounts sufficient to cover operating expenses and debt service. If the borrowers of these types of loans default, the collateral may not be liquidated as easily and may involve expensive workout techniques. Commercial lending may also involve large balances of loans to single borrowers or related groups of borrowers. If these loans become nonperforming, SHF may have to increase its reserves for loan losses, which would negatively affect its results of operations.

In addition, loans secured by commercial real estate may deteriorate in value during the time the credit is extended. Real estate values and the real estate markets are generally affected by a variety of factors including, but not limited to, changes in economic conditions, fluctuations in interest rates, the availability of credit, changes in tax laws and other statutes, regulations, and policies, and acts of nature. Weakening of the real estate market could result in an increase loan defaults and a reduction in the value of the collateral securing those loans, which in turn could adversely affect our profitability and asset quality. If we were required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, our earnings and capital could be adversely affected.

SHF is obligated to indemnify PCCU for all losses resulting from defaults of the CRB loans made by PCCU to SHF’s customers.

Pursuant to SHF’s Loan Servicing Agreement with PCCU, SHF has agreed to indemnify PCCU for all losses resulting from the defaults of loans made by PCCU to SHF’s CRB customers. This means that SHF will be solely responsible for all costs of negotiating forbearances or refinancing the defaulted loans, loss mitigation, and collection efforts, including realizing on any collateral. As a result, we will be required to establish loan loss reserves relating to these loans, even though we are not the funding lender. Because these loans will not be an asset on our balance sheet, the loan loss reserves are anticipated to be reflected as a liability in our financial statements, versus a contra-asset.

If SHF’s allowance for loan losses is not sufficient to cover actual loan losses for loans held in SHF’s portfolio or for which it was otherwise responsible, SHF’s results of operations and financial condition will be negatively affected.

In the event loan customers do not repay their loans according to their terms and the collateral security for the payments of these loans is insufficient to satisfy any remaining loan balance, SHF may experience significant loan losses. Such credit risk is inherent in the lending business, and failure to adequately assess such credit risk could have a material adverse effect on our financial condition and results of operations. SHF will be required to establish loan loss reserves for all loans for which it is the lender, for all loans made by PCCU to SHF’s CRB customers, and in other instances where it may be contractually liable to indemnify a lender for loan losses. The determination of the appropriate level of the allowance for loan losses involves a high degree of subjectivity and judgment and will require SHF to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Although we have agreed with PCCU in the Loan Servicing Agreement that we will maintain or have access to sufficient liquidity to satisfy our indemnity obligations to PCCU under the Loan Servicing Agreement, we cannot be certain that our loan loss reserves will be adequate over time to cover losses in PCCU-originated loans or loans originated by others in SHF’s portfolio because of unanticipated adverse changes in the economy, market conditions or events adversely affecting specific customers, industries or markets, or borrowers repaying their loans. If SHF’s loan loss reserves are not adequate, our business, financial condition, including our liquidity and capital, and results of operations could be materially adversely affected. In addition, charge-offs of defaulted loans in future periods that exceed the related reserves may require us to add to our loan loss reserves, which would result in a decrease in net income and capital, and could have a material adverse effect on our financial condition and results of operations.

Interest rate volatility could significantly reduce our profitability, business, financial condition, results of operations and liquidity.

Our earnings will depend in part on the relationship between the yield on our earning assets, primarily loans and investment securities, and the cost of funds, primarily borrowings. This net interest margin is susceptible to significant fluctuation and is affected by economic and competitive factors that influence the yields and rates for, and the volume and mix of, our interest-earning assets and interest-bearing liabilities. Interest rate risk is exposure to movement in interest rates that could have an adverse impact on our net interest income. Interest rate risk arises from the imbalance in the repricing, maturity and/or cash flow characteristics of assets and liabilities. Although neither the Company nor SHF currently have any borrowings from third parties, to the extent that either incur indebtedness that will be subject to interest rate risk to the degree that our interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than our interest earning assets. In addition, increases in interest rates could reduce the pipeline of borrowers desiring to obtain loans from us or through our loan program if these borrowers seek alternate sources of capital. As a result, fluctuations in interest rates could have a material adverse impact on our business, financial condition, results of operations or liquidity.

SHF may become subject to regulation in additional states as it expands its operations.

As a credit union service organization based in Colorado and as a result of its relationship with PCCU, a Colorado-chartered credit union, SHF is subject to various Colorado and federal laws, rules and regulations. SHF may become subject to the laws of additional states as it expands its operations by opening offices, maintaining employees or otherwise establishing a substantial footprint in additional states.

SHF has been dependent on PCCU for administrative services, and we will continue to rely on PCCU following the closing of the Business Combination.

Pursuant to the Support Services Agreement, PCCU has been providing SHF with certain administrative services, including services relating to information technology and systems, accounting and financial services, human resources and marketing. SHF may also request that certain PCCU employees be available to SHF on a shared basis to perform duties for SHF. For these services, SHF currently pays PCCU a monthly fee equal to $30.96 per CRB account in addition to reimbursement of direct expenses. Under the Support Services Agreement, PCCU is also entitled to retain 25% of all investment income derived from CRB cash and investments. Following the closing of the Business Combination, we will continue building out our team so that these operational functions will be handled internally. Although we believe the fees due to PCCU under the Support Services Agreement to be reasonable, these fees may result in higher expenses than we would otherwise incur. In addition, we may not be able to bring these functions in-house and, even if we are able to do so, we may continue to rely on third parties for all or part of these functions. Reliance on a third party, including PCCU, may result in significant expenses and operational issues over which we will not have direct control.

Actual or threatened public health crises, epidemics, or outbreaks, including the outbreak of COVID-19, may have a material adverse effect on SHF’s business, financial condition, and results of operations.

SHF’s business operations and supply chains may be negatively impacted by regional or global public health crises, epidemics, or outbreaks. For example, in December 2019, a novel strain of coronavirus, now known as COVID-19. On March 11, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a global pandemic. The outbreak has spread rapidly throughout the world and has caused severe disruption to the global economy. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. Such measures may adversely impact SHF’s business, financial condition, and results of operations. In addition, a significant public health crisis, epidemic or outbreak of contagious disease in the human population may adversely affect the economies and financial markets of many countries, including those in which SHF operates, resulting in an economic downturn that could affect the supply or demand for SHF’s products and services.

The outbreak of COVID-19 has caused companies like SHF and its business partners to implement adjustments to work schedules and travel plans, accommodating employees to work from home and collaborate remotely. As a result, SHF may experience lower efficiency and productivity, internally and externally, which may adversely affect its service quality. Moreover, SHF’s business depends on its employees and the continued services of these individuals. If any of SHF’s employees contracts or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of SHF’s employees, potentially resulting in severe disruption to SHF’s business.

Furthermore, SHF’s results of operations have been severely affected by the COVID-19 outbreak, resulting in significant slowing and/or ceasing of sales and administrative support in its markets. In addition, depending on the specific jurisdiction, SHF is required to implement certain safety protocols and procedures which can materially impact its ability to service customers.

More broadly, the COVID-19 outbreak threatens global economies and may cause significant market volatility and declines in general economic activities. This may severely dampen investor confidence in global markets, resulting in decreases in overall trading activities and restraint in their investment decisions.

The extent to which COVID-19 will impact SHF’s operations depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, actions taken by government authorities or other entities to contain the coronavirus or treat its impact, and volatility in the capital and real estate markets, among others. Given the general slowdown in economic conditions globally, we cannot assure you that SHF will be able to develop new products and services in a timely manner or that SHF can maintain the growth rate it has previously experienced or projected. Because of these uncertainties, we cannot reasonably estimate the financial impact related to the COVID-19 outbreak and the response to it at this time, but SHF’s financial condition and operating results for 2022 may be adversely affected.

Shelter-in-place orders and similar regulations impact our client’s ability to operate their businesses. Such events have in the past caused, and may in the future cause, a temporary closure of our clients’ businesses, either due to government mandate or voluntary preventative measures. Even if our clients are able to continue to operate their businesses during such events, many may operate with limited hours and capacity and other limitations. Any limitations on or disruptions of our clients’ businesses could adversely affect our business. Further, we may experience a decrease in new clients due to a lack of financial resources or a decline in new markets as businesses and financial markets deal with the impact of COVID-19. Further, these conditions may impact our ability to access financial markets to obtain the necessary funding to expand our business as currently contemplated, which may adversely affect our liquidity and working capital.

The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, the rate of vaccinations, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease may harm our business, and may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

An information systems interruption or breach in security of SHF’s systems could adversely affect us.

SHF relies on information technology and other computer resources to perform important operational and marketing activities as well as to maintain its business and employee records and financial data. SHF’s computer systems are subject to damage or interruption from power outages, computer attacks by hackers, viruses, catastrophes, hardware and software failures and breach of data security protocols by its personnel or third-party service providers. Although SHF has implemented administrative and technical controls and taken other actions to minimize the risk of cyber incidents and otherwise protect its information technology, computer intrusion efforts are becoming increasingly sophisticated and even the controls that SHF has installed might be breached. Further, many of these computer resources are provided to SHF or are maintained on SHF’s behalf by third-party service providers pursuant to agreements that specify certain security and service level standards, but which are ultimately outside of SHF’s control. If SHF were to experience a significant period of disruption in information technology systems that involve interactions with customers or suppliers, it could result in the loss of sales and customers and significant incremental costs, which could adversely affect its business. Additionally, security breaches of information technology systems could result in the misappropriation or unauthorized disclosure of proprietary, personal and confidential information, including information related to employees, counter-parties, and customers, which could result in significant financial or reputational damage and liability under data privacy laws and regulations.

SHF may not be successful in integrating acquisitions, expanding into new markets or implementing its growth strategies.

SHF may suffer uninsured losses or suffer material losses in excess of insurance limits.

In addition to difficulties with respect to claim assessment and liability and reserve estimation, some types of claims may not be covered by insurance or may exceed applicable coverage limits. SHF may also be responsible for applicable self-insured retentions with respect to its insurance policies. Furthermore, any product liability or warranty claims made against SHF, whether or not they are viable, may lead to negative publicity, which could impact SHF’s reputation and future sales.

Because of the uncertainties inherent in litigation, we cannot provide assurance that SHF’s insurance coverage, indemnity arrangements and reserves will be adequate to cover liability for any damages, the cost of litigation, or any other related expenses surrounding the current claims to which SHF is subject or any future claims that may arise. Such damages and expenses, to the extent that they are not covered by insurance, could materially and adversely affect our consolidated financial statements and results.

An adverse outcome in litigation to which SHF is or becomes a party could materially and adversely affect us.

SHF is not aware of any pending litigation. However, in the future, it may become subject to litigation, including claims relating to its operations, breach of contract, securities offerings, relation to the cannabis industry, or otherwise in the ordinary course of business or otherwise. Some of these claims may result in significant defense costs and potentially significant judgments against SHF, some of which are not, or cannot be, insured against. We cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against SHF may result in significant fines, judgments or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely impact SHF’s earnings and cash flows, thereby materially and adversely affecting us. Litigation or the resolution of litigation may affect the availability or cost of SHF’s insurance coverage, which could materially and adversely impact us.

SHF identified material weaknesses in its internal control over financial reporting for the year ended December 31, 2020. Such material weaknesses could adversely affect SHF’s ability to report its results of operations and financial condition accurately and in a timely manner.

As noted above, SHF’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. SHF’s management is likewise responsible for the evaluation of the effectiveness of its internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the audit of SHF’s financial statements for the year ended December 31, 2020, two material weaknesses were identified in its internal controls over financial reporting. One material weakness was identified related to a failure to complete an analysis of the accounting impact of ASC Topic 606, Revenue from Contracts with Customers particularly as it related to revenue recognition associated with SHF’s Safe Harbor Program revenue, and one material weakness was identified associated with SHF’s application of carve out accounting guidance and its failure to exclude certain specifically identifiable expenses from corporate allocations. SHF has implemented a plan to remediate these material weaknesses, through measures that include the following:

●	SHF is in the process of hiring a Chief Financial Officer with public accounting and previous experience as a public company executive;

●	SHF is utilizing third-party consultants and specialists, to supplement its internal resources; and

●	SHF has enhanced its reconciliation and review controls including review by its parent’s chief financial officer.

With the implementation of this plan, the material weaknesses have been remediated for the year ended December 31, 2021. Completion of remediation does not provide assurance that our remediation or other controls will continue to operate properly. A failure to maintain effective internal controls over financial reporting could result in errors in its financial statements that could require SHF to restate past financial statements, cause SHF to fail to meet its reporting obligations and cause investors to lose confidence in SHF’s reported financial information, all of which could materially and adversely affect SHF.

Additional Risks Related to the Cannabis Industry

SHF provides services to businesses in the state licensed cannabis industry, which could expose us to additional liabilities and regulatory compliance cost and adversely impact our business, operations, financial condition, brand and reputation.

SHF provides access to deposit and lending services to financial institutions and directly to CRBs in states where cannabis is legal for medical or full adult use. Medical use cannabis, as well as recreational use businesses, are legal in numerous states and the District of Columbia. Cannabis remains a Schedule I drug under the Controlled Substances Act of 1970 (the “CSA”), however, and the federal government has the authority to enforce the CSA regardless of whether cannabis is legal under state law. In 2014, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) published guidelines for financial institutions servicing state legal cannabis businesses (the “FinCEN Guidelines”). SHF has implemented a comprehensive control framework that includes written policies and procedures related to the on-boarding of such businesses and the monitoring and maintenance of such business accounts that comports with the FinCEN Guidance. Additionally, SHF’s policies call for due diligence review of the cannabis business before the business is on-boarded, including, as applicable, confirmation that the business is properly licensed and maintains the license in good standing in the applicable state. SHF’s services include the ongoing monitoring and of the business to determine if the business continues to meet the requirements of the depositary institution.

While we believe SHF’s policies and procedures will allow us to operate in compliance with the FinCEN Guidelines, there can be no assurance that compliance with the FinCEN Guidelines will protect us from federal or other regulatory sanctions. Federal prosecutors have significant discretion and there can be no assurance that the federal prosecutors will not choose to strictly enforce the federal laws governing cannabis. Any change in the federal government’s enforcement position could potentially subject us to criminal prosecution and other regulatory sanctions. While we also believe SHF’s BSA/AML policies and programs for the services offered to CRBs, the medical and recreational cannabis business is considered high-risk, thus increasing the risk of a regulatory action against SHF’s BSA/AML program that could expose us to liabilities and regulatory compliance costs that would have an adverse impact on our business, results of operations, financial condition, brand and reputation.

Further, to the extent any law enforcement actions require us to respond to subpoenas, or undergo search warrants, for client records, CRBs could elect to cease using our services. Until the U.S. federal government changes the laws with respect to cannabis, which may not occur, U.S. federal authorities could more strictly enforce current federal prohibitions and restrictions. An increase in federal enforcement against companies licensed under state cannabis laws could negatively impact the state licensed cannabis industries and, in turn, our business, operating results, financial condition, brand and reputation.

SHF, its financial institution clients and their CRB customers are subject to a variety of laws regarding financial transactions related to cannabis, which could subject their CRB customers to legal claims or otherwise adversely affect our business.

SHF, its financial institution clients and their CRB customers are subject to a variety of laws and regulations in the United States regarding financial transactions, including the Bank Secrecy Act, as amended by Title III of the USA Patriot Act. The penalties for violation of these laws and regulations include imprisonment, substantial fines and forfeiture. In complying with these laws and regulations, SHF complies with the FinCEN Guidance. This compliance includes, among other things, extensive due diligence reviews of potential and existing CRB customers. These reviews may be time-consuming and costly, potentially creating additional barriers to providing financial services and imposing additional compliance requirements on us and our CRB customers. In addition, we are required to make various filings with FinCEN and the IRS to report certain suspicious transactions or cash transactions of over $10,000. If the filings are not made accurately or promptly, substantial penalties may be imposed that could have a material adverse effect on our business, results of operations and financial condition. In addition, we cannot assure that SHF’s strategies and techniques for designing our services and solutions for our clients and CRB customers will operate effectively and efficiently and not be adversely impacted by cannabis regulations. Further, a change in financial services regulations or a change in the position of the financial services industry that permits more financial institutions to directly serve businesses that grow and sell cannabis products may increase competition for us, facilitate new entrants into the industry offering services similar to those that we offer, or otherwise adversely affect our results of operations.

We may have difficulty using bankruptcy courts due to our involvement in the regulated cannabis industry.

We currently have no need or plans to seek bankruptcy protection. U.S. courts have held that debtors whose income is derived from cannabis or cannabis assets in violation of the CSA cannot seek federal bankruptcy protections. Although we are not in the business of growing or processing cannabis or selling or even possessing cannabis or cannabis products, a U.S. court could determine that our revenue is derived from cannabis or cannabis assets and prevent us from obtaining bankruptcy protections if necessary.

The conduct of third parties may jeopardize our business and regulatory compliance.

While the post-consummation company will not be a cannabis licensee or directly involved in the cannabis industry, and as such, will not subject to commercial cannabis regulations that apply to cannabis operators, we cannot guarantee that our systems, protocols, and practices will prevent all unauthorized or illegal activities by our CRB customers. Our success depends in part on our customers’ ability to operate consistently with the regulatory and licensing requirements of each state, local, and regional jurisdiction in which they operate. We cannot ensure that the conduct of our customers, who are third parties, will not expose them to legal sanctions and costs, which could in turn, adversely affect our business, results of operations, financial condition, brand and reputation.

We may be subject to constraints on marketing our services, which could adversely impact our results of operations and our growth opportunities.

Certain of the states in which the post-combination company may operate have strict regulations regarding marketing and sales activities on cannabis products, which could affect our ability to market our services and the development of our business. If we are unable to effectively market our services and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased fees for our services, this could hamper demand for our services, which could result in a loss of revenue.

Service providers to cannabis businesses may be subject to unfavorable U.S. tax treatment.

Under Section 280E of the Internal Revenue Code, no deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on business, other than costs of goods sold, if the business (or the activities which comprise the trade or business) consists of trafficking in controlled substances (within the meaning of Schedules I and II of the CSA). The IRS has applied this provision to cannabis operations, prohibiting them from deducting expenses associated with cannabis businesses and asserting assessments and penalties for additional taxes owed. While we do believe that Section 280E does not apply to our business, or ancillary service providers that work with state-licensed CRBs, if the IRS interprets the section to apply, it would significantly and materially affect our profitability and financial condition.

The MORE Act would remove marijuana from the CSA, which would effectively carve out state-legal cannabis businesses from Section 280E of the Code. The MORE Act would impose two new taxes on cannabis businesses: an excise tax measured by the value of certain cannabis products and an occupational tax assessed on the enterprises engaging in cannabis production and sales. Although these novel tax provisions are included in the current version of the MORE Act, which has been passed by the U.S. House of Representatives but has not yet been passed by the U.S. Senate, it is challenging to predict whether, when, and in what form the MORE Act could be enacted into law and how any such legislation would affect the activities of the post-combination company.

Cannabis businesses may be subject to civil asset forfeiture.

Property owned by participants in the cannabis industry used in the course of conducting such business, or that represents proceeds of such business or is traceable to proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture because of the illegality of the cannabis industry under federal law. Even if the owner of the property is never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture. Forfeiture of assets of our CRB customers, including if such assets are collateral for loans made or serviced by us, could adversely affect our revenues if it impedes the borrowers’ profitability or operations and our CRB customers’ ability to continue to use our services.

Because we provide services to companies that are involved in, or that in turn provide services to CRBs, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability and directors’ and officers’ insurance, may be more difficult for us to find and could be more expensive or contains significant exclusions because our clients are cannabis industry participants. There are no guarantees that we will be able to find such insurance coverage in the future or that the cost will be affordable to us. If appropriate coverage is not available, we may be prevented from entering into certain business sectors, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities. If we experience an uninsured loss, it may result in loss of anticipated cash flow and could materially adversely affect our results of operations, financial condition, and business.

There may be difficulty enforcing certain of our commercial agreements and contracts.

Courts may not enforce a contract deemed to involve a violation of law or public policy. Parties to contracts involving the state legal cannabis industry have at times argued that the agreements were void as illegal federally or against public policy. Some courts have accepted this argument in certain cases. While courts have enforced contracts related to activities by state-legal cannabis companies, and the trend is generally to enforce contracts with state-legal cannabis companies and their vendors, there remains some doubt that we will be able to enforce our commercial agreements with our clients or our CRB customers in court for this reason. Therefore, we cannot be assured that we will have a remedy for breach of contract in all instances, which could have a material adverse effect on our business.

Certain of our directors, officers, employees and investors who are not U.S. citizens may face constraints on cross-border travel into the United States.

Non-U.S. citizens employed at or investing in companies doing business in the state-legal cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with cannabis businesses. Entry to the United States happens at the sole discretion of the officers on duty of the U.S. Customs and Border Protection, and these officers have wide latitude to ask questions to determine the admissibility of a foreign national. Business or financial involvement in the legal cannabis industry could be grounds for U.S. border guards to deny entry.

Risks Related to SHF’s Organization and Structure

Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.

Upon closing of the Business Combination and assuming no redemptions, our affiliates, executive officers, directors and their respective affiliates as a group will beneficially own approximately 12.9% of our outstanding Class A Stock, as discussed elsewhere in this proxy statement. As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of us or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

SHF depends on key management personnel and other experienced employees.

SHF’s success depends to a significant degree upon the contributions of certain key management personnel including, but not limited to, those individuals listed in the “SHF Management” section included elsewhere in this proxy statement. If any of SHF’s key management personnel were to cease employment with SHF, SHF’s operating results could suffer. SHF’s ability to retain its key management personnel or to attract suitable replacements should any member(s) of its management team leave is dependent on the culture its leadership team fosters and on the competitive nature of the employment market. The loss of services from key management personnel or a limitation in their availability could materially and adversely impact SHF’s business, prospects, liquidity, financial condition and results of operations. Further, such a loss could be negatively perceived in the capital markets. SHF has not obtained key management life insurance that would provide it with proceeds in the event of death or disability of any of its key management personnel.

Experienced employees in the financial services and cannabis-related services industries are fundamental to SHF’s ability to generate, obtain and manage opportunities. In particular, relevant licenses and qualifications, local knowledge and relationships are critical to SHF’s ability to provide services to its customers. Failure to attract and retain such personnel or to ensure that their experience and knowledge is not lost when they leave the business through retirement, redundancy or otherwise may adversely affect the standards of SHF’s service and may have an adverse impact on SHF’s business, prospects, liquidity, financial condition and results of operations.

Failure by SHF’s directors, officers or employees to comply with applicable policies, regulations and rules could materially and adversely affect us.

SHF has adopted an employee handbook which includes policies and guidelines for its directors, officers and employees. SHF’s adoption of these policies and guidelines is not a representation or warranty that all persons subject to such standards are or will be in complete compliance. The failure of a director, officer or employee of SHF to comply with the applicable policies and guidelines may result in liability or other legal consequences, adverse publicity and termination of the relationship, which could materially adversely affect SHF.

Changes in accounting rules, assumptions or judgments could materially and adversely affect SHF.

Accounting rules and interpretations for certain aspects of SHF’s financial reporting are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of SHF’s financial statements. Furthermore, changes in accounting rules and interpretations or in SHF’s accounting assumptions or judgments, such as asset impairments and contingencies are likely to significantly impact SHF’s financial statements. In some cases, SHF could be required to apply a new or revised standard retroactively, resulting in restating financial statements from prior period(s). Any of these circumstances could have a material adverse effect on SHF’s business, prospects, liquidity, financial condition and results of operations. For additional information, see the financial statements of SHF and related footnotes included elsewhere in this proxy statement.

If SHF fails to implement and maintain an effective system of internal controls, it may not be able to accurately determine its financial results or prevent fraud. As a result, investors could lose confidence in SHF’s financial results, which could materially and adversely affect SHF.

Effective internal controls are necessary for SHF to provide reliable financial reports and effectively prevent fraud. SHF may in the future discover areas of its internal controls that need improvement. We cannot be certain that SHF will be successful in maintaining adequate internal control over its financial reporting and financial processes. Furthermore, as SHF grows its business, its internal controls will become more complex, and SHF will require significantly more resources to ensure its internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weakness or significant deficiency and management may not be able to remediate any such material weakness or significant deficiency in a timely manner. The existence of any material weakness in SHF’s internal control over financial reporting could also result in errors in its financial statements that could require SHF to restate past financial statements, cause SHF to fail to meet its reporting obligations and cause investors to lose confidence in SHF’s reported financial information, all of which could materially and adversely affect SHF.

Risks Related to the Business Combination

Our Northern Lights Restricted Stockholders have entered into a letter agreement to vote in favor of the Business Combination and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of May 19, 2022, our Northern Lights Restricted Stockholders own shares equal to 22.8% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Northern Lights Restricted Stockholders agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of our Board and our officers may have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our Sponsor and the directors and officers of the Company have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

●         the fact that the Northern Lights Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

●         the fact that the Northern Lights Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●         the fact that the Northern Lights Restricted Stockholders paid an aggregate of $25,000 for 2,875,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $29.2 million, based upon the closing trading price of the Class A Stock on May 19, 2022 (but, given the restrictions on such shares, we believe such shares have less value);

●         the fact that our Sponsor paid an aggregate of approximately $5,281,750 for their 528,175 Private Placement Units, each of which consists of one Private Placement Share and one-half of one Private Placement Warrant. Such Private Placement Warrants will expire worthless if a business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●         the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

●         the holders of the Class B Stock are entitled to certain anti-dilution rights whereby, in the case that additional shares of Class A Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which shares of Class B Stock shall convert into shares of Class A Stock will be adjusted so that the number of shares of Class A Stock issuable upon conversion of all shares of Class B Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination);

●         if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

●         the anticipated continuation of three of our existing directors, Messrs. Darwin, Mann, and Summers as directors of the post-combination company;

●         the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

●         the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation; and

●         that pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Our ability to consummate an initial business combination may be adversely affected by economic uncertainty and volatility in the financial markets, including as a result of the military conflict in Ukraine.

In late February 2022, Russian military forces invaded Ukraine. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, and the potential for wider conflict may increase financial market volatility and could have adverse effects on regional and global economic markets, including the markets for certain securities and commodities. Following Russia’s actions, various countries, including the United States, Canada, the United Kingdom, Germany, and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. The sanctions consist of the prohibition of trading in certain Russian securities and engaging in certain private transactions, the prohibition of doing business with certain Russian corporate entities, large financial institutions, officials and persons, and the freezing of Russian assets. The sanctions include a possible commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications, commonly called “SWIFT,” the electronic network that connects banks globally, and imposed restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. A number of large corporations and U.S. states have also announced plans to curtail business dealings with certain Russian businesses.

The imposition of the current sanctions (and potential imposition of further sanctions in response to continued Russian military activity) and other actions undertaken by countries and businesses may adversely impact various sectors of the Russian economy, and the military action has severe impacts on the Ukrainian economy, including its exports and food production. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted and may result in a negative impact on the markets and thereby may negatively impact the Company’s ability to consummate a Business Combination or any other business combination.

We did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price we are paying in connection with the Business Combination is fair to us from a financial point of view.

We are not required to obtain an opinion from an independent investment banking or accounting firm that the price we are paying in connection with the Business Combination is fair to us from a financial point of view. Our Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. In analyzing the Business Combination, our Board and management conducted due diligence on SHF and the industry in which SHF operates, including through the review of financial and other information provided by SHF in the course of our due diligence investigations. Based on such due diligence, our Board believes that the Business Combination with SHF is in the best interests of us and our stockholders and presents an opportunity to increase stockholder value. For more information related to the criteria and justifications of our Board for making its determination, see “The Business Combination— The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.” For more information, generally, about the decision-making process of the Board and management, see “The Business Combination.” Accordingly, our stockholders will be relying solely on the business judgment of our Board regarding SHF’s value and the benefits of the Business Combination. There is no assurance that our Board properly valued SHF’s business and the Business Combination.

The lack of an independent third-party fairness opinion may also lead to an increased number of stockholders voting against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about the Board’s decision-making process, see “The Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Our Northern Lights Restricted Stockholders hold a significant number of shares of our common stock and they will lose their entire investment in us if a business combination is not completed.

Our Northern Lights Restricted Stockholders hold in the aggregate 2,875,000 Founder Shares and 528,175 Private Placement Shares, representing approximately 22.8% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete a business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation. In addition, our Sponsor hold an aggregate 264,088 Private Placement Warrants that will also be worthless if we do not complete a business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation.

If we complete a business combination that results in our shares of Class A Stock trading at a lower price, our Northern Lights Restricted Stockholders may still profit from their investment in their Founder Shares. The Northern Lights Restricted Stockholders paid an aggregate of $25,000 for the Founder Shares, or approximately $0.009 per founder share. The Northern Lights Restricted Stockholders stand to make a substantial profit even if the shares of Class A Stock decline in value following the Business Combination.

The Founder Shares are identical to the shares of Class A Stock included in the units, except that (a) the Founder Shares are subject to certain transfer restrictions, and (b) each of the Northern Lights Restricted Stockholders has entered into a letter agreement with us, whereby each Northern Lights Restricted Stockholder agreed to (x) convert their Founder Shares into shares of Class A Stock of the post-combination company on a one-for-one basis at the closing of the Business Combination and (y) for those Northern Lights Restricted Stockholders waive certain of their redemption rights with respect to their Class A Stock.

The nominal purchase price paid by the Sponsor and directors and officers of the Company for the Founder Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of the Company paid to purchase such shares in the event the parties complete an initial business combination, even if the Business Combination causes the trading price of the Company’s common stock to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of the Company for the Founder Shares may significantly dilute the implied value of the Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of the Company paid to purchase such shares in the event we complete the Business Combination causes the trading price of the Stock to materially decline. The Northern Lights Restricted Stockholders initially invested an aggregate of $5,306,750 in the Company comprised of $25,000 for the Founder Shares and $5,281,750 for the Private Placement Units. The amount held in our Trust Account was approximately $117.4 million as of May 19, 2022, implying a value of $10.21 per share of Class A stock held by the public stockholders. Based on these assumptions, each share of Stock would have an implied value of $8.23 per share upon completion of the Business Combination, representing a 19.3% decrease from the initial implied value of $10.21 per share of Class A stock held by the public stockholders. This does not take into account any potential dilution from the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or the PIPE Warrants, which warrants are exercisable at a price of $11.50 per share and currently considered anti-dilutive, nor does it take into account the PIPE Shares, which are initially convertible at a price of $10.00 per share.

Taking into account the additional 625,000 shares of Class A Stock that our Sponsor may be entitled to receive under the anti-dilution provisions of our current Amended and Restated Certificate of Incorporation, each share of Class A Stock would have an implied value of $7.90 per share upon completion of the Business Combination, representing a 22.6% decrease from the initial implied value of $10.21 per share of Class A Stock held by the public stockholders. While the implied value of $8.23 per share (or $7.90 per share assuming the issuance of an additional 625,000 shares of Class A Stock under the anti-dilution provisions in our Amended and Restated Certificate of Incorporation) upon completion of the Business Combination would represent a dilution to our public stockholders, this would represent a significant increase in value for the Sponsor and directors and officers of the Company relative to the price it paid for each Founder Share. At $0.009 per share, the 2,875,000 shares of the Company common stock that the Sponsor and directors and officers of the Company holding Founder Shares would own upon completion of the Business Combination would have an aggregate implied value of $23.7 million, assuming no additional shares of Class A Stock are issued to our Sponsor under the anti-dilution provisions in our Amended and Restated Certificate of Incorporation. Assuming the additional 625,000 shares of Class A Stock are issued, the implied value would be approximately $27.6 million. As a result, even if the trading price of the Class A Stock significantly declines, the value of the Founder Shares held by the Sponsor and directors and officers of the Company will be significantly greater than the amount the Sponsor and directors and officers of the Company paid to purchase such shares. In addition, the Sponsor and directors and officers of the Company could potentially recoup their entire investment, even if the trading price of the Stock after the initial Business Combination is as low as $1.56 per share assuming no additional shares of Class A Stock are issued to our Sponsor under the anti-dilution provisions in our Amended and Restated Certificate of Incorporation or $1.32 per share if the additional 625,000 shares are issued. As a result, the Sponsor and directors and officers of The Company holding Founder Shares are likely to earn a substantial profit on their investment upon disposition of shares of the Class A Stock even if the trading price of the Class A Stock declines after the completion of the initial Business Combination. The Sponsor and directors and officers of the Company holding Founder Shares may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public stockholders, rather than liquidating the Company. This dilution would increase to the extent that public stockholders seek redemptions from the Trust Account for their Class A Stock.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public “float” of our Class A Stock, public warrants and public units.

Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Purchase Agreement regarding required amounts in the Trust Account equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of a Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A Stock, public warrants and public units and the number of beneficial holders of such securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock, public warrants and public units.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Class A Stock as part of the consideration in the Business Combination, the issuance of Class A Stock in the PIPE and the potential issuance of Class A Stock under the Incentive Plan. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

Pursuant to the Business Combination, the Company will issue an aggregate of 11,386,139 shares of Class A Stock to the Seller (see the section entitled “Proposal No. 1—Approval of the Business Combination”). Furthermore, if the Incentive Plan Proposal is approved, the aggregate number of shares of common stock initially issuable under the Incentive Plan will be approximately 4,037,147 shares of common stock, which amount equals 15% of the shares of common stock to be issued and outstanding as of the closing of the Business Combination, taking into account certain assumptions detailed in the section entitled “Proposal No. 6—Approval and Adoption of the Incentive Plan.”

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the Northern Lights Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 34.9% in the post-combination company; (ii) the Northern Lights Restricted Stockholders will own approximately 12.3% of the post-combination company with respect to their converted Founder Shares; (iii) the Seller will own approximately 34.6% of the post-combination company; and (iv) the PIPE Investors will own approximately 18.2% of the post-combination company with respect to the PIPE Shares on an as-converted basis. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or the PIPE Warrants, (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (3) the redemption of shares of Class A Stock held by the Company’s public stockholders pursuant to our Amended and Restated Certificate of Incorporation, or (4) the conversion of the PIPE Shares at a price less than $10.00 per share pursuant to certain adjustment provisions in the PIPE Certificate of Designation or the exercise of the PIPE Warrants at a price less than $11.50 pursuant to certain adjustment provisions contained therein, but (b) does take into account (1) the conversion of 2,875,000 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions) and (2) the issuance of an additional 625,000 shares of Class A Stock to the Sponsor upon conversion of the Founder Shares in accordance with certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

The potential issuance of Class A Stock pursuant to the Incentive Plan may dilute the equity interests of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants or the market prices for the Class A Stock, public warrants or public units of the post-combination company. If any of the Company’s public shares are redeemed in connection with the Business Combination, the percentage of the outstanding Class A Stock held by the public stockholders will decrease and the percentages of the outstanding shares of Class A Stock held immediately following the Business Combination by the Northern Lights Restricted Parties and the Seller will increase. To the extent that any of the outstanding warrants are exercised for shares of Class A Stock, or additional awards are issued under the proposed Incentive Plan, the Company’s existing stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of the Company’s existing stockholders to influence the Company’s management through the election of directors following the Business Combination.

The public stockholders will experience dilution as a consequence of the issuance of Class A Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the public stockholders have on the management of the Company following the closing of the Business Combination.

The issuance of additional shares of Class A Stock in the Business Combination will dilute the equity interests of the public stockholders and may adversely affect prevailing market prices for the Class A Stock and Warrants. The public stockholders who do not redeem their public shares may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination, including in each of the following instances:

●	11,386,139 shares of Class A Stock to be issued to the Seller in the Business Combination, valued at $10.10 per share. This represents approximately 42.3% of the number of shares of Class A Stock that will be outstanding following the consummation of the Business Combination (assuming no public stockholders exercise redemption rights with respect to their public shares, referred to herein as the “no redemption scenario” and the Sponsor receives 625,000 in additional shares pursuant to certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation) or 34.6% of the number of shares of Class A Stock that will be outstanding following the consummation of the Business Combination assuming that the PIPE Shares are also converted at $10.00 a share. Further, the 11,386,139 shares of Class A Stock represents approximately 69.3% of the number of shares of Class A Stock that will be outstanding following the consummation of the Business Combination (assuming 9,855,735 of public shares are redeemed, referred to herein as the “maximum redemption scenario”) or 50.8% of the number of shares of Class A Stock that will be outstanding following the consummation of the Business Combination assuming that the PIPE Shares are also converted at $10.00 a share.

●	An aggregate of 9,014,088 Warrants will be outstanding following the Business Combination. The shares of Common Stock underlying the Warrants represent approximately 21.5% or 28.7% of the fully-diluted number of shares of Class A Stock immediately following the consummation of the Business Combination (provided that the 9,014,088 shares of Common Stock underlying the Warrants are included in the number of shares of Class A Stock that may be outstanding following the consummation of the Business Combination for the purposes of calculating this percentage, consistent with the presentation in the Redemption Sensitivity Analysis below and assuming the PIPE Shares are converted at $10.00 a share), assuming the no redemption scenario and the maximum redemption scenario, respectively.

●	The Company will reserve 15% of the number of outstanding shares of Class A Stock to be issued and outstanding as of the closing of the Business Combination (but excluding the shares of Class A Stock that may be issued upon conversion of the PIPE Shares) pursuant to the 2022 Stock Incentive Plan. The granted awards, when vested and settled or exercisable, may result in the issuance of additional shares up to the amount of the share reserve under the 2022 Stock Incentive Plan.

●	The Company may determine, subject to the receipt of any stockholder or stock exchange approvals that may be required, to issue additional shares of Class A Stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

Depending on the number of public stockholders that exercise their redemption rights, the remaining public stockholders will be subject to varying levels of dilution. In each of the redemption scenarios detailed in the below sensitivity table, the residual equity value owned by non-redeeming stockholders, taking into account the respective redemption amounts, is assumed to remain the deemed value of $10.00. As a result of such redemption amounts and the assumed $10.00 per share value, the implied total equity value of the Company, assuming no dilution from any Additional Dilution Sources, would be (a) $329,143,140 in the no redemption scenario, (b) $294,643,140 in the 25% redemption scenario, (c) $265,393,140 in the 50% redemption scenario, (d) 236,643,140 in the 75% redemption scenario, and (e) $224,335,790 in the maximum redemption scenario. Additionally, the sensitivity table below sets forth the potential additional dilutive impact of each of the Additional Dilution Sources in each redemption scenario, as described further in Notes 4 through 8 below.

Redemption Sensitivity Analysis Table

Holders	No Redemption Scenario	% of Total	25% Redemption Scenario	% of Total	50% Redemption Scenario	% of Total	75% Redemption Scenario	% of Total	Maximum Redemption Scenario	% of Total
Public Stockholders (1)	11,500,000	34.9%	8,625,000	29.3%	5,750,000	21.7%	2,875,000	12.1%	1,644,265	7.3%
Northern Lights Stockholders including sponsor (2)	4,028,175	12.3%	3,453,175	11.7%	3,403,175	12.8%	3,403,175	14.4%	3,403,175	15.2%
Seller	11,386,139	34.6%	11,386,139	38.6%	11,386,139	42.9%	11,386,139	48.1%	11,386,139	50.8%
PIPE Investors (3)	32,914,314	100.0%	29,464,314	100.0%	26,539,314	100.0%	23,664,314	100.0%	22,433,579	100.0%
Total Shares Outstanding Excluding Warrants, Equity Incentive Plans	$329,143,140		$294,643,140		$265,393,140		$236,643,140		$224,335,790
Total Equity Value Post Redemption (3)	$10.00		$10.00		$10.00		$10.00		$10.00
Per Share value (3)	4,028,175	12.3%	3,453,175	11.7%	3,403,175	12.8%	3,403,175	14.4%	3,403,175	15.2%

Additional Dilution Sources (4)	No Redemption Scenario	% of Total	25% Redemption Scenario	% of Total	50% Redemption Scenario	% of Total	75% Redemption Scenario	% of Total	Maximum Redemption Scenario	% of Total
New SHF Stock Options (5)	4,037,147	10.9%	3,519,647	10.7%	3,080,897	10.4%	2,649,647	10.1%	2,465,037	9.9%
Public Stockholder Warrants (6)	5,750,000	14.9%	5,750,000	16.3%	5,750,000	17.8%	5,750,000	19.5%	5,750,000	20.4%
Private Warrants (7)	264,088	0.8%	264,088	0.9%	264,088	1.0%	264,088	1.1%	264,088	1.2%
PIPE Warrants (8)	3,000,000	8.4%	3,000,000	9.2%	3,000,000	10.2%	3,000,000	11.3%	3,000,000	11.8%
Total Additional Dilutive Sources	13,051,235	28.4%	12,533,735	29.8%	12,094,985	31.3%	11,663,735	33.0%	11,479,124	33.8%

(1) Represents 9,855,735 in redeemed shares under the Maximum Redemption Scenario.

(2) Assumes 625,000 and 50,000 anti-dilution shares issued to the Sponsor under the No Redemption and 25% Redemption Scenarios, respectively.

(3) Assumes PIPE Shares are converted at $10.00 a share. PIPE Shares may convert at a lower price which would increase the Class A Stock outstanding. In order to calculate the implied equity value, we utilized a consistent per share value of $10.00. Per share value will vary with market conditions and we cannot guarantee or estimate a per share value at or subsequent to the Business Combination.

(4) The Percentage of Total with respect to each Additional Dilution Source set forth below, including the Total Additional Dilutive Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source in both the numerator and denominator. For example, in the 25% Redemption Scenario, the Percentage of Total with respect to the New SHF Stock Options would be calculated as follows: (a) 3,519,647 shares issued pursuant to the Incentive Plan; divided by (b) (i) 29,464,314 shares (the number of shares outstanding prior to any issuance pursuant to the New SHF Stock Options) plus (ii)  shares issued pursuant to the Incentive Plan.

(5) Assumes the issuance of all shares of Class A common stock reserved for issuance under the Inventive Plan which amount equals 15% of the shares of common stock to be issued and outstanding as of the closing of the Business Combination—excluding the PIPE Shares.

(6) Represents IPO warrants issued to Public Stockholders shares exercisable at $11.50 a share.

(7) Represents warrants issued in conjunction with the Private Placement Shares exercisable at $11.50 a share.

(8) Represents the impact of 3,000,000 PIPE Warrants initially exercisable at $11.50 a share, which exercise price is subject to adjustment as described elsewhere in this proxy statement.

The foregoing table is provided for illustrative purposes only and there can be no assurance that the Company’s Class A Stock will trade at the illustrative per share values set forth above, regardless of the levels of redemption.

The issuance of additional shares of the Company’s Class A Stock (or other equity securities of equal or senior rank), including through any of the foregoing, could have the following effects for holders of public shares who elect not to redeem their shares:

●	your proportionate ownership interest in the Company will decrease;

●	the relative voting strength of each previously outstanding share of the Class A Stock will be diminished; or

●	the market prices of the Class A Stock and the Warrants may decline.

There can be no assurance that the Class A Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

Our eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply for the listing of our publicly-traded common stock and warrants on Nasdaq. If Nasdaq denies our application for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

●          a limited availability of market quotations for our securities;

●          reduced liquidity for our securities;

●          a determination that the Class A Stock of the post-combination company is a “penny stock” which will require brokers trading in the Class A Stock of the post-combination company to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●          a limited amount of news and analyst coverage; and

●          a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Class A Stock, public units and public warrants of the post-combination company are listed on Nasdaq, they will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were not listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Resales of the shares of Class A Stock included in the Stock Consideration could depress the market price of the Class A Stock of the post-combination company.

There may be a large number of shares of Class A Stock of the post-combination company sold in the market following the completion of the Business Combination or shortly thereafter. The shares held by the Company’s public stockholders will be freely tradeable. Class A Stock issued to the Seller pursuant to the Business Combination will be freely tradeable following the latter of (i) expiration of the lock-up on the earlier of (A) six months following the closing of the Business Combination and (B) subsequent to the closing of the Business Combination, the earlier of (x) the date that the last sale price of the Class A Stock equals or exceeds $12.50 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the closing of the Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company for cash, securities or other property, as set forth in the Seller Lock-up Agreement and (ii) the registration of the resale thereof pursuant to a registration statement that we have agreed to promptly file after the completion of the Business Combination. Class A Stock of the post-combination company held by the Sponsor as a result of the conversion of its Class B Stock will be freely tradeable following the latter of (i) expiration of the lock-up period set forth in the letter agreement entered into by our Sponsor, directors, and officers in connection with the IPO and (ii) the registration of the resale thereof pursuant to an exercise of registration rights set forth in that certain IPO Registration Rights Agreement. Class A Stock of the post-combination company held by the Northern Lights Restricted Stockholders (other than the Sponsor) as a result of the conversion of their Class B Stock will be freely tradeable upon the registration of the resale thereof pursuant to an exercise of those certain registration rights set forth in the IPO Registration Rights Agreement.

We will have approximately 32,914,314 shares of Class A Stock of the post-combination company outstanding after the Business Combination (assuming that no shares of Class A Stock are redeemed, no outstanding warrants to purchase shares of Class A Stock are exercised, all PIPE Shares are converted to shares of Class A Stock at a price of $10.00 per share, and subject to further issuance of awards under the Incentive Plan). Such sales of shares of Class A Stock of the post-combination company or the perception of such sales may depress the market price of the Class A Stock, public warrants or public units of the post-combination company.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by June 28, 2022. Unless we amend our Amended and Restated Certificate of Incorporation (which requires the affirmative vote of 65% of all then outstanding shares of Common Stock) and amend certain other agreements into which we have entered to extend the life of the Company, if we do not complete an initial business combination by June 28, 2022, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per public unit in the IPO. In addition, if we fail to complete an initial business combination by June 28, 2022, there will be no redemption rights or liquidating distributions with respect to our public warrants or the Private Placement Warrants, which will expire worthless. While we expect to consummate the Business Combination and do not intend to take any action to extend the life of the Company beyond June 28, 2022, we reserve the right to pursue such an extension.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $11.50 per share of Class A Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Our ability to successfully effect the Business Combination and the success of the post-combination company are dependent upon the efforts of our key personnel, including the key personnel of SHF and the Seller.

Our ability to successfully effect the Business Combination is dependent upon the efforts of our key personnel, including the key personnel of SHF and the Seller. Although some of our key personnel may remain with the post-combination business in senior management or advisory positions following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. SHF does not maintain key-man life insurance on any of its officers. We anticipate that some or all of the management of SHF will remain in place.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. Some of our officers and directors are engaged in other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officer’s and director’s other business affairs require them to devote more substantial amounts of time to such affairs it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you that these conflicts will be resolved in our favor.

The Company and SHF will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and SHF. These uncertainties may impair our or SHF’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or SHF’s businesses could be harmed.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our Amended and Restated Certificate of Incorporation and bylaws and applicable laws. Other events pursuant to which the Company may elect to waive the conditions to complete the Business Combination include changes in the course of SHF’s businesses or a request by SHF to undertake actions that would otherwise be prohibited by the terms of the Purchase Agreement or the occurrence of other events that would have a material adverse effect on SHF’s businesses and would entitle the Company to terminate the Purchase Agreement. In any of such circumstances, it would be at the Company’s discretion, acting through its Board, to grant its consent or waive those rights. As of the date of this proxy statement, the Company does not believe there will be any changes or waivers that the Company’s Board would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Purchase Agreement—Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Purchase Agreement may result in a conflict of interest when determining whether such changes to the terms of the Purchase Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Purchase Agreement, would require the Company to agree to amend the Purchase Agreement, to consent to certain actions or to waive rights that we are entitled to under the Purchase Agreement. Such events could arise because of changes in the course of SHF’s business, a request by the Seller to undertake actions that would otherwise be prohibited by the terms of the Purchase Agreement or the occurrence of other events that would have a material adverse effect on SHF’s business and would entitle the Company to terminate the Purchase Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through the Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

The ability of the Company’s stockholders to exercise redemption rights with respect to a large number of the Company’s shares may not allow the Company to complete the Business Combination or optimize its capital structure.

Because the Purchase Agreement requires the Company to have at least $5,000,001 in net tangible assets at Closing (after giving effect to redemptions by the Company public stockholders), the Company will need to reserve a portion of the cash in the Trust Account to meet such requirements, unless such closing condition is waived by the Seller. In addition, if a larger number of shares are submitted for redemption than we currently expect, the Company may need to seek to restructure the transaction to reserve a greater portion of the cash in the Trust Account. If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until the Company liquidates the Trust Account or consummates an alternative initial business combination or upon the occurrence of an Extension or certain other corporation actions as set forth in the Company’s Amended and Restated Certificate of Incorporation. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time the Company’s stock may trade at a discount to the pro rata amount per share in the Trust Account or there may be limited market demand at such time. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with the Company’s redemption until the Company liquidates, consummates an alternative initial business combination, effectuates an Extension or takes certain other actions set forth in the Company’s Amended and Restated Certificate of Incorporation or you are able to sell your stock in the open market.

We and SHF will incur significant transaction and transition costs in connection with the Business Combination.

We and SHF have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and SHF may also incur additional costs to retain key employees. All expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by the Company following the closing of the Business Combination.

The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $9.8 million, including $4,025,000 in deferred underwriting commissions to the underwriter of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares that are redeemed in connection with a business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The Board is seeking approval to adjourn the meeting to a later date or dates if, at the meeting, the business combination proposal is not approved. If the adjournment proposal is not approved, the Board will not have the ability to adjourn the meeting to a later date and, therefore, the Business Combination would not be completed.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.21 per share on the liquidation of the Trust Account (or less than $10.21 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination by June 28, 2022, our public stockholders may receive only approximately $10.21 per share (based upon the value of our Trust Account as of May 19, 2022) on the liquidation of the Trust Account (or less than $10.21 per share in certain circumstances where a third-party brings a claim against us for which our Sponsor is unable to indemnify (as described herein)) and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.21 per share (based upon the value of our Trust Account as of May 19, 2022).

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.21 per share held in the Trust Account as of May 19, 2022, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our Company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.21 per public share (based upon the value of our Trust Account as of May 19, 2022). In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If the funds held outside of Company’s Trust Account are insufficient to allow it to operate until at least June 28, 2022 (or up to December 28, 2022 if the Company extends the maximum time to complete an initial business combination), the Company’s ability to complete an initial business combination may be adversely affected.

We believe the funds available to it outside of the Trust Account will be sufficient to allow it to operate until it completes its business combination; however, we cannot assure you that its estimate is accurate. If we are required to seek additional capital, it would need to borrow funds from the Sponsor, management team or other third parties to operate or may be forced to liquidate. Neither the Sponsor, members of the Company’s management team nor any of their affiliates is under any obligation to advance funds to the Company in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to the Company upon completion of the Company’s initial business combination. Up to $1,500,000 of such loans may be convertible into units identical to the Private Placement Units, at a price of $10.00 per unit at the option of the lender. As of May 27, 2022, there were no outstanding working capital loans. Prior to the completion of the Company’s initial business combination, it does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account. If the Company is unable to complete its initial business combination because it does not have sufficient funds available to it, the Company will be forced to cease operations and liquidate the Trust Account. Consequently, the Company’s public stockholders may only receive an estimated $10.21 per share (based upon the value of our Trust Account as of May 19, 2022), or possibly less, on its redemption of its public shares, and its warrants will expire worthless.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.21 per public share (based upon the value of our Trust Account as of May 19, 2022) or (ii) other than due to the failure to obtain a waiver to seek access to the Trust Account, such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income tax obligations, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine a favorable outcome is unlikely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our Trust Account available for distribution to our public stockholders may be reduced below $10.21 per share (based upon the value of our Trust Account as of May 19, 2022).

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000.

Following the closing of the Business Combination, our only significant asset will be our ownership interest in SHF and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the closing of the Business Combination, we will have no direct operations and no significant assets other than our ownership of SHF. We and certain investors, the Sponsor, and directors and officers of the Sponsor and its affiliates will become stockholders of the post-combination company at that time. We will depend on SHF for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of SHF may limit our ability to obtain cash from SHF. The earnings from, or other available assets of, SHF may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the closing of the Business Combination, the Company may be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon the closing of the Business Combination, depending on the number of shares of Class A Stock redeemed by the Company’s public stockholders, the Seller may control a majority of the voting power of the Company’s Class A Stock, and the Company may then be a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the board consists of independent directors;

•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Subsequent to our completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on SHF, we cannot assure you that this diligence will surface all material issues that may be present in SHF’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of SHF’s business and outside of our and SHF’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical unaudited results of operations of the Company for the three months ended Mach 31, 2022 with the historical unaudited results of operations of SHF for the three months ended March 31, 2022, and gives pro forma effect to the Business Combination and the acquisitions of SHF by the Company as if they had been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the period ended December 31, 2021 with the historical audited results of operations of SHF for the year ended December 31, 2021, and gives pro forma effect to the Business Combination and the acquisitions of SHF by the Company as if they had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the date indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●          changes in the valuation of our deferred tax assets and liabilities;

●          expected timing and amount of the release of any tax valuation allowances;

●          tax effects of stock-based compensation;

●          costs related to intercompany restructurings;

●          changes in tax laws, regulations or interpretations thereof; or

●          lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Purchase Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for SHF stock and trading in the shares of our Class A Stock, public units and public warrants has not been active. Accordingly, the valuation ascribed to SHF and our Class A Stock, public units and public warrants in the Business Combination may not be indicative of the price of the post-combination company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

●          actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●          changes in the market’s expectations about our operating results;

●          the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●          speculation in the press or investment community;

●          success of competitors;

●          our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●          changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

●          operating and stock price performance of other companies that investors deem comparable to the post-combination company;

●          our ability to market new and enhanced products on a timely basis;

●          changes in laws and regulations affecting our business;

●          commencement of, or involvement in, litigation involving the post-combination company;

●          changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●          the volume of shares of the Class A Stock, public warrants and public units of the post-combination company available for public sale;

●          the volume of our public units or public warrants available for public sale;

●          any material change in our Board or management;

●          sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

●          the realization of any of the risk factors presented in this proxy statement;

●          additions or departures of key personnel;

●          failure to comply with the requirements of Nasdaq;

●          failure to comply with the Sarbanes-Oxley Act of 2002 or other laws or regulations;

●          actual, potential or perceived control, accounting or reporting problems;

●          changes in accounting principles, policies and guidelines; and

●          general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

The Company’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination and the PIPE.

If the Company is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, the Company’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the Company is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination and the PIPE.

The process of taking a company public by means of a business combination with a special purpose acquisition company (a “SPAC”) is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors. You may not have the same benefits as an investor in an underwritten public offering.

Like other business combination transactions and spin-offs, in connection with the Business Combination, you will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer also will deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors in underwritten public offerings have the benefit of such diligence. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary on an underwritten offering.

In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities.

Further, neither the Company nor SHF engaged a financial advisor in connection with the Business Combination. In connection with this proxy statement, no parties other than the Company and SHF have conducted an investigation of the disclosure contained herein. In addition, as an unaffiliated investor, you will not be afforded the opportunity to perform your own due diligence investigation of, or otherwise obtain information on, the Company or SHF beyond the information that is contained in this proxy statement (or is otherwise publicly available). You therefore may not have the benefit of the same level of review as an investor in an underwritten public offering, who has the benefit of the underwriters’ evaluation and due diligence investigation of the issuer.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, other investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

There are risks to the Company’s stockholders who are not affiliates of the Sponsor of becoming stockholders of the Company through the Business Combination rather than acquiring securities of SHF directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of common stock and warrants in connection therewith, investors will not receive the benefit of an outside independent review of SHF’s finances and operations performed in an initial public securities offering. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of FINRA and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, our stockholders must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

In addition, the Sponsor and the Company’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of the Company’s stockholders generally. Such interests may have influenced the Company’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement.

Past performance by the Sponsor, including our management team, may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with, the Sponsor and its affiliates is presented for informational purposes only. Past performance by the Sponsor and by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our business combination. You should not rely on the historical record of the Sponsor or our management team’s or Sponsor’s performance as indicative of the future performance of an investment in the Company or the returns the Company will, or is likely to, generate going forward.

The Company’s ability to be successful following the Business Combination will depend upon the efforts of the Company’s Board and key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s post-Business Combination business.

The Company’s ability to be successful following the Business Combination will be dependent upon the efforts of the Company’s board of directors and key personnel. We cannot assure you that the Company’s Board and key personnel will be effective or successful or remain with the Company. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Company to have to expend time and resources helping them become familiar with such requirements.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of the Company’s financial condition or results of operations if the Business Combination is consummated and accordingly, you will have limited financial information on which to evaluate the financial performance of the Company and your investment decision.

The Company and SHF currently operate as separate companies. The Company and SHF have had no prior history as a combined company and their respective operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the Company. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from the Company’s and SHF’s historical financial statements and certain adjustments and assumptions have been made regarding the post-combination company after giving effect to the Business Combination. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and the Company’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the Company’s financial condition or results of operations following the Closing. Any potential decline in the Company’s financial condition or results of operations may cause significant variations in the Company’s stock price.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company to drop significantly, even if SHF’s business is doing well.

Sales of a substantial number of shares of our Class A Stock, public warrants or public units in the public market could occur at any time prior to the Business Combination and sales of a substantial number of shares of the Class A Stock, public warrants or public units of the post-combination company could occur at any time following the Business Combination. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company, as applicable. After the Business Combination, our Northern Lights Restricted Stockholders, including our Sponsor, will hold approximately 12.3% of the Class A Stock of the post-combination company with respect to their converted Founder Shares and the Private Placement Shares and assuming the issuance of an additional 625,000 shares of Class A Stock to the Sponsor upon conversion of the Founder Shares in accordance with certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation. Pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination. In addition, holders of our Private Placement Warrants and their permitted transferees can demand that we register the Private Placement Warrants and the shares of Class A Stock issuable upon exercise of the Private Placement Warrants and holders of warrants that may be issued upon conversion of the Working Capital Loan may demand that we register such warrants or the Class A Stock issuable upon exercise of such warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. These holders also have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the initial business combination.

The Northern Lights Restricted Stockholders entered into letter agreements pursuant to which, they agreed that, with certain limited exceptions, the Founder Shares (which will be converted into shares of Class A Stock of the post-combination company at the closing of the Business Combination) may not be transferred until 150 days after the closing of the Business Combination. We will also enter into the Lock-Up Agreement at the closing of the Business Combination, with each of the Seller and PCCU, substantially in the form attached as Annex C. In addition, given that the lock-up period on the Founder Shares is potentially shorter than most other blank check companies, these shares may become registered and available for sale sooner than Founder Shares in such other companies.

The terms of our proposed PIPE financing to be completed in conjunction with our proposed business combination could have an adverse impact of the trading prices of the Class A Stock.

Concurrently with entering into the Purchase Agreement, the Company entered into the PIPE Securities Purchase Agreements with the PIPE Investors, pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the PIPE Investors, the PIPE Shares and the PIPE Warrants. The terms of the PIPE Shares provide for an initial conversion price of $10.00 per share of Class A Stock, which conversion price is subject to downward adjustment on each of the dates that are 10 days, 55 days, 100 days, 145 days and 190 days after the effectiveness of a registration statement registering the shares of Class A Stock issuable upon conversion of the PIPE Shares to the lower of the conversion price and the greater of (i) 80% of the volume weighted average price of the Class A Stock for the prior five trading days and (ii) $2.00; provided that, so long as the PIPE Investor continues to hold any PIPE Shares, such PIPE Investor will be entitled to receive the aggregate shares of Class A Stock that would be issuable based upon its initial purchase of PIPE Shares at the adjusted conversion price. In addition, until the date that is the later of (a) the ninetieth (90th) day following the date that is one hundred ninety (190) days following the effective date of a registration statement filed pursuant to that certain registration rights agreement to be entered into by the Company with the PIPE Investors or (b) solely if as of the date that is one hundred ninety (190) days following the effective date of a registration statement filed pursuant to that certain registration rights agreement to be entered into by the Company with the PIPE Investors all the conversion shares issuable upon conversion of the preferred stock outstanding as of such date (without regard to any limitations on conversion set forth herein) are either not (i) registered pursuant to an effective registration statement filed pursuant to that certain registration rights agreement to be entered into by the Company with the PIPE Investors or (ii) available to be freely resold by the holders of preferred stock (to the extent any such holder is not an affiliate of the Company) pursuant to Rule 144 of the Securities Act (as applicable, a “Commencement Date Free Trading Failure”), the ninetieth (90th) day following the date of the Company’s subsequent cure of such Commencement Date Free Trading Failure, the conversion price is subject to adjustment for certain issuances of Class A Stock at a price per share less than the conversion price such that the conversion price will be adjusted to equal the price at which the new shares are issued. The conversion price is also subject to other customary adjustments for stock dividends, stock splits and similar corporate actions.

The PIPE Warrants will have an exercise price of $11.50 per share of Class A Stock to be paid in cash (except if the shares underlying the warrants are not covered by an effective registration statement after the six-month anniversary of the closing date, in which case cashless exercise is permitted), subject to adjustment to a price equal to the greater of (i) 125% of the conversion price if at any time there is an adjustment to the conversion price and the exercise price after such adjustment is greater than 125% of the conversion price as adjusted and (ii) $5.00. The PIPE Warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants will be exercisable for a period of five years following the closing of the Business Combination. After exercise of a PIPE Warrant, the Company may be required to pay certain penalties if it fails to deliver the Class A Stock within a specified period of time.

The effect of the adjustments to the conversion price and the exercise price of the PIPE Warrants could have an adverse effect on the market trading price of our Class A Stock.

The grant of registration rights to PCCU and the Seller in connection with the proposed business combination pursuant to the Purchase Agreement, and to the PIPE Investors in connection with the PIPE Securities Purchase Agreements, may adversely affect the market price of our Class A Stock.

In connection with the closing of the Business Combination contemplated by the Purchase Agreement, we will enter into a registration rights agreement with PCCU and the Seller in which we will agree to file a registration statement to register the resale of the Class A Stock to be issued to the Seller. In addition, we entered into a registration rights agreement with the PIPE Investors, pursuant to which, among other things, we are obligated to file a registration statement to register the resale of the shares of Class A Stock issuable upon conversion of the PIPE Shares and the shares of Class A Stock issuable upon exercise of the PIPE Warrants. The existence of these shares available for resale pursuant to one or more registration statements could also have an adverse impact on the market prices of our Class A Stock.

The underwriters of the Company’s initial public offering may waive or release parties to the lock-up agreements entered into in connection with this Business Combination, which could adversely affect the price of the Company’s securities, including its common stock.

The Northern Lights Restricted Stockholders have entered into lock-up agreements pursuant to which they will be subject to certain restrictions with respect to the sale or other disposition of the Company’s common stock for a period begin at Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for the Company’s common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property. The underwriters, at any time and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreements are waived, then the common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of the Class A stock to decline and impair the Company’s ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause the market price of Class A stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

The Company may issue additional shares of common or preferred stock under the Equity Incentive Plan or otherwise after completion of the Business Combination, any one of which would dilute the interest of the Company’s stockholders and likely present other risks.

The Company’s Amended and Restated Certificate of Incorporation authorizes the issuance of up to 125,000,000 shares of Class A Stock, 12,500,000 shares of Class B Common Stock, and 1,250,000 shares of preferred stock, par value $0.0001 per share. There are currently 112,971,825 authorized but unissued shares of Class A Stock available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently 9,625,000 authorized but unissued shares of Class B common stock available for issuance. There are currently no shares of preferred stock issued and outstanding. The Company may issue additional shares of common or preferred stock to under the Equity Incentive Plan or as needed after completion of the Business Combination for working capital or other purposes.

The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of existing investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded the Company’s common stock;

•	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, the Company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of the Company’s present officers and directors; and

•	may adversely affect prevailing market prices for the Company’s Units, Class A Stock and/or Warrants.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

●          labor availability and costs for hourly and management personnel;

●          profitability of our services, especially in new markets and due to seasonal fluctuations;

●          changes in interest rates;

●          impairment of long-lived assets;

●          macroeconomic conditions, both nationally and locally;

●          negative publicity relating to products we serve;

●          changes in consumer preferences and competitive conditions;

●          expansion to new markets; and

●          fluctuations in commodity prices.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding the Class A Stock of the post-combination company adversely, then the price and trading volume of the Class A Stock of the post-combination company could decline.

The trading market for our Class A Stock, public warrants or public units will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, the stock price and trading volume of the Class A Stock, public warrants and public units of the post-combination company would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of the Class A Stock, public warrants and public units of the post-combination company would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of the Class A Stock, public warrants and public units of the post-combination company to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.

We may require additional financing to fund the operations or growth of the post-combination company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements of businesses providing financial services. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. These laws, regulations, and rules include, without limitation, the following:

•	As a commercial lender making loans to CRBs, we will be subject to various state laws relating to usury that govern or limit interest rates and other fees charged on loans, permitted contractual loan terms, collection practices and creditor remedies.

•	As an employer, we will be subject to state and federal laws relating to employment practices, health and safety of employees, employee benefits and other employment-related matters.

•	As a company whose common stock is listed for trading on Nasdaq, we are subject to Nasdaq’s continued listing requirements, which include requirements relating corporate governance matters, the size of the public float of our shares, and the minimum bid price of our shares. We are also required to notify Nasdaq of various corporate actions, including the intention to complete the Business Combination.

•	We are an SEC reporting company and therefore we are required to comply with the various rules and regulations of the SEC that relate to, among other things, the timing and content of annual, quarterly and current reports, the process to register additional shares for sale to the public or for resale by existing investors, and disclosures in connection with meetings of our stockholders. Changes in these rules and regulations can have a significant impact on us, such as the rules proposed by the SEC on March 30, 2022 regarding the disclosure requirements in connection with business combination transactions involving SPACs. These rules, if adopted as proposed, would, among other things, limit the use of projections in SEC filings in connection with proposed business combination transactions by amending the scope of a safe harbor for the use of financial projections; increasing the potential liability of certain participants in proposed business combination transactions. While the public comment period for these rules is still ongoing, if adopted, these rules may materially adversely affect our ability to complete the Business Combination and may increase the costs and our potential liability related thereto.

As our business expands to additional states, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold customer deposits or offer loans for consumer or personal purposes, we are not currently required have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules, and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. While under the terms of the warrant agreement we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement, we cannot assure you that we will be able to do so. For example, if any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order, such registration will likely not be available. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, holders have the right to exercise their warrants on a cashless basis for unregistered shares of Class A Stock in accordance with Section 3(a)(9) of the Securities Act or another exemption. However, no such warrant will be exercisable and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from state registration is available. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available. We will not be required to settle any warrant in cash or issue securities or other compensation in exchange for the warrants if we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

We may seek warrant holder approval to amend the terms of the warrants in a manner that may be adverse to holders. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Warrants will become exercisable for Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued warrants to purchase 5,750,000 shares of Class A Stock as part of our IPO and, on the IPO closing date, we issued Private Placement Warrants to our Sponsor to purchase 264,088 shares of Class A Stock at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on a business combination. The shares of Class A Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Class A Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Stock, public warrants or public units or the Class A Stock, public units or public warrants of the post-combination company.

The Private Placement Warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our common stock.

Assuming the passage of Proposal Nos. 1, 3, and 4 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

●          a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●          a denial of the right of stockholders to call a special meeting;

●          a vote of 66 2/3% required to approve certain amendments to the Second Amended and Restated Certificate of Incorporation and the bylaws; and

●          the designation of Delaware as the exclusive forum for certain disputes.

Our Second Amended and Restated Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Assuming the passage of Proposal Nos. 1, 3, and 4 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation will provide, to the fullest extent permitted by law, that internal corporate claims may be brought only in the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware). In addition, our Second Amended and Restated Certificate of Incorporation will provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in our stock shall be deemed to have notice of and consented to the forum provision in our Second Amended and Restated Certificate of Incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following July 28, 2026, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock, public warrants and public units that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile. SHF had total revenues during calendar year 2021 of approximately $7.0 million. If the post-combination company continues to expand its business through acquisitions and/or continues to grow revenues organically post-Business Combination, we may cease to be an emerging growth company prior to December 31, 2026.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company less attractive because we will rely on these exemptions. If some investors find our Class A Stock, public warrants or public units or the Class A Stock of the post-combination company less attractive as a result, there may be a less active trading market for our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company and more stock price volatility.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of SHF as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this proxy statement, we identified a material weakness in our internal control over financial reporting related to the accounting for our public shares. As a result of this material weakness, our management concluded that our internal control over financial reporting was not effective as of September 30, 2021. We restated our June 28, 2021 audited balance sheet included in the Company’s Current Report on Form 8-K filed on July 2, 2021 and June 30, 2021 Financial Statements on Form 10-Q filed on August 13, 2021 to reclassify 11,500,000 shares of Class A Stock in temporary equity.

To respond to this material weakness, we have devoted, and plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance these processes to better evaluate our research and understanding of the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of December 31, 2021 or March 31, 2022 due to the material weakness in accounting for complex financial instruments.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis, which could result a material adverse effect on our business. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our ordinary shares are listed, the SEC or other regulatory authorities. In addition, we would likely incur additional accounting, legal and other costs in connection with any remediation steps. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 in the future, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

Our Amended and Restated Certificate of Incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC’s “penny stock” rules); provided, however, pursuant to the PIPE Securities Purchase Agreements, the PIPE Financing will not be consummated if more than 90% of the stockholders of the Company elect to effect a redemption of their shares of Class A Stock in connection with the Business Combination. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Purchase Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Based on the amount of $117,322,625 in our Trust Account as of March 31, 2022, assuming a per share redemption price of $10.20, approximately 9,855,735 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Purchase Agreement, assuming there are no unpaid Parent Transaction Costs and Company Transaction Costs. We refer to this as the maximum redemption scenario.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than fifteen percent (15%) of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the summary historical comparative per share information of the Company, on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination, assuming no redemptions and maximum redemptions.

The pro forma book value information reflects the Business Combination as if it had occurred on March 31, 2022. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2021.

The information in the following table is only a summary and should be read in conjunction with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of the Company and SHF and related notes that are included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the period presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company and SHF would have been had the companies been combined during the periods presented.

The following table sets forth summary historical comparative share information for the Company and SHF and unaudited pro forma condensed combined per share information after giving effect to the Business Combination, assuming two redemption scenarios as follows:

Assuming No Redemptions: The No Redemptions scenario assumes that no Class A Stockholders elect to redeem their shares of common stock for a pro rata portion of cash in the Trust Account in connection with the Business Combination, and thus the full amount held in the Trust Account as of the Closing is available for the Business Combination.

Assuming Maximum Redemptions: The Maximum Redemptions scenario assumes that Class A Stockholders redeem 9,855,735 shares at approximately $10.20 per share, for an aggregate payment of approximately $100.5 million representing the pro rata portion of cash in the Trust Account in connection with the Business Combination.

			Pro Forma Combined
	SHF	The Company	No Redemptions	Maximum Redemptions
Three Months Ended March 31, 2022 (3)
Net income	501,600	784,548	1,336,388	1,336,388
Stockholders’ equity (deficit)	7,900,700	(5,996,857)	146,251,201	45,703,137
Weighted average shares outstanding – basic	—	10,347,980	26,914,314	16,433,579
Net income per share – Basic (2)	N/A	0.08	0.05	0.08
Weighted average shares outstanding –diluted (4)	—	10,347,980	32,914,314	22,433,579
Net income per share – Diluted (2)	N/A	0.08	0.04	0.06
Book value per share (1)	N/A	(0.58)	5.43	2.78
Cash dividends per share – basic and diluted	—	—	—	—

Year Ended December 31, 2021 (SHF) and For the Period from February 26, 2021 (inception) Through December 31, 2021 (the Company) (3)
Net income	3,286,887	1,245,158	2,592,703	2,592,703
Weighted average shares outstanding – basic	—	10,138,768	26,914,314	16,433,579
Net income per share – Basic (2)	N/A	0.12	0.10	0.16
Weighted average shares outstanding –diluted (4)	—	10,138,768	32,914,314	22,433,579
Net income per share – Diluted (2)	N/A	0.12	0.08	0.12

(1) Book value per share calculated as Total equity / weighted average shares outstanding.

(2) SHF has not historically calculated net earnings (loss) per share.

(3) A pro forma balance sheet as of March 31, 2022 is not required to be included herein and as such, no such calculation is included in this table.

(4) Outstanding warrants for the three months ended March 31, 2022 and for the year ended December 31, 2021 are anti-dilutive and excluded from the outstanding shares calculation based upon the trading price of the Class A Stock as of May 19, 2022.

SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING OF COMPANY STOCKHOLDERS

This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting of Stockholders to be held on [_______________], 2022, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about [__________], 2022 to all stockholders of record of the Company as of May 19, 2022, the record date for the Special Meeting. Stockholders of record who owned common stock of the Company at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were 14,903,175 shares of Company common stock outstanding.

Date, Time and Place of Special Meeting

The Special Meeting will be held on [_______________], 2022, at [_____] a.m. Eastern Time, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

To be admitted to the virtual Special Meeting, go to the webcast URL address and enter your unique 12-digit control number. Registered stockholders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [__________], 2022 at 9:00 a.m. Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact Continental Stock Transfer for assistance at 917-262-2373, or via email at proxy@continentalstock.com.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 (800) 450-7155 (toll-free), outside the U.S., and Canada +1 (857) 999-9155 (standard rates apply). When prompted enter the pin number 0427874#. The telephone line will be listen-only, and you will not be able to vote or enter questions during the meeting via telephone.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at 3:00 p.m. Eastern Time on the date specified above at the offices of Nelson Mullins, 101 Constitution Avenue, Suite 900, Washington, D.C. 20001 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on May 19, 2022, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 14,903,175 shares of Common Stock outstanding, of which 12,028,175 are public shares and 2,875,000 are Founder Shares held by our Northern Lights Restricted Stockholders.

Proposals at the Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

●          Business Combination Proposal—To adopt the Purchase Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

●          Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the PIPE (Proposal No. 2);

●          Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

●          Governance Proposals—Separately presented proposals with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

●          Director Election Proposal—To consider and vote upon a proposal to elect two directors to our Board to serve as our directors for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. (Proposal No. 5);

●          Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

●          Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal (Proposal No. 7).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into a letter agreement with our Northern Lights Restricted Stockholders pursuant to which, they agreed to vote any shares of Common Stock owned by them in favor of an initial business combination. This agreement applies to our Northern Lights Restricted Stockholders, including our Sponsor, as it relates to the Founder Shares and the requirement to vote all of the Founder Shares in favor of the Business Combination Proposal and for all other proposals to be presented to our stockholders at the Special Meeting and described in this proxy statement.

Our Northern Lights Restricted Stockholders have waived their redemption rights, including with respect to shares of Class A Stock purchased in our IPO or in the aftermarket, in connection with the Business Combination. The Founder Shares held by our Northern Lights Restricted Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination if effected by us by June 28, 2022. However, our Northern Lights Restricted Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of shares of outstanding Common Stock of the Company representing a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting are present virtually or represented by proxy at the Special Meeting. Broker non-votes and abstentions from voting will count as present for the purposes of establishing a quorum. The Northern Lights Restricted Stockholders as of May 19, 2022 own approximately 22.8% of the issued and outstanding shares of Common Stock, will count towards this quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of the votes cast by the holders of our outstanding shares of Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the two director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Director Election Proposal.

Our Northern Lights Restricted Stockholders are parties to the Voting and Support Agreement pursuant to which they have agreed to vote their Founder Shares and any subsequently acquired public shares in favor of the matters set forth in this proxy statement.

Unless waived by the parties to the Purchase Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Adjournment Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal do not receive the requisite vote for approval at the Special Meeting, subject to waiver by the parties pursuant to the Purchase Agreement, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by June 28, 2022, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

●        the fact that the Northern Lights Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

●        the fact that the Northern Lights Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●        the fact that the Northern Lights Restricted Stockholders paid an aggregate of $25,000 for 2,875,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $29.2 million, based upon the closing trading price of the Class A Stock on May 19, 2022 (but, given the restrictions on such shares, we believe such shares have less value);

●        the fact that our Sponsor paid an aggregate of approximately $5,281,750 for their 528,175 Private Placement Units, each of which consists of one Private Placement Share and one-half of one Private Placement Warrant. Such Private Placement Warrants will expire worthless if a business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●        the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

●        the holders of the Class B Stock are entitled to certain anti-dilution rights whereby, in the case that additional shares of Class A Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which shares of Class B Stock shall convert into shares of Class A Stock will be adjusted so that the number of shares of Class A Stock issuable upon conversion of all shares of Class B Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination);

●        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

●        the anticipated continuation of three of our existing directors, Messrs. Darwin, Mann, and Summers, as directors of the post-combination company;

●        the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

●        the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation; and

●        that pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Abstentions and Broker Non-Votes

Abstentions from voting and broker non-votes will count as present for the purposes of establishing a quorum. Abstentions from voting and broker non-votes will have the same effect as a vote “AGAINST” the Charter Approval Proposal, but will have no effect on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, which is a non-binding advisory vote, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.

Voting Your Shares – Stockholders of Record

If you are a Company stockholder of record, you may vote by mail or virtually at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Approval Proposal, “FOR” the Governance Proposals, “FOR” each nominee in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by 5:00 p.m. Eastern Time on [__________], 2022.

Voting at the Virtual Meeting. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/northernlightsacquisitioncorp/2022. To be admitted to the virtual Special Meeting, go to the webcast URL and enter your unique 12-digit control number. Registered stockholders received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting, along with your control number. Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you do not have your control number, contact Continental Stock Transfer at (917) 262-2373, or via email at proxy@continentalstock.com. For additional information, please see the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders”.

You can pre-register to attend the virtual meeting starting [__________], 2022 at 9:00 a.m. Eastern Time. To pre-register, enter the webcast URL address into your browser and enter your control number, name and email address. Once you pre-register, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able to submit questions before and during the meeting through the virtual meeting portal by typing in the “Submit a question” box. For technical assistance during the meeting, you can contact proxy@continentalstock.com for assistance.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the chair or secretary of the Special Meeting will convene the meeting at 3:00 p.m. Eastern Time on the date specified above at the offices of Nelson Mullins, 101 Constitution Avenue, Suite 900, Washington, D.C. 20001 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement at https://www.cstproxy.com/northernlightsacquisitioncorp/2022.

Voting Your Shares – Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock. Please see “Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only Company stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Common Stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

●          you may send another proxy card with a later date;

●          you may notify the Company’s Secretary in writing to Northern Lights Acquisition Corp., 10 East 53rd Street, Suite 3001, New York, New York 10022, before the Special Meeting that you have revoked your proxy; or

●          you may attend the Special Meeting, revoke your proxy, and vote virtually, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Laurel Hill, our proxy solicitor, at (855) 414-2266.

Redemption Rights

Pursuant to our Amended and Restated Certificate of Incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on the fair value of investment securities held in the Trust Account of $117,360,526 as of May 19, 2022, the estimated per share redemption price would have been approximately $10.21.

In order to exercise your redemption rights, you must:

●          if you hold public units, separate the underlying public shares and public warrants;

●          prior to 5:00 p.m. Eastern Time on [__________], 2022 (two business days before the Special Meeting), submit a request in writing that we redeem your public shares for a pro rata portion of the funds held in the Trust Account to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.comand

●          tender your public shares by either physically delivering your share certificate to the Transfer Agent or electronically through DTC’s DWAC system to our Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of outstanding public units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such public units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of $117,360,526 as of May 19, 2022. These conditions to closing in the Purchase Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then SHF and the Seller may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Stock as they may receive higher proceeds from the sale of their Class A Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by June 28, 2022, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination. However, holders of shares of Common Stock may be entitled to redemption under certain circumstances. See the section “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights.”

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Laurel Hill to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company has retained The Laurel Hill Advisory Group (“Laurel Hill”) to assist with the solicitation of proxies for the Special Meeting. The Company has agreed to pay Laurel Hill a fee of up to approximately $9,500, plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 – APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to adopt the Purchase Agreement and approve the transactions contemplated thereby, including the Business Combination. Our stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Purchase Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Purchase Agreement” below, for additional information and a summary of certain terms of the Purchase Agreement. You are urged to carefully read the Purchase Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of a majority of the votes cast by the holders of our outstanding shares of Common Stock present virtually or represented by proxy and entitled to vote thereon at the Special Meeting.

The Purchase Agreement

This subsection of the proxy statement describes the material provisions of the Purchase Agreement, but does not purport to describe all of the terms of the Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Annex A hereto. You are urged to read the Purchase Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Purchase Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement. The representations, warranties and covenants in the Purchase Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

General Description of the Purchase Agreement and Consideration to the Seller

On February 11, 2022, the Company entered into the Purchase Agreement with SHF, the Seller and PCCU, pursuant to which, among other things and subject to the terms and conditions contained in the Purchase Agreement, the Company will acquire 100% of the issued and outstanding membership interests of SHF. After giving effect to the Business Combination, SHF will continue as a subsidiary of the Company, and the Seller, PCCU, or both will hold a portion of the Company’s Class A Stock.

Subject to the terms of the Purchase Agreement set forth therein, the aggregate consideration to be paid in connection with the Business Combination is approximately $185.0 million, to be paid in $115.0 million worth of newly-issued Class A Stock and $70.0 million in cash. Additionally, PCCU will receive a cash payment of $3.1 million at the consummation of the Business Combination, which represents the amount of SHF’s cash on hand at July 31, 2021 less accrued but unpaid liabilities. The consideration will not be subject to an adjustment.

As a result of the Purchase, the Company will own 100% of the outstanding membership interests of SHF.

The Company has agreed to provide its stockholders with the opportunity to redeem shares of Class A Stock in conjunction with a stockholder vote on the transactions contemplated by the Purchase Agreement, including the Business Combination.

Definition of Material Adverse Effect

Certain of the representations and warranties in the Purchase Agreement are qualified by a materiality or “material adverse effect” standard. The Purchase Agreement defines a “material adverse effect” with respect to any specified person, any fact, event, occurrence, change or effect that has had, would, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, liabilities, results of operations, prospects, or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (b) the ability of such person or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Purchase Agreement or certain ancillary documents related thereto to which it is a party or bound or to perform its obligations thereunder; provided, however, that any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has occurred a material adverse effect:

(i)	general changes in the financial or securities markets or general economic or political conditions in the country or region in which such person or any of its subsidiaries do business;

(ii)	changes, conditions or effects that generally affect the industries in which such person or any of its subsidiaries principally operate;

(iii)	changes in GAAP or other applicable accounting principles (including the implementation or interpretation thereof) or mandatory changes in the regulatory accounting requirements applicable to any industry in which such person and its subsidiaries principally operate;

(iv)	conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster or pandemic, and the escalation or worsening of the foregoing;

(v)	any failure in and of itself by such person and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a material adverse effect has occurred to the extent not excluded by another exception provided by the Purchase Agreement);

(vi)	any action or omission required or permitted by the Purchase Agreement or certain ancillary documents related thereto to which the relevant person is a party or bound to perform its obligations hereunder or thereunder;

(vii)	any matter of which the Company was aware as of the execution of the Purchase Agreement;

(viii)	the public announcement, pendency, or completion of the transactions contemplated by the Purchase Agreement; and

(ix)	with respect to the Company, the consummation and effects of the redemption of any shares of the Company’s Common Stock held by the public stockholders in connection with the Business Combination (or any redemption in connection with an extension of the period in which the Company must complete an initial business combination); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i)–(iv) immediately above shall be taken into account in determining whether a material adverse effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such person or any of its subsidiaries compared to other participants in the industries in which such person or any of its subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the Company, the amount of the redemption of any shares of the Company’s Common Stock held by the public stockholders in connection with the Business Combination (or any redemption in connection with an extension of the period in which the Company must complete an initial business combination, if any) or the failure to obtain the approval of the Business Combination by the Company’s stockholders shall not be deemed to be a material adverse effect on or with respect to the Company.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to take place remotely at a time and date to be specified in writing by the parties to the Purchase Agreement, which will not be later than the second business day after the satisfaction or waiver of the conditions described below under the subsection “Conditions to Closing of the Business Combination” or at such other time, date and location as may be mutually agreed upon in writing by the parties to the Purchase Agreement.

Conditions to Closing of the Business Combination

The respective obligations of the parties to the Purchase Agreement to consummate and effect the Purchase and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

●          the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal shall have been duly obtained in accordance with the DGCL, the Company’s Amended and Restated Certificate of Incorporation and bylaws and the rules and regulations of Nasdaq.

●          the required vote of the Seller’s managers to approve the execution, delivery, and performance of the Purchase Agreement and certain ancillary documents related thereto to which the Seller is or is required to be a party or bound and the consummation of the transactions contemplated by the foregoing shall have been duly obtained in accordance with the CCAA and the Seller’s organizational documents.

●          the required vote of SHF’s managers to approve (i) the execution, delivery, and performance of the Purchase Agreement and certain ancillary documents related thereto to which the Seller is or is required to be a party or bound and the consummation of the transactions contemplated by the foregoing and (ii) the admittance of the Company as the sole member of SHF shall have been duly obtained in accordance with the CCAA and the Seller’s organizational documents.

●          the Company shall have net tangible assets in excess of $5,000,000 following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s Amended and Restated Certificate of Incorporation.

●          the waiting period applicable to the transactions contemplated by the Purchase Agreement under the HSR Act, if required, shall have expired or early termination must have been granted.

●          all consents required to be obtained from or made with any governmental authority or other third party in order to consummate the transactions contemplated by the Purchase Agreement shall have been obtained or made.

●          there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination shall be in effect or will be threatened in writing by a governmental entity.

●          the members of the post-closing Board of the Company shall have been elected or appointed as of the closing of the Business Combination consistent with the requirements of the Purchase Agreement.

The obligations of the Company to consummate and effect the Purchase and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by the Company, including, among others:

●          The representations and warranties of SHF, the Seller, and PCCU must be true and correct on and as of the date of the Purchase Agreement and on and as of the closing of the Business Combination as if made on the date of the closing of the Business Combination, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on, or with respect to, SHF or the transactions contemplated by the Purchase Agreement.

●          SHF, the Seller, and PCCU must have each performed and complied in all material respects with all obligations required to be performed or complied with by it under the Purchase Agreement at or prior to the closing of the Business Combination.

●          No material adverse effect has occurred since the date of the Purchase Agreement which is continuing and uncured.

●          SHF, the Seller, and PCCU must have each delivered a duly executed closing certificate certifying as to the above three matters.

●          The Company shall not have received any notice or communication from the SEC, nor shall the SEC have taken any position in any applicable guidance, requiring the Company to amend or supplement this proxy statement.

●          The Non-Competition Agreement, Amended and Restated Support Services Agreement, Amended and Restated Account Servicing Agreement, Loan Servicing Agreement, and Executive Employment Agreement shall be in full force and effect in accordance with the terms thereof as of the closing of the Business Combination.

●          SHF, the Seller, and PCCU have delivered, have caused to be delivered, or are ready to deliver certain other closing deliverables as enumerated in the Purchase Agreement.

The obligation of SHF, the Seller, and PCCU to consummate and effect the Purchase and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by SHF, the Seller, and PCCU, including, among others:

●          The representations and warranties of the Company must be true and correct on and as of the date of the Purchase Agreement and on and as of the closing of the Business Combination as if made on the date of the closing of the Business Combination, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on, or with respect to, the Company or the transactions contemplated by the Purchase Agreement.

●          The Company must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Purchase Agreement at or prior to the closing of the Business Combination.

●          No material adverse effect has occurred since the date of the Purchase Agreement which is continuing and uncured.

●          The Company must have delivered a duly executed closing certificate certifying as to the above three matters.

●          The Company shall not have received any notice or communication from the SEC, nor shall the SEC have taken any position in any applicable guidance, requiring the Company to amend or supplement this proxy statement.

●          The Non-Competition Agreement, Amended and Restated Support Services Agreement, Amended and Restated Account Servicing Agreement, Loan Servicing Agreement, and Executive Employment Agreement shall be in full force and effect in accordance with the terms thereof as of the closing of the Business Combination.

●          The Company has delivered, has caused to be delivered, or is ready to deliver certain other closing deliverables as enumerated in the Purchase Agreement.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and SHF, the Seller, and PCCU, on the other hand, relating to their respective businesses and, in the case of the Company, its public filings. The representations and warranties described below and included in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and as of specific dates, may be subject to a contractual standard of materiality different from what you might view as material, and may be subject to limitations agreed upon by the parties to the Purchase Agreement. In addition, the representations and warranties of the parties have been qualified by information that the parties set forth in the Schedules provided in connection with the Purchase Agreement; the information contained in the Schedules modifies, qualifies and creates exceptions to the representations and warranties in the Purchase Agreement and is subject to the materiality and material adverse effect standards described in the Purchase Agreement.

SHF, the Seller, and PCCU each made representations and warranties about itself to the Company regarding the following:

●          Organization and standing;

●          Authorization and the binding nature of the Purchase Agreement;

●          Capitalization;

●          Subsidiaries;

●          Governmental approvals;

●          Non-contravention;

●          Financial statements;

●          Absence of certain changes or events;

●          Compliance with laws;

●          Company permits;

●          Litigation;

●          Material contracts;

●          Intellectual property;

●          Privacy and data security;

●          Software and IT;

●          Taxes and returns;

●          Real property;

●          Personal property;

●          Title to and sufficiency of assets;

●          Employee matters;

●          Benefit plans;

●          Environmental matters;

●          Transactions with related parties;

●          Insurance;

●          Books and records;

●          Certain business practices;

●          Investment Company Act of 1940;

●          Finders and brokers;

●          Independent investigation;

●          Information supplied;

●          Projections; and

●          Disclosure.

The Company has made representations and warranties about itself to SHF, the Seller, and PCCU regarding the following:

●          Organization and standing;

●          Authorization and the binding nature of the Purchase Agreement;

●          Governmental approvals;

●          Non-contravention;

●          Capitalization;

●          SEC Reports and financial statements;

●          Absence of certain changes or events;

●          Compliance with laws;

●          actions, orders, and permits;

●          Taxes and returns;

●          Employees and employee benefit plans;

●          Properties;

●          Material contracts;

●          Transactions with affiliates;

●          Investment Company Act of 1940;

●          Finders and brokers;

●          Ownership of Purchase Consideration;

●          Certain business practices;

●          Insurance;

●          Independent investigation; and

●          the PIPE investment.

Exclusivity

From the date of the Purchase Agreement until the earlier of the closing or the termination of the Purchase Agreement, each of the parties to the Purchase Agreement have agreed not to, and to direct its representatives not to, directly or indirectly, without the prior written consent of the Company and the Seller, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such party or its affiliates or their respective businesses, operations, assets, liabilities, financial condition, prospects or employees to any person or group (other than a party to the Purchase Agreement or their respective representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third person from, or waive any provision of, any confidentiality agreement to which such party is a party if it is reasonably anticipated at the time of release that the released person would pursue an Acquisition Proposal. For purposes of the foregoing, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to SHF, the Seller, and their respective affiliates, a transaction (other than the transactions contemplated by the Purchase Agreement) concerning the sale of (x) all or any material part of the business or assets of SHF (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of SHF, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management contract, joint venture or partnership, or otherwise and (B) with respect to the Company and its affiliates, a transaction (other than the transactions contemplated by the Purchase Agreement) concerning a business combination involving the Company.

Conduct of Business Pending the Business Combination

Until the earlier termination of the Purchase Agreement or the closing of the Business Combination, the Company, on the one hand, and SHF, on the other hand, have each agreed to carry on its business in the ordinary course consistent with past practice, except as otherwise required by law or the Purchase Agreement or consented to in writing by the Company (in the case of SHF) or the Seller (in the case of the Company).

In particular, the Company has agreed not to:

●          amend, waive or otherwise change, in any respect, its organizational documents except as required by applicable law;

●          except as contemplated by the PIPE Subscription Agreements and except for anti-dilution shares to be issued to the Sponsor pursuant to the Second Amended and Restated Certificate of Incorporation, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

●          split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

●          incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any person, unless to finance the Company’s ordinary course administrative costs and expenses and expenses incurred in connection with the consummation of the Business Combination and the other transactions contemplated by the Purchase Agreement;

●          make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended tax return or claim for refund, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with GAAP;

●          amend, waive or otherwise change the Trust Agreement in any manner adverse to the Company or the transactions contemplated by the Purchase Agreement;

●          terminate, waive or assign any material right under any of its material contracts;

●          fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

●          establish any subsidiary or enter into any new line of business;

●          fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

●          revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting its outside auditors;

●          waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to the Purchase Agreement or the transactions contemplated therein), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any actions, liabilities or obligations, unless such amount has been reserved in its financial statements;

●          acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

●          make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate;

●          adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Business Combination);

●          voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate other than pursuant to the terms of a contract in existence as of the date of the Purchase Agreement or entered into in the ordinary course of business or otherwise in accordance with the terms of the Purchase Agreement;

●          sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

●          enter into any agreement, understanding or arrangement with respect to the voting of securities of the Company;

●          take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Purchase Agreement; or

●          authorize or agree to do any of the foregoing actions.

Likewise, SHF has agreed not to, and the Seller and PCCU have agreed to cause SHF to not:

●          amend, waive or otherwise change, in any respect, its organizational documents, except as required by applicable law;

●          authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any securities convertible into its equity securities, or engage in any hedging transaction with a third person with respect to such securities;

●          split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

●          make or declare any dividend or distribution;

●          except with respect to expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby, incur, create, assume, prepay or otherwise become liable for any indebtedness in excess of $100,000 individually or $250,000 in the aggregate, or make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business) in excess of $100,000 individually or $250,000 in the aggregate;

●          other than in the ordinary course of business, consistent with past practice, (A) increase the wages, salaries or compensation of its employees in the aggregate by more than nine percent (9%) (without reference to any corresponding increases to bonus compensation to the extent such bonus compensation is calculated as a percentage of base compensation), (B) make or commit to make any bonus payment (whether in cash, property or securities) to any employee or materially increase other benefits of employees generally, or (C) enter into, establish, materially amend or terminate any benefit plan with, for or in respect of any current consultant, officer, manager, director or employee, other than as required by applicable law or pursuant to the terms of any benefit plans;

●          make or rescind any material election relating to taxes, settle any action relating to taxes, file any amended tax return, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with GAAP;

●          other than in the ordinary course of business, consistent with past practice, (A) transfer or license to any person any of its material intellectual property or (B) materially amend or modify, permit to lapse or fail to preserve any of its material intellectual property or licensed intellectual property, or (C) disclose to any person who has not entered into a confidentiality agreement any trade secrets;

●          terminate, or waive or assign any material right under, any of its material contracts, amend, extend or renew any of its material contracts, or enter into any contract that would be a material contract, in any case outside of the ordinary course of business consistent with past practice;

●          fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

●          establish any subsidiary or enter into any new line of business;

●          fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

●          revalue any of its material assets or make any material change in accounting methods, principles, or practices, except to the extent required to comply with GAAP and after consulting with its outside auditors;

●          waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to the Purchase Agreement or the transactions contemplated thereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SHF) not in excess of $100,000 (individually or in the aggregate), unless such amount has been reserved in its financial statements;

●          close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

●          acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

●          make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate;

●          adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Business Combination);

●          voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate other than pursuant to the terms of a contract in existence as of the date of the Purchase Agreement;

●          sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

●          enter into any agreement, understanding or arrangement with respect to the voting of securities of SHF;

●          take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Purchase Agreement;

●          accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

●          enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any related person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

●          authorize or agree to do any of the foregoing actions.

Additional Covenants of the Parties

The Purchase Agreement also contains customary mutual covenants relating to the preparation of this proxy statement, the granting of access to information, the filing of tax returns and other tax matters, financial statements, the Company’s public filings, non-solicitation, trading of the Company’s securities, efforts in furtherance of the consummation of the Business Combination, confidentiality, public announcements with respect to the transactions contemplated by the Purchase Agreement, notification in certain events, the procurement of applicable third party consents, retention of documents and information, indemnification of officers and directors, and the Company’s trust account.

The Purchase Agreement contains a covenant related to the post-closing composition of the Board. As discussed in “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” the Board will be increased to seven directors. Pursuant to the Purchase Agreement, the post-combination Board shall consist of three classes of directors, with the first class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2025, one of whom shall be jointly nominated by the Seller and PCCU and one of whom shall be nominated by our Sponsor, and each of whom shall qualify as an Independent Director; the second class consisting of three directors with an initial term that expires at the annual meeting of stockholders held in 2023, each of whom shall be designated by PCCU, and two of whom shall qualify as an Independent Director; and the third class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2024, each of whom shall be designated by our Sponsor.

No Survival of Representations and Warranties

The representations and warranties made by the Company will not survive the closing of the Business Combination. The representations and warranties made by SHF, the Seller, and PCCU will generally survive the closing of the Business Combination through the date that is 12 months from the date of the closing of the Business Combination.

Termination

The Purchase Agreement may be terminated at any time prior to the closing of the Business Combination:

●          by mutual agreement of the Company and the Seller;

●          by written notice by the Company or the Seller if any of the conditions to the closing of the Business Combination set forth in the Purchase Agreement have not been satisfied or waived by June 30, 2022, unless extended pursuant to the terms of the Purchase Agreement; provided, however, the foregoing right to terminate the Purchase Agreement shall not be available to a party if the breach or violation by such party or its affiliates of any representation, warranty, covenant or obligation under the Purchase Agreement was the cause of, or resulted in, the failure of the closing of the Business Combination to occur on or before June 30, 2022;

●          by written notice by either the Company or the Seller, if any governmental authority shall have taken a final, non-appealable action which permanently restraints, enjoins or otherwise prohibits the transactions contemplated by the Purchase Agreement; provided, however, that the foregoing right to terminate the Purchase Agreement shall not be available to a party if the failure by such party or its affiliates to comply with any provision of the Purchase Agreement has been a substantial cause of, or substantially resulted in, such action by such governmental authority;

●          by written notice by the Seller to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in the Purchase Agreement, or if any representation or warranty of the Company shall have become untrue or inaccurate, in any case, which would result in a failure of certain conditions set forth in the Purchase Agreement to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice of such breach or inaccuracy is provided to the Company or (B) the June 30, 2022; provided, that the Seller shall not have the right to terminate if at such time the Seller is in material uncured breach of the Purchase Agreement;

●          by written notice by the Company to the Seller, if (i) there has been a breach by SHF, the Seller, and PCCU of any of its representations, warranties, covenants or agreements contained in the Purchase Agreement, or if any representation or warranty of such parties shall have become untrue or inaccurate, in any case, which would result in a failure of certain conditions set forth in the Purchase Agreement to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice of such breach or inaccuracy is provided to the Seller or (B) June 30, 2022; provided, that the Company shall not have the right to terminate if at such time the Company is in material uncured breach of the Purchase Agreement;

●          by written notice if there shall have been a material adverse effect on the Company or SHF following the effective date of the Purchase Agreement which is uncured and continuing;

●          by written notice by either the Company or the Seller to the other, if the Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Company’s stockholders have duly voted, and the requisite stockholder approvals of the Business Combination and related proposals were not obtained.

If the Purchase Agreement is validly terminated, none of the parties thereto will have any liability or any further obligation under the Purchase Agreement with certain limited exceptions, including liability arising out of fraud.

Amendments

The Purchase Agreement may be amended by the parties to the Purchase Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Purchase Agreement.

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Purchase Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Forms of the Lock-Up Agreement, Business Combination Registration Rights Agreement, and Non-Competition Agreement are attached hereto as Annexes C, D, and E, respectively. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Lock-Up Agreement

Concurrently with entering into the Purchase Agreement, the Company, the Seller, and PCCU will enter into the Lock-Up Agreement, pursuant to which, among other things, and subject to certain exceptions, the Company securities held by the Seller and PCCU, as applicable, are to be locked-up for a period of six months from the date of the closing of the Business Combination, and to be subject to certain restrictions on sale thereafter, in accordance with the terms set forth therein.

The foregoing summary of the Lock-Up Agreement is not complete and is qualified in its entirety by reference to the complete text of the Lock-Up Agreement set forth in Annex C.

Business Combination Registration Rights Agreement

At the closing of the Business Combination, the Company, the Seller, and PCCU will enter into the Business Combination Registration Rights Agreement, pursuant to which the Seller and PCCU may request that the Company register certain securities held by such entities, including: (i) all outstanding shares of Common Stock held by the Seller or PCCU immediately following the closing of the transactions contemplated by the Purchase Agreement and (ii) all shares of Common Stock issued to the Seller or PCCU by way of any stock split, stock dividend or other distribution, recapitalization, stock exchange, stock reconstruction, amalgamation, contractual control arrangement or similar event.

The foregoing summary of the Business Combination Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Business Combination Registration Rights Agreement set forth in Annex D.

Non-Competition Agreement

At the closing of the Business Combination, the Seller and PCCU will enter into the Non-Competition Agreement in favor of the Company and SHF, pursuant to which the Seller and PCCU will agree not to offer financial services to businesses in the cannabis industry for a period of five years following the closing of the Business Combination. The Non-Competition Agreement contains customary geographical limitations and excludes the provision of services by PCCU pursuant to the Loan Servicing Agreement and the Amended and Restated Support Services Agreement from the restrictions thereof. Additionally, the Non-Competition Agreement also contains certain non-solicitation provisions in favor of the Company and SHF regarding employees, consultants, customers, and supplies, as well as confidentiality provisions.

The foregoing summary of the Non-Competition Agreement is not complete and is qualified in its entirety by reference to the complete text of the Non-Competition Agreement set forth in Annex E.

PIPE Investment

In order to finance a portion of the Purchase Agreement consideration and the costs and expenses incurred in connection therewith, we entered into the PIPE Securities Purchase Agreements with the PIPE Investors concurrently with the execution of the Purchase Agreement, pursuant to which such PIPE Investors committed to purchase the aggregate 60,000 PIPE Shares and PIPE Warrants to purchase up to a number of shares of the Class A Stock equal to 50% of shares of the Class A Stock issuable upon conversion of the PIPE Shares. The PIPE Shares were purchased at a purchase price of $1,000.00 per share for an aggregate purchase price of $60,000,000. The PIPE Shares will convert into shares of Class A Stock at a price of $10.00 per share of Class A Stock, which conversion price is subject to downward adjustment on each of the dates that are 10 days, 55 days, 100 days, 145 days and 190 days after the effectiveness of a registration statement registering the shares of Class A Stock issuable upon conversion of the PIPE Shares to the lower of the conversion price and the greater of (i) 80% of the volume weighted average price of the Class A Stock for the prior five trading days and (ii) $2.00. In addition, as described in the PIPE Certificate of Designation, the conversion price is subject to adjustment for certain issuances of Class A Stock at a price per share less than the conversion price such that the conversion price will be adjusted to equal the price at which the new shares are issued. The conversion price is also subject to other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants will have an exercise price of $11.50 per share of Class A Stock to be paid in cash (except if the shares underlying the warrants are not covered by an effective registration statement after the six-month anniversary of the closing date, in which case cashless exercise is permitted), subject to adjustment to a price equal to the greater of (i) 125% of the conversion price if at any time there is an adjustment to the conversion price and the exercise price after such adjustment is greater than 125% of the conversion price as adjusted and (ii) $5.00. The PIPE Warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants will be exercisable for a period of five years following the closing of the transactions contemplated by the subscription agreements. The closing of the transactions contemplated by the PIPE Securities Purchase Agreements will occur immediately prior to the closing of the Business Combination, subject to the satisfaction or the waiver of the closing conditions therein.

Employment Agreements

The executive officers of SHF have entered, or will enter following the Business Combination, into employment agreements with the Company. For a description of these agreements see “Management after the Business Combination—Post-Combination Company Executive Compensation.”

Background of the Business Combination

The terms of the Purchase Agreement are the result of extensive negotiations between the Company and SHF and their respective representatives. The following is a brief description of the background of these negotiations.

The Company is a blank check company incorporated in the state of Delaware on February 26, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On June 28, 2021, the Company consummated its IPO of 12,028,175 units, each consisting of one share of Class A Stock and one-half of one warrant to purchase Class A Stock, including 1,500,000 units issued pursuant to the exercise of the underwriters’ over-allotment option in full, at $10.00 per unit, generating gross proceeds of $115.0 million, and incurring offering costs of approximately $6.26 million, inclusive of $4.025 million in deferred underwriting commissions.

Upon the closing of the IPO and private placement, $117.3 million ($10.20 per unit) of the net proceeds of the sale of the units in the IPO and the private placement was placed in our Trust Account and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of an initial business combination and (ii) the distribution of the Trust Account.

Prior to the consummation of the Company’s initial public offering, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with the Company.

Beginning in late June 2021, the Company initiated an active search for prospective businesses and assets to acquire. Representatives of the Company and the Sponsor contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities. The Company initiated contact with and/or reviewed approximately 11 potential acquisition targets, with potential market capitalizations ranging from $30.0 million to over $500.0 million. Out of the 11 potential acquisition targets considered, the Company and the Sponsor entered into non-disclosure agreements in consideration of a possible transaction with eight potential targets, and submitted and executed one letter of intent with a potential target, and conducted a due diligence review thereof, SHF.

On July 21, 2021, the representatives of the Company contacted representatives of SHF to discuss a possible transaction.

On July 21, 2021, the Company, SHF, and the Seller entered into a non-disclosure agreement in consideration of a possible transaction.

On July 22, 2021, the Company’s representatives met with representatives of SHF and the Seller to commence preliminary due diligence and discuss the Company’s initial questions regarding SHF.

On July 28, 2021, the Company, SHF, and the Seller exchanged an initial draft of a non-binding letter of intent regarding a potential business combination, the terms of which included, among others, transaction consideration for SHF of $207.5 million in the form of the issuance of shares of common stock of the surviving company and payment of $207.5 million in cash. The draft letter of intent proposed entry into a 21-day exclusivity period, whereby the parties would negotiate the terms of a definitive transaction agreement. The draft letter of intent provided that each of the Company and SHF would be obligated to pay their respective expenses incurred in connection with the business combination.

On July 28, 2021, the Company held a Board meeting call to discuss the status of the Company’s search for a suitable business combination candidate, including discussions with SHF and the potential timeline for a business combination. The Board also discussed the plan for the Company’s due diligence efforts, audit-related matters, post-transaction leadership and governance matters, as well as discussions regarding the framework of a transaction.

On July 29, 2021, SHF sent the Company an updated draft non-binding letter of intent, including revised terms for the pricing period for the equity portion of the transaction, the addition of two exclusivity option extensions for two payment considerations, and the specification that solely Sundie Seefried would be executing a 2-year employment agreement as part of the transaction.

On July 30, 2021, after negotiations between the parties, the Company, SHF, and the Seller executed the non-binding letter of intent. The non-binding letter of intent included a 21 day exclusivity period, contemplated a valuation for SHF of $415.0 million, with $207.5 million to be paid in the form of the issuance of shares of common stock of the surviving company and $207.5 million to be paid in cash, and included an outline of a governance proposal that would result in the Board being composed of seven members, three to be designated by SHF, three to be designated by the Sponsor, and one to be mutually designated by the Company and SHF. The starting valuation in the initial letter of intent was based on a thorough review of third-party valuation reports prepared for SHF, a review of the business’s financial model, and initial conversations with management. After the letter of intent was executed, the Company’s management team began deeper due diligence of SHF through stress testing and, ultimately, rebuilding the entire financial model alongside SHF’s management. This further analysis and diligence resulted in the determination that certain material factors were not represented in the original financial model. In particular, the Company believed that the ramp up of the loan program would take longer than SHF management had originally expected, that internal competitive analysis of the financial services space for CRBs showed competition was present in the space, which would lead to downward pressure on margins for the deposit revenue over the next three years, and that increased costs related to running a public company were not represented in the original financial model. The Company’s management then began several weeks of discussions with SHF’s and PCCU’s management and board representatives about the valuation and how it would be perceived in the public markets.

On August 17, 2021, the Company engaged EF Hutton, division of Benchmark Investments, LLC, (“EF Hutton”) as the Company’s non-exclusive placement agent in connection with the proposed offering by private placement.

On August 4, 2021, the Company submitted a due diligence request list to Donald Emmi, a representative of PCCU, the Seller’s sole member.

On August 13, 2021, the Company and Nelson Mullins met to discuss the proposed transaction structure for the potential business combination.

On August 26, 2021, Nelson Mullins distributed an initial draft of the Purchase Agreement for the potential business combination to Mr. Emmi and David Waller, counsel to Seller.

On September 1, 2021, the Company and Nelson Mullins met to discuss the ongoing diligence efforts being conducted by Nelson Mullins and the progress of the potential business combination in general.

On September 29, 2021, the Company held a Board meeting to discuss the status of the Company’s ongoing business diligence with SHF and to discuss the proposed amended LOI. The directors considered the ongoing discussions being held with SHF, the Seller, and their representatives regarding, among other things, the intended structure of the transaction, the total purchase price, a review of the status of due diligence efforts, audit-related matters and post-transaction leadership and governance matters. Ultimately the directors voted and approved to propose the amended LOI containing the updated total consideration purchase price and extend the LOI exclusivity period.

On September 27, 2021, Nelson Mullins distributed drafts of certain ancillary documents to the Purchase Agreement to Messrs. Emmi and Waller.

On September 29, 2021, the Company proposed an amendment to the letter of intent to SHF and the Seller, whereby the letter of intent would be amended to provide for an exclusivity period based on certain financial deliverables on the part of SHF, contemplated a valuation for SHF of $185.0 million, with $69.375 million to be paid in the form of the issuance of shares of common stock of the surviving company and $115.625 million to be paid in cash, and included an outline of a governance proposal that would result in the Board being composed of seven members, two to be designated by SHF, three to be designated by the Sponsor, and two to be mutually designated by the Company and SHF; SHF proposed a counterproposal that modified the proposed amendment by proposing a valuation for SHF of $185.0 million, with $61.5 million to be paid in the form of the issuance of shares of common stock of the surviving company and $123.5 million to be paid in cash.

On October 1, 2021, the Company and Nelson Mullins met to discuss the ongoing diligence efforts being conducted by Nelson Mullins and the progress of the potential business combination in general.

On October 8, 2021, the Company, SHF, and the Seller entered into the amendment to the letter of intent.

On October 11, 2021, the Company, Nelson Mullins, and Messrs. Emmi and Waller met to discuss the current draft of the Purchase Agreement and outstanding issues thereto and the progress of the potential business combination in general.

Between August 2021 and December 2021, the Company and Nelson Mullins conducted extensive due diligence of SHF.

On October 15, 2021, Nelson Mullins redistributed a revised draft of the Purchase Agreement for the potential business combination to Messrs. Emmi and Waller. From September 24, 2021 to February 10, 2022 Nelson Mullins also distributed drafts of the forms of ancillary documents to the Purchase Agreement to Messrs. Emmi and Waller.

On October 25, 2021 and October 27, 2021, the Company and Nelson Mullins met to discuss the current draft of the Purchase Agreement and outstanding issues thereto and the progress of the potential business combination in general.

On November 1, 2021, the Company, Nelson Mullins, and Messrs. Emmi and Waller met to discuss the current draft of the Purchase Agreement and outstanding issues thereto and the progress of the potential business combination in general.

On November 4, 2021 and November 9, 2021, Nelson Mullins and Messrs. Emmi and Waller met to discuss the current draft of the Purchase Agreement and outstanding issues thereto and the progress of the potential business combination in general.

On November 11, 2021, Messrs. Emmi and Waller circulated comments to the draft of the Purchase Agreement to Nelson Mullins. On November 11, 2021, the Company and Nelson Mullins met to discuss the comments to the Purchase Agreement provided by Messrs. Emmi and Waller, and on November 17, 2021, Nelson Mullins and Messrs. Emmi and Waller met to discuss the same.

Between December 1, 2021 and December 23, 2021, the Company and Nelson Mullins met several times to discuss the current draft of the Purchase Agreement and certain ancillary documents thereto and the progress of the potential business combination in general.

On January 4, 2022, Nelson Mullins and Messrs. Emmi and Waller met to discuss the potential HSR filing to be made in connection with the potential business combination.

From August 26, 2021 to February 10, 2022, the Company, SHF, and the Seller held ongoing discussions and negotiations regarding the Purchase Agreement and exchanged drafts of the Purchase Agreement and all ancillary documents thereto.

On September 27, 2021, Nelson Mullins distributed drafts of the remaining ancillary documents to the Purchase Agreement, including the executive employment agreements and the Incentive Plan. From September 24, 2021 to February 10, 2022, Nelson Mullins and Waller exchanged drafts of the ancillary documents and engaged in negotiations of such documents.

On August 17, 2021, the Company began contemplating obtaining additional financing for a business combination in the form of a private investment in public equity, or “PIPE,” transaction.

Between January 12, 2022 and January 26, 2022, the Company and Nelson Mullins met several times to discuss the current draft of the Purchase Agreement and certain ancillary documents thereto and the progress of the potential business combination in general.

On January 27, 2022, the Board convened over a conference call to discuss the Purchase Agreement, the ancillary agreements thereto, and the Business Combination. In evaluating the fairness of the terms of the Business Combination, the Board considered and discussed with management and its advisors multiple factors, including the financial condition of SHF and the pro forma financial information, the due diligence provided by SHF and the Seller and the Company’s review thereof, the terms of the ancillary agreements to the Purchase Agreement, the amount and form of the Purchase consideration, and the historic and projected trading prices and trading volumes of the Company’s common stock and warrants in addition to the potential risks of the transaction.

On February 2, 2022, the Company proposed a reallocation of the total purchase price between the stock portion and cash portions thereof, which would result in a total purchase price of $185.0 million, with $115.0 million to be paid in the form of the issuance of shares of Class A Stock and $70.0 million to be paid in cash.

On February 4, 2022, SHF, the Seller, and PCCU agreed to the reallocation, and the Company and SHF agreed upon the material terms of the transaction consideration and post-combination company ownership structure, pursuant to which, upon consummation of the Purchase, SHF would receive 11,386,139 shares of Class A Stock and $70.0 million in cash as transaction consideration.

On February 8, 2022 and February 10, 2022, the Company and Nelson Mullins met to discuss final changes to the Purchase Agreement and the ancillary agreements thereto in anticipation of signing.

On February 11, 2022, the Board unanimously approved the Purchase Agreement and the Business Combination via written consent and resolved to recommend adoption of the Purchase Agreement and the proposals set forth herein by the Company’s stockholders.

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

As described under “Background of the Business Combination” above, the Board, in evaluating the Business Combination, consulted with its management and legal and financial advisor, and, in reaching its decision to recommend approval of the Business Combination, considered a variety of factors. In light of the complexity of those factors, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Board may have given different weight to different factors. The Company’s reasons for the Board’s approval of the Business Combination, and all other information presented in this section, are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.” Before reaching its decision, the Board reviewed the results of due diligence conducted by the Company’s management, together with its advisors, which included, among other things:

●	extensive meetings (both in-person and telephonic) with SHF’s management team regarding operations and forecasts including significant stress testing of the model and its projections;

●	research on the cannabis industry, including historical growth trends and market data, as well as end-market size and growth projections;

●	review of SHF’s material contracts and financial, tax, legal, accounting, technology and intellectual property due diligence;

●	consultation with the Company’s management, and legal and capital markets advisors;

●	review of current and forecasted industry and market conditions;

●	financial and valuation analysis of SHF and the Business Combination and financial projections prepared by SHF’s management team;

●	SHF’s audited and unaudited financial statements; and

●	reports related to tax and legal diligence prepared by external legal counsel and advisors.

The factors considered by the Board include, but are not limited to, the following, which include certain general, non-exclusive criteria and guidelines that it believed would be important in evaluating prospective target businesses:

●	Consistent with the Company’s investment thesis as described in the Company’s prospectus filed in connection with the Company’s IPO, the Company planned to target businesses with total enterprise values ranging from $100.0 million to $500.0 million in the cannabis industry;

●	The Company sought to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage;

●	The Company sought to acquire one or more businesses that have the potential to generate strong, stable and increasing free cash flow. The Company intended to focus on one or more businesses that have predictable revenue streams and definable low working capital and capital expenditure requirements. The Company also sought to prudently leverage this cash flow in order to enhance stockholder value.

●	The Company sought companies with strong management teams already in place and spent significant time assessing a potential targets’ leadership and human fabric.

●	The Company intended to acquire one or more businesses that will benefit from being publicly-traded and can effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company.

●	The Company applied rigorous, criteria-based, disciplined, and valuation-centric metrics and intended to acquire a target on terms that it believes provide significant upside potential while seeking to limit risk to the Company’s stockholders.

In considering the Business Combination, the Board concluded that SHF met all of the above criteria. The Board did not obtain a third-party valuation or a fairness opinion in connection with its determination to approve the Business Combination. The Company’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and expertise of the Company’s advisors, enabled the Board to make the necessary analyses and determinations regarding the Business Combination valuation. Although the Board did not seek a third-party valuation, and did not receive any report, valuation or opinion from any third party in connection with its determination to approve the Business Combination, the Board relied on the following sources:

●	due diligence on the fundamental drivers of SHF’s business, including but not limited to, reviewing key performance indicators, financial projections and historical performance of SHF;

●	financial due diligence materials prepared by professional advisors;

●	research reports and data related to the cannabis, financial service and fintech industries; and

●	the Company’s management’s collective experience in constructing and evaluating financing models and projections and conducting valuations of business.

Following such efforts and evaluating growth prospects of SHF for 2021 through 2024, the Board concluded that the valuation was fair and reasonable.

The Board also considered valuations and trading of publicly traded companies in similar and adjacent sectors, including comparing SHF to businesses both within and outside the cannabis industry that are focused on consumer lending through a fintech platform, specialty lenders focused on the cannabis space, finserv platforms, cannabis-focused mortgage REITs, cannabis-focused sale lease-back REITs, cannabis tech platforms, fintech payment processors, and specialty financing platforms in the agtech space. The industries and industry players identified for the valuation analysis were determined based on their similarity and adjacency to SHF and are subject to similar macro trends. The Board, with the assistance of management, determined that an EBITDA multiple was the most relevant metric among the metrics used to value cash flow generating assets in the cannabis space. Though the Company also used P/E multiples that are commonplace in the fintech industry, management felt having a single common multiple that would allow for proper analysis across the multiple comparable companies should be used in that analysis. The Board focused its analysis on mean calendar year 2023E Enterprise Value (“EV”) to EBITDA multiples. After analysis of the various industries, management saw a mean EV/EBITDA of 13.8x. An in-depth analysis of the financial statements and projections was then conducted. This analysis included DCF, comp analysis. While management saw parallels to fintech models and neobanks (although smaller growth, both historically and forward looking), it was deemed prudent to add a significant risk adjustment to the valuation so that the Company was buying at a discount to its peers both in and out of the industry. After repeated discussions and stress testing of the financial projections, including adding a risk discount of approximately 70%, an EV/EBITDA multiple of 8.9x (relative to the 13.8x mean) was applied, resulting in an approximately 30% discount to the comparable companies that were used in the Company’s analysis, which included a blend of fintech companies, cannabis lenders, and related ancillary cannabis-related companies.

The Board also considered the following factors through its analysis of the transaction through an investment thesis memorandum:

●	The U.S. cannabis industry has historically lacked banking solutions and access to capital. Traditional banks typically do not bank the cannabis industry, and the regional credit unions that do are small, fragmented, and limited with short operational histories in the space.

●	The U.S. cannabis industry is expected to grow from $20 billion in revenue in 2020 to $46 billion in revenue in 2025, and nine states have additional ballot initiatives relating to the cannabis industry in process for 2022.

●	Cannabis operators have built value traditionally via equity markets and can now support debt financings with owned real estate, valuable equipment and licenses, and sufficient cash coverage ratios, yet still have limited options for debt financing.

●	Cannabis-specific lenders have emerged, drawn by the higher yields available, but generally provide only limited additional service offerings. Lenders are competing on near-term high yield opportunities and offer limited cannabis operational knowledge or experience. Financial services offerings for the cannabis industry are typically fragmented, without a “one stop shop” for operator financial needs. The Board believes SHF’s experience in the industry since 2015 offers value-added lending services with deep sector expertise in handling cannabis-related financial services.

●	There is a unique opportunity for a cannabis-focused financial services company to create a valuable industry footprint prior to legalization. Currently, there is no clear winner in lending, banking, or other financial services related to cannabis and no clear timeline for other incumbent banks to enter the market.

●	SHF has created a “best in class” banking solution for a substantial growing client base while working with regulators since 2015. SHF has completed 16 state and federal exams while earning top compliance results as a credit union entity. SHF had approximately 570 unique clients and $3.6 billion in deposits activity in 2021 and forecasting growth to over 2,000 accounts by December 31, 2024, representing an estimated 2% of the U.S. cannabis business market share.

●	SHF can now offer various lending and financial services products to its existing clients and new clients. SHF had approximately $2 million in test loans in 2021 and a pipeline of approximately $480 million in loans at January 1, 2022.

●	SHF has the opportunity to implement additional offerings, including merchant processing, custodial and broker dealer services, and cash courier services in the near term.

●	SHF offers an attractive core financial performance opportunity. SHF’s 2021 EBITDA margin was approximately 46.9% and is projected to be 40% in 2022. Additionally, EBITDA is projected to grow at a compound annual rate of 73% the next two years, reaching $25.6 million in 2023. Additionally, because SHF has historically experienced after-tax profitability each year, it avoids many of the implications of Section 280E of the US Internal Revenue Code.

Further to this the board of directors also considered the following factors, although not weighted or in any order of significance:

●	SHF through its platform generates revenue from deposits and account related activity along with lending with strong net interest spreads due to low cost of capital.

●	SHF has built one of the dominant financial services platforms in the space.

●	A significant market opportunity exists as cannabis related businesses have traditionally and still have problems finding viable banking and financing solutions.

●	Among the lowest cost of capital compared with the current peers in the cannabis lending space which will allow for stronger net interest spreads resulting in the potential for more profitable loans.

●	Opportunity to create the leading full service fintech platform for cannabis and other compliance heavy cash service business through the execution of a successful M&A strategy in a fragmented ecosystem.

●	A proven management team that includes Sundie Seefried who has over 30 years of financial services experience and over 7 years of experience related to compliantly banking Cannabis related businesses; Paul Penney who has over 25 years of experience in capital markets, portfolio management and lending, and Chris Fameree who has over 15 years of private and public company accounting experience.

●	A favorable entry valuation with an EV/EBITDA multiple of 8.9 relative to the comp set with a mean of 13.8x.

●	Strong macro backdrop for the cannabis industry with US market size expected to grow to over $46 billion in retail sales by 2025.

●	Following the closing, the Company is expected to have long-term institutional stockholders and a permanent capital and public platform suitable for its long-term success, providing stability to all stakeholders.

●	$60,000,000 of private capital has been committed, which indicates strong support from parties knowledgeable about the business of the Company.

●	The Board reviewed the financial and other terms and conditions of the Purchase Agreement and determined that they were reasonable and were the product of arm’s-length negotiations among the parties.

●	The Board considered the fact that in connection with the business combination our stockholders have the option to (i) remain stockholders of the Company, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the trust account.

●	In connection with the Business Combination, our independent directors took an active role in evaluating the proposed terms of the Business Combination, including the Unit Purchase Agreement and the related agreements. Our independent directors evaluated and unanimously approved, as members of the Board, the Unit Purchase Agreement and the related agreements and the transactions contemplated thereby.

●	The Board’s belief is that the Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and management’s belief that such processes did not present a better alternative.

●	SHF is an established business with potential growth prospects within the financial services sector that is focused on the Cannabis Industry.

●	Our Board believes the Business Combination will strengthen SHF’s business throughout the U.S. market by providing additional liquidity and other resources for continued growth and investment in the business.

●	Our Board believes that SHF has the potential to be scaled for growth through its new business line of lending secured debt capital to cannabis related businesses (CRB’s), among other financial service verticals.

●	Our Board believes SHF will be well positioned to grow and develop its business in response to certain demographic and economic factors.

●	SHF’s historical net profit margins of 63.6% and 46.9%, respectively, for each of the years ended December 31, 2020 and December 31, 2021.

●	The Company’s management conducted extensive meetings and calls with SHF management regarding SHF’s operations, financial position and projections;

●	Our Board believes SHF has a strong management team with significant industry experience that is well positioned to drive growth.

●	Senior management of SHF have indicated their intent to remain with the post-combination company in the capacity of officers and/or directors, which will provide helpful continuity in advancing the Company’s strategic and growth goals.

●	Our Board believes SHF has a strong financial profile with recurring revenues with ability to expand on SHF fundamentals.

●	The aggregate value of the consideration payable by the Company pursuant to the Purchase Agreement.

●	The fact that the Company stockholders will retain an ownership stake following the Business Combination, which provides them the opportunity to participate in the potential growth of SHF following the Business Combination.

●	The financial and other terms and conditions of the Purchase Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between the Company and SHF.

Satisfaction of 80% Test

It is a requirement under our Amended and Restated Certificate of Incorporation and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. As of February 10, 2022, the date prior to the execution of the Purchase Agreement, the fair value of investment securities held in the Trust Account was approximately $113.3 (including interest not previously released to the Company to pay its franchise and income taxes, but excluding $4.025 million of deferred underwriting commissions and no taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $90.6 million. In reaching its conclusion that the Business Combination meets the 80% asset test, our Board reviewed the enterprise value of SHF of approximately $234.8 million implied by adding: (i) approximately $115.0 million of equity consideration in the post-combination company to be issued to the Seller; (ii) the approximately $70.0 million of cash consideration; (iii) no repayment of SHF’s existing indebtedness; (v) the payment of approximately $9.8 million of certain transaction costs, including prepaid insurance premiums; and (vi) the impact of the Founder Shares and the Private Placement Shares retained by our Northern Lights Restricted Stockholders. In determining whether the enterprise value described above represents the fair market value of SHF, our Board considered all of the factors described above in this section and the fact that the purchase price for SHF was the result of an arm’s length negotiation. As a result, our Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

●          the fact that the Northern Lights Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

●          the fact that the Northern Lights Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●          the fact that the Northern Lights Restricted Stockholders paid an aggregate of $25,000 for 2,875,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $29.2 million, based upon the closing trading price of the Class A Stock on May 19, 2022 (but, given the restrictions on such shares, we believe such shares have less value);

●          the fact that our Sponsor paid an aggregate of approximately $5,281,750 for their 528,175 Private Placement Units, each of which consists of one Private Placement Share and one-half of one Private Placement Warrant. Such Private Placement Warrants will expire worthless if a business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

●          the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

●          the holders of the Class B Stock are entitled to certain anti-dilution rights whereby, in the case that additional shares of Class A Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which shares of Class B Stock shall convert into shares of Class A Stock will be adjusted so that the number of shares of Class A Stock issuable upon conversion of all shares of Class B Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination);

●          if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

●          the anticipated continuation of three of our existing directors, Messrs. Darwin, Mann, and Summers, as directors of the post-combination company;

●          the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

●          the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation; and

●          that pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Total Company Shares to Be Issued in Conjunction with the Business Combination

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the Northern Lights Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 34.9% in the post-combination company; (ii) the Northern Lights Restricted Stockholders will own approximately 12.3% of the post-combination company with respect to their converted Founder Shares; (iii) the Seller will own approximately 34.6% of the post-combination company; and (iv) the PIPE Investors will own approximately 18.2% of the post-combination company with respect to the PIPE Shares on an as-converted basis. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or the PIPE Warrants, (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (3) the redemption of shares of Class A Stock held by the Company’s public stockholders pursuant to our Amended and Restated Certificate of Incorporation, or (4) the conversion of the PIPE Shares at a price less than $10.00 per share pursuant to certain adjustment provisions in the PIPE Certificate of Designation or the exercise of the PIPE Warrants at a price less than $11.50 pursuant to certain adjustment provisions contained therein, but (b) does take into account (1) the conversion of 2,875,000 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions) and (2) the issuance of an additional 625,000 shares of Class A Stock to the Sponsor upon conversion of the Founder Shares in accordance with certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination assuming 0% redemptions and approximately $117.4 million of cash in our trust account:

No Redemption

Sources ($m)[1]		Uses ($m)[1]
Existing Cash in Trust Account[2]	$117,360,526	Cash to Balance Sheet	$94,467,138
Seller Rollover Equity[3]	115,000,000	Seller Rollover Equity[3]	115,000,000
PIPE Proceeds	60,000,000	Transaction Fees and Expenses	9,750,000
		Cash to Seller[4]	73,143,388
Total Sources	$292,360,526	Total Uses	$292,360,526

(1) Totals might be affected by rounding.

(2) As of May 19, 2022.

(3) Shares issued are at a value of $10.10 per share.

(4) Represents $70.0 million in cash to be received pursuant to the Purchase Agreement and $3,143,388 in cash on hand less liabilities at July 31, 2021 withheld by PCCU.

The following table summarizes the sources and uses for funding the Business Combination assuming maximum redemptions and $117.4 million of cash in our trust account:

Maximum Redemption

Sources ($m)[1]		Uses ($m)[1]
Existing Cash in Trust Account[2]	$117,360,526	Redemption of Public Shares	$100,574,884
Seller Rollover Equity[3]	115,000,000	Seller Rollover Equity[3]	115,000,000
PIPE Proceeds	60,000,000	Transaction Fees and Expenses	9,750,000
Cash from Balance Sheet	6,080,746	Cash to Seller[4]	73,143,388
Total Sources	$298,441,272	Total Uses	$298,441,272

(1) Totals might be affected by rounding.

(2) As of May 19, 2022.

(3) Shares issued are at a value of $10.10 per share.

(4) Represents $70.0 million in cash to be received pursuant to the Purchase Agreement and $3,143,388 in cash on hand less liabilities at July 31, 2021 as withheld by PCCU.

Board of Directors of the Company Following the Business Combination

In addition to Messrs. Summers and Racine, who have each been nominated to serve as directors pursuant to Proposal No. 5, Ms. Meyers and Messrs. Darwin, Mann, Niehaus, and Carleton will serve as directors following this Special Meeting. Pursuant to the terms of the Purchase Agreement, immediately prior to the consummation of the Business Combination, Mr. Torres shall resign as a director of the Company. Mr. Summers (assuming his reelection pursuant to Proposal No. 5) and Messrs. Darwin and Mann shall continue as directors of the post-combination company. Please see the section entitled “Management after the Business Combination” for additional information.

Name; Headquarters

The name of the Company after the Business Combination will be SHF Holdings, Inc. and our headquarters will be located at 5269 W. 62nd Avenue, Arvada, Colorado 80003.

Redemption Rights

Pursuant to our Amended and Restated Certificate of Incorporation, holders of Class A Stock may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Amended and Restated Certificate of Incorporation. As of May 19, 2022, the redemption price per share would have amounted to approximately $10.21, based on the aggregate amount on deposit in the Trust Account of approximately $117,360,526 (including interest not previously released to the Company to pay its franchise and income taxes), divided by the total number of then outstanding shares of Class A Stock. Such a holder will be entitled to receive cash for its shares of Class A Stock only if it properly demands redemption and delivers its shares (either physically or electronically) to the Company’s transfer agent prior to the Special Meeting. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Class A Stock for cash.

Please see the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination. However, our stockholders may be entitled to redemption under certain circumstances. See the section “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights.”

Accounting Treatment

The Business Combination will be treated as a reverse recapitalization in conformity with GAAP as SHF’s former owners will retain control of the post-combination company after the transaction. Under this method of accounting, SHF will be the accounting acquirer (legal acquiree) and the Company will be deemed the accounting acquiree (legal acquirer) for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of SHF with the proposed transaction being treated as the equivalent of SHF issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of SHF will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the closing of the Business Combination will be those of SHF.

Certain United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of certain U.S. federal income tax considerations for holders of our shares of Class A Stock that elect to have their Class A Stock redeemed for cash if the Business Combination is completed. This discussion assumes that a unit should be treated for U.S. federal income tax purposes as (i) one share of our Class A Stock and (ii) one-half of one public warrant to acquire one share of our Class A Stock. This discussion applies only to Class A Stock or a public warrant that is held as a capital asset for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

●          banks and financial institutions;

●          insurance companies;

●          brokers and dealers in securities, currencies or commodities;

●          dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A Stock;

●          regulated investment companies and real estate investment trusts;

●          governmental organizations and qualified foreign pension funds;

●          persons holding Class A Stock or public warrants as part of a “straddle,” hedge, integrated transaction or similar transaction;

●          persons holding shares of Class B Stock;

●          U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●          partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities);

●          certain former citizens or long-term residents of the United States;

●          controlled foreign corporations and passive foreign investment companies;

●          tax-qualified retirement plans; and

●          tax-exempt entities.

If a partnership for U.S. federal income tax purposes holds shares of Class A Stock or any public warrant, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners and the activities of the partnership. Partners in a partnership holding shares of Class A Stock or any public warrant should consult their tax advisors as to the U.S. federal income tax consequences of (as applicable) the partnership’s redemption of Class A Stock and the Business Combination.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Certain Defined Terms

●          A “U.S. holder” is a U.S. holder that is a beneficial owner of (as applicable) our shares of Class A Stock and/or public warrants who or that is, for U.S. federal income tax purposes:

●          an individual who is a citizen or resident of the United States;

●          a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●          an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

●          a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

●          A “U.S. stockholder” is a U.S. holder that is a beneficial owner of our shares of Class A Stock.

●          A “U.S. warrant holder” is a U.S. holder that is a beneficial owner of our public warrants.

●          A “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of (as applicable) our Class A Stock and/or public warrants who or that is, for U.S. federal income tax purposes:

●          a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

●          a foreign corporation; or

●          an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption.

●          A “Non-U.S. stockholder” is a Non-U.S. holder that is a beneficial owner of our shares of Class A Stock.

●          A “Non-U.S. warrant holder” is a Non-U.S. holder that is a beneficial owner of our public warrants.

Redemption of Class A Stock

In the event that a holder’s shares of Class A Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Stock, a U.S. stockholder will be treated as described below under the section entitled “U.S. stockholders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock,” and a Non-U.S. holder will be treated as described under the section entitled “Non-U.S. stockholders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.” If the redemption does not qualify as a sale of shares of Class A Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. stockholder described below under the section entitled “U.S. Stockholders—Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. Stockholders—Taxation of Distributions.”

Whether a redemption of shares of Class A Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Stock generally will be treated as a sale of Class A Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A Stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Stock and the Class A Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.

However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to U.S. stockholders will be as described below under the section entitled “U.S. Stockholders—Taxation of Distributions,” and the tax effects to Non-U.S. stockholders will be as described below under the section entitled “Non-U.S. Stockholders—Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. stockholders

Taxation of Distributions. If our redemption of a U.S. stockholder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A Stock,” such distributions generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. stockholder’s adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Stock and will be treated as described below under the section entitled “U.S. Stockholders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

Dividends we pay to a U.S. stockholder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. stockholder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Stock described in this proxy statement may prevent a U.S. stockholder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a U.S. stockholder’s shares of Class A Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Class A Stock,” a U.S. stockholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. stockholder’s adjusted tax basis in the shares of Class A Stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. stockholder’s holding period for the Class A Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. stockholders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. stockholders who hold different blocks of Class A Stock (shares of Class A Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Generally, the amount of gain or loss recognized by a U.S. stockholder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. stockholder’s adjusted tax basis in its Class A Stock so disposed of. A U.S. stockholder’s adjusted tax basis in its Class A Stock generally will equal the U.S. stockholder’s acquisition cost with respect to the Class A Stock less any prior distributions paid to such U.S. stockholder with respect to its shares of Class A Stock treated as a return of capital.

Non-U.S. stockholders

Taxation of Distributions. If our redemption of a Non-U.S. stockholder’s shares of Class A Stock is treated as distribution, as discussed above under the section entitled “Redemption of Class A Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. stockholder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. stockholder’s adjusted tax basis in its shares of our Class A Stock and, to the extent such distribution exceeds the Non-U.S. stockholder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Stock, which will be treated as described below under the section entitled “Non-U.S. Stockholders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

The withholding tax described above does not apply to dividends paid to a Non-U.S. stockholder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. stockholder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. stockholder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. stockholder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a Non-U.S. stockholder’s shares of Class A Stock is treated as a sale or other taxable disposition as discussed above under the section entitled “Redemption of Class A Stock,” subject to the discussions of backup withholding below, a Non-U.S. stockholder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Stock, unless:

●          the gain is effectively connected with the conduct of a trade or business by the Non-U.S. stockholder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. stockholder); or

●          our Class A Stock constitutes a “United States real property interest” (“USRPI”).

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. stockholder were a U.S. resident. In the event the Non-U.S. stockholder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. stockholder, gain recognized by such stockholder on the sale, exchange or other taxable disposition of shares of our Class A Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Stock (we would be treated as a buyer with respect to a redemption of Class A Stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. Gain arising from a sale, exchange or other disposition will not be subject to taxation under the second bullet point above if the Class A Stock is regularly traded on an established securities market and a Non-U.S. stockholder owned, actually and constructively, 5% or less of our Class A Stock at any time during the five-year period ending on the date of the sale, exchange or disposition (the “Class A Publicly Traded Exception”). We anticipate that our Class A Stock will be regularly traded on an established securities market for the foreseeable future, although no assurance can be given that this is the case. We believe that we are not and have not been at any time since our formation a “United States real property holding company” (“USRPHC”) and, as a result, that our Class A Stock is not and has not been at any time since our formation a USRPI. While the determination of whether we are a USRPHC at any time depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and other trade or business assets, we expect to be a USRPHC immediately after the Business Combination is completed. However, even if we were to become a USRPHC after the Business Combination, we still expect that Non-U.S. stockholders that meet ownership requirements of the Class A Publicly Traded Exception (discussed above) will not be subject to the FIRPTA withholding tax on their disposition of our Class A Stock. We encourage Non-U.S. stockholders to consult their tax advisors to determine the tax consequences applicable to Non-U.S. stockholders.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Class A Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under proposed Treasury Regulations, withholding under FATCA does not apply to gross proceeds from any sale or disposition of our Class A Stock. Taxpayers may generally rely on those proposed regulations until final regulations are issued.

Non-U.S. stockholders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A Stock.

Information Reporting and Backup Withholding

Generally, information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of Class A Stock.

Backup withholding of tax (currently at a rate of 24%) may apply to cash payments to which a U.S. holder is entitled to in connection with our redemption of shares of Class A Stock, unless the U.S. holder (i) is exempt from backup withholding and demonstrates this fact in a manner satisfactory to the paying agent or (ii) provides a taxpayer identification number, certifies that such number is correct and that such holder is not subject to backup withholding, and otherwise complies with the backup withholding rules. Each U.S. holder should submit, signed under penalties of perjury, an IRS Form W-9. Backup withholding of tax may also apply to cash payments to which a Non-U.S. holder is entitled in connection with our redemption of shares of Class A Stock, unless the Non-U.S. holder submits an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such Non-U.S. holder’s status as non-U.S. person.

The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Company and SHF have determined that the Business Combination is subject to these requirements. The required filings under the HSR Act have been completed.

At any time before or after consummation of the Business Combination, notwithstanding expiration of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Neither the Company nor SHF is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than related to the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

Unless waived by the parties to the Purchase Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Adjournment Proposal, is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. This Proposal No. 1 is conditioned on the approval of the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal. If the each of the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal is not approved, this Proposal No. 1 will have no effect, even if approved by our stockholders.

This Business Combination Proposal (and consequently, the Purchase Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if at least a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” the Business Combination Proposal. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Business Combination Proposal.

As of the date of this proxy statement, our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of May 19, 2022, Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 – APPROVAL OF THE ISSUANCE OF

MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

IN CONNECTION WITH THE PIPE

Overview

Assuming the Business Combination Proposal is approved, the stock consideration to be paid to the Seller in connection with the Business Combination will be 11,386,139 shares of Class A Stock to be issued to the Seller as set forth in and pursuant to the terms of the Purchase Agreement, and 60,000 shares of Series A Convertible Preferred will be issued to the PIPE Investors pursuant to the PIPE Securities Purchase Agreements, which shares of Series A Convertible Preferred are convertible into 6,000,000 shares of Class A Stock assuming a purchase price of $10.00 per share of Class A Stock. Pursuant to the terms of the Lock-Up Agreement, the Seller will be bound by restrictions on the transfer of their shares issued pursuant to the Business Combination for up to six months after the completion of the Business Combination. For more information on the Lock-Up Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination — Related Agreements—Lock-up Agreement.” The PIPE Investors are not subject to a comparable lock-up agreement.

As contemplated by the Incentive Plan Proposal, we intend to initially reserve approximately 4,037,147 shares of common stock for grants of awards under the Incentive Plan, which amount equals 15% of the shares of common stock to be issued and outstanding as of the closing of the Business Combination, taking into account certain assumptions as detailed elsewhere in this proxy statement. For more information on the Incentive Plan Proposal, please see the section entitled “Proposal No. 6 – Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

The terms of the Stock Consideration and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Purchase Agreement, which is attached as Annex A hereto. A copy of the form of the Incentive Plan is attached hereto as Annex F. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Common Stock (or securities convertible into or exercisable for Common Stock); or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Common Stock in connection with the Business Combination. In addition, the Company intends to reserve for issuance shares of Class A Stock for potential future issuances of Class A Stock under the Incentive Plan.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq Listing Rules do not specifically discuss what constitutes a “change of control” for purposes of Rule 5635(b), related guidance with respect to Nasdaq Listing Rule 5635(b) has indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, and assuming the Business Combination is consummated, 11,386,139 shares of Class A Stock will be issued as Stock Consideration to the Seller pursuant to the terms of the Purchase Agreement, and 60,000 shares of Series A Convertible Preferred will be issued to the PIPE Investors pursuant to the PIPE Securities Purchase Agreements, which shares of Series A Convertible Preferred are convertible into 6,000,000 shares of Class A Stock assuming a purchase price of $10.00 per share of Class A Stock. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The Nasdaq Proposal will be adopted and approved only if at least a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” the Nasdaq Proposal. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote with regard to the Nasdaq Proposal, will have no effect on the outcome of the Nasdaq Proposal.

This Proposal No. 2 is conditioned on the approval of the Business Combination Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal. If each of the Business Combination Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal is not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of May 19, 2022, Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3 – APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Our stockholders are also being asked to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B, which, in the judgment of our Board, will address the needs of the post-combination company.

The following is a summary of the key changes effected by the Second Amended and Restated Certificate of Incorporation, but this summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is included as Annex B:

●          Change the post-combination company’s name to SHF Holdings, Inc.;

●          Provide that the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware” and delete a prior provision in Article II pertaining to a blank-check company;

●          Provide for a single class of common stock of the post-combination company, entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote (other than certain amendments relating to preferred stock) and decrease our total number of authorized shares of common stock from 137,500,000 shares to 130,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A Stock from 125,000,000 shares to 130,000,000 shares, (ii) eliminating Class B Common Stock of the Company by decreasing the post-combination company’s authorized Class B Common Stock from 12,500,000 shares to zero shares, (iii) and designating 1,250,000 shares of preferred stock;

●          Provide that the post-combination Board shall consist of three classes of directors, with the first class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2025, one of whom shall be jointly nominated by the Seller and PCCU and one of whom shall be nominated by our Sponsor, and each of whom shall qualify as an independent director under the rules of The Nasdaq Stock Market (an “Independent Director”); the second class consisting of three directors with an initial term that expires at the annual meeting of stockholders held in 2023, each of whom shall be designated by PCCU (the “PCCU Designees”), and two of whom shall qualify as an Independent Director; and the third class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2024, each of whom shall be designated by our Sponsor. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Such directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death. The number of directors will be determined from time to time exclusively by the post-combination board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the Board;

●         Provide that for so long as PCCU meets its Minimum Share Ownership Condition (as defined below), PCCU shall have the right to designate individuals to serve in the applicable director class upon the completion or early termination (for any reason) of the term of the PCCU Designees. The “Minimum Share Ownership Condition” for PCCU shall mean: if PCCU then beneficially owns 36% or more of the Company’s outstanding Common Stock, PCCU will have the right to designate up to three directors to replace all of the PCCU Designees; if PCCU then beneficially owns from more than 22% to up to 36% of the Company’s outstanding Common Stock, PCCU will have the right to designate up to two directors to replace up to two of the PCCU Designees (and the Board seat held by the remaining PCCU Designee shall be filled by an individual nominated by the Board); if PCCU then beneficially owns from more than 8% to up to 22% or less of the Company’s outstanding Common Stock, PCCU will have the right to designate one director to replace one of the PCCU Designees (and the Board seats held by the remaining PCCU Designees shall be filled by individuals nominated by the Board); and if PCCU then beneficially owns 8% or less of the Company’s outstanding Common Stock, PCCU will no longer have the right to designate any directors;

●          Provide that that subject to the rights of the holders of any outstanding series of preferred stock, any director, or the entire post-combination board of directors, may be removed, with or without cause, by the affirmative vote of a sixty-six and two-thirds percent (66 ⅔%) of the voting power of the stock outstanding and entitled to vote thereon;

●          Delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

●          Provide that in addition to any other votes required by law or the Second Amended and Restated Certificate of Incorporation, including any preferred stock designation, the affirmative vote of the holders representing at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to adopt, amend or repeal, or adopt any provision inconsistent with, Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Exclusive Forum), and IX (Amendments) of the Second Amended and Restated Certificate of Incorporation;

●          Provide that in addition to any amendment to other votes required by law or the Second Amended and Restated Certificate of Incorporation, stockholders of the post-combination company can adopt, amend or repeal, or adopt any provision of the bylaws of the post-combination company only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the stock outstanding common stock outstanding and entitled to vote thereon, voting together as a single class.

Reasons for the Amendments

The Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

●          Name Change: Currently, the Company’s name is Northern Lights Acquisition Corp. The Board believes the name of the post-combination company should more closely align with the name of the post-Business Combination operating business and therefore has proposed the name change.

●          Corporate Purpose: The Board believes this change is appropriate to remove language applicable to a blank check company.

●          Increase in Authorized Stock: The Board believes this amendment will provide us with increased flexibility in meeting future corporate needs and requirements by providing additional authorized shares of common stock and preferred stock, which will be available for issuance from time to time as determined by the post-combination board of directors for any proper corporate purpose including additional equity financings without the expense and delay associated with a special stockholders’ meeting, except where required by applicable rules, regulations and laws.

●          Classified Board and Director Removal Without Cause: The Board believes that keeping the post-combination board of directors at three classes and providing that each class of directors being elected for a three year term in a given year at each annual meeting of stockholders and allowing the removal of directors with or without cause is appropriate because such changes increase director accountability to stockholders and allow stockholders the ability to influence corporate governance policies and to hold the post-combination board of directors and management accountable for implementing these policies.

●          Elimination of Blank Check Provisions: The elimination of the prior provisions under Article IX specific to our status as a blank check company are desirable because they will serve no purpose following the Business Combination.

●          66 2/3% Stockholder Approval for Bylaw and Certain Certificate of Incorporation Amendments: The amendments are intended to protect the bylaws of the post-combination company and certain key provisions of the Second Amended and Restated Certificate of Incorporation and, in the case of bylaw amendments, to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders and to the post-combination company or making changes to provisions that are intended to protect all stockholders and the post-combination company.

●          Exclusive Forum: The exclusive forum provisions are intended to assist the post-combination company in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the DGCL, and in avoiding parallel lawsuits in federal and state courts on certain matters relating to the Securities Act. The provision only regulates the forum where our stockholders may file claims relating to the specified corporate disputes and Securities Act disputes. The Board believes the designation of Delaware courts as the exclusive forum for the specified corporate disputes and the federal district courts of the United States for certain Securities Act disputes is in the best interests of the Company and our stockholders.

Vote Required for Approval

The Charter Approval Proposal will be adopted and approved only if the holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting vote “FOR” the Charter Approval Proposal. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote will have the same effect as a vote “AGAINST” the Charter Approval Proposal.

This Proposal No. 3 is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Director Election Proposal, and the Incentive Plan Proposal is not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of May 19, 2022, Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4 – APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Our stockholders are also being asked to vote on separately presented proposals with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding advisory basis. In the judgment of our Board, these provisions will address the needs of the post-combination company. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the Company and parties to the Purchase Agreement intend that the Second Amended and Restated Certificate of Incorporation in the form set forth on Annex B will take effect upon consummation of the Business Combination.

Reasons for the Amendment

Our Board believes that the provisions of the Second Amended and Restated Certificate of Incorporation, as amended, is consistent with evolving corporate governance standards and is in the best interests of stockholders and the Company. The Board recognizes, for example, that a classified board structure may appear to reduce director accountability to stockholders since this structure does not permit stockholders to express a view on each director’s performance by means of an annual vote, and that many market participants now believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold the board and management accountable for implementing those policies.

Proposal No. 4A: Amendment of Second Amended and Restated Certificate of Incorporation by 66 2/3% of Stockholders

Description of Amendment

The amendment would provide that the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single of class, is required to alter, amend or repeal, or adopt any provision inconsistent with, Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Exclusive Forum), and IX (Amendments) of the Second Amended and Restated Certificate of Incorporation. Subject to certain exceptions, our Amended and Restated Certificate of Incorporation provides that any amendment to our certificate of incorporation would require the affirmative vote of the holders representing at least a majority of the voting power of our outstanding shares of Common Stock in accordance with the default provisions of the DGCL.

Reasons for the Amendment

Our Board believes that these changes will protect key provisions of the proposed Second Amended and Restated Certificate of Incorporation. The Board has determined that the provisions of Article IX of the Second Amended and Restated Certificate of Incorporation, as amended, are in the best interests of the Company and stockholders.

Proposal No. 4B: Amendment of Bylaws by 66 2/3% of Stockholders

Description of Amendment

The amendment would provide that the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required for stockholders of the post-combination company to adopt, amend or repeal the bylaws of the post-combination company. Our Amended and Restated Certificate of Incorporation provides that any stockholder amendment to our bylaws would require the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Reasons for the Amendment

Our Board believes that that these changes will protect key provisions of the post-combination company’s bylaws and prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders. The Board has determined that the provisions of Article IX of the Second Amended and Restated Certificate of Incorporation, as amended, are in the best interests of the Company and the stockholders.

Proposal No. 4C: Increase on Authorized Shares

Description of Amendment

The amendment would provide for a single class of common stock of the post-combination company, entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote (other than certain amendments relating to preferred stock) and decrease our total number of authorized shares of common stock from 137,500,000 shares to 130,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A Stock from 125,000,000 shares to 130,000,000 shares, (ii) eliminating Class B Stock of the Company by decreasing the post-combination company’s authorized Class B Stock from 12,500,000 shares to zero shares, (iii) and designating 1,250,000 shares of Preferred Stock.

Reasons for the Amendment

Our Board believes this amendment will provide us with increased flexibility in meeting future corporate needs and requirements by providing additional authorized shares of common stock and preferred stock, which will be available for issuance from time to time as determined by the post-combination board of directors for any proper corporate purpose including additional equity financings without the expense and delay associated with a special stockholders’ meeting, except where required by applicable rules, regulations and laws.

Vote Required for Approval

Proposals No. 4A through 4C will be adopted and approved only if at least a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” Proposals No. 4A through 4C. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Governance Proposals, will have no effect on the Governance Proposals. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposals.

As discussed above, a vote to approve each of the Proposals No. 4A through 4C is an advisory vote, and therefore, is not binding on the Company, Sponsor or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, the Company and Sponsor intend that the proposed Second Amended and Restated Certificate of Incorporation, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of Proposal No. 3.

As of the date of this proxy statement, our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of May 19, 2022, Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSALS NO. 4A, 4B, and 4C

PROPOSAL NO. 5 – ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

Our Board is currently divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

If the Charter Approval Proposal is approved, our Second Amended and Restated Certificate of Incorporation will keep the classification of our Board and our Board will consist of three classes of directors, with only one class of directors being elected in each year at the annual meeting of our stockholders and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term whose term will continue to the first annual meeting of stockholders following the date of the closing of the business combination.

Our Board has nominated Summers and Racine to serve in a class of directors whose terms expire at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Assuming the Charter Approval Proposal is approved and our board of directors remains classified, Messrs. Summers and Racine, if elected, will serve on our Board for a term of three years expiring at the 2025 annual meeting of stockholders or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal.

For information about Mr. Summers, please see the section entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Directors and Officers.” For information about Mr. Racine, please see below:

Karl Racine. Mr. Racine currently serves as the Attorney General of the District of Columbia, a position he has held since January 2015. Mr. Racine also serves as the Co-Chair of the Conference of Western Attorneys General Alliance, a position he has held since July 2017. Mr. Racine serves as an ex-officio director of the Council for Court Excellence, a position he has held since January 2018, and as an honorary board member of the Network for Victim Recovery of D.C., a position he has held since March 2022. Mr. Racine also serves as a board member of Martha’s Table, a position he has held since May 2020, and as a board member of the National Association of Attorneys General Mission Foundation, a position he has held since July 2018. Previously, Mr. Racine served as the President of the National Association of Attorneys General from December 2020 until December 2021 and as the Chair of the Advisory Board Fair and Just Prosecution from January 2018 until February 2022. Mr. Racine received his Bachelor of Arts from the University of Pennsylvania and his Juris Doctor from the University of Virginia School of Law.

Vote Required for Approval

Directors are elected by a plurality of the votes cast by holders of the outstanding shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the two director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Director Election Proposal.

This Proposal No. 5 is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, and the Incentive Plan Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, and the Incentive Plan Proposal is not approved, this Proposal No. 5 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of May 19, 2022, Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS IN THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL NO. 6 – APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN

Overview

Stockholders are being asked to approve and adopt the Incentive Plan Proposal. A total of approximately 4,037,147 shares of common stock of the post-combination company will initially be reserved for issuance under the Incentive Plan, which amount equals 15% of the shares of common stock to be issued and outstanding as of the closing of the Business Combination, taking into account certain assumptions as detailed below. Our Board approved the Incentive Plan on February 11, 2022, subject to stockholder approval at this Special Meeting. The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached as Annex F to this proxy statement. If approved by our stockholders, the Incentive Plan will be administered by the post-combination company’s board of directors or by a committee that the board of directors designates for this purpose (referred to below as the plan administrator), which will have the authority to make awards under the Incentive Plan.

After careful consideration, our Board believes that approving the Incentive Plan is in the best interests of the Company and its stockholders. The Incentive Plan will promote ownership in the post-combination company by the employees, officers, and non-employee directors and other service providers of the Company and its subsidiaries and aligns incentives the interests between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, shares of the post-combination company’s common stock. Therefore, our Board recommends that the stockholders approve the Incentive Plan. If the stockholders approve the Incentive Plan, it will become effective on the day of the annual meeting.

Essential Incentive Plan

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee equity incentive program provides a range of incentive tools and sufficient flexibility to permit the committee designated by the Board, or the Board if no committee has been designated by the board of directors, to implement them in ways that will make effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. Approval of our Incentive Plan by our stockholders will allow us to continue to grant equity incentive awards at levels determined by our Board and designated committee. The Incentive Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and other service providers, and to provide long-term incentives that align the interests of our employees, directors and other service providers with the interests of our stockholders.

Requested Share Authorization

The Incentive Plan authorizes a committee designated by the board of directors of the post-combination company to administer the plan, or the board of directors if no committee is designated (the “plan administrator”), to grant options, stock appreciation rights, restricted stock units, restricted stock, stock bonus awards and performance compensation awards as determined by the plan administrator. Under the Incentive Plan, we will initially be authorized to issue up to approximately 4,037,147 shares of common stock, which amount equals 15% of the shares of common stock to be issued and outstanding as of the closing of the Business Combination. In calculating the number of shares of common stock to be issued and outstanding as of the closing of the Business Combination, (a) we did not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or the PIPE Warrants, (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (3) the redemption of shares of Class A Stock held by the Company’s public stockholders pursuant to our Amended and Restated Certificate of Incorporation, or (4) the conversion of the PIPE Shares, but (b) we did take into account (1) the conversion of 2,875,000 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions) and (2) the issuance of an additional 625,000 shares of Class A Stock to the Sponsor upon conversion of the Founder Shares in accordance with certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation. The total number of shares of common stock that will be reserved, and that may be issued, under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2023, by a number of shares of common stock equal to five percent (5%) of the total outstanding shares of common stock on the last day of the prior calendar year (subject to a maximum annual increase of 1,000,000 shares of common stock).

Best Practices of the Incentive Plan

We believe that the provisions of the Incentive Plan reflect our commitment to strong corporate governance practices in the interest of its stockholders in the following ways:

●             the Incentive Plan prohibits, other than in connection with a change in capitalization or certain other corporate transactions, amending the terms of outstanding stock options or stock appreciation rights (“SARs”) to reduce the exercise price of such stock options or strike price of any such SARs, or cancelling and re-granting or exchanging an option or SAR for cash or a new award with a lower (or no) exercise price at any time when the exercise price of such award is above the fair market value of a share of the post-combination company’s common stock;

●             the Incentive Plan prohibits issuing stock options or SARs with an exercise price below the fair market value of a share of post-combination company common stock on the date of grant;

●             the Incentive Plan generally requires that all awards (other than awards representing up to 5% of the authorized share reserve and substitute awards) are subject to vesting or forfeiture restrictions for at least one year following the date of grant;

●             the Incentive Plan prohibits dividends or dividend equivalents in respect of stock options or SARs; and

●             the Incentive Plan limits the aggregate dollar value of equity-based awards (based on the grant date value) and cash compensation, whether granted under the Incentive Plan or otherwise, during any calendar year to any non-employee director to no more than $750,000.

Summary of the Incentive Plan

The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex F to this proxy statement.

Purpose; Types of Awards. The purpose of the Incentive Plan is to promote and closely align the interests of employees, officers, non-employee directors and other service providers of the post-combination company and its stockholders by providing stock-based compensation. The objectives of the Incentive Plan are to attract and retain the best available employees for positions of substantial responsibility and to motivate participants to optimize the profitability and growth of the post-combination company through incentives that are consistent with post-combination company’s goals and that link the personal interests of participants to those of post-combination company’s stockholders. To accomplish this purpose, the Incentive Plan provides for the grant of options, stock appreciation rights, restricted stock units, restricted stock, stock bonus awards and performance compensation awards as determined by the plan administrator.

Post-combination Company common stock Subject to the Incentive Plan. A total of approximately 4,037,147 shares of common stock of the post-combination company will initially be reserved and available for issuance under the Incentive Plan (the “Share Reserve”), which amount equals 15% of the shares of common stock to be issued and outstanding as of the closing of the Business Combination, taking into account the assumptions listed above. The total number of shares of common stock that will be reserved, and that may be issued, under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2023, by a number of shares of common stock equal to five percent (5%) of the total outstanding shares of common stock on the last day of the prior calendar year (subject to a maximum annual increase of 1,000,000 shares of common stock).The authorized number of shares of common stock that may initially be issued pursuant to options intended to be incentive stock options is 4,037,147 shares, which amount shall increase automatically on the first trading day of each calendar year by an amount equal to 5% of the total outstanding common share on the last day of the prior calendar year (subject to a maximum annual increase of 1,000,000 shares). The aggregate number of shares of common stock available for issuance under the Incentive Plan at any time shall not be reduced by shares underlying any substitute awards. In addition, shares that have been delivered (either actually or by attestation) to the post-combination company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award shall be available for issuance under the Incentive Plan.

Limitations on Non-Employee Director Compensation. The Incentive Plan limits non-employee director compensation, including equity-based and cash compensation (based on their grant-date fair value), to a maximum of  $750,000 in total value in respect of their service as non-employee directors; provided, however, that the non-employee director who are considered independent under the rules of the NASDAQ Stock Market or other securities exchange on which the shares are traded may make an exceptions to this limit for a non-executive chair of the Board, if any, and the non-employee Director receiving such additional compensation may not participate in the decision to award the compensation.

Administration of the Incentive Plan. The plan administrator has the power to prescribe and amend the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be granted and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

Participation. Participation in the Incentive Plan will be open to any current or prospective employee that is not covered by a collective bargaining agreement which includes rules equity entitlement or a related agreement or other instrument, officer, non-employee director or other service provider of the post-combination company or any of its subsidiaries; provided, however, that incentive stock options may only be granted to employees.

Transferability Restrictions. Each award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR shall be exercisable only by the participant or, if permissible under applicable law, by a participant’s legal guardian or representative during his or her lifetime. Notwithstanding the foregoing, the plan administrator may permit awards to be transferred (i) any person who is a “family member” of the participant, as such term is used in the instructions to Form S-8 under the Securities Act, (ii) a trust solely for the benefit of the participant and his or her immediate family members, (iii) a partnership or limited liability company whose only partners or stockholders are the participant and his or her immediate family members, and (iv) any other transferee as may be approved either by the Board or the plan administrator in its sole discretion or as provided in the applicable award agreement (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned options and SARs only during lifetime of the assigning participant (or following the assigning participant’s death, by the participant’s beneficiaries or as otherwise permitted by the plan administrator) and provided further that such Assignee Entity may not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such award.

Recoupment and Clawback. Awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that the post-combination company adopts or is required to adopt pursuant to applicable laws and regulations.

Termination of Employment. The plan administrator will specify before, at, or after the time of grant of an award the provisions governing the effect(s) upon an award of a participant’s termination of employment.

Types of Awards. The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the agreements, restrictions, conditions or limitations as may be provided by the plan administrator in its discretion, subject to certain limitations provided in the Incentive Plan.

Incentive Stock Option. An incentive stock option is a stock option that entitles the recipient to purchase shares of post-combination company common stock at a fixed exercise price and further meets the requirements of Section 422 of the Code. The recipient’s purchase of shares under an incentive stock option may be conditioned on vesting in accordance with terms and conditions established by the plan administrator and set forth in an applicable award agreement. Incentive stock options may be granted only to employees of the post-combination company and certain of its affiliates. The exercise price per share of an incentive stock options must not be less than 100% of the fair market value of a share of post-combination company common stock on the date of grant, and the aggregate fair market value of shares underlying incentive stock options that are exercisable for the first time by a participant during any calendar year (based on the applicable exercise price) may not exceed $100,000. The term of an incentive stock option may not exceed 10 years from the date of grant. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the post-combination company’s total combined voting power or that of any of the post-combination company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of post-combination company common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of post-combination company common stock on the grant date), multiplied by the number of shares of common stock subject to the SAR (as determined by the plan administrator).

Restricted Stock. A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the plan administrator and set forth in the applicable award agreement. The plan administrator will determine and set forth in the award agreement whether the participant will be entitled to vote the shares of restricted stock and/or receive dividends on such shares.

Restricted Stock Units. A restricted stock unit is a right to receive shares of common stock (or their cash equivalent) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the post-combination company must deliver to the holder of the restricted stock unit unrestricted shares of common stock (or their cash equivalent).

Performance Compensation Awards. The plan administrator may grant awards, the vesting of which is conditioned on satisfaction of certain performance criteria. Such performance-based awards may include performance-based restricted shares, restricted stock units or any other types of awards authorized under the Incentive Plan.

Performance Criteria. The plan administrator may establish performance criteria and level of achievement versus such criteria that determine the number of shares of common stock, restricted stock units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award.

Equitable Adjustments. In the event of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of common stock outstanding, the plan administrator shall adjust the number and kind of shares of common stock available for issuance under the Incentive Plan (including under any awards then outstanding) and the number and kind of shares of common stock subject to the limits under the Incentive Plan to reflect such event. In addition, in the event there shall be any other change in the number or kind of outstanding common stock of the post-combination company, or any stock or other securities into which such post-combination company common stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control (as defined in the Incentive Plan), other merger, consolidation or otherwise, then the plan administrator shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different awards or different types of awards. In addition, in the event of such change described in the preceding sentence, the plan administrator may accelerate the time or times at which any award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the plan administrator in its sole discretion.

Change in Control. In the event of any Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding awards upon the Change in Control, immediately prior to the Change in Control, all awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (a) in the case of an Option or stock appreciation right, the participant shall have the ability to exercise such Option or stock appreciation right, including any portion of the Option or stock appreciation right not previously exercisable and (b) in the case of any award the vesting of which is in whole or in part subject to performance criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall be deemed satisfied or the performance measures to continue through closing. In no event shall any action be taken in connection with a Change in Control that would change the payment or settlement date of an award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. In addition, the plan administrator may instead provide for the cancellation and cash-out of any awards upon a Change in Control.

Amendment and Termination. The board of directors of the post-combination company may amend, alter or discontinue the Incentive Plan and the plan administrator may amend, or alter any agreement or other document evidencing an award made under the Incentive Plan but, except for certain equitable adjustments contemplated by the Incentive Plan, no such amendment shall, without the approval of the stockholders of post-combination company: (i) the exercise price of any option or the strike price of any SAR; (ii) cancel any outstanding option or SAR where the fair market value of the common shares underlying such option or SAR is less than its exercise price and replace it with a new option or SAR, another award or cash; (iii) take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the common shares are listed or quoted; or (iv) otherwise amend the Incentive Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which post-combination company common stock are traded, listed or quoted.

No amendment or alteration to the Incentive Plan or an award or award agreement shall be made which would materially impair the rights of the holder of an award, without such holder’s consent, provided that no such consent shall be required if the plan administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the post-combination company, the Incentive Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

Summary of U.S. Federal Income Tax Consequences

The following discussion of certain relevant U.S. federal income tax effects applicable to certain awards granted under the Incentive Plan is only a summary of certain of the U.S. federal income tax consequences applicable to U.S. residents under the Incentive Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Incentive Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Incentive Plan.

Non-Qualified Stock Options and Stock Appreciation Rights. The recipient generally will not have any income at the time a nonqualified stock option or a SAR is granted nor will the post-combination company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of shares of post-combination company common stock), in an amount equal to the excess of the fair market value of the shares of post-combination company common stock to which the option exercise pertains over the option exercise price. When a SAR is exercised, the holder generally will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares of post-combination company common stock received.

Incentive Stock Options. A recipient generally will not have any income at the time an incentive stock option is granted or have regular taxable income at the time the incentive stock option is exercised. However, the excess of the fair market value of the shares of post-combination company common stock at the time of exercise over the option exercise price will be a preference item that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the incentive stock option with which to pay such tax. If the optionee disposes of the shares of post-combination company common stock acquired on exercise of an incentive stock option after the later of two years after the grant of the incentive stock option and one year after exercise of the incentive stock option, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the shares of post-combination company common stock within two years of the grant of the incentive stock option or within one year of exercise of the incentive stock option, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received for the shares of post-combination company common stock over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares of post-combination company common stock are held. The post-combination company generally is not entitled to a deduction as the result of the grant or exercise of an incentive stock option. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the post-combination company will generally be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee.

Restricted Stock. A participant generally will not recognize income upon the grant of restricted stock. If the participant makes an election under Section 83(b) Code within 30 days after receiving the shares of post-combination company common stock of restricted stock, however, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such shares of post-combination company common stock (determined without regard to the restrictions imposed by the Incentive Plan) at the time of transfer over any amount paid by the participant therefor. Then, upon the sale of such stock, the difference between the fair market value at the time of transfer and the net proceeds of sale generally will be taxed as capital gain or loss (long-term or short-term, depending on the holding period). If a participant makes a Section 83(b) election with respect to shares of post-combination company common stock that are subsequently forfeited, (i) he or she will not be entitled to deduct any amount previously included in income by reason of such election, but (ii) he or she may be able to recognize a loss in an amount equal to the excess, if any, of the amount paid for the shares over the amount received upon such forfeiture (which loss will ordinarily be a capital loss). If a participant does not make a Section 83(b) election, the participant will recognize ordinary income in the year or years in which the award of restricted stock vests and the restrictions imposed by the Incentive Plan on the award terminate, in an amount equal to the excess, if any, of the fair market value of such shares of post-combination company common stock on the date the restrictions expire or are removed over any amount paid by the participant. If a Section 83(b) election has not been made, any dividends received with respect to shares of post-combination company common stock subject to restrictions will be treated as additional compensation income and not as dividend income so long as such shares remain subject to vesting restrictions.

Restricted Stock Units. A participant generally will not recognize income upon the grant of an award of restricted stock units. The participant generally will recognize ordinary income in the year the restricted stock unit is paid to him or her, in an amount equal to the excess, if any, of the fair market value of the shares of post-combination company common stock on the date of payment over the amount paid by the participant for such shares of post-combination company common stock.

Withholding Taxes. Generally, the post-combination company will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards granted under the Incentive Plan. The plan administrator may permit a participant to pay withholding taxes through the mandatory or elective sale of shares of post-combination company common stock, by electing to have the post-combination company withhold a portion of the shares of post-combination company common stock that would otherwise be issued upon exercise of an award or by tendering shares of post-combination company common stock already owned by the participant.

New Incentive Plan Benefits

The benefits that will be awarded or paid in the future under the Incentive Plan are not currently determinable. Such awards are within the discretion of the plan administrator, and the plan administrator has not determined future awards or who might receive them.

Equity Compensation Plan Information

The Company did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of the date hereof.

Securities Registration

Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the shares of post-combination company common stock issuable under the Incentive Plan.

Vote Required for Approval

The Incentive Plan Proposal will be adopted and approved only if at least a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” the Incentive Plan Proposal. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Incentive Plan Proposal.

This Proposal No. 6 is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, and the Director Election Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, and the Director Election Proposal is not approved, this Proposal No. 6 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of May 19, 2022, Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 6.

PROPOSAL NO. 7 – THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond June 28, 2022.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal, or any other proposal.

Vote Required for Approval

The Adjournment Proposal will be adopted and approved only if a majority of the votes cast by holders of our outstanding shares of Common Stock, represented virtually or by proxy and entitled to vote thereon at the Special Meeting, vote “FOR” the Adjournment Proposal. Assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting or broker non-vote, will have no effect on the outcome of the Adjournment Proposal.

As of the date of this proxy statement, our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of May 19, 2022, Northern Lights Restricted Stockholders own approximately 22.8% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

Overview

If we are unable to complete a business combination on or prior to June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our Board, proceed to commence a voluntary liquidation and thereby a formal dissolution of our company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The Company can seek shareholder approval to extend the date of its termination beyond June 28, 2022 in order to avail itself of more time to complete a business combination. However, there is no assurance such shareholder approval will be received.

Initial Business Combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A Stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is approximately $10.21 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which, they have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the completion of our business combination.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our Amended and Restated Certificate of Incorporation provides that a public stockholder, including our affiliates, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO, which we refer to as the “Excess Shares.” We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in our IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in our IPO, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, our Amended and Restated Certificate of Incorporation does not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our Amended and Restated Certificate of Incorporation provides that we will have only until June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant thereto, to complete our initial business combination. If we are unable to complete our business combination by such date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination within the time period.

Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which, they have waived their rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if we fail to complete our initial business combination on or prior to June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation. However, if our Sponsor, officers or directors acquire Class A Stock in or after our IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time period. As of the date of this proxy, none of the Sponsor, or our officers or directors have acquired Class A Stock of the Company.

Our Sponsor, officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our Amended and Restated Certificate of Incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination on or prior to June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation and unless we provide our public stockholders with the opportunity to redeem their shares of Class A Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount such that the Company would fail to have net tangible assets in excess of $5,000,000 (so that we are not subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our IPO and the sale of the Private Placement Units, other than the proceeds deposited in the Trust Account, and without taking into account interest earned on the Trust Account or the impact of prior redemptions to date, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.21 (based upon the value of our Trust Account as of May 19, 2022). The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.21. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for redemptions could be reduced to less than $10.21 per public share (based upon the value of our Trust Account as of May 19, 2022). In such event, you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely.

We had access to up to approximately $600,000 from the proceeds of our IPO with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors.

If we are unable to complete our business combination on or prior to June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.21 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duties and/or may have acted in bad faith, thereby exposing itself and our Company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our business combination on or prior to June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation, and subject to applicable law, (ii) in connection with a stockholder vote to approve an amendment to our Amended and Restated Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination on or prior to June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. A stockholder’s voting in connection with the business combination described herein will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights as described above.

Facilities

We currently maintain our executive offices at the offices of our Sponsor which are located at 10 East 53rd Street, Suite 3001, New York City, New York 10022. The cost for our use of this space is included in the up to $10,000 per month fee we pay to an affiliate of our Sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company formed under the laws of the State of Delaware on February 26, 2021. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. While our efforts to identify a target business may span many industries and regions worldwide, we focus our search for prospects within the cannabis industry. We intend to effectuate our initial business combination using cash from the proceeds of our IPO and the private placement of the Private Placement Units, the proceeds of the sale of our shares in connection with our initial business combination, shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

We expect to continue to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to complete our initial business combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through March 31, 2022 were organizational activities, those necessary to prepare for our IPO, described below, and, after our IPO, identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

 For the three months ended March 31, 2022, we had net income of $784,548 which consists of unrealized gain from marketable securities held in the Trust Account of $1,117 and change in fair value of warrant liabilities of $1,503,219 offset by operating costs of $719,788.

For the period from February 26, 2021 (inception) through March 31, 2021, we had a net loss of $795, which consisted of formation costs of $795.

For the period from February 26, 2021 (inception) through December 31, 2021, we had a net income of $1,245,158, which consists of change in fair value of warrant liability of $2,204,598, realized gain from marketable securities held in Trust Account of $21,508, offset with offering costs allocated to warrants of $261,838, other operation costs of $550,343 and franchise tax expense of $168,767.

Liquidity and Capital Resources

On June 28, 2021, we consummated our IPO of 11,500,000 Units at a price of $10.00 per Unit, generating gross proceeds of $115,000,000. Simultaneously with the consummation of the IPO, we completed the private placement of an aggregate of 528,175 units to our sponsor at a purchase price of $10.00 per Private Placement Unit, generating total gross proceeds of $5,281,750.

For the three months ended March 31, 2022, cash used in operating activities was $181,638.

For the period from February 26, 2021 (inception) through December 31, 2021, cash used in operating activities was $548,550.

As of March 31, 2022 and December 31, 2021, we had investments of $117,322,625 and $117,321,508 held in the Trust Account, respectively. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes paid and deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes. During the period ended March 31, 2022, we did not withdraw any interest earned on the Trust Account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

 As of March 31, 2022 and December 31, 2021, we had cash of $47,885 and $254,523, respectively, outside of the Trust Account and a working capital deficit of $821,478 and $38,537, respectively. We intend to use the funds held outside of the Trust Account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination. The interest income earned on the investments in the Trust Account are unavailable to fund operating expenses.

We have up to 12 months from the closing of our IPO, or until June 28, 2022, to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our Board if requested by our Sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months, or until December 28, 2022, to complete a business combination), subject to our Sponsor depositing additional $1,150,000 into the Trust Account for each three month extensions at a total payment of $2,300,000, providing a total Business Combination period of 18 months. If our initial business combination is not consummated by June 28, 2022 (or until December 28, 2022 if we extend the period of time to consummate a business combination), then our existence will terminate, and we will distribute all amounts in the Trust Account.

In order to fund working capital deficiencies or finance transaction costs in connection with our initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units identical to the Private Placement Units, at a price of $10.00 per unit at the option of the lender.

Moreover, we will need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we have entered into the Securities Purchase Agreements for the additional financing in connection with such business combination. Subject to compliance with applicable securities laws, we expect to complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

We intend to complete the Business Combination before June 28, 2022 and we believe we have sufficient arrangements with our vendors to continue to operate until we complete our initial business combination. However, there can be no assurance that we will be able to consummate the Business Combination by then. In the event that we are unable to consummate the Business Combination before June 28, 2022 we anticipate identifying and accessing additional capital resources in order to extend the Business Combination period up to 18 months. However, there can be no assurance that we will have access to sufficient capital to extend the deadline to consummate the Business Combination. As a result, in connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” it is uncertain that we will have sufficient liquidity to fund our working capital needs beyond June 28, 2022. Management has determined that given our liquidity condition, should a business combination not occur by June 28, 2022, there is substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate.

Off-Balance Sheet Arrangements and Contractual Obligations

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of our Sponsor a monthly fee up to $10,000 for office space, utilities and secretarial and administrative support services. We began incurring these fees on June 24, 2021 and will continue to incur these fees monthly until the earlier of the completion of our initial business combination and our liquidation. From inception to March 31, 2021, no fees were incurred under this agreement. For the three months ended March 31, 2022, we have incurred $30,000 in fees.

The underwriters are entitled to a deferred fee of $4,025,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a business combination, subject to the terms of that certain underwriting agreement by and between us and EF Hutton, as representative of the several underwriters named therein, entered into in connection with our IPO.

In order to finance a portion of the Purchase Agreement consideration and the costs and expenses incurred in connection therewith, we entered into the PIPE Securities Purchase Agreements with the PIPE Investors concurrently with the execution of the Purchase Agreement, pursuant to which such PIPE Investors committed to purchase the aggregate 60,000 PIPE Shares and PIPE Warrants to purchase up to a number of shares of the Class A Stock equal to 50% of shares of the Class A Stock issuable upon conversion of the PIPE Shares. The PIPE Shares were purchased at a purchase price of $1,000.00 per share for an aggregate purchase price of $60,000,000. The PIPE Shares will convert into shares of Class A Stock at a price of $10.00 per share of Class A Stock, which conversion price is subject to downward adjustment pursuant to the PIPE Certificate of Designation. The PIPE Warrants will have an exercise price of $11.50 per share of Class A Stock to be paid in cash (except if the shares underlying the warrants are not covered by an effective registration statement after the six-month anniversary of the closing date, in which case cashless exercise is permitted), subject to adjustment pursuant to the terms thereof. The closing of the transactions contemplated by the PIPE Securities Purchase Agreements will occur immediately prior to the closing of the Business Combination, subject to the satisfaction or the waiver of the closing conditions therein. See the section entitled “Proposal No. 1 – Approval of the Business Combination — PIPE Investment” for more information.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as its critical accounting policies:

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Financial Instruments

We determine fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1 Inputs: Unadjusted quoted prices for identical assets or instruments in active markets.

Level 2 Inputs: Quoted prices for similar instruments in active markets and quoted prices for identical or similar instruments in markets that are not active and model derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs: Significant inputs into the valuation model are unobservable.

We do not have any recurring Level 2 or Level 3 assets or liabilities. The carrying value of our financial instruments including its cash and accrued liabilities approximate their fair values principally because of their short-term nature.

Net Income Per Share of Common Stock

Net income per share is computed by dividing net income by the weighted average number of common stock shares outstanding for the period. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the IPO and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

We apply the two-class method in calculating earnings per share. The contractual formula utilized to calculate the redemption amount approximates fair value. The Class feature to redeem at fair value means that there is effectively only one class of stock. Changes in fair value are not considered a dividend of the purposes of the numerator in the earnings per share calculation. Net income per common share is computed by dividing the pro rata net loss between the redeemable shares and the non-redeemable shares by the weighted average number of common shares outstanding for each of the periods. The calculation of diluted income per common stock does not consider the effect of the warrants issued in connection with the IPO since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable for 6,014,088 shares of common stock in the aggregate.

Derivative Financial Instruments

We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Common Stock Subject to Possible Redemption

We account for our common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are outside of our control and subject to occurrence of uncertain future events. Accordingly, as of March 31, 2022 and December 31, 2021, there were 12,028,175 shares of Class A Stock outstanding and 11,500,000 shares of Class A Stock were subject to possible redemption.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470- 0) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. We are currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

Quantitative and Qualitative Disclosures About Market Risk

As of March 31, 2022, we were not subject to any market or interest rate risk. Following the consummation of our IPO, the net proceeds received into the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 185 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Directors and Officers

The directors and executive officers of the Company are as follows:

John Darwin, Co-Chief Executive Officer and Director

Mr. Darwin serves as the Co-Chief Executive Officer of Northern Lights Acquisition Corp. Mr. Darwin is a co-founder and Managing Partner of Luminous Capital Inc., where he identifies engagements, guides debt and equity investment strategy, and manages operations of private and public portfolio companies. Previously, Mr. Darwin was co-founder and President of OCG, Inc. (ONE Cannabis), a United States-based cannabis dispensary franchisor. While at OCG, Inc., Mr. Darwin grew the franchise business from inception to operations across multiple states and negotiated a sale to Item 9 Labs Corp. (OTCQX: INLB), a publicly traded cannabis company. Mr. Darwin has over eight years of vertically integrated cannabis operational and venture capital experience, with experience managing large scale cultivation, vertically integrated operations, and multi-national brand strategies. Prior to the cannabis industry, Mr. Darwin held various roles in private equity and corporate finance and has a decade of professional finance and transaction experience. Mr. Darwin received his BBA in Finance from Southern Methodist University Cox School of Business.

Joshua Mann, Co-Chief Executive Officer and Director

Mr. Mann serves as the Co-Chief Executive Officer of Northern Lights Acquisition Corp. Mr. Mann is a co-founder and a Managing Partner of Luminous Capital Inc., where he helps guide the firm’s public company engagements, equity financing relationships, and cross border portfolio operations. Previously, Mr. Mann served as interim CEO of INDVR Brands (CSE: IDVR), a Colorado-based, Canada-listed company focused on the creation and distribution of unique and high-growth brands in the legal United States cannabis market. Mr. Mann led the restructuring of INDVR Brands and negotiated multi-state transactions, management overhaul, and streamlined operations for future expansion. Mr. Mann has over five years of cannabis brand and Canadian operational experience and over 13 years of structured finance and investment banking experience, with prior experience at Wildhorse Capital Partners, Blackbird Energy Inc, and Stifel Nicolaus Weisel. Mr. Mann has assisted cannabis companies in structuring multiple reverse takeovers, go-public transactions, and raising over $70.0 million in capital. Mr. Mann received his BA in Economics from the University of Calgary.

Chris Fameree, Chief Financial Officer

Mr. Fameree serves as the Chief Financial Officer of Northern Lights Acquisition Corp. Mr. Fameree is the Managing Director of Diligence Solutions Group, a comprehensive due diligence and quality of earnings firm. Previously, Mr. Fameree served as a Senior Manager in the Transaction Advisory Services Group and Audit Group of a large regional CPA firm. During this time, Mr. Fameree participated in numerous business combinations and due diligence assignments. These transactions ranged from $10.0 million to over $100.0 million in value. Mr. Fameree also worked at PricewaterhouseCoopers, where he served lead roles on engagements from international Fortune 500 companies to closely held private manufacturers. Mr. Fameree has over 15 years of combined public accounting and industry experience and has led and participated in numerous engagements, including due diligence engagements, financial statement audits, and other advisory projects. Mr. Fameree received his BBA in Accounting from the University of Wisconsin and is a licensed Certified Public Accountant in North Carolina and Wisconsin.

Jonathan Summers, Director

Mr. Summers has served as one of our independent directors since June 2021. Mr. Summers has served as the chairman of 3 Billion Pairs Genetic Corporation, an artificial intelligence company, since January 2022. Mr. Summers has also been serving as the chairman of EXMceuticals Inc., a Canadian-listed medical cannabis company since May 2019. Mr. Summers has also served as a director of Pathfinder Minerals, a mineral exploration company, since March 2021 and also serves as a member of the audit committee thereof. He also serves on the advisory board for Mocha Holdings LLC, a data privacy company. From May 1996 until May 2011, Mr. Summers served in various roles at Goldman Sachs, most recently serving as a Managing Director. Mr. Summers served as the Founding Partner and the Head of Business Development for Everett Capital Advisors, a $700.0 million London-based investment fund from October 2015 to October 2019, and served as the Founding Principal and Head of Business Development for Myriad Asset Management, a $5.0 billion Hong Kong-based multi-strategy asset management firm, from September 2011 to December 2014. Mr. Summers holds a Master in Modern History (1st class) from Oxford University. We believe Mr. Summers is well-qualified to serve as a member of our board of directors due to his experience in investment banking and in strategically growing businesses, and his contacts and relationships.

Peter Torres, Director

Since February 2008, Mr. Torres has been serving as the President of Rex Internet, an ISP provider to the United States hospitality industry, which Mr. Torres founded and later sold in 2006. In 2009, Mr. Torres founded Mills Motors, a web based operation that functioned as a virtual global wholesale vehicle brokerage platform with 200 United States points of pickup, pay and storage in the United States, which Mr. Torres sold in 2016. Since 2018, Mr. Torres has invested in technology-based companies focused on DLT and blockchain. Mr. Torres received his MBA from the American Graduate School of International Management in Arizona. We believe Mr. Torres is well-qualified to serve as a member of our board of directors due to his Silicon Valley experience, his experience in investing in technology-focused companies, and his contacts and relationships.

BUSINESS OF SAFE HARBOR FINANCIAL

Unless otherwise indicated or the context otherwise requires, references in this section to “Safe Harbor,” “we,” “us,” “our” and other similar terms refer to SHF prior to the Business Combination and to the Company and SHF, on a consolidated basis, after giving effect to the Business Combination. The description of Safe Harbor’s operations included herein also refers, as appliable, to the operations of its predecessor, as described in more detail in the Combined Financial Statements for SHF, LLC included elsewhere in this Proxy Statement.

Summary of Safe Harbor’s Business

Safe Harbor is a market-leading financial services provider for the legal U.S. cannabis marketplace and has been successful in doing so since its inception in 2015. We believe Safe Harbor is a marketplace leader in:

●	customer acquisition reflected in accounts maintained through the Safe Harbor platform;
●	building a national presence with CRB customers in 20 states, with the foundation to scale and expand to all state-legal cannabis markets across the United States and its territories;

●	developing proprietary onboarding and compliance software maintaining the highest standard of “Know Your Customer” (“KYC”) and Bank Secrecy Act (“BSA”) compliance;
●	compliant lending and underwriting to CRBs;
●	providing more traditional financial services for single state and multistate CRBs of all sizes and scale; and
●	successfully navigating the high scrutiny that comes with 16 state and federal examinations in its more than seven-year operating history.

Safe Harbor was conceived in 2015 as a solution to a major problem that plagued the nascent legalized cannabis industry in Colorado - access to reliable and compliant financial services. Cannabis related funds were already finding their way into the financial system, including via hidden, misrepresented accounts and unlawful banking practices. Based upon our research we determined that the appropriate step was to protect the financial system from criminal activity and provide legitimacy to the legal state CRBs. From decades of regulatory and banking experience, we created a detailed compliance program to provide safe and sound financial services that would accomplish industry accountability and protect the financial system. To this day, the program provides access to more traditional banking services to all types of marijuana, hemp, and CBD businesses, and to ancillary businesses servicing the cannabis industry. These businesses include cultivators, retailer, manufacturers, payroll companies, payment processors, investors, and professionals serving and receiving payment from CRBs. As the lawful cannabis industry grew beyond Colorado, Safe Harbor evolved its business practices to build a national footprint providing access to financial services to the cannabis industry. Presently, Safe Harbor provides financial services in 20 states where cannabis is either legal medicinally or for full adult use. The below schedule demonstrates states where SHF is currently operating and those where some form of cannabis use is legal, representing immediate opportunity for expansion.

1Includes medical and/or adult use cannabis. Does not include states that have legalized CBD-only.

Source: Wall Street analysis and industry reports

Safe Harbor has capitalized on the opportunity to do what other financial institutions would not do directly – provide access to financial services to the underserved cannabis industry. Among the factors preventing most financial institutions from providing similar services are:

●	conflicting state and federal laws regarding legalization;
●	the high-risk nature of cannabis due to its black market history and undocumented, illegally earned legacy funds;

●	FinCEN guidelines issued in 2014 explaining how financial institutions might serve the cannabis industry, creating potential for differing interpretations and inconsistent standards;
●	under-the-radar operations of CRBs and the complex nature of the corporate structures created to separate and protect assets, which creates steep learning curves necessitating the specialized cannabis sector training, onboarding, monitoring and funds validation;
●	BSA obligations to which few financial institutions are willing to dedicate the significant necessary resources, and fear of non-compliance, which can result in millions of dollars in fines assessed against the financial institution.

The lack of a “safe harbor” regulatory provision that would protect officers and directors from prosecution for providing financial services to companies that produce and sell federally illegal products provides the business opportunity that we have sought to fulfill.

During April 2021, the United States House of Representatives passed the SAFE Banking Act of 2021 (the “Act”). The Act would prohibit federal regulators from fining and penalizing financial institutions and their management/executive team who service legitimate businesses including the those in the cannabis industry (i.e. those legal operating in states that have approved cannabis for medicinal and/or adult use). The ACT has not been brought to or passed by the Senate and therefore is not law. Even with the passage of the Act, we do not believe the above barriers to entry would be significantly reduced. We feel due to the high cash nature of the business, which we believe will persist in the near and mid term, and the illicit history of cannabis, many potential competitors will remain hesitant to serve the industry resulting in an outsized opportunity for SHF.

Since inception (including its predecessor, Eagle Legacy Services, LLC) and based on core system records, Safe Harbor has processed over $12 billion in cannabis related funds into the financial system with what we believe to be the highest level of monitoring and validation. Safe Harbor has successfully completed 16 state and federal exams without interruption resulting in reliable financial services. Safe Harbor’s portfolio of managed deposits is composed of nearly 600 accounts. The portfolio was built in a methodical manner to ensure continuity of service while under significant regulator scrutiny. The program started with only 10 test clients resulting in current accounts representing approximately 60 times growth since Safe Harbor began operations. Safe Harbor has successfully grown its annual deposits at a rapid pace, with a compound annual growth rate (“CAGR”) of 69% from 2015 to 2021. Annual deposits processed in 2021 were approximately $3.6 billion. Safe Harbor has enjoyed a great track record of securing and retaining clients with their existing value proposition.

Safe Harbor’s onboarding process for CRB customers desiring banking services through PCCU or another financial institution is a multi-step process that is designed to fulfill the financial institution’s “know your customer” requirements and the diligence expectations set forth in the FinCEN Guidance related to providing services to CRBs, particularly developing an understanding of the normal and expected activity for the business.

•	The account opening process begins with an application and supporting documentation provided by the prospective customer, which are uploaded and logged so that, following a quality control review, open items and questions are flagged for follow up. All customer documentation is stored in a secure database that allows Safe Harbor’s oversight, audit and exam functions to have access to all of the customer’s documents.

•	As part of Safe Harbor’s diligence process, background checks are performed on all business owners, with the need for additional background checks of indirect owners or investors determined in the application review stage.

•	Other diligence includes, among other things, as applicable, confirmation of licensure, on-site visits to review business processes and inspect business locations, verification of sources of funds, review of business and inventory records, and review of other information necessary for a full understanding of the prospective customer’s business and historical operations.

•	The account opening process is completed with the assistance of a financial institution staff member.

Currently, all customer deposits are maintained with PCCU, Safe Harbor’s parent, through the Account Servicing Agreement. We intend to expand our relationships with other depository institutions. We measure our customer retention at the account level. For the year ended December 31, 2021, our client retention rate, representing accounts active at the end of the year and open at January 1, 2021, is 83.4%. For the three months ended December 31, 2021, our client retention rate, representing accounts active at the end of March 31, 2022 and open at January 1, 2022, is 94.2%.  Our largest 10 clients for the period ended December 31, 2021 represented less than 12% of deposit fee income, which is currently our largest source of revenue. For the three months ended March 31, 2022 and March 31, 2021,  our largest 10 clients based on deposit fees  represented approximately 10.3% and 13,1%  of deposit fee income, respectively. Building upon the existing foundation, we believe SHF has the ability to continue to grow deposits and revenue at a strong pace. In addition, we plan to enhance and add access to additional financial services to the Safe Harbor platform, such as merchant processing, custodial relationships, expanded lending solutions, insurance products, broker / dealer services, payment processing services and investment services.

We hope to leverage our current operational capabilities to build a ‘one stop shop’ with reliable, proven service programs under the Safe Harbor brand. Additional services may either be created internally or acquired via our merger and acquisition strategy as described below. We feel Safe Harbor is well positioned to become a leading financial services provider to cannabis, hemp, CBD and ancillary business across the US. We feel our expertise of the cannabis industry and related relationships will allows Safe Harbor to efficiently and effectively expand the breadth and depth of services offered.

What Safe Harbor Does

Safe Harbor has developed and commercialized a fully compliant financial services platform for CRBs to access and maintain reliable financial service as long as the client meets regulatory requirements. Our platform has been streamlined and finetuned for the past 7 years which enables Safe Harbor staff to efficiently guide clients through the onboarding and monitoring process. Our automated platform provides for an efficient and effective client management tool allowing our employees to provide continuity of service while enabling compliance staff to monitor BSA activities.

Through the Safe Harbor platform, our clients have access to traditional financial services including wires, debit, ACH, remote deposit capture, business checking and savings accounts, courier and vaulting services, cash management accounts and commercial lending. We believe our services have been implemented with a high level of regulatory transparency ensuring our clients are provide with reliable access to these services. We feel our history of developing processes that satisfy regulatory standards has resulted in a solid reputation with related authorities and solidifies our ability to continue to grow existing services and reduces barriers in expanding into new service offerings.

When a cannabis operator or ancillary service provider decides to engage with Safe Harbor, they are assessed an initial onboarding fee based on the type and complexity of the business. Onboarding is an important part of the KYC requirements set forth in federal guidance. The onboarding process can require a great deal of time depending on the business complexity and the fee we assess is based upon the complexity and required time to complete the process. Additionally, Safe Harbor assesses monthly deposit and activity fees, which have historically been the majority of our revenue. These fees are also based on client business type and client size. Monitoring and validating deposit activity is paramount to the success of the Safe Harbor platform. We believe our compliance first effort reassures regulators and law enforcement that Safe Harbor continues to focus on the safety and soundness of the financial system.

Safe Harbor maintains relationships with financial institutions in which the actual funds are deposited and monetary transactions are performed. Agreements allow for the Safe Harbor platform to interface with core banking systems and extract data necessary to manage the relationships held by Safe Harbor and to perform financial transactions through utilizing our financial institution partners infrastructure. .

Investment income is also generated by investing client deposits. Amounts invested are typically restricted to low-risk assets with high liquidity and low returns. Amounts invested are regulatorily restricted depending on the regulating authorities of the financial institutions with whom we contract. Investment income contributed less than 6% of revenue. We expect this amount to approximate 5% of revenue during FY22.

The level of our customer deposits held at PCCU allows for robust lending capacity. During 2021, Safe Harbor implemented a commercial lending program which will be a strong pillar for future revenue and profit growth. The focus will primarily include senior secured lending with smaller loans considered for unsecured lending. The commercial lending program is built on:

●	stringent collateral package requirements with ample loan to value coverage,
●	strong underwriting of collateral and creditworthiness of borrower and
●	a deep knowledge and understanding of the industry, borrowers’ operations and the cannabis industry business cycle.

Currently, lending is primarily funded through our managed CRB depository accounts. As Safe Harbor is not a financial institution, the financial institutions for whom we manage deposits, which we refer to as “financial institution partners” or “FIPs,” typically retain the loans on their balance sheets and receive fees pursuant to services agreements with these FIP partners. Safe Harbor has created a lending program tailored specifically to the unique needs of CRBs while also achieving strong returns on quality loans. We believe loan interest and origination income will represent the most significant portion of our revenue by 2023. While third parties are presently used to provide loan underwriting and servicing services, Safe Harbor plans on building out a full-service internal lending function to improve the efficiency of our lending process and to increase future profitability.

We feel we have taken a creative and methodical approach in building the Safe Harbor platform, which has allowed us to nationally scale our business. The platform’s policies, training, monitoring and other processes is well established with talented and expert level knowledge. We also plan to further expand the officer level suite with talent that we believe will further our success. We anticipate this combination will provide a competitive advantage for us as we focus on continued growth.

Industry Overview

Safe Harbor operates within the financial services sector of the large and quickly expanding United States (“U.S.”) cannabis industry. The cannabis industry is one of the fastest emerging consumer end markets in the US. According to the 2021 Annual Marijuana Business Factbook, the industry is expected to grow from a $20 billion market in 2020 to $46 billion by 2025, representing a 14%% and 20% CAGR in medicinal and adult use respectively. As of March 2022, 38 states, plus the District of Columbia have legalized medical cannabis, and 18 states plus the District of Columbia have legalized adult-use cannabis. Additional states that have recently enacted efforts to legalize, such as New York and New Jersey, are expected to contribute significantly to the 2025 market size which is when they are expected to be fully operational and supported by proper infrastructure

Safe Harbor management is well positioned to assist growing markets; having created a reliable reputation and network over the past seven years. The team is often called upon to work with state and federal officials, regulators, law enforcement and financial service providers to share experience and knowledge on navigating access to financial services. We believe this expertise will allow us to enter new markets with greater ease.

Further momentum with pending legislative and regulatory changes is expected to drive expansion of the total addressable market as more states continue to legalize cannabis for adult-use and medical use. According to a 2022 report from New Frontier Data, an expected 52 million U.S. adults will consume cannabis at least once in 2022 across both legal and unregulated markets. That number is projected to grow by roughly 4% per year over the next eight years, reaching an estimated 71 million U.S. consumers by 2030.

Over 89 million Americans (26% of the U.S. population) live in states where possession and use of cannabis remain illegal. Currently, approximately 91% of U.S. adults say marijuana should be legal for medical use only or medical and adult-use. This would greatly increase potential end users and we believe reduce stigma around the use of cannabis and cannabis related products.

The Safe Harbor strategy is to be a first-mover in future new legal markets through its platform offering access to financial services, which already operates effectively across state lines.

We believe there is currently a very small subset of the financial services industry willing to provide a full suite of financial services to CRBs and these providers are extremely fragmented. Safe Harbor has been a front runner in providing reliable financial services to the industry and is well known amongst the leaders in the cannabis financial services arena. Going forward, we feel this positions Safe Harbor well to further optimize market position and become the leading full service financial services provider focused on the cannabis industry.

The below charts demonstrate the historical and projected U.S. cannabis retail market size and the current state of legalization bifurcated between legalized for medicinal purposes and full adult use legalization including recreational.

Key Challenges

Legal Environment

Cannabis remains a controlled substance under the CSA. The conflict between federal and state laws allows for prosecution at the federal level, assets remain subject to seizure, and there are potential punitive actions by third parties (including regulated) against financial institutions and financial services providers for entering the business. The only quasi-protective measure in place is the Rohrabacher-Blumenauer Amendment to the Appropriations Budget. However, this amendment is not specifically for financial institutions and is only for the general purpose of prohibiting the use of federal funds to prosecute CRBs in states that have created a regulatory framework for medical cannabis only. The uncertainty of the legal landscape has increased with the previous Attorney General’s January 2018 rescission of the Cole Memorandum, which was guidance issued in August 2013 from then Deputy Attorney General James M. Cole to federal prosecutors that de-prioritized the enforcement of federal marijuana prohibitions. For the time being, in our opinion, the authority to prosecute cannabis related violations appears to remain vested in each state’s Attorney General.

Pending Legislation

Legislation pending at the federal level such as the SAFE Banking Act described above will provide limited protection to financial institutions banking the industry and other financial services providers in as much as the companies and their officers will not be prosecuted or fined simply for servicing the cannabis industry. However, legislation will not protect financial institutions from breaches to Bank Secrecy Act (“BSA”) regulations, which may lead to significant penalties, often resulting in substantial fines assessed by FinCEN. Given inherent risks associated with the cannabis industry such as the remaining illicit market and illegal past, the need to bank the industry at an elevated level of compliance will not change if the legislation passes at the federal level unless BSA changes, which is unlikely.

Complexity of Business

The nature of the cannabis business is such that businesses utilize sophisticated business structures for asset protection and to create ways to maximize tax efficiencies. This makes for very complex business structures with some companies having twenty plus related entities that financial institutions must monitor for adherence to anti-money laundering (“AML”)//BSA regulations. This understanding and underwriting is labor-intensive work requiring significant hands-on resources.

Regulatory Uncertainty

Due to the divergence between cannabis-related state and federal law, we believe venturing into providing access to banking and financial services for CRBs remains “cutting edge.” We feel that the scrutiny and pressure under which financial institutions and financial services providers must operate to maintain compliant while servicing CRBs, coupled with the pending status of further federal legislation causes most financial institutions and financial services providers to shy away from the industry. We, however, view this as an opportunity.

While post-Business Combination, SHF will not be considered a regulated entity, our agreements with our financial institution partners and the nature of our services typically require we provide these services in a compliant manner. This primarily relates to offering services that are compliant with various FinCen guidelines and the Bank Secrecy Act. In addition, given our history of being born from a credit union, our services historically have been subject to regulatory oversight from the National Credit Union Administration (“NCUA”). As we will no longer be a CUSO post-Business Combination, this will no longer be the case.

In order to ensure we provide our services in an appropriate manner, we maintain policies and procedures we believe to be aligned with the requirements of FinCen guidelines and the Bank Secrecy Act. These policies and procedures are continuously assessed by management and formally reviewed at least annually. All employees are provided ongoing and annual training to ensure our services are delivered in an appropriate manner. An external audit firm is engaged to audit our compliance with certain policies on a quarterly and annual basis.

BSA/AML Regulations and Ramifications

BSA penalties for non-compliance are significant. For example, during March 2022, FINCEN issued a consent order issuing a $140 million civil penalty to a financial institution for failing to address previously identified anti money laundering program issues and other BSA compliance issues. This fine was unrelated to CRBs, which we believe provides a higher risk industry. We believe that most institutions cannot withstand such a penalty and will not take that risk. BSA talent is difficult to find and delegating such legal risk to BSA staff takes a great deal of trust, training, and additional resources to monitor activities and protect the financial institution. We believe our history and experience of providing compliant financial services and successfully completing 16 regulatory examinations reduces our risk in this area and provides us with a competitive advantage. We are committed to providing services in a compliance first fashion.

Certification Program for Financial Institutions

Standardization between financial service providers and various regulating agencies (FDIC/OCC/NCUA) has created a difficult situation for law enforcement when determining which entities are protecting the financial system. Safe Harbor has worked with state attorneys general to build comfort and understanding on what constitutes a safe and sound program; ensuring no illicit funds enter the financial system. An example of this collaboration led to the development of a New Mexico cannabis banking certification program upon which financial institutions can obtain certification and law enforcement can rely on these certifications to make better assumptions with regards to those financial service providers truly assisting with their priorities. Safe Harbor’s test certifications for Hemp/Cannabis/Testing and financial institutions have been successfully completed and presented to law enforcement for their review. At this point, they have supported the efforts and the program will move forward to include annual certification requirements with minimum standards. Safe Harbor will continue to work with law enforcement to complete a certification program for cannabis banking financial institutions; setting a standard upon which law enforcement can rely.

Cannabis Focused Fintech Competition

Financial regulators have created a real or perceived barrier to entry for most financial institutions. This has created the utilization of fintech models to provided financial services to the cannabis industry. Unregulated fintechs, i.e., those not formally regulated by federal agencies, are not subject to the same restrictions as chartered financial institutions (i.e., concentration limits on the percentage of balance sheet composed of higher risk cannabis deposits). Fintechs may enjoy this less restricted environment for a period of time but we anticipate these companies will become subject to increasing regulatory requirements. We believe competition at the fintech level remains limited, as the emerging cannabis market requires the creation of sustainable fintech models that understand the regulatory environment, combining technology and regulation. While not fully regulated, fintech models are responsible for moving funds through the financial system via banking partners and must therefore be aware of regulations surrounding the movement of funds and implement BSA programs themselves.

How Safe Harbor Addresses These Challenges

Safe Harbor’s solutions are designed to address the key challenges faced by CRBs. Today’s industry participants lack sufficient and reliable access to traditional financial services. We believe our solutions offer valuable services making communities safer, driving growth in local economies and fostering long-term partnerships.

Safe Harbor serves the regulated cannabis industry and maintains a high standard of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting BSA obligations in-line with FinCEN guidance on CRBs. BSA obligations vary depending on the growth and complexity of the portfolio; resulting in financial service providers to constantly adjust activities to meet expectations. Safe Harbor’s program was implemented and has actual “hands-on” experience in the market since January 2015. We have increased BSA activities every year to manage to the emerging market risks and growth of the portfolio. This experience has allowed for the formulation of best practices and standardized processes that provide which allow for a better understanding of these risks in order to mitigate them. We believe that the Safe Harbor brand has been optimized on a national level to include sound and recognized exposure with financial institutions, legislators, governing officials, attorneys’ generals, regulators and the overall cannabis industry.

We have developed proprietary software built specifically for the cannabis industry from input gathered from our experience handling the intake of CRB accounts for PCCU. Our software enables our financial institution clients to manage the customer onboarding process, including applications and intake, “know your customer” diligence, and ongoing compliance monitoring, coupled with financial services relationship monitoring. Our software is continuously improved based on our experience and is updated to include new options and functions associated with the emerging cannabis market. Our software is able to run on different core systems, so as a result we are able to offer this software to financial institution clients who desire to use our software for diligence and monitoring purposes for their own CRB customers. Our software is also an integral part of the services we provide to our CRB customers for whom we assist with placing deposits. Ultimately, we believe that our software can be updated to accommodate new industries and to enhance existing processes for increased efficiencies. We anticipate further expanding our software to enable us to work with multiple financial institutions.

Financial institutions continue to shy away from banking the cannabis market due to cannabis remaining a Schedule 1 drug, thus illegal under federal law. Because there is no “safe harbor” for financial institutions seeking to provide banking services to CRBs, it provides us the opportunity to capitalize on our knowledge and position as a market leader. We believe most financial institutions will not enter the market until federal legalization occurs -- especially the large, multi-state financial institutions. Even then, the industry will still be considered a higher-risk banking sector needing strong experience and vetted programs. Safe Harbor is subject to the same risks due to the status of cannabis at the federal level. FinCEN guidance issued in February 2014 detailed the regulatory agency’s compliance and monitoring expectations for financial institutions servicing the cannabis industry. In our opinion, this created a window of opportunity allowing for the ability to serve the cannabis industry. We believe this window of opportunity, along with our proven track record, reduces the risk of any negative consequences as a result of servicing the cannabis industry.

It is our opinion that many competitors will attempt to enter the financial service market without understanding the complexity or regulatory demands and we believe many will quit once they assess required resources to maintain a compliant program. We have seen several financial institutions divest their balance sheet of cannabis risk in the last year due to regulatory pressures and demands on BSA dedicated resources.

Banking, or the lack of banking provided to the cannabis industry remains a national issue due to the conflict in federal and state laws, reputational risk, and AML/BSA regulatory requirements. CRBs have been unbanked or even banked secretly. Many financial institutions start serving the industry only to quickly close down their cannabis focused operations due to i) lack of industry knowledge, ii) regulatory pressure, iii) cash management volume, and iv) the labor-intensive monitoring and reporting requirements.

Traditional fintech operations typically have difficulty obtaining banking relationships in which to conduct business as the financial institution still remains liable for BSA obligations and yet the fintech retains control of all safety and soundness processes - a high and potentially expensive financial institution risk without direct control. Safe Harbor, under the umbrella of our parent financial institution, PCCU, methodically built its platform in a regulated manner under the supervision of financial regulators. This allows Safe Harbor to continue to operate with attention and activities based upon required regulations and provide financial institution partners with whom we work confidence in our ability to manage the high-risk cannabis industry. Going forward, Safe Harbor will continue to operate in a manner so as to ensure a smooth transition once regulations become the norm for businesses providing financial services under a fintech model.

Our Competitive Strengths

We believe that we are a leading provider of financial services and access to banking solutions for the U.S. cannabis industry, and our key competitive strengths are the following:

We are a leading provider of Financial Service solutions for CRBs operating in the U.S. cannabis industry.

We are one of the largest providers of financial service solutions to U.S. cannabis operators with nearly 600 accounts, over $12 billion processed since inception (including our predecessor, Eagle Legacy Services, LLC) and approximately $3.6 billion in cannabis-related business deposits sourced by us in 2021. Since 2015, our customer base has grown from 10 accounts in Colorado to nearly 600 accounts across 20 states with compounded annual growth rate of deposit activity of approximately 69%. We have a diverse customer base of multi-state operators, single-state operators, and ancillary cannabis businesses. As the number of CRBs continues to grow and future new markets are created, we believe that our reliable suite of financial service offerings, coupled with our established position in the industry, will enable us to continue to grow in new markets and deepen our existing leadership position. We believe that our existing customer base, growing geographic footprint, broad offering of financial service solutions, and established position as a leading financial services provider all support our efforts as a first mover in new markets and make it more difficult for incumbents and new entrants to replicate our success.

We have a unique cost of capital advantage, robust pipeline of lending opportunities, and underwriting expertise.

Access to capital is a critical need for CRBs to expand their existing operations, build out facilities in new markets, and to fund acquisition opportunities. Our relationships allow us to lend from our CRB managed account balances held at FIPs to both existing and new customers, uniquely providing a cost of capital advantage to specialty lenders or competitors in the space reliant on outside capital to finance loans. As of December 31, 2021, our lending capacity from existing deposits alone was approximately $95 million. Since December 2021, our lending capacity has increased due to the increase in PCCU net worth and applicable lending capacity ratio. As part of this transaction, we anticipate PCCU’s net worth to increase substantially as SHF’s largest shareholder. Additionally, as these deposits continue to grow through new customers or expansion of existing operations, we will expand our lending capacity through our own business growth. Due to this lower cost of capital, we target senior secured loans with competitive interest rates which we believe are significantly lower than competitors while allowing us similar or greater net interest spreads.

Since launching our commercial lending program in late 2021, we have grown our actionable pipeline of qualified lending opportunities to approximately $500 million, representing established public and private CRBs across 10 different states. Our pipeline consists of existing Safe Harbor customers that have utilized our financial service solutions, including both single and multi state operators. We believe that as our lending program expands and additional marketing efforts are deployed, our pipeline of opportunities will continue to grow.

We believe our proprietary onboarding platform and customer relationships have developed differentiated knowledge of CRBs and insights into underwriting loans. Through our third-party loan servicing providers, we utilize various forms of collateral in underwriting including real estate, equipment, license values, and receivables to determine collateral packages. Our internal team is led by experienced cannabis investors and supported by a rigorous loan committee process and external underwriting resources.

As the industry continues to expand, we believe our existing client relationships and industry expertise will continue to deepen our competitive advantage as a commercial lending solution for CRBs.

We have deep expertise in financial services and regulations and the unique challenges faced by our customers and financial institution relationships.

We entered the cannabis market in 2015 (through our predecessor, Eagle Legacy Services, LLC) and have leveraged management’s expertise in financial regulation and compliance to solve the issues faced by financial institutions seeking to serve the cannabis industry, as well as cannabis customers seeking financial service solutions. We have designed specific onboarding practices and compliance monitoring procedures that we believe are difficult to replicate without expertise and experience to support internal operations.

Safe Harbor was sought out by financial institutions wanting to enter the cannabis banking market. Consequently, we created a program to train, support and license our processes and procedures while providing onboarding services to financial institutions; helping them build their own cannabis portfolios. We selectively choose financial institutions that will further our model at this point to leverage balance sheets, cover markets in which we do not wish to directly participate and create a network of financial institutions with whom to syndicate large cannabis loans; sharing the risk and expanding our access to balance sheets with trusted partners.

In 2016, due to incoming inquiries from other financial service providers, Safe Harbor’s CEO wrote a book outlining the process to start a cannabis banking program to assist others with providing financial services to the cannabis market. The book assisted many financial service providers navigate their way through the risks associated with serving the cannabis industry.

We are uniquely positioned to consolidate the highly fragmented cannabis financial services providers.

As a leading provider of financial services to CRBs and a recognized leader in compliance services for financial institutions, we are well positioned to consolidate offerings across the cannabis financial services value chain. Our deep customer knowledge drives our growth strategy and allows us to target additional services with an existing customer base and add customers through new offerings. We plan to create significant value, attract additional customers, and deepen our relationship with existing customers through leveraging our customer data and insight to develop or acquire additional financial service offerings.

We have assembled a highly experienced and complementary senior management team to execute our strategy

Our Chief Executive Officer, Sundie Seefried, has over 35 years of financial services experience, over 30 years as a financial institution executive, with 20 of those as the CEO, and is a nationally recognized CEO and industry thought leader in cannabis financial services. Our Chief Investment Officer, Paul Penney, has over 20 years’ experience working across multiple verticals in portfolio management, research and investment banking, including the last five years directly investing and advising in the cannabis sector. Our Chief Strategic Business Development Officer, Tyler Beuerlein, has over eight years’ experience in cannabis financial services, growing accounts, and developing bank and credit union relationships. We continue to build out a team that we believe can execute on a national strategy and already well versed on the intricacies of the cannabis market. The existing expertise, requiring no steep learning curve, will provide us the competitive advantage to lead the market while others are learning and building expertise.

Our Growth Strategies

Our goal is to become the leading cannabis focused financial services firm providing a one -stop shop for clients across all verticals in the cannabis space. In order to achieve our goal, we plan to implement organic and M&A growth strategies along with expanding in keeping with the changing regulatory landscape in the U.S. and abroad.

As of March 2022, we have approximately 600 clients spanning various CRB sectors, including but not limited to cultivators, manufactures, retailers, technology providers, and point of sale providers. Our clients range from small single state operators to some of the largest multi-state cannabis companies. Our annually processed deposits have steadily increased since our inception. Refer to the below chart for deposit activity by year.

We believe our reputation in the cannabis industry and the financial solutions we provide to CRBs provide us with the opportunity to expand our operational footprint and grow revenue through selling additional services and providing incremental value to for our clients through lending. As our clients succeed, we succeed. Our clients revenue growth will lead to larger deposit driven fees along with expanding our sticky deposit base which in turn allows us to lend more capital further assisting our clients in their growth. This creates a “flywheel” effect that we continually benefit from. Through being one of the first financial services providers to focus on cannabis, we have created the go-to name for compliant cannabis financial services and through our value-added services we continue to see year over year revenue and profit growth.

We also plan to grow though expanding our relationships with existing CRB’s that either still hold multiple bank accounts due to multi-state operations through migrating deposits over to Safe Harbor or through attaching value-added services. “Leading with lending” is a strategy that has now been implemented to attract and fortify our client base as we continue to see a highly fragmented competitive landscape. We believe by backing our clients through value added services such as lending, our loyal customer base will only continue to grow along with revenue and profit.

New Medical and Recreational Cannabis Markets

Across the U.S., legalization efforts have continued at a swift pace. Generally, states begin with smaller medical cannabis use programs before transitioning to full adult-use recreational markets. As new markets open, CRBs in new states typically have trouble with access to financial services and do not understand how to properly deal with the unique nuances that come with compliantly banking cannabis companies. We plan on leveraging our positioning from a regulatory perspective to be a responsive first-mover into new recreational and medical cannabis markets as they become legal which will give us an ability to expand operations into these new states. We believe our innate understanding of how to handle this cash intensive business puts us in a unique position to not only assist through providing the financial services but also the educational process to ensure a properly banked cannabis industry in each new state. Furthermore, our unique ability to lend will enable us to assist in capitalizing early entrants into these newly legalized states and further build a moat around our business model. We have also begun to look at new markets outside the US that are at the beginning stages of legalization efforts. We will leverage our compliance first expertise as we work with regulators to build out compliant financial service solutions for these jurisdictions.

Further Penetrate Existing Legal Markets

We plan to leverage our existing position in the market as a reputable solution along with our additional value-added services to grow within the legal cannabis markets that we are currently operating in. While we believe that we are currently one of the larger firms focused on providing access to financial services for cannabis, we are geographically concentrated in the state of Colorado and believe through increased marketing, we are in a strong position to grow our managed deposits and revenue driven by fees from placement of deposits and lending through expansion into new markets in states where cannabis is legal and into existing states where cannabis is legal and in which we have fewer customers with lower relative managed deposits. It is important to note that, historically, our growth has been driven primarily through word of mouth surrounding our compliant solution and value-added services. We believe that without past constraints as a result of being wholly owned by PCCU, we will be able to increase our client onboarding capacity and capture meaningful stakes in all currently legal cannabis markets. These constraints have included the following:

●          We have been expanding our management team in anticipation of the closing beyond our prior senior staffing levels, such as adding Paul Penney as our Chief Investment Officer and Tyler Beuerlein as our Chief Strategic Business Development Officer, to assist in the development of our lending program and expanding our business development efforts.

●          As a wholly owned subsidiary of a credit union, our lending capacity and ability to attract CRBs needing access to deposit services are limited by regulations and PCCU policies that limit, for example, the types and amounts of loans offered to our CRB customers and the aggregate amount of deposits held by PCCU for our CRB customers. To the extent that we continue to work with PCCU to provide loans to our customers and host our customer deposits, those regulatory limitations and PCCU policies will continue to apply to loans made and deposits hosted by PCCU. We are not restricted from seeking arrangements with other financial institutions following the closing and therefore our business plan includes a focus on expanding the funding sources for loans to our customers and expanding the number of financial institutions to whom we refer customer deposits.

●          We have depended on PCCU for various services, including operational, financial, marketing, IT and human resources. PCCU will continue to provide many of these services for us following the closing under our Amended and Restated Support Services Agreement. We currently intend to bring certain functions in house, such as financial reporting and marketing, following the closing. Our ability to bring operational functions in house will enable us to focus our resources in the manner we determine will best serve our needs.

Lending

Through the introduction of our lending program in 2021, we have begun to add new and robust revenue streams to the business. Our lending program is the among the first commercial cannabis lending programs in the United States. We believe that our rates are extremely competitive relative to the specialty asset lenders, private investment funds and public REITs that have been most active in the CRB lending space, as well as with financial institutions that have begun lending to CRBs. We believe that our advantage is our materially lower cost of capital relative to the other non-financial-institution lenders because our loans to date have been, and we anticipate in the future will be, made from funding provided by deposits held at PCCU and other financial institutions with which we may have future deposit custody relationships. Deposits are traditionally a low cost of funds for financial institutions. By comparison, specialty lenders and other non-financial-institution lenders typically obtain funds for lending activities through debt or equity capital raises or warehouse lines of credit, both of which are generally more costly sources of capital. We believe that our cost of capital advantage will allow us to lend at lower rates while obtaining similar gross yields. Furthermore, our lending program can allow for further deposit growth due our strategy of adding depository accounts for customers who obtain a loan through our services. This creates a “fly-wheel” effect whereby as we increase lending, we may also increase deposits, which then in turn may increase our lending.

Growth Through Potential Acquisitions

Initially, our M&A strategy will focus on opportunities that expand our deposit base, increase our lending capacity and complement our technology platform. We will also focus on growing depository account and lending market share through direct asset acquisitions. In the long run, a sound M&A strategy will be important to the end goal of Safe Harbor being the one stop shop for cannabis focused financial services. We believe approaching potential candidates in a disciplined manner will enhance our reputation as a trustworthy partner and encourage others to the table. Our objective is to attract the best of the best with proven track records. Targets will be assessed, amongst other things, based on various attributes including:

●	existing proven models,
●	enhanced and incremental revenue and service offerings,
●	accretive internal talent and expertise to grow the cannabis business and
●	technological and other competitive differentiation.

For each transaction, potential synergies and efficiencies resulting in increased profitability will be analyzed in conjunction with thorough due diligence.

Business Development and Sales

We have added two very high level, well networked officers to continue to expand our national presence. Paul Penney will build new client relationships via our lending platform; typically requiring a depository relationship along with credit. Over the last eight years, Mr. Penney has established a solid network of cannabis business relationship on which to draw and we are already seeing the benefits of his network at Safe Harbor.

Tyler Beuerlein has networked at multiple levels, establishing a high level of credibility with financial institutions, regulators and the cannabis industry. He has personally assisted numerous cannabis entities with securing banking across the country and will now bring that talent and network to Safe Harbor. We believe the network built by both Mr. Penney and Mr. Beuerlein will bring growth to our depository and lending relationships.

Marketing

Historically, Safe Harbor has grown almost entirely through word of mouth and organic growth. While still robust, growth was constrained by our present owner due to cannabis client concentration limits and other balance sheet constraints. Thus, marketing was not necessary. As the market has evolved and with increased competition, marketing will be leveraged at a higher level than in the past. We have accomplished great success without marketing, and we are confident that allocating marketing dollars to our activities in conjunction with our business development activities will prove fruitful.

In 2022, we formally produced our first marketing plan for the next level of success and will be focusing on the following activities to ensure greater exposure and brand awareness:

●	utilization of a well-known public relations and investor relations firm,
●	new website to optimize search engine optimization,
●	referral relationships and success fees,
●	multiple conference participation and speaking engagements,
●	customer retention promotions, and
●	email and e-blast campaigns along with more traditional direct mail marketing activities.

Technology

We are constantly looking to enhance our proprietary software solution built specifically for the cannabis industry. As the market changes or Safe Harbor expands its lines of businesses, we intend to continue to build out our software to ensure efficiencies and fulfilment of necessary BSA obligations and incremental services. Likewise, our proprietary onboarding software will be updated to accommodate new industries as well as enhance present processes for increased efficiencies. We anticipate further expanding our technology to enable us to work with multiple financial institution partners and ultimately, consistent with applicable laws and regulations, to allow for greater ability to control customer accounts and hold loans on our balance sheet in addition to those of our financial institution partners.

Revenue Concentration

We have a diversified client base of approximately 572 clients composed of 291 CRB's and 281 ancillary businesses at December 31, 2021 and approximately 590 clients composed of 307 CRB's and 283 ancillary businesses at March 31, 2022. No single client accounted for more than 2% of deposit fee income for the year ended December 31, 2020 or the year ended December 31, 2021. No single client accounted for more than 2% and 3% of deposit fee income for the three months ended March 31, 2021 and the three months ended March 31, 2022, respectively. Currently, deposit fee income represents our largest revenue stream. No single client accounted for more than 6.4% and 7.6% of account balances at December 31, 2020 or December 31, 2021. No single client accounted for more than 12.0% and 7.2% of account balances at March 31, 2021 or March 31, 2022. Our top 10 clients only accounted for approximately 9.4% and 11.9% of deposit fee income for the years ended December 31, 2020 and 2021, respectively. Our top 10 clients accounted for approximately 13.1% and 10.3% of deposit fee income for the three months ended March 31, 2021 and 2022, respectively. Currently we do have a higher concentration of revenue and deposits in Colorado but that has begun to shift throughout 2021 and will continue into the future as we execute a national marketing program.

Regulation

In the conduct of its business, Safe Harbor is subject to various laws, regulations and rules enacted by national, regional and local governments relating to, among other things, laws and regulations associated with lending and the cannabis industry. As a subsidiary of a credit union and a CUSO, Safe Harbor’s services historically have been subject to regulatory oversight from the NCUA. Following the closing of the Business Combination, Safe Harbor will no longer be a CUSO. Nevertheless, to ensure we provide our services in a compliant manner, Safe Harbor maintains policies and procedures consistent with the requirements of the FinCen Guidelines and the BSA.

•	The FinCEN Guidelines clarify how financial institutions can provide services to CRBs businesses consistent with their BSA obligations. The FinCEN Guidelines provide that the decision to open, close, or refuse any particular account or relationship should be made by each financial institution based on a number of factors specific to that institution, including the institution’s business objectives, an evaluation of the risks associated with offering a particular product or service, and its capacity to manage those risks effectively. The FinCEN Guidelines specify that thorough customer due diligence is a critical aspect of making this assessment, which diligence should include: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. The FinCEN Guidelines also provide guidance with respect to a financial institution’s or service provider’s obligations to file suspicious activity reports, or SARs, on CRBs. The FinCEN Guidelines also describe “red flags” that point to activities that signal potential illegal activities. Finally, the FinCEN Guidelines remind financial institutions of their obligations to file currency transaction reports for CRBs engaging in cash transactions in excess of $10,000 per day.

•	The Currency and Foreign Transactions Reporting Act of 1970, which is commonly referred to as the “Bank Secrecy Act,” or BSA, requires U.S. financial institutions to assist U.S. government agencies to detect and prevent money laundering. Specifically, the BSA requires financial institutions to keep records of cash purchases of negotiable instruments, file currency transaction reports, and to report suspicious activity that might signify money laundering, tax evasion, or other criminal activities.

Safe Harbor’s commercial lending activities are subject to various state laws relating to usury that govern or limit interest rates and other fees charged on loans, permitted contractual loan terms, collection practices and creditor remedies.

As Safe Harbor’s business expands to additional states, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold customer deposits or offer loans for consumer or personal purposes, we are not currently required to have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Competition

We operate in an increasingly competitive market for compliance, customer intake and management, and lending services. Our competitors for our compliance and customer-focused services include both traditional financial institutions and fintech companies. Although some of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do, we believe that much of our competition is fragmented with competitors offering technology that enhances customer banking experiences or offers compliance-focused solutions directly to the financial institution. We believe few of our competitors provide a combined suite of offerings consisting of compliance focused software and monitoring coupled with personalized financial services relationship management and lending capabilities. Incremental lending competitors include both private investment funds and public REITS focused on the cannabis industry as well as specialty asset lenders. More recently, traditional financial institutions have begun offering loans to CRBs. Because they have a cost of funds more comparable to ours, we may face greater competition in providing loans to CRBs.

Intellectual Property

We have filed an application to register the mark “Safe Harbor Financial” in the United States. We also rely on non-disclosure agreements, invention assignment agreements, intellectual property assignment agreements, or license agreements with employees, independent contractors, consumers, software providers and other third parties, which protect and limit access to and use of our proprietary intellectual property.

Circumstances outside our control could pose a threat to our intellectual property rights. For more information, see the section entitled “Risk Factors—Risks Related to Safe Harbor’s Intellectual Property.”

Facilities

Our corporate headquarters is located in Arvada, Colorado pursuant to a lease from PCCU that expires in July 2021. Safe Harbor has outgrown this space and is currently looking at moving to a space that is better suited for growth and to attract and retain top-tier talent. We believe we can obtain this required space on commercially reasonable terms.

Employees and Human Capital Resources

As of March 31, 2022, we had 29 full-time employees, including employees focused on private banking advisory services, onboarding, compliance, lending, marketing, business development and strategy and two contract employees. In 2021, we had a total turnover ratio of 29% with a voluntary turnover of 23% and involuntary turnover of 6%. During the three months ended March 31, 2022, we had a total turnover ratio of 3.7%. We also engage independent contractors to supplement our permanent workforce. Our entire workforce is in the United States. As the company looks to expand into new international cannabis markets it may add additional employees in those jurisdictions.

We believe that being able to attract and retain top talent is both a strategic advantage for Safe Harbor and is necessary to realize our business objectives. We consider our relations with our employees to be good. None of our employees are represented by a labor union or covered by collective bargaining agreements, and we have not experienced any work stoppages.

Executive Officers

Set forth below is certain information regarding the current executive officers of SHF:

Name	Age	Position

Sundie Seefried	60	Chief Executive Officer

Tyler Beuerlein	42	Chief Strategic Business Development Officer

Sundie Seefried. Ms. Seefried currently serves as the Chief Executive Officer of SHF, a position she has held since July 2021. Prior to joining SHF, Ms. Seefried served as the Chief Executive Officer of PCCU from 2001 until June 2021 and as the Chief Executive Officer of Eagle Legacy Services, LLC from January 2020 until March 2021. Ms. Seefried previously served as a board member of the Colorado Division of Financial Services from 2019 until 2021, and as a board member of the Credit Union Association from 2007 until 2015. Ms. Seefried received her Bachelor of Science in Business Management from the University of Maryland and her Master of Business Administration from Regis University, Colorado.

Tyler Beuerlein. Mr. Beuerlein currently serves as the Chief Strategic Business Development Officer of SHF, a position he has held since April 2022. Prior to his employment with SHF, from February 2015 to April 2022, he served as the Chief Revenue Officer and Chief Business Development Officer for Hypur Ventures, a venture capital fund dedicated strategic investments in businesses that operate in the legal cannabis industry. Mr. Beuerlein was the former Chairman of the National Cannabis Industry Association Banking and Financial Services Committee (2020). Additionally, he has been appointed to be on both the Marijuana Business Daily’s Advisory Board and ATACH Cannabis Beverage Council. He is also a member of the Forbes Business Development Council. Formerly, Mr. Beuerlein founded and managed a large beverage company and was a Professional athlete in the New York Mets Organization.

Available Information

SHF’s Internet address is https://shfinancial.org/. The information contained on SHF’s website is not incorporated by reference into this filing and should not be considered part of this filing. SHF’s principal executive offices are located at 5269 W. 62nd Avenue, Arvada, Colorado 80003 and its telephone number is (303) 431-3435. SHF was organized in the State of Colorado on May 1, 2020.

SHF’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “us,” or “our” refer to SHF. References to “management” refer to our officers and board of managers. The following discussion and analysis of our financial performance and results of operations should be read in conjunction with our condensed consolidated financial statements.

Forward Looking Statements

All statements other than statements of historical facts contained in this report, including statements regarding future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and similar expressions intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, objectives, and financial needs.

Overview

Founded in 2015, SHF’s mission is to support the growth and acceptance of the cannabis industry as a beneficial component of our society. Through that mission and as an early leader with over seven years of experience, SHF is a leading provider of reliable and compliance driven banking, lending and other financial services to cannabis related businesses and financial institutions servicing the industry.

Through our proprietary platform and on a multi-state level, SHF provides cannabis operators and ancillary business access to the following banking related services:

●	Business checking and savings accounts

●	Cash management accounts

●	Savings and investment options

●	Commercial lending

●	Courier services (via third party relationships)

●	Remote deposit services

●	Automated Clearing House (ACH) payments and origination

●	Wire payments

Our services allow our customers to run their business more efficiently and effectively with improved financial insight into their business and access to resources to help them grow. Due to limited availability of payment and other banking solutions in the cannabis industry, most business transact with high volumes of cash. Our platform allows for daily deposits of cash receipts reducing risks associated with high cash on hand creating a safer atmosphere for employees, customers and the surrounding communities.

In an industry with limited capital and financing options, we offer loans options at competitive rates often with less punitive terms than the industry average. Current loan options include senior secured debt and operating lines of debt and are provided across all cannabis industry verticals including: i) cultivation, ii) processing, iii) retail, iv) consumer brands and v) single and multi-state operators. We also service and provide lending options to ancillary cannabis service and payment providers serving the cannabis industry as these business also can have difficulty finding reliable financial services.

To ensure our customers receive consistent and dependable banking access, we provide our services in a compliance driven environment ensuring strict adherence to the Bank Secrecy Act/FinCEN guidelines and related anti money laundering provisions. Since inception and while processing more than $12 billion in cannabis related funds, the Company has successfully navigated 16 state and federal banking exams.

With our proprietary software and Safe Harbor Program (the “Program”) and on a select basis, we allow other financial institutions to provide effective and profitable services to the cannabis industry. As part of the Program, we provide the following to financial institutions interested in banking cannabis:

●	Initial customer due diligence – Know Your Customer

●	Customer application management

●	Program management support

●	Compliance monitoring

●	Regulatory exam assistance

Business Reorganization

SHF is the result of Carved-Out Operations of PCCU, a Colorado based credit union. The predecessor to SHF, Eagle Legacy Services, PLLC d/b/a Safe Harbor Services (“SHS” or “OldCo”), was established as a limited liability company, acting as a credit union service organization in accordance with applicable laws, in order to provide financial, lending and operational services primarily to the cannabis industry and cannabis related businesses (“CRBs”). SHS was a wholly owned subsidiary of PCCU. In addition to SHS, the Carved-Out Operations consist of certain Credit Union branches (the “Branches”) of PCCU and SHF.

During the fourth quarter of 2020, PCCU created two new entities: Safe Harbor Financial Holding, LLC (“Holdco”), an interim holding company that is directly wholly owned by PCCU and SHF, an operating entity wholly owned by Holdco. PCCU’s Board of Directors approved the contribution of certain assets and operating activities associated with operations from both the Branches and Oldco to Holdco. Holdco then contributed the same assets and related operations to SHF with PCCU’s investment in SHF maintained at the Holdco level (the “reorganization”). The reorganization effectively occurred July 1, 2021. In conjunction with the reorganization, all Branches’ employees and certain PCCU employees were terminated from PCCU and hired as SHF employees. Collectively, SHS, the Branches and SHF represent the “Carved-Out Operations.” After the reorganization, SHF contains the entirety of the Carved-Out Operations and OldCo was dissolved. SHF does business as Safe Harbor Financial.

Effective July 1, 2021, SHF entered into an Account Servicing Agreement with PCCU. SHF shall provide services as per the agreement to CRB accounts at PCCU. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, PCCU agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or PCCU provide sixty days prior written notice. Pursuant to this agreement, SHF reported revenue of $1,628,090 and $3,168,243 for the three months ended March 31, 2022 and for the period July 1, 2021 to December 31, 2021, respectively.

Effective July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In exchange for hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or PCCU upon giving sixty days prior written notice. Pursuant to this agreement, SHF reported expense of $83,808 and $190,908 for the three months ended March 31, 2022 and for the period July 1, 2021 to December 31, 2021.

Pursuant to the Purchase Agreement, the Company entered into amended services agreements under similar terms as the July 2021 agreements. In addition, in conjunction with the Purchase Agreement, SHF and PCCU entered into a Loan Servicing Agreement.

Significant terms of the Amended and Restated Account Servicing Agreement and Amended and Restated Support Services Agreement are as follows:

●	Pursuant to the Amended and Restated Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system. The Amended and Restated Account Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The Amended and Restated Account Servicing Agreement initially provided that the agreement would terminate within 60 days of SHF no longer qualifying as a “credit union service organization” (a “CUSO") or within 60 days of the assumption by a third party of all CRB-related accounts; however, on May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Account Servicing Agreement, which agreement amended and restated the Amended and Restated Account Servicing Agreement to remove the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF will cease to qualify as a CUSO following the closing of the Business Combination.

●	Pursuant to the Amended and Restated Support Services Agreement, PCCU will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing and capacity for CRB depository accounts for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, investment income from CRB-related cash and investments (excluding loans) will be shared 25% to PCCU and 75% to SHF and SHF will reimburse PCCU for any of its out-of-pocket expenses relating to the services provided to SHF. Finally, under the Amended and Restated Support Services Agreement, PCCU will continue to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. The Amended and Restated Support Services Agreement has the same term and termination provisions as the Amended and Restated Account Servicing Agreement, including a provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization.” On May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Support Services Agreement, which agreement amended and restated the Amended and Restated Support Services Agreement to remove the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF will cease to qualify as a CUSO following the closing of the Business Combination.

Effective February 11, 2022, SHF entered into a Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB customers and the loan servicing and monitoring responsibilities provided by both PCCU and SHF. PCCU will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date.

SHF’s loan program currently depends on PCCU as SHF’s largest funding source for new loans to CRBs. Under PCCU’s loan policy for loans to CRBs, PCCU’s board of directors has approved aggregate lending limits at the lessor of 1.3125 times PCCU’s net worth or 65% of total CRB deposits. Concentration limits for the deployment of loans are further categorized as (i) real estate secured, (ii) construction, (iii) unsecured and (iv) mixed collateral with each category limited to a percentage of PCCU’s net worth. In addition, loans to any one borrower or group of associated borrowers are limited by applicable National Credit Union Association (“NCUA”) regulations to the greater of $100,000 or 15% of PCCU’s net worth.

Purchase Agreement and Public Company Costs

On February 11, 2021, SHF entered into the Purchase Agreement with the Company, and assuming a favorable vote of the Company’s stockholders and SHF’s managers and satisfaction or waiver of all other closing conditions, the Company will purchase all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A Stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash paid to the Seller. At the closing, the Company will deposit 1,831,683 shares of the Class A Stock with an escrow agent to be held in escrow for a period of 12 months following the closing to satisfy potential indemnification claims of the parties

The Company will amend and restate its Amended and Restated Certificate of Incorporation in the form of the Second Amended and Restated Certificate of Incorporation included in this proxy statement as Annex B to, among other matters: (a) change its name to “SHF Holdings Inc.,” or such other name as mutually agreed to by the parties to the Purchase Agreement; (b) expand the board of directors to seven individuals divided into three classes; and (c) remove and change certain provisions in the existing Amended and Restated Certificate of Incorporation related to the Company’s status as a blank check company. Additionally, each then-outstanding share of Class B Stock of the Company will be converted into one share of Class A Stock.

SHF will be deemed the accounting predecessor and the post-combination company will be the successor SEC registrant, which means that SHF’s financial statements for previous periods will be disclosed in the post-combination company’s future periodic reports filed with the SEC.

While the legal acquirer in the Purchase Agreement is the Company, for financial accounting and reporting purposes under U.S. GAAP, the Company will be the accounting acquirer and the transaction will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the post-combination company represent the continuation of the financial statements of SHF in many respects. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, SHF will be deemed to be the accounting acquirer in the Business Combination and, consequently, the Business Combination will be treated as a recapitalization of SHF (i.e., a capital transaction involving the issuance of stock by the Company for the stock of SHF). Accordingly, the consolidated assets, liabilities, and results of operations of SHF will become the historical financial statements of the post-combination company, and the Company’s assets, liabilities and results of operations will be consolidated with SHF’s beginning on the acquisition date. Operations prior to the closing of the merger will be presented as those of SHF’s in future reports. The net assets of the Company will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded. The most significant change in the post-combination company’s future reported financial position and results are expected to be an estimated decrease in cash (as compared to SHF’s consolidated balance sheet at March 31, 2022) of approximately $6.1 million assuming 85.7% of the Company’s public stockholders elect to have their shares redeemed, or an estimated increase in cash of approximately $94.4 million, assuming no stockholder redemptions.

As a consequence of the Business Combination, SHF will become the successor to an SEC-registered and Nasdaq-listed company which requires SHF to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. SHF expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for the estimated impact of these additional expenses following closing of the Business Combination. We expect to incur approximately $0.1 million to $0.2 million in additional costs prior to closing of the Business Combination, which are not direct costs of the transaction but rather public company readiness costs and thus will be expensed to operating expense during the first and second quarters of 2022.

Key Metrics

In addition to the measures presented in our consolidated financial statements, our management regularly monitors certain measures in the operation of our business. These key metrics are discussed below.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and

●	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

A reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2022	2021
Net income	$501,600	$888,404
Interest expense	—	—
Depreciation and amortization expense	817	445
Taxes	—	—
EBITDA	502,417	888,849
Other adjustments – loan loss provision/indemnity expense	68,190	5,102
Adjusted EBITDA	$570,607	$893,951

	Year Ended December 31,
	2021	2020
Net income	$3,286,887	$5,115,306
Interest expense	—	2,511
Depreciation and amortization expense	1,921	5,859
Taxes	—	—
EBITDA	3,288,808	5,123,676
Other adjustments – loan loss provision	1,399	13,342
Adjusted EBITDA	$3,290,207	$5,137,018

The decrease in our income on an EBITDA and Adjusted EBITDA basis is due to decreased revenue and increased operating expenses, as discussed under “— Discussion of our Results of Operations” below. Other adjustments include estimated future loan losses not yet realized including amounts indemnified to PCCU for shares funded by them. Effective February 2022, SHF entered into a Loan Servicing Agreement with PCCU, pursuant to which SHF has agreed to indemnify PCCU for claims associated with CRB activities including any loan default related losses for loans funded by PCCU.

Other Metrics

For our business operations, we monitor the following key metrics.

Total account balances, number of accounts and average account balances

Our lending capacity is dependent on the size of our managed deposit base and number of active accounts. In addition, fees are generated based on open accounts and account activity. We monitor account activity including deposits, withdrawals and ending account balance daily. Total account balances represent the balance of customer deposits on hand at financial institution partners at period end. Average account balance represents the total account balance divided by the number of accounts at the period end.

Account fees per average active accounts managed

Currently a significant amount of our fees is generated from account openings, active accounts and account activity. As a result, we monitor account openings and closings on a daily, weekly and monthly basis. We strive to meet the appropriate balance between depository balances and fees and therefore review account fees per number of active accounts managed.

Three Months Ended March 31,		2022	2021	Change ($)	Change (%)
Average monthly ending deposit balance	(1)	$141,842,007	$172,369,321	$(30,527,314)	(17.7)%
Account fees	(2)	$1,466,868	$1,495,544	$(28,676)	(1.9)%
Average active accounts	(3)	581	510	71	13.9%

Average account balance	(4)	$244,134	$337,979	$(93,845)	(27.8)%
Average fees per account	(4)	$2,525	$2,932	$(407)	(13.9)%

Year Ended December 31,		2021	2020	Change ($)	Change (%)
Average monthly ending deposit balance	(1)	$180,462,421	$142,540,545	$37,921,876	27%
Annual account fees	(2)	$6,039,358	$6,868,275	$(828,917)	(12)%
Average active accounts	(3)	535	526	9	2%

Average account balance	(4)	$337,313	$270,990	$66,323	24%
Average fees per account	(4)	$11,289	$13,058	$(1,769)	(14)%

(1)	Represents the average of monthly ending account balances
(2)	Reported account activity fee revenue
(3)	Represents the average of monthly ending active accounts
(4)	Refer to the below section – Discussion of Results of our Operations for additional discussion of trends.

While the average number of accounts increased for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021, the average account size and account fees decreased as we experienced some churn of larger clients replaced by smaller business. We expect this trend to shift as we lead with our lending program typically requiring borrowers to place deposits with us.

SHF’s lending operations are considered relatively early stage. We are focused on enhancing and growing our lending platform. Incremental lending key metrics will be monitored as this portion of our business grows in volume. Metrics will include average loan balance, average life to repayment, average effective interest rate and loan status, amongst others.

Components of our Results of Operations

Revenue

SHF generates both interest income and fee income through providing a variety of financial services to CRBs including, among other things, Bank Secrecy Act and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB depository accounts held at partner financial institutions, and sourcing and managing loans. In addition, the Company provides these similar services and outsourced support on a white label basis to other financial institutions providing banking to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement.

Operating expenses

Operating expenses consist of compensation and benefits, professional services, rent expense, parent allocations, provisions for loan losses and indemnity expense and other general and administrative expenses.

Compensation and benefits consist of employee wages and associated benefits while professional services consist of legal and general and accounting fees.

Professional services expense includes legal, accounting and other consulting expense.

PCCU allocations include corporate allocations such as information technology, customer support, marketing, executive compensation and other general and administrative expenses are attributed to the Carved-Out Operations based on the size of the specifically identifiable CRB’s deposit balances, deposit activity and accounts relative to the totals of the consolidated PCCU. These allocations were discontinued effective July 1, 2021 in conjunction with the business reorganization.

SHF reports a provision for loan losses both as it relates to loans funded internally and those carried by other financial institutions including PCCU. SHF typically indemnifies any financial institution partner for loans originated and serviced by SHF and funded by the partner.

Other general and administrative expenses consist of various miscellaneous items including account hosting fees, insurance expense, travel meals and entertainment and other office and operating expense.

Discussion of our Results of Operations —2022 Compared to 2021

Revenue

Three Months Ended March 31,	2022	2021	Change ($)	Change (%)
Account fees	$1,466,868	$1,495,554	(28,686)	(1.9)%
Safe Harbor Program	43,020	154,995	(111,975)	(72.2)%
Investment income	93,986	78,011	15,975	20.5%
Loan interest income	67,236	21,721	45,515	209.5%
Total Revenue	$1,671,110	$1,750,281	(79,171)	(4.5)%

Account fee income consists of deposit account fees, activity fees and onboarding income. Historically, SHF has charged fees based on cannabis related deposit account activity. During 2021, we reduced our fee percentage for cannabis specific accounts in order to ensure we were competitive with the market. In addition, we charge a flat fee and lower rates for ancillary accounts. Ancillary accounts are provided to businesses servicing the cannabis industry in general but do not process cannabis. Our mix of ancillary accounts to cannabis specific accounts increased during 2021.

SHF provides similar account services and outsourced support on a white label basis to other financial institutions providing banking to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement. Revenue has decreased as we narrow the financial institutions and states we allow under this program and instead focus on servicing CRBs directly.

Investment income increased as a result of recent Federal Reserve interest rate increases.

Loan interest income has increased as SHF increases its focus on lending. At the end of 2020, SHF serviced two loans as compared to four at the end of 2022. In addition, for the three months ended March 31, 2022, SHF originated three incremental loans funded by PCCU under the Loan Servicing Agreement. SHF anticipates significantly increasing its loan activity during 2022 with approximately $42.0 million of loans in underwriting as of May 19, 2022.

Operating expenses

As discussed in the Business Reorganization section above, PCCU allocations were discontinued effective July 1, 2022 and SHF entered into both an account servicing agreement and support service agreement. There is no impact on revenue as a result of implementing these agreements.

Three Months Ended March 31,	2022	2021	Change ($)	Change (%)
Compensation and employee benefits	$722,525	$508,641	213,884	42%
Professional services	130,816	24,657	106,159	431%
Rent expense	25,025	14,800	10,225	69%
Parent allocations	—	281,126	(281,126)	(100)%
Provision for loan losses	68,190	5,102	63,088	1,237%
General and administrative expenses	222,954	27,551	195,403	709%
Total Operating Expenses	$1,169,510	$861,877	307,633	36%

Compensation and employee benefits increased primarily as a result of Sundie Seefried, our CEO, and one of our Vice President’s resigning from PCCU effective July 1, 2021 and beginning employment at SHF the same date. Prior to the July 1, 2021 reorganization a portion of their costs would have been included in the Parent allocations. Amounts also increased as SHF increased head count in conjunction with anticipated growth.

Professional services expense increased primarily due to audit fees incurred during 2021 and increased consulting fees as we increase our lending activity.

PCCU allocations decreased to zero as they were discontinued in conjunction with the reorganization discussed in the Business Reorganization section above.

General and administrative expenses increased across various categories including: i) approximately $84,000 in account and hosting fees as a result of the discussed reorganization, ii) approximately $82,000 in increased advertising and marketing as we focus on growth and iii) $60,000 in incremental expense as we prepare to be a public company

Proforma Summary Financial Statements

As discussed in the Business Reorganization section above, parent allocations were discontinued effective July 1, 2022 and SHF entered into both an account servicing agreement and support service agreement. Had the effect of these agreements been applied to period prior to July 1, 2021, we estimate the following impact to the summary financial statements:

Three Months Ended		2022			2021
March 31,		Reported	Adj	Adjusted	Reported	Adj	Adjusted
Revenue	(1)	$1,671,110	$—	$1,671,110	$1,750,281	$—	$1,750,281
Operating expense	(2)	1,169,510	—	1,169,510	861,887	35,664	897,541
Net income		$501,600	$—	$501,600	$888,403	$(35,664)	$852,740

(1)	The reported financial statements include all CRB account related revenue. As a result, no adjustment is necessary for revenue

(2)	Adjustments to operating expense include the removal of corporate allocations and the inclusion of fees under the new Services Agreements including i) per account hosting fee, (ii) 25% shared investment income fee and (iii) loan servicing fee equal to 25 basis points of the average outstanding loan principal balance. In the audited financial statements, no loans were held at PCCU subject to the loan servicing fee. In addition, as corporate allocations were removed we included an adjustment for the PCCU CEO base salary prior to July 1, 2021 plus a 30% benefit charge as this individual became the SHF CEO effective July 1, 2021. The 30% benefit charge is consistent with the historical experience of SHF.

Discussion of our Results of Operations — 2021 Compared to 2020

Revenue

Year Ended December 31,	2021	2020	Change ($)	Change (%)
Account fees	$6,039,358	$6,868,275	(828,917)	(12)%
Safe Harbor Program	478,041	573,309	(95,268)	(17)%
Investment income	376,918	559,415	(182,497)	(33)%
Loan interest income	102,961	25,280	77,681	307%
Miscellaneous income	8,301	11,859	(3,558)	(30)%
Total Revenue	$7,005,579	$8,038,138	(1,032,559)	(13)%

Account fee income consists of deposit account fees, activity fees and onboarding income. Historically SHF has charged fees based on cannabis related deposit account activity. During 2021, we reduced our fee percentage for cannabis specific accounts in order to ensure we were competitive with the market. In addition, we charge a flat fee and lower rates for ancillary accounts. Ancillary accounts are provided to businesses servicing the cannabis industry in general but do not process cannabis. Our mix of ancillary accounts to cannabis specific accounts increased during 2021.

SHF provides similar account services and outsourced support on a white label basis to other financial institutions providing banking to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement. Revenue has decreased as we narrow the financial institutions and states we allow under this program and instead focus on servicing CRBs directly.

Investment income declined as a result of a lower interest rate environment for all of 2021 coupled with a risk reduced investment portfolio given the uncertain environment relating to the COVID-19 pandemic.

Loan interest income has increased from 2021 to 2020 as SHF increases its focus on lending. At the end of 2020, SHF serviced two loans as compared to four at the end of 2021. SHF anticipates significantly increasing its loan activity during 2022 with approximately $42.0 million in potential loans in underwriting as of May 19, 2022.

Operating expenses

As discussed in the Business Reorganization section above, PCCU allocations were discontinued effective July 1, 2022 and SHF entered into both an account servicing agreement and support service agreement. There is no impact on revenue as a result of implementing these agreements.

Year Ended December 31,	2021	2020	Change ($)	Change (%)
Compensation and employee benefits	$2,135,243	$1,729,190	406,053	23%
Professional services	292,143	124,071	168,072	135%
Rent expense	73,482	71,382	2,100	3%
Parent allocations	648,533	840,142	(191,609)	(23)%
Provision for loan losses	1,399	13,342	(11,943)	(90)%
General and administrative expenses	567,892	142,194	425,698	299%
Total Operating Expenses	$3,718,692	$2,920,321	798,371	27%

Compensation and employee benefits increased primarily as a result of Sundie Seefried, our CEO, resigning as PCCU’s CEO effective July 1, 2021 and beginning employment at SHF the same date. Prior to the July 1, 2021 reorganization a portion of her costs would have been included in the PCCU allocations. Amounts also increased as SHF increased head count in conjunction with anticipated growth.

Professional services expense increased primarily due to audit fees incurred during 2021 and increased consulting fees as we increase our lending activity.

PCCU allocations decreased as they were discontinued in conjunction with the reorganization discussed in the Business Reorganization section above.

General and administrative expenses increased across various categories including: i) approximately $190,000 in account and hosting fees as a result of the discussed reorganization, ii) approximately $65,000 in increased advertising and marketing as we focus on growth and iii) $150,000 associated with a legal settlement.

Proforma Summary Financial Statements

As discussed in the Business Reorganization section above, parent allocations were discontinued effective July 1, 2022 and SHF entered into both an account servicing agreement and support service agreement. Had the effect of these agreements been applied to period prior to July 1, 2021, we estimate the following impact to the summary financial statements:

Year Ended		2021			2020
December 31,		Reported	Adj	Adjusted	Reported	Adj	Adjusted
Revenue	(1)	$7,005,579	$—	$7,005,579	$8,038,138	$—	$8,038,138
Operating expense	(2)	3,718,692	(13,592)	3,705,100	2,920,321	41,240	2,961,561
Other expense		—	—	—	2,511	—	2,511
Net income		$3,286,887	$13,592	$3,300,479	$5,115,306	$(41,240)	$5,074,066

(1)	The reported financial statements include all CRB account related revenue. As a result no adjustment is necessary for revenue
(2)	Adjustments to operating expense include the removal of corporate allocations and the inclusion of fees under the new Services Agreements including i) per account hosting fee, (ii) 25% shared investment income fee and (iii) loan servicing fee equal to 25 basis points of the average outstanding loan principal balance. In the audited financial statements, no loans were held at PCCU subject to the loan servicing fee. In addition, as corporate allocations were removed we included an adjustment for the PCCU CEO base salary prior to July 1, 2021 plus a 30% benefit charge as this individual became the SHF CEO effective July 1, 2021. The 30% benefit charge is consistent with the historical experience of SHF.

Other expense

Consists of interest expense for loan from PCCU that was retired during 2020.

Financial Condition

Cash, cash equivalents, and restricted cash

Cash, cash equivalents, and restricted cash totaled $6,070,762, $5,495,905 and $3,001,363 as of March 31, 2022, December 31, 2021 and December 31, 2020, respectively.

Cash flows

As compared to the three months ended March 31, 2021, cash provided by operations decreased $592,243 to $506,454 for the three months ended March 31, 2022, mainly due to reduced net income from operations with an additional amount resulting from changes across operating assets and liabilities. See discussion under “— Discussion of our Results of Operations” above for more information.

As compared to the year ended December 31, 2020, cash provided by operations decreased $2,003,820 to $2,946,383 for the year ended December 31, 2021, mainly due to reduced net income from operations. See discussion under “— Discussion of our Results of Operations” above for more information.

Deferred revenue

Deferred revenue is primarily related to contract liabilities associated with Safe Harbor agreements. As of December 31, 2020, SHF reported a contract liability from contracts with customers of $20,620. As of December 31, 2021, SHF reported a contract asset and liability of $18,317 and $8,333, respectively. As of March 31, 2022, SHF reported a contract asset of $26,928.

Liquidity

SHF has reported working capital of $6,575,179, $5,922,023 and $3,065,905 at March 31, 2022, December 31, 2021 and December 31, 2020.

Pursuant to the Purchase Agreement, as long as the post combination business includes at least $5,000,000 in net tangible assets, PCCU is entitled to retain all cash on hand less current liabilities prior to July 31, 2021, which is approximately $3.1 million. The business combination assumes $70,000,000 cash payment to PCCU funded by $60,000,000 in PIPE capital with the residual assumed to be funded with non-redemptions of the existing public stockholders of the Company. Depending on redemptions, SHF will have access to additional funding at closing through the cash released, in excess of amounts necessary fund the cash portion of the transaction, from the Company’s trust account in accordance with the terms of the business combination. At this time, SHF is focused on completing the contemplated business combination which is subject to approval of the Company’s stockholders and SHF’s sole member, the expiration of the waiting period under the HSR Act and other customary closing conditions. Regardless, our cash on hand and other capital sources including cash flow from operations will be sufficient to fund our operations for at least the following 12 months.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with GAAP. Preparing consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses, as well as disclosure of contingent assets and liabilities. An appreciation of our critical accounting policies is necessary to understand our financial results. In some cases, we could reasonably use different accounting policies and estimates, and changes in our estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates, and our financial condition or results of operations could be affected. We base our estimates on our experience and other assumptions that we believe are reasonable, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.

Revenue recognition

SHF adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which SHF expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. SHF adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on SHF’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist. Revenue consists primarily of fees earned on deposit accounts held at PCCU but serviced by SHF such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees.

In addition, SHF recognizes revenue from the Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program. The Safe Harbor Program has two performance obligations; an implementation fee recognized when the contract is effective and a service fee recognized ratable over the contract term as the compliance program is executed.

Lastly, SHF also records revenue for interest on loans and investment income allocated by PCCU based on specific customer balances.

Amounts received in advance of the service being provided is recorded as a liability under deferred revenue on the combined balance sheets. Typical Safe Harbor Program contracts are three-year contracts with amounts due monthly, quarterly or annually based on contract terms.

Customers consist of Cannabis Related Businesses (“CRBs) and financial institutions providing services to CRBs. Revenues are concentrated in the United States.

Allowance for loan losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the required allowance for loan losses balance using past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance for loan losses may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off. Loan losses are charged against the allowance for loan losses when Management believes the uncollectibility of a loan balance is confirmed.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

Due to the nature of uncertainties related to any estimation process, Management’s estimate of loan losses inherent in the loan portfolio may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, full payment under the loan terms is not expected. Impairment is generally evaluated in total for smaller-balance loans of similar nature such as a commercial loan and commercial lines of credit, but may be evaluated on an individual loan basis if deemed necessary. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. SHF’s policy for repossessing collateral is that when all other collection efforts have been exhausted, SHF enforces its first lien holder status and repossesses the collateral. SHF, via its partners, has access to the value associated with repossessed collateral. Repossessed collateral normally consists of residential real estate and other borrower operating assets.

Indemnity liability

The indemnification component of the Loan Servicing Agreement is accounted for in accordance with ASC 450-20 Loss Contingencies. In determining the applicability of ASC 450-20, we considered that the agreement outlines a broad indemnification of all claims related to the cannabis-related business. The most immediate and potentially significant of these are potential default-related loan losses. In the lending industry, it is inherently anticipated future loan losses will result from currently issued debt. SHF’s indemnity obligation is subordinate to PCCU’s other means of collecting on the loans including repossession of collateral, recourse against personal and/or corporate guarantors and other default remedies available in the loan agreements. Since borrowers are not party to the agreement between SHF and PCCU, any indemnity payments do not relieve borrowers of their obligation to PCCU nor would such payments preclude PCCU’s right to future recoveries from the debtor. Therefore, as defined in ASC 450-20, the indemnification clause represents a general loss contingency in that it is an existing condition, situation or set of circumstances involving uncertainty as to possible loss to the Company that will ultimately be resolved when one or more future events occur or fail to occur. SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated quarterly by SHF management based on each situation.

In addition to default-related loan losses, SHF continuously monitors all other circumstances pursuant to the agreement and identifies events that may necessitate a loss contingency under the Loan Servicing Agreement. A loss contingency is reported when it is both probable that a future event will confirm that a loss had been incurred on or before the related balance sheet date and the loss is reasonably estimable.

Emerging Growth Company Status

SHF is an emerging growth company (“EGC”), as defined in the JOBS Act. Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued until such time as those standards apply to private companies. In electing this relief, the JOBS Act does not preclude an EGC from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. SHF has elected to use this relief and will do so until the earlier of the date that it (a) is no longer an emerging growth company or (b) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result of the elected JOBS Act relief, these combined and consolidated financial statements may not be comparable to companies that do not elect JOBS Act relief or choose to early adopt different accounting pronouncements than SHF.

Internal Control Over Financial Reporting

In connection with the audit of our financial statements for the year ended December 31, 2020, two material weaknesses were identified in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting such that there is a reasonable possibility that a material misstatement of SHF’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

One material weakness was identified related to a failure to complete an analysis of the accounting impact of ASC Topic 606, Revenue from Contracts with Customers particularly as it related to revenue recognition associated with our Safe Harbor Program revenue, and one material weakness was identified associated with our application of carve out accounting guidance and our failure to exclude certain specifically identifiable expenses from corporate allocations. We have implemented a plan to remediate these material weaknesses, through measures that include the following:

●	we are in process of hiring a Chief Financial Officer with public accounting and previous experience as a public company executive.

●	we are utilizing third-party consultants and specialists, to supplement our internal resources.

●	we have enhanced our reconciliation and review controls including review by our parent CFO.

With the implementation of this plan, the material weaknesses have been remediated for the year ended December 31, 2021. SHF’s principal financial and accounting officer has concluded that during the period covered by this report, our disclosure controls and procedures were effective at a reasonable assurance level and, accordingly, provided reasonable assurance that the information required to be disclosed by us in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

We have begun our implementation of Sarbanes-Oxley and we plan to continue to assess our internal controls and procedures and to take further action as necessary or appropriate to address any other matters we identify. See also the section titled “Risk Factors — Risks Related to New Safe Harbor’s Business Following the Business Combination.”

Related Party Relationships

Bridge loan

PCCU provided a 24-month bridge loan of $350,000 to SHF on January 1, 2019, at an interest rate of 3.75%. Principal and interest payments of $15,160 were due monthly in-arrears. The bridge loan was settled before its maturity date and had no outstanding balance on March 31, 2022, December 31, 2021 and 2020.

Corporate allocations

Corporate allocations include overhead expenses such as information technology, customer support, marketing, executive compensation and other general and administrative expenses that are attributed to the Branches proportionately based on the relative size of the specific identifiable customer deposits to the consolidated PCCU.

Account Servicing Agreement

Effective July 1, 2021, SHF entered into an Account Servicing Agreement with PCCU. SHF shall provide services as per the agreement to CRB accounts at PCCU. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, PCCU agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or PCCU provide sixty days prior written notice. Pursuant to this agreement, SHF reported revenue of $1,628,090 and $3,168,243 for the three months ended March 31, 2022 and for the period July 1, 2021 to December 31, 2021, respectively.

As described elsewhere in this proxy statement, on February 11, 2022, SHF and PCCU entered into the Amended and Restated Account Servicing Agreement, pursuant to which SHF provides services including, among other things, Bank Secrecy Act compliance and reporting, onboarding, responding to account inquiries, and responding to customer service inquiries relating to accounts at PCCU held for cannabis-related businesses (“CRBs”). Pursuant to the Amended and Restated Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system. The Amended and Restated Account Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. The Amended and Restated Account Servicing Agreement initially provided that the agreement would terminate within 60 days of SHF no longer qualifying as a “credit union service organization” or within 60 days of the assumption by a third party of all CRB-related accounts; however, on May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Account Servicing Agreement, which agreement amended and restated the Amended and Restated Account Servicing Agreement to remove the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF will cease to qualify as a CUSO following the closing of the Business Combination.

Support Services Agreement

Effective July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In exchange for hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or PCCU upon giving sixty days prior written notice. Pursuant to these agreements and as amended and restated on February 11, 2022, the Company reported expense of $83,808 for the three month period ended March 31, 2022 and $0 for the three month period ended March 31, 2021. SHF reported expense of $190,908 for the period July 1, 2021 to December 31, 2021, respectively.

As described elsewhere in this proxy statement, on February 11, 2022, SHF and PCCU entered into the Amended and Restated Support Services Agreement, pursuant to which PCCU will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, investment income from CRB-related cash and investments (excluding loans) will be shared 25% to PCCU and 75% to SHF and SHF will reimburse PCCU for PCCU’s out-of-pocket expenses relating to the services provided to SHF. The Amended and Restated Support Services Agreement also sets forth certain agreements of PCCU to limit bonus distributions to its members to $30,000,000 during any 12-month period following the effective date of the agreement and to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. The Amended and Restated Support Services Agreement has the same term and termination provisions as the Amended and Restated Account Servicing Agreement, including a provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization.” On May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Support Services Agreement, which agreement amended and restated the Amended and Restated Support Services Agreement to remove the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization,” as SHF will cease to qualify as a CUSO following the closing of the Business Combination.

Loan Servicing Agreement

Effective February 11, 2022, SHF entered into a Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB customers and the loan servicing and monitoring responsibilities provided by both PCCU and SHF. PCCU will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that the Parent may not provide notice of non-renewal until 30 months following the signing date.

Pursuant to this agreement, the Company reported expenses of $1,373 for the three-month period ended March 31, 2022 and $0 for the three month period ended March 31, 2021.

Operating leases

Effective July 1, 2021, SHF entered into a gross lease with PCCU to lease space in its existing office at a monthly rent of $5,400. The term of this lease is for one year and unless terminated by either party automatically renews. SHF currently anticipates terminating the lease.

EXECUTIVE COMPENSATION

The Company

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2021 (i.e., pre-Business Combination).

None of our officers or directors has received any cash compensation for services rendered to us. We have agreed to pay our Sponsor or an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the post-combination company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination” beginning on page 183 of this proxy statement.

SHF

The following discussion and analysis of compensation arrangements of the named executive officers of SHF for the fiscal year ended December 31, 2021 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with SHF’s financial statements and related notes appearing elsewhere in this proxy statement. This discussion may contain forward-looking statements that are based on SHF’s and the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that adopted following the completion of the business combination may differ materially from the currently planned programs summarized in this discussion. Compensation information included in the following discussion is presented in actual dollar amounts.

Because the Company is an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” when detailing the executive compensation of SHF’s executives, as such term is defined under the Securities Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to the principal executive officer of SHF and the two next most highly compensated executive officers of SHF. These individuals are referred to as SHF’s “Named Executive Officers” or SHF’s “NEOs.”

Summary Compensation Table

The following table presents information regarding the compensation of SHF’s sole executive officer for services rendered during the fiscal year ended December 31, 2021 (the “2021 Fiscal Year”):

Name	Title	Base Salary(1)
Sundie Seefried	Chief Executive Officer	$350,000

(1) Represents base salary for the period from July 1, 2021 through December 31, 2021. Prior to July 1, 2021, Ms. Seefried was not compensated by SHF.

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of SHF and execute its business strategies. The base salary for SHF’s sole executive officer was established based on the scope of her responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant.

Outstanding Equity Awards at Fiscal Year-End

Ms. Seefried, SHF’s sole executive officer, did not hold any equity awards as of December 31, 2021.

Additional Narrative Disclosure

Retirement Benefits

Other than benefits under SHF’s 401(k) plan, SHF has not provided the Ms. Seefried with any retirement benefits. Under SHF’s 401(k) plan, employees, including Ms. Seefried, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Currently, SHF provides discretionary matching contributions equal to 100% of the first 5% of employees’ eligible compensation contributed to the plan. Employees are always vested in 100% of the matching contributions made to their tax-qualified retirement account per year.

Potential Payments Upon Termination or Change in Control

As described in the section entitled “Summary of the Proxy Statement – Other Agreements – Existing Employment Agreement,” Ms. Seefried is entitled to a success fee bonus of 10.0% of the aggregate purchase price for the sale, spin-off, or similar transaction of SHF. Ms. Seefried will be entitled to such bonus in connection with the Business Combination, with such bonus equaling approximately $18.5 million, which will be paid in equal parts cash and stock in the post-combination company.

New Employment Agreement

On February 11, 2022, concurrently with the execution of the Purchase Agreement, the Company entered into the Executive Employment Agreement with Sundie Seefried to be effective as of the closing of the Business Combination, pursuant to which Ms. Seefried will serve as the Chief Executive Officer of SHF and the Company. The Executive Employment Agreement provides for an annual base salary of $350,000, an initial incentive equity grant of options exercisable for 550,000 shares of the Company’s Class A Stock that will vest over two years, a long-term equity incentive to be approved by the Board following the closing, and other customary benefits. The Executive Employment Agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Ms. Seefried for good reason of one year’s base salary.

Quantification of Potential Payments and Benefits to the Sole Executive Officer of SHF in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the sole executive officer of SHF that is based on, or otherwise relates to, the transactions contemplated by the Purchase Agreement which is referred to as the purchase-related compensation. The table below excludes any amounts attributed to the employment agreements described above under “Additional Narrative Disclosure—New Employment Agreement,” as the severance payable under that employment agreement is not subject to increase as a result of the Business Combination.

Name	Cash ($)	Equity ($)	Pension/NQDC ($)	Perquisites/Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
Sundie Seefried	—	—	—	—	—	$18,500,000	(1)	$18,500,000

(1)	Represents a success fee bonus of 10.0% of the aggregate purchase price to be paid pursuant to the Purchase Agreement, or approximately $18.5 million, which will be paid in equal parts cash and stock in the post-combination company. See the section entitled “Summary of the Proxy Statement – Other Agreements – Existing Employment Agreement” for more information.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The Company expects that certain of its current executive officers and certain of the current executive officers of SHF will become executive officers of the post-combination company following the Business Combination. For biographical information regarding the current executive officers of SHF, who the Company anticipates will be the executive officers of the post-combination company, please see the section entitled “Management after the Business Combination - Information about Anticipated Executive Officers and Directors upon the Closing of the Business Combination.” The following persons are anticipated to be the directors and executive officers of the post-combination company, which will be renamed “SHF Holdings, Inc.” following the Business Combination:

Name	Position
Sundie Seefried	Chief Executive Officer
Chris Fameree	Chief Financial Officer
Paul Penney	Chief Investment Officer
Donald T. Emmi	Chief Legal Officer
Tyler Beuerlein	Chief Strategic Business Development Officer
John Darwin	Director
Joshua Mann	Director
Jonathan Summers	Independent Director
Karl Racine	Independent Director
Jonathon F. Niehaus	Independent Director
Jennifer Meyers	Independent Director
Richard Carleton	Independent Director

Information about Anticipated Executive Officers and Directors Upon the Closing of the Business Combination

Certain information about the anticipated executive officers and directors of the post-combination company is provided below:

Paul Penney. Mr. Penney currently serves as the Chief Investment Officer of SHF. Prior to joining SHF, Mr. Penney served as the Chief Investment Officer of KreditForce LLC, a merchant bank, from 2019 to 2021. Prior to joining KreditForce, Mr. Penney served in various roles, including Managing Director and Senior Analyst, at Northland Capital, an investment bank, from 2016 to 2019. Mr. Penney also served as the Chief Investment Officer and Managing Director of Compass North Capital, a hedge fund, from 2011 through the end of 2015. Mr. Penney has more than 25 years of experience across the public/private equity and debt, special situations, real estate, technology, media and retail industries as a public/equity and debt investor, advisor, board member, and executive. Mr. Penney is active in numerous charitable organizations and currently serves as a director of the Home2First Foundation and Big Brothers Big Sisters. Mr. Penney received his Bachelor of Arts in Business (Accounting) from Santa Clara University.

Donald T. Emmi. Mr. Emmi currently serves as Managing Partner of Hunsaker | Emmi, P.C., a position he has held since December 2004. Mr. Emmi was a partner of Hoban Law Group, P.C. from September 2019 until July 2021 when it was merged with Clark Hill, PLC. Following the merger, Mr. Emmi serves in an of counsel capacity to Clark Hill, PLC. Mr. Emmi previously served as an officer and director of Test Kitchen, Inc., a product manufacturer, from December 2020 until April 2021; and as a director of Pure Harvest Corporate Group, Inc. from December 2020 until December 2021. Mr. Emmi is also the former Chair of the National Cannabis Industry Association Banking and Financial Services Committee 2020 (Vice Chair 2019). Mr. Emmi received his undergraduate degree from East Stroudsburg University of Pennsylvania and his Juris Doctor from the University of Denver Sturm College of Law. Prior to practicing law, Mr. Emmi was a licensed Series 7 and 63 securities dealer and served in the United States Air Force from 1999 until 2007.

Jonathon F. Niehaus. Mr. Niehaus currently serves as the Managing Partner of Interactive Global Solutions, a consulting company, a position he has held since January 2011. Mr. Niehaus has been a member of the board of managers of SHF since February 2022. From 2003 until 2011, Mr. Niehaus serves as a Global SVP for First Data Corporation and the Western Union Company. Mr. Niehaus received his Bachelor of Science in Journalism and Communications from the University of Iowa.

Jennifer Meyers. Ms. Meyers currently serves as the Chief Financial Officer of PCCU, a position she has held since October 2021. Ms. Meyers previously served as the Chief Financial Officer of Clean Energy Credit Union from July 2020 until October 2021. Prior to joining Clean Energy Credit Union, Ms. Meyers served as a Finance Executive and Strategist for DaLand LLC, a credit union service organization, from May 2019 until May 2020. Ms. Meyers also previously served as the Chief Financial Officer of Westerra Credit Union from April 2009 until February 2019. Ms. Meyers received her Bachelor of Science in Accounting and her Master of Accountancy from the University of Denver.

Richard Carleton. Mr. Carleton currently serves as the Chief Executive Officer of the Canadian Securities Exchange, a position he has held since July 2011. Mr. Carleton also currently serves as a director of Tetra Trust, a licensed trust company, and of Blue Oceans ATS, a U.S. registered alternative trading system, positions he has held since June 2021 and April 2021, respectively. Mr. Carleton also serves as a board member of the Empire Club of Canada and of the Private Capital Markets Association of Canada, positions he has held since 2018 and 2017, respectively. Mr. Carleton received his Bachelor of Arts in History from the University of Ottawa and his LLB from the University of Toronto.

For information about Messrs. Darwin, Mann, Fameree, and Summers, please see the section entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Directors and Officers.” For more information about Ms. Seefried and Mr. Beuerlein, please see the section entitled “Information About SHF – Executive Officers.” For information about Mr. Racine, please see the section entitled “Proposal No. 5 – Election of the Directors to the Board of Directors—Overview.”

Board of Directors

In accordance with our Second Amended and Restated Certificate of Incorporation, our Board shall be expanded to include seven individuals and shall consist of three classes of directors, with the first class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2025, one of whom shall be jointly nominated by the Seller and PCCU and one of whom shall be nominated by our Sponsor, and each of whom shall qualify as an Independent Director; the second class consisting of three directors with an initial term that expires at the annual meeting of stockholders held in 2023, each of whom shall be designated by PCCU, and two of whom shall qualify as an Independent Director; and the third class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2024, each of whom shall be designated by our Sponsor. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Pursuant to the terms of the Purchase Agreement, immediately prior to the consummation of the Business Combination, Mr. Torres shall resign as a director of the Company. Mr. Summers (assuming his reelection pursuant to Proposal No. 5) and Messrs. Darwin and Mann shall continue as directors of the post-combination company.

Committees of the Board of Directors

The board of directors of the post-combination company will have three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. While the Audit Committee is expected to have primary responsibility for risk oversight, both the Audit Committee and the entire board of directors are expected to be actively involved in risk oversight on behalf of the post-combination company and both are expected to receive reports on the post-combination company’s risk management activities from the post-combination company’s executive management team on a regular basis. It is also anticipated that members of both the Audit Committee and the board of directors will also engage in periodic discussions with the post-combination company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and other senior officers as they deem appropriate to ensure that risk is being properly managed at the post-combination company. In addition, it is expected that each committee of the board of directors will consider risks associated with its respective area of responsibility.

Audit Committee

It is expected that Mr. Summers will be appointed as the chair and member of the Audit Committee, along with Messrs. Niehaus and Carleton being appointed as members. It is expected that the Audit Committee will otherwise meet Nasdaq audit committee composition requirements. The primary role of the Audit Committee will be to exercise primary financial oversight on behalf of the board of directors. The post-combination company’s management team will be responsible for preparing financial statements, and the post-combination company’s independent registered public accounting firm will be responsible for auditing those financial statements. The Audit Committee will be directly responsible for the selection, engagement, compensation, retention and oversight of post-combination company’s independent registered public accounting firm. The Audit Committee shall also be responsible for the review of any proposed related persons transactions. It is expected that each member of the Audit Committee will be financially literate.

It is expected that the Audit Committee will establish a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

It is expected that Mr. Carleton will be appointed the chair and member of the Compensation Committee, and Mr. Niehaus and Ms. Meyers will also be appointed as members. It is expected that the Compensation Committee will comprise at least three directors, with all directors meeting Nasdaq independence requirements, and shall otherwise meet Nasdaq compensation committee composition requirements. The Compensation Committee will be responsible for approving the compensation, including performance bonuses, payable to the executive officers of the post-combination company, and administering the post-combination company’s equity compensation plans.

The Compensation Committee will act on behalf of and in conjunction with the board of directors to establish or recommend the compensation of executive officers of the post-combination company and to provide oversight of the post-combination company’s overall compensation programs and philosophy.

Nominating and Corporate Governance Committee

It is expected that Mr. Racine will be appointed as the chair and member of the Nominating and Corporate Governance Committee, along with Messrs. Summers, Niehaus, Carleton and Ms. Meyers being appointed as members. It is expected that the Nominating and Corporate Governance Committee will comprise at least five directors, with all directors meeting Nasdaq independence requirements, and shall otherwise meet Nasdaq compensation committee composition requirements. The Nominating and Corporate Governance Committee will assist the board of directors by identifying and recommending individuals qualified to become members of the board. The Nominating and Corporate Governance Committee will be responsible for evaluating the composition, size and governance of the board and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the board, reviewing the corporate governance principles and making recommendations to the board regarding possible changes; and reviewing and monitoring compliance with the post-combination company’s Code of Business Conduct and Ethics.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed a copy of our form Code of Ethics as Exhibit 14 to our registration statement on Form S-1 in connection with our IPO, filed on June 1, 2021. You may review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 10 East 53rd Street, Suite 3001, New York City, New York 10022 or by telephone at (510) 323-2526. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Upon consummation of the Business Combination, the post-combination company intends to adopt an amended and restated Code of Business Conduct and Ethics that will apply to its officers and employees, including its principal executive officer, principal financial officer, and principal accounting officer.

Post-Combination Company Executive Compensation

Director Compensation

Following the completion of the Business Combination, our compensation committee will determine the annual compensation to be paid to the members of our board of directors, if any. Directors’ fees after the Business Combination have yet to be determined, but are expected to consist of two components: a cash payment and the issuance of restricted stock units. We anticipate that directors who also serve as an employee of the Company will not receive additional compensation for their service as a director.

Executive Compensation

Overview

Following the closing of the Business Combination, the Company intends to develop an executive compensation program that is consistent with SHF’s existing compensation policies and philosophies, which are designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company.

Decisions on the executive compensation program, as described below, will be determined and/or ratified by the Board with recommendations given by the Compensation Committee, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Board. The executive compensation program actually adopted will depend on the judgment of the members of the Board and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of equity awards.

Base Salary

It has been SHF’s historical practice to assure that base salary is fair to the executive officers, competitive within the industry and reasonable in light of SHF’s cost structure. Upon completion of the Business Combination, our Compensation Committee will determine base salaries and manage the base salary review process, subject to existing employment agreements.

Annual Bonuses

The Company intends to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

Equity Awards

The Company intends to use equity awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of equity awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Equity awards will be awarded under the Incentive Plan, which has been adopted by the Board and is being submitted to our stockholders for approval at the special meeting. For a description of the Incentive Plan, please see the section of this proxy statement under the heading “Proposal No. 6—Approval of the Incentive Plan.”

In connection with the Company’s executive compensation program, the Company expects to grant equity awards to its executives. Any grant would be contingent upon the completion of the Business Combination, stockholder approval and adoption of the Incentive Plan, filing of a registration statement on Form S-8, and approval by the Compensation Committee or Board.

Other Compensation

The Company expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the executive officers will participate.

Summary Compensation Table

The following table summarizes the expected compensation to be received by each of the executive officers of the post-combination company:

Name	Title	Base Salary	Bonus(1)	Equity Award(2)
Sundie Seefried	Chief Executive Officer	$350,000	$—	550,000
Chris Fameree	Chief Financial Officer	$285,000	$150,000	350,000
Paul Penney	Chief Investment Officer	$325,000	$75,000	450,000
Donald T. Emmi	Chief Legal Officer	$285,000	$22,500	350,000
Tyler Beuerlein	Chief Strategic Business Development Officer	$300,000	$—	350,000

(1)	Represents an initial signing bonus.
(2)	Represents an incentive stock option to purchase the number of shares of Class A Stock listed.

Employment Agreements

On February 11, 2022, concurrently with the execution of the Purchase Agreement, the Company entered into the Executive Employment Agreement with Sundie Seefried to be effective as of the closing of the Business Combination, pursuant to which Ms. Seefried will serve as the Chief Executive Officer of SHF and the Company. The Executive Employment Agreement provides for an annual base salary of $350,000, an initial incentive equity grant of options exercisable for 550,000 shares of the Company’s Class A Stock that will vest over two years, a long-term equity incentive to be approved by the Board following the closing, and other customary benefits. The Executive Employment Agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Ms. Seefried for good reason of one year’s base salary.

Additionally, in connection with the Company’s executive compensation program, the Company, upon the consummation of the Business Combination, intends to enter into employment agreements with each of Messrs. Fameree, Penney, Emmi, and Beuerlein.

DESCRIPTION OF SECURITIES

The following sets forth a summary of the material terms of the post-combination company’s securities following the Business Combination, including certain provisions of Delaware law and the material provisions of the Second Amended and Restated Certificate of Incorporation (to be adopted in accordance with Proposals 3 and 4). This summary is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Second Amended and Restated Certificate of Incorporation is attached as Annex B to this proxy statement. We urge you to read our Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.

Authorized and Outstanding Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 131,250,000 shares of capital stock, consisting of (i) 130,000,000 shares of Class A Stock and (ii) 1,250,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of common stock of the post-combination company issuable in connection with the Business Combination pursuant to the Purchase Agreement will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the Special Meeting, there were 14,903,175 shares of Common Stock outstanding, held of record by approximately one holder of Common Stock, no shares of preferred stock outstanding and 6,014,088 warrants outstanding held of record by approximately one holder of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

The Second Amended and Restated Certificate of Incorporation provides that the Common Stock will have identical par value and participation rights to current Class A Stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Class A Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. Subject to certain limited exceptions, the holders of Class A Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Class A Stock under both the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Certificate of Incorporation.

Preemptive or Other Rights

The Second Amended and Restated Certificate of Incorporation does not provide for any preemptive or other similar rights.

Election of Directors

Our Board currently consists of four directors, with one vacant director seat; John Burdiga, one of our independent directors, resigned on November 10, 2021.

Following the completion of the Business Combination, the structure of the Board will be increased to seven directors, as discussed in greater detail in “Proposal No. 3 – Approval of the Second Amended and Restated Certificate of Incorporation” and “Management After the Business Combination.” The Board shall be divided into three classes, with the first class consisting of two directors with an initial term that expires in 2025, the second class consisting of three directors with an initial term that expires in 2023, and the third class consisting of two directors with an initial term that expires in 2024. Such directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death. Under the terms of the Second Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of a class of Directors in place at such time will expire at the annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation until 2024.

Under our Amended and Restated Certificate of Incorporation and the Second Amended and Restated Certificate of Incorporation, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee.

Capital Stock Prior to the Business Combination

Pursuant to our Amended and Restated Certificate of Incorporation, our authorized capital stock consists of 125,000,000 shares of Class A Stock, $0.0001 par value, 12,500,000 shares of Class B Stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Founder Shares

There are currently 2,875,000 Founder Shares outstanding as of December 31, 2021.

The Founder Shares are identical to the shares of Class A Stock, except that:

●       the Founder Shares are shares of Class B Stock that automatically convert into shares of our Class A Stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;

●       the Founder Shares are subject to certain transfer restrictions, as described in more detail below;

●       our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if we fail to complete our initial business combination within 24 months from the date of our initial public offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame. If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. Our initial stockholders are parties to a voting and support agreement pursuant to which they have agreed to vote any Founder Shares held by them on the record date in favor of the Business Combination; and

●       the Founder Shares are subject to registration rights.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, upon the consummation of the Business Combination, Founder Shares will automatically convert to common stock of the post-combination company. The Second Amended and Restated Certificate of Incorporation will provide for only one class of common stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on 30 days after the completion of our initial business combination. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant is exercisable and we are not obligated to issue shares of Class A Stock upon exercise of a warrant unless Class A Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant is not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

●       in whole and not in part;

●       at a price of $0.01 per warrant;

●       upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●       if, and only if, the reported last sale price of the Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

●       if and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of  (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one minus the quotient of  (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain cash dividends, (c) to satisfy the redemption rights of the holders of Class A Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A Stock in connection with a stockholder vote to amend our Amended and Restated Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of our Class A Stock if we do not complete our initial business combination within 24 months from the closing of our initial public offering, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Stock or any voting rights until they exercise their warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the Class A Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described below in “Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants included in the public units.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because at the time of our initial public offering it was not known whether they would be affiliated with us following a business combination. If they remained affiliated with us, their ability to sell our securities in the open market would be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (including the Class A Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, subject to certain limited exceptions as set forth therein.

Units

Each unit consists of one share of Class A Stock and one-half of one public warrant, each as detailed above.

Restrictions on Transfers of Founder Shares and Private Placement Units

The Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and shares of Class A Stock underlying the Private Placement Units, and any shares of Class A Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us entered into by our Sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the Founder Shares, until the earlier of  (A) six months after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our Class A Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the Private Placement Shares, Private Placement Units, and Private Placement Warrants and the Class A Stock underlying such Private Placement Units, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; (g) by virtue of the laws of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor; (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) and (h) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Assuming stockholder approval of Proposal Nos. 1, 2 and 3 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation and bylaws will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

●       a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●       a denial of the right of stockholders to call a special meeting;

●       a vote of 66 2/3% required to approve certain amendments to the Second Amended and Restated Certificate of Incorporation and the bylaws; and

●       the designation of Delaware as the exclusive forum for certain disputes.

Forum Selection Clause

Our Second Amended and Restated Certificate of Incorporation and bylaws will provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (3) any action asserting a claim against us or any director, officer or other employee arising pursuant to the DGCL, (4) any action to interpret, apply, enforce or determine the validity of our Second Amended and Restated Certificate of Incorporation and bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. In addition, our Second Amended and Restated Certificate of Incorporation will provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but that the forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation and bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and operating results. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Advance Notice of Director Nominations and New Business

Our bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed.

These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the post-combination company.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●       the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●       the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●       the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●       at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result Sponsor and any other holder of Founder Shares or Private Placement Warrants, as applicable will be able to sell their private placement securities pursuant to Rule 144 without registration one year after the Company has completed its initial business combination, assuming the Company otherwise complies with the conditions set forth above.

The Company anticipates that following the consummation of the Business Combination, it will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

The Company provided the Seller with certain customary registration rights in connection with the Stock Consideration. Please see the section entitled “Proposal No. 1—Approval of the Business Combination.” Holders of Founder Shares (once converted to Class A Stock upon consummation of the Business Combination) and Private Placement Warrants also have certain registration rights. Please see the section entitled “Certain Relationships and Related Transactions—Registration Rights.” In addition, under the warrant agreement, the Company has agreed to register shares of Class A Stock underlying its warrants. The foregoing summary of the Seller’s registration rights is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement as set forth in Annex A.

The foregoing summary of the Northern Lights Restricted Stockholders’ registration rights is not complete and is qualified in its entirety by reference to the complete text of the Business Combination Registration Rights Agreement, as set forth in Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed on June 1, 2021, and incorporated by reference herein. The foregoing summary of the warrant holders’ registration rights under the warrant agreement is not complete and is qualified in its entirety by reference to the complete text of the warrant agreement, as set forth in Exhibit 4.4 to the Company’s Registration Statement on Form S-1, filed on June 1, 2021, and incorporated by reference herein.

Listing of Securities

We intend to apply to continue the listing of our Class A Stock, public warrants and units on Nasdaq under the symbols “SHFS,” “SHFSW” and “SHFSU,” respectively, upon the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

●       each person who is, or is expected to be, the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock;

●       each of our current officers and directors;

●       each person who will become a named officer or director of the post-combination company; and

●       all officers and directors of the Company, as a group, and of the post-combination company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our Common Stock pre-Business Combination is based on 14,903,175 shares of Common Stock (including Founder Shares) issued and outstanding as of the record date.

The expected beneficial ownership percentages set forth in the table below with respect to the Company following the Business Combination take into account the conversion of Founder Shares into Class A Stock on a one-to-one basis.

The expected beneficial ownership of shares of our Common Stock post-Business Combination, assuming none of our public shares are redeemed, has been determined based upon the following: (i) no Company stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for its shares of Class A Stock and (ii) there will be an aggregate of 32,914,314 shares of our Common Stock issued and outstanding at closing.

The expected beneficial ownership of shares of our Common Stock post-Business Combination assuming 9,855,735 public shares have been redeemed has been determined based on the following: (a) Trust Account assets of $117,322,625, as of March 31, 2022, (b) SHF and Company transaction expenses of approximately $9.8 million, and (c) a $10.20 per share redemption price.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Common Stock beneficially owned by them.

	Before the Business Combination(1)		After the Business Combination

			Assuming No Redemption(2)		Assuming Redemption of 9,855,735 Shares of Class A Stock(3)
Name and Address of Beneficial Owners	Number of Shares(4)%		Number of Shares	%	Number of Shares	%
5AK, LLC(5)	3,363,175	22.6%	4,252,262	12.8%	3,627,262	16.0%
John Darwin(5)	3,363,175	22.6%	4,252,262	12.8%	3,627,262	16.0%
Joshua Mann(5)	3,363,175	22.6%	4,252,262	12.8%	3,627,262	16.0%
Chris Fameree(6)	10,000	* %	10,000	* %	10,000	* %
Jonathan Summers	10,000	* %	10,000	* %	10,000	* %
Peter Torres	10,000	* %	10,000	* %	10,000	* %
Sundie Seefried(7)	—	—	—	—	—	—
Paul Penney	—	—	—	—	—	—
Donald Emmi(8)	—	—	—	—	—	—
Tyler Beuerlein	—	—	—	—	—	—
All directors and executive officers as a group	3,393,175	22.8%	4,292,262	12.9%	3,667,262	16.2%

Five Percent Holders:
ATW SPAC Management LLC(9)	1,300,000	8.7%	1,300,000	3.9%	1,300,000	5.6%
Boothbay Fund Management, LLC(10)	1,300,000	8.7%	1,300,000	3.9%	1,300,000	5.6%
Karpus Investment Management	1,103,397	7.4%	1,103,397	3.4%	1,103,397	4.8%
Saba Capital Management, L.P.(11)	952,776	6.4%	952,776	2.9%	952,776	4.1%
Shaolin Capital Management LLC(12)	924,100	6.2%	924,100	2.8%	924,100	4.0%
Polar Asset Management Partners Inc.(13)	900,000	6.0%	900,000	2.7%	900,000	3.9%
Highbridge Capital Management, LLC(14)	774,553	5.2%	774,553	2.4%	774,553	3.4%

*      Less than one percent.

(1)        Pre-Business Combination beneficial ownership calculations do not account for (i) 5,750,000 shares of Class A Stock issuable upon exercise of warrants held by the Company’s public stockholders or (ii) 264,087 shares of Class A Stock issuable upon exercise of warrants held by 5AK, LLC, the Company’s sponsor, which warrants may not be exercised within 60 days of this proxy statement.

(2)       Assuming there are no redemptions, post-Business Combination beneficial ownership calculations (i) do not account for 5,750,000 shares of Class A Stock issuable upon exercise of warrants held by the Company’s public stockholders but (ii) do account for (1) 264,087 shares of Class A Stock issuable upon exercise of warrants held by 5AK, LLC, which warrants will become exercisable upon the consummation of the Business Combination and (2) 625,000 shares of Class A Stock issuable to 5AK, LLC pursuant to certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation.

(3)       Assuming 9,855,735 shares of Class A Stock are redeemed, post-Business Combination beneficial ownership calculations (i) do not account for 5,750,000 shares of Class A Stock issuable upon exercise of warrants held by the Company’s public stockholders but (ii) do account for 264,087 shares of Class A Stock issuable upon exercise of warrants held by 5AK, LLC, which warrants will become exercisable upon the consummation of the Business Combination.

(4)       Interests shown consist of converted shares of Class B Stock and shares of Class A Stock on a combined basis, as of immediately after consummation of the Business Combination. Shares of Class B Stock will automatically convert into shares of Class A Stock at the time of our initial Business Combination on a one-for-one basis, subject to adjustment, as described in the section of this proxy statement entitled “Description of Securities.”

(5)       5AK, LLC is the record holder of the securities reported herein. John Darwin and Joshua Mann, the Company’s current Co-Chief Executive Officers, are each a control person of the member and manager of our Sponsor, Luminous Capital USA Inc. By virtue of this relationship, Messrs. Darwin and Mann may be deemed to share beneficial ownership of the securities held of record by our Sponsor. Messrs. Darwin and Mann each disclaims any such beneficial ownership except to the extent of his respective pecuniary interest.

(6)       Does not include an additional 90,000 shares of Class A Stock to be issued to Mr. Fameree following the closing of the Business Combination by 5AK, LLC from its shares of Class B Stock, which will convert to shares of Class A Stock upon the closing of the Business Combination.

(7)       Ms. Seefried will receive approximately 930,700 shares of Class A Stock pursuant to a bonus to be received from PCCU in connection with the consummation of the Business Combination. The 930,700 shares of Class A Stock will be apportioned from the shares of Class A Stock received by PCCU as consideration in the Business Combination.

(8)       Mr. Emmi will receive approximately 163,000 shares of Class A Stock pursuant to a bonus to be received from PCCU in connection with the consummation of the Business Combination. The 163,000 shares of Class A Stock will be apportioned from the shares of Class A Stock received by PCCU as consideration in the Business Combination.

(9)       Consists of shares held by one or more private funds managed by ATW SPAC Management LLC. Antonio Ruiz-Gimenez and Kerry Propper are Managing Members of ATW SPAC Management LLC. Accordingly, Messrs. Ruiz-Gimenez and Propper may be deemed to have beneficial ownership of the shares.

(10)       Consists of shares held by one or more private funds managed by Boothbay Fund Management, LLC, including Boothbay Absolute Return Strategies LP, which holds 871,000 shares of Class A Stock. Ari Glass is the Managing Member of Boothbay Fund Management, LLC. Accordingly, Mr. Glass may be deemed to have beneficial ownership of the shares.

(11)       Consists of shares held by Saba Capital Management, L.P. Boaz R. Weinstein is the founder and Chief Investment Officer of Saba Capital Management, L.P., and Saba Capital Management GP, LLC is the general partner of Saba Capital Management, L.P. Accordingly, Mr. Weinstein and Saba Capital Management GP, LLC may be deemed to have beneficial ownership of the shares.

(12)       Consists of shares held by one or more private funds managed by Shaolin Capital Management LLC.

(13)       Consists of shares held by one or more private funds managed by Polar Asset Management Partners Inc.

(14)       Consists of shares held by one or more private funds managed by Highbridge Capital Management, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

In February 2021, the Company issued an aggregate of 2,875,000 shares of Class B Stock to the Sponsor in exchange for an aggregate capital contribution of $25,000. On March 24, 2021, our sponsor transferred 10,000 shares to our Chief Financial Officer, and 10,000 shares to each of our independent directors.

The Founder Shares will automatically convert into Class A Stock upon the consummation of an initial business combination on a one-for-one basis, pursuant to the terms thereof. The initial stockholders agreed not to transfer, assign or sell any of their Founder Shares until the earliest of  (a) six months after the completion of the initial business combination, (b) subsequent to the initial business combination, if the last reported sale price of the Class A Stock equals or exceeds $12.50 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (c) following the completion of the initial business combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their common stock for cash, securities or other property.

Pursuant to the Sponsor’s operating agreement, following the consummation of an initial business combination, the Sponsor shall distribute the Private Placement Units and the Founder Shares to its members according to the allocations contained in the operating agreement no later than 10 days following the expiration of all applicable lock-up periods, if any; provided, however, that the manager may delay distribution of the Private Placement Units and Founder Shares if such delay is determined to be advisable by the manager, in its discretion, in consultation with its counsel or financials advisors.

Registration Rights

We have entered into the IPO Registration Rights Agreement with respect to the Private Placement Units, the shares of Class A Stock and Private Placement Warrants underlying the Private Placement Units, and the shares of Class A Stock issuable upon exercise of the Private Placement Warrants and upon conversion of the Founder Shares. Pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders and their permitted transferees can demand that we register the shares of Class A Stock into which Founder Shares will automatically convert at the time of the consummation of the Business Combination. Holders of our Private Placement Units and their permitted transferees can demand that we register the Private Placement Units, the shares of Class A Stock and Private Placement Warrants underlying the Private Placement Units, and the shares of Class A Stock issuable upon exercise of the Private Placement Warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Office Space and Related Support Services

We agreed, commencing on the effective date of the IPO in June 2021 through the earlier of our consummation of an initial business combination and our liquidation, to pay our Sponsor a monthly fee of $10,000 or an affiliate of our Sponsor for office space, utilities and secretarial and administrative support. We incurred $30,000 and $60,000 in fees related to this service during the three months ended March 31, 2022 and the year ended December 31, 2021 in the accompanying Statements of Operations.

Related Party Loans

In order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors agreed to loan the Company money pursuant to the Promissory Note (the “Working Capital Loan”).

In the event that an initial business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loan but no proceeds held in the Trust Account would be used to repay the Working Capital Loan.

On February 26, 2021, we issued the Promissory Note to our Sponsor, pursuant to which our Sponsor agreed to provide a Working Capital Loan to us of up to $300,000, of which $92,737 was advanced. The Promissory Note was fully repaid from the proceeds of our IPO.

Founders’ Letter Agreement

Concurrent with the execution of the Underwriters Agreement, the Company, the Seller, the Sponsor, and each of the Northern Lights Restricted Stockholders entered into a letter agreement, pursuant to which, each Northern Lights Restricted Stockholder party thereto agreed to waive certain of their redemption rights, transfer rights and liquidation rights with respect to their Founder Shares subject to the conditions set forth therein. Additionally, the Northern Lights Restricted Stockholders parties thereto agreed to waive their redemption rights with respect to any Class A Stock they may own. The Northern Lights Restricted Stockholders agreed (i) to vote their Founder shares in favor of the adoption of any proposed Business Combination and the accompanying transaction and (ii) if the Company engages in a tender offer in connection with a proposed Business Combination, to not seek to sell any shares of owned Class A Stock to the Company in connection with such tender offer. Additionally, each Northern Lights Restricted Stockholder party thereto has agreed to certain standstill obligations, in each case on terms and subject to the conditions set forth therein.

The letter agreement will terminate upon the earlier to occur of, (x) the expiration of the Lock-Up periods, (y) the liquidation of the Company, and (z) the event that the Public Offering is not consummated and closed by July 31, 2021. A copy of the Letter Agreement is attached hereto as Annex G.

SHF Related Party Transactions

Business Combination Registration Rights Agreement

The Seller, PCCU, and the Company will enter into a Business Combination Registration Rights Agreement in connection with the closing of the Business Combination. Pursuant to the Business Combination Registration Rights Agreement, among other things, the Company will be obligated to file a registration statement to register the resale of certain securities of the Company held by the Seller and PCCU, as applicable. Please see the section entitled “Proposal No. 1 – Approval of the Business Combination – Related Agreements – Registration Rights Agreement” for further information.

Lock-Up Agreement

Concurrently with entering into the Purchase Agreement, the Company, the Seller, and PCCU will enter into the Lock-Up Agreement, pursuant to which, among other things, and subject to certain exceptions, the Company securities held by the Seller and PCCU, as applicable, are to be locked-up for a period of six months from the date of the closing of the Business Combination, and to be subject to certain restrictions on sale thereafter, in accordance with the terms set forth therein. Please see the section entitled “Proposal No. 1 – Approval of the Business Combination – Related Agreements – Lock-up Agreement” for further information.

Policies and Procedures for the Company’s Related Party Transactions

Our Audit Committee charter provides that our Audit Committee must review and approve all transactions to which the Company is a participant and in which our executive officers, directors, director nominees or principal stockholders or other related persons have a material interest, to the extent that disclosure would be required under Item 404 of Regulation S-K. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arm’s-length transactions with independent third parties. Our related party transactions entered into between January 1, 2021 and the date of this Proxy Statement, all of which were previously approved by our Audit Committee, are described above.

Description of our Board and Board Committees

Number and Terms of Office of Officers and Directors

We currently have four directors and one vacant director seat; John Burdiga, one of our independent directors, resigned on November 10, 2021. Our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, which consisted of Mr. Burdiga prior to his resignation, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Summers and Torres, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Darwin and Mann, will expire at the third annual meeting of stockholders.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the Board.

Committees of the Board of Directors

Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We established an audit committee of the Board. Jonathan Summers and Peter Torres serve as members of our audit committee, and Mr. Summers chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Summers and Torres meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. As noted above, John Burdiga, one of our independent directors, resigned on November 10, 2021, leaving a vacancy on the audit committee. Pursuant to applicable Nasdaq listing standards, we are afforded a grace period to fill the vacancy resulting from Mr. Burdiga’s resignation, which grace period is still in effect. In connection with the Business Combination, we are in the process of identifying additional independent directors to fill the vacancy caused by Mr. Burdiga’s resignation.

Each member of the audit committee is financially literate. Our Board has determined that Jonathan Summers qualifies as an “audit committee financial expert” as defined in applicable SEC rules, and he currently serves as audit committee chair.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●       the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●       pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●       reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●       setting clear hiring policies for employees or former employees of the independent auditors;

●       setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●       obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●       reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●       reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Jonathan Summers and Peter Torres serve as members of our compensation committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●       reviewing and approving on an annual basis the corporate goals and objectives relevant to our Co-Chief Executive Officers’ compensation, evaluating our Co-Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Co-Chief Executive Officer based on such evaluation;

●       reviewing and approving on an annual basis the compensation of all of our other officers;

●       reviewing on an annual basis our executive compensation policies and plans;

●       implementing and administering our incentive compensation equity-based remuneration plans;

●       assisting management in complying with our proxy statement and annual report disclosure requirements;

●       approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●       if required, producing a report on executive compensation to be included in our annual proxy statement; and

●       reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the $10,000 per month administrative fee payable to our Sponsor or an affiliate of our Sponsor and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid by us to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our Board.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics as an exhibit to our registration statement in connection with our IPO. You may review our Code of Ethics by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our business combination. Our Amended and Restated Certificate of Incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our Sponsor, officers and directors may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company (other than any such positions held on the date of our IPO) until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination on or prior to June 28, 2022. Our stockholders should also be aware of the following other potential conflicts of interest:

●       None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

●       In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●       Our Northern Lights Restricted Stockholders have agreed to waive their redemption rights with respect to any public shares held by them in connection with the consummation of our initial business combination. Additionally, our Northern Lights Restricted Stockholders have agreed to waive their redemption rights with respect to any Founder Shares held by them if we fail to consummate our initial business combination on or prior to June 28, 2022. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the Private Placement Units held in the trust account will be used to fund the redemption of our public shares, and the Private Placement Warrants will expire worthless. With certain limited exceptions, the Founder Shares will not be transferable, assignable by our Sponsor until the earlier of: (A) six months after the completion of the initial business combination, (B) subsequent to the initial business combination, if the last reported sale price of the Class A Stock equals or exceeds $12.50 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (C) following the completion of the initial business combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their common stock for cash, securities or other property. With certain limited exceptions, the Private Placement Units, the Class A Stock and Private Placement Warrants underlying the Private Placement Units, and the Class A Stock underlying such Private Placement Warrants, will not be transferable, assignable or salable by our Sponsor, or their permitted transferees, until 30 days after the completion of our initial business combination. Since our Sponsor and officers and directors may directly or indirectly own common stock and warrants following our IPO, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

●       Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●       Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination.

The conflicts described above may not be resolved in our favor. Our Board considered these interests when reviewing the proposed terms of the Business Combination and how they might impact the identification of and negotiations with PCCU and how they might impact the Company if the Business Combination were to be completed. In reviewing these interests, and others deemed relevant by the Board, the Board concluded that, on the whole, these interests provided an alignment between the interests of our officers and directors, on the one hand, and those of our stockholders, on the other hand.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

●       the corporation could financially undertake the opportunity;

●       the opportunity is within the corporation’s line of business; and

●       it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Amended and Restated Certificate of Incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual(1)	Entity(2)	Entity’s Business	Affiliation
John Darwin	Luminous Capital Inc.	Venture Capital and Private Equity Firm	Managing Partner
Joshua Mann	Luminous Capital Inc.	Venture Capital and Private Equity Firm	Managing Partner
	INDVR Brands Inc.	Cannabis Holding Company	Chairman
Chris Fameree	Diligence Solutions Group	Due Diligence Firm	Managing Director
Peter Torres	Rex Internet	ISP Provider	President
Jonathan Summers	EXMceuticals Inc.	Medical Cannabis Company	Chairman
	Mocha Holdings LLC	Data Privacy Company	Advisory Board Member

(1)	Each person has a fiduciary duty with respect to the listed entities next to their respective names.

(2)	Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

Accordingly, if any of the above executive officers, directors or director nominees becomes aware of an initial business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, and only present it to us if such entity rejects the opportunity.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders are parties to the Voting and Support Agreement pursuant to which they have agreed to vote any Founder Shares held by them on the record date in favor of our initial business combination and our officers and directors have also agreed to vote any public shares held by them on the record date in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation and the Second Amended and Restated Certificate of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

Price Range of the Company’s Securities

The Company’s units, Class A Stock and warrants are each traded on Nasdaq under the symbols “NLITU,” “NLIT” and “NLITW,” respectively. The Company’s units commenced public trading on June 24, 2021, and shares of Class A Stock and warrants began separate trading on August 18, 2021.

The following table sets forth, for the calendar quarter and years indicated, the high and low sales prices per Unit as reported on the Nasdaq for the period from June 24, 2021 (the first day on which Units began trading) through March 31, 2022, and for our Class A Stock and Warrants for the period from August 18, 2021 (the first day on which our Class A Stock and Warrants were traded separately) through March 31, 2022.

	Units (NLITU)		Class A Common Stock (NLIT)		Warrants (NLITW)
	High	Low	High	Low	High	Low
Quarter ended March 31, 2021	$0	$0	$0	$0	$0	$0
Quarter ended June 30, 2021	$10.20	$10.13	$0	$0	$0	$0
Quarter ended September 30, 2021	$10.19	$10.19	$10.01	$10.01	$0.45	$0.44
Quarter ended December 31, 2021	$10.30	$10.30	$10.07	$10.07	$0.51	$0.51
Quarter ended March 31, 2022	$11.31	$10.16	$11.18	$10.02	$0.54	$0.16

1. Beginning on June 24, 2021 with respect to NLITU

2. Beginning on August 18, 2021 with respect to NLIT and NLITW

Dividend Policy of the Company

The Company has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The Company’s ability to declare dividends is further limited by restrictive covenants associated with the Rollover Credit Agreements.

SHF

Historical market price information regarding SHF is not provided because there is no public market for its securities. For information about distributions paid by SHF to its equity holders, please see the sections entitled “SHF Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Flows from Financing Activities.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of our independent registered public accounting firm, Marcum LLP, will be invited to attend the Special Meeting of the Company’s stockholders. If the representatives attend the meeting, the representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of Common Stock in connection with the Business Combination. However, holders of shares of Common Stock may be entitled to redemption under certain circumstances. See the section “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights.”

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●       If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Northern Lights Acquisition Corp., 10 East 53rd Street, Suite 3001, New York, New York 10022 or by telephone at (510) 323-2526, to inform us of his or her request; or

●       If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2023 annual meeting of stockholders will be held no later than [______], 2023. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2023 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the Charter Proposal is approved, the Business Combination is consummated, and the 2023 annual meeting of stockholders is scheduled to be held on or about [_______], 2023, Rule 14a-8 proposals must be received by the Company at its offices at SHF Holdings, Inc., [__] no later than [__________], 2023, and such other proposals must be received by the Company at its offices no later than [___________], 2023 and no earlier than [___________], 2023.

Assuming that the Business Combination is not consummated and the Company receives the necessary stockholder approval to amend the certificate of incorporation to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses such that we have sufficient time to conduct a 2023 annual meeting of stockholders, our current bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not more than 30 days before or 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for our 2023 annual meeting, assuming the meeting is held on [__________], 2023, notice of a nomination or proposal must be delivered to us no later than [___________], 2023 and no earlier than [___________], 2023. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year (other than with respect to the 2023 annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of the annual meeting was first made by the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. The registration statement contains exhibits and other information that are not contained in this proxy statement. The descriptions in this proxy statement of the provisions of documents filed as exhibits to the registration statement are only summaries of those documents’ material terms. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

Northern Lights Acquisition Corp.

10 East 53rd Street, Suite 3001

New York, New York 10022

(510) 323-2526

Attention: John Darin, Co-Chief Executive Officer

Email: jdarwin@luminouscap.ca

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

The Laurel Hill Advisory Group

2 Robbins Lane, Suite 201

Jericho, NY 11753

(855) 414-2266

Email: nlit@laurelhill.com

If you are a stockholder of the Company and would like to request documents, please do so by [______________], 2022, in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to SHF has been supplied by SHF. Information provided by either the Company or SHF does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or SHF that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately by it with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by any information contained directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below. This document incorporates by reference the following documents that have previously been filed with the SEC.

●	The Company’s Current Report on Form 8-K filed on June 25, 2021;

●	The Company’s Current Report on Form 8-K filed on June 28, 2021;

●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on July 30, 2021;

●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed on August 13, 2021;

●	The Company’s Current Report on Form 8-K filed on August 17, 2021;

●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed on November 15, 2021;

●	The Company’s Current Report on Form 8-K filed on November 19, 2021;

●	The Company’s Current Report on Form 8-K filed on February 14, 2022;

●	The Company’s Current Report on Form 8-K/A filed on February 16, 2022; and

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 25, 2022.

●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed on May 16, 2022.

In addition, the Company is incorporating by reference any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the special meeting. However, the Company is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein. These subsequent filings with the SEC with automatically modify and supersede information in this proxy statement.

The Company files annual, quarterly and special reports, proxy statements and other business and financial information. You may obtain the information incorporated by reference and any other materials the Company files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” in this proxy statement.

INDEX TO FINANCIAL INFORMATION

 I. The Company’s Financial Statements as of and for the Year Ended December 31, 2021

II. The Company’s Financial Statements as of and for the Quarter Ended March 31, 2022

Condensed Balance Sheet as of March 31, 2022 and December 31, 2021 (Unaudited)	F-26
Condensed Statements of Operations for the three months ended March 31, 2022 and for the period from February 26, 2021 (Inception) through March 31, 2021 (Unaudited)	F-27
Condensed Statements of Changes in Stockholders’ Equity (Deficit) for the three months ended March 31, 2022 and for the period from February 26, 2021 (Inception) through March 31, 2021 (Unaudited)	F-28
Condensed Statements of Cash Flows for the three months ended March 31, 2022 and for the period from February 26, 2021 (Inception) through March 31, 2021 (Unaudited)	F-29
Notes to Condensed Financial Statements (Unaudited)	F-30

III. SHF’s Combined Financial Statements as of and for the Years Ended December 31, 2021 and December 31, 2020

Report of Independent Registered Public Accounting Firm (PCAOB ID No. #149)	F-47
Combined Balance Sheets at December 31, 2021 and December 31, 2020	F-48
Combined Statements of Net Income and Comprehensive Income for the year ended December 31, 2021 and December 31, 2020	F-49
Combined Statements of Parent-Entity Net Investment at December 31, 2021 and December 31, 2020	F-50
Combined Statements of Cash Flows at December 31, 2021 and December 31, 2020	F-51
Notes to Combined Financial Statements	F-52
Consent of Independent Registered Public Accounting Firm	F-65

IV. SHF’s Combined Financial Statements as of and for the Quarter Ended March 31, 2022 and March 31, 2021

Combined Balance Sheets at March 31, 2022 and December 31, 2021 (Unaudited)	F-67
Combined Statements of Net Income and Comprehensive Income for the three months ended March 31, 2022 and for the three months ended March 31, 2021 (Unaudited)	F-68
Combined Statements of Parent-Entity Net Investment for the three months ended March 31, 2022 and for the three months ended March 31, 2021 (Unaudited)	F-69
Combined Statements of Cash Flows at March 31, 2022 and March 31, 2021 (Unaudited)	F-70
Notes to Combined Financial Statements (Unaudited)	F-71

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Northern Lights Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Northern Lights Acquisition Corp. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the period from February 26, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from February 26, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Hartford, CT
March 25, 2022

NORTHERN LIGHTS ACQUISITION CORP.

BALANCE SHEET

December 31,
2021
ASSETS
Current Assets
Cash	$254,523
Prepaid expense	7,499
Prepaid insurance-current portion	175,000
Total current assets	437,022

Noncurrent Assets
Prepaid insurance-noncurrent portion	87,500
Investments held in Trust Account	117,321,508
Total assets	$117,846,030

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	306,792
Franchise tax payable	168,767
Total current liabilities	475,559

Noncurrent liabilities
Warrant liabilities	2,826,876
Deferred underwriter fee payable	4,025,000
Total liabilities	7,327,435

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption; 11,500,000 shares at redemption value of $10.20	117,300,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,250,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 125,000,000 shares authorized; 528,175 issued and outstanding, excluding 11,500,000 shares subject to redemption	53
Class B common stock, $0.0001 par value; 12,500,000 shares authorized; 2,875,000 issued and outstanding	288

Accumulated deficit	(6,781,746)
Total stockholders’ deficit	(6,781,405)
Total liabilities and stockholders’ deficit	$117,846,030

The accompanying notes are an integral part of the financial statements

NORTHERN LIGHTS ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the Period from February 26, 2021 (inception) through December 31, 2021

Formation and operating costs	$550,343
Franchise tax expenses	168,767
Loss from operation costs	(719,110)
Other income and expense:
Change in fair value of warrant liabilities	2,204,598
Offering costs allocated to warrants	(261,838)
Realized gain from marketable securities held in Trust Account	21,508
Net income	$1,245,158

Weighted average shares outstanding of Class A common stock subject to redemption	6,944,805
Basic and diluted net income per common stock subject to redemption	$0.12
Weighted average shares outstanding Class A and Class B non-redeemable common stock	3,193,963
Basic and diluted net income per common stock not subject to redemption	$0.12

The accompanying notes are an integral part of the financial statements

NORTHERN LIGHTS ACQUISITION CORP.

STATEMENT OF CHANGES STOCKHOLDER’S DEFICITS

For the period from February 26, 2021 (inception) through December 31, 2021

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid in	Accumulative	Stockholders’
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit
Balance — February 26, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Common Stock to Sponsor	—	—	2,875,000	288	24,712	—	25,000

Sale of non-redeemable private placement units to sponsor	528,175	53	—	—	5,281,697	—	5,281,750
Redemption of Class A common stock subject to possible redemption	—	—	—	—	(5,306,409)	(8,026,904)	(13,333,313)
Net income	—	—	—	—	—	1,245,158	1,245,158
Balance – December 31, 2021	528,175	$53	2,875,000	$288	$—	$(6,781,746)	$(6,781,405)

The accompanying notes are an integral part of the financial statements

NORTHERN LIGHTS ACQUISITION CORP.

STATEMENT OF CASH FLOWS

For the
Period from
February 26, 2021 (inception)
Through
December 31, 2021
Cash flows from operating activities:
Net loss	$1,245,158
Adjustments to reconcile net loss to net cash used in operating activities:
Realized gain from securities held in Trust Account	(21,508)
Change in fair value of warrant liability	(2,204,598)
Offering costs allocated to warrants	261,838
Changes in operating assets and liabilities:
Prepaid insurance	(262,500)
Prepaid expenses	(7,499)
Accrued expense	271,792
Franchise tax payable	168,767
Net cash used in operating activities	(548,550)

Cash flows from investing activities:
Investment of cash in Trust Account	(117,300,000)
Net cash used in investing activities	(117,300,000)

Cash flows from financing activities:
Proceeds from issuance of Class B common stock to sponsor	25,000
Proceeds from sale of Units, net of underwriting discount paid	113,275,000
Proceeds from sale of Private units	5,281,750
Proceeds from related party promissory note	92,737
Payment of related party promissory note	(92,737)
Payment of offering costs	(478,677)
Net cash provided by financing activities	118,103,073

Net change in cash	254,523
Cash at beginning of period	—
Cash at end of period	$254,523

Non-cash investing and financing activities:
Deferred underwriting fee payable	$4,025,000
Initial classification of warrant liabilities	$5,031,474
Offering costs charged to additional paid-in capital included in accrued expense	$35,000

The accompanying notes are an integral part of the financial statements

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Northern Lights Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 26, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

At December 31, 2021, the Company had not yet commenced any operations. All activity from inception through December 31, 2021 relates to the Company’s formation and the initial public Offering (as defined below), and, since the closing of the initial public offering, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company has selected December 31 as its fiscal year end.

The Registration Statement for the Company’s Initial Public Offering was declared effective on June 23, 2021. On June 28, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (“Units” and, with respect to the shares of Class A Common Stock included in the Units offered, the “Public Shares”), generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 528,175 private placement units (the “Private Placement Units”) at a price of $10.00 per unit in a private placement to 5AK, LLC (the “Sponsor”), generating gross proceeds of $5,281,750, which is described in Note 4.

Following the closing of the Initial Public Offering on June 28, 2021, an amount of $117,300,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Units was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

Transaction costs of the Initial Public Offering amounted to $6,263,677, of which $1,725,000 was for underwriting fees paid at the time of the IPO, $4,025,000 was for deferred underwriting commissions, and $513,677 was for other offering costs.

Following the closing of the Initial Public Offering $938,853 of cash was held outside of the Trust Account available for working capital purposes. As of December 31, 2021, we have available to us $254,523 of cash on our balance sheet and a working capital deficit of $38,537.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its Stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants or rights. These Common Stock are recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B Common Stock, the Common Stock included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B Common Stock) and Private Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Class B Common Stock and Private Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

The Company will have up to 12 months from the closing of our IPO, or until June 28, 2022, to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months, or until December 28, 2022 (“the Combination Period”), to complete a business combination), subject to the sponsor depositing additional funds into the trust account. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of December 31, 2021, the Company had $254,523 in cash and a working capital deficit of $38,537. As described above, on June 28, 2021 the Company closed its IPO of 11,500,000 Units at $10.00 per Unit, generating gross proceeds of $115.0 million, and also consummated the Private Placement of 528,175 Private Placement units to the Sponsor at a purchase price of $10.00 per Private Placement unit, generating gross proceeds of $5,281,750.

The Company’s liquidity needs prior to the consummation of its IPO were satisfied through the proceeds of $25,000 from the sale of the Founder Shares and proceed from the promissory note from sponsor of $92,737, which was repaid upon closure of the IPO. Subsequent to the IPO, the Company’s liquidity will be satisfied through a portion of the net proceeds from IPO held outside of the Trust Account.

The Company intends to complete its initial Business Combination before June 28,2022 and we believe we have sufficient arrangements with our vendors to continue to operate until we complete our initial Business Combination. However, there can be no assurance that the Company will be able to consummate the Business Combination by then. In the event that we are unable to consummate the Business Combination before June 28, 2022 we anticipate identifying and accessing additional capital resources in order to extend the Business Combination period up to 18 months. However, there can be no assurance that the Company will have access to sufficient capital to extend the deadline to consummate the Business Combination. As a result, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” it is uncertain that the Company will have sufficient liquidity to fund the working capital needs of the Company beyond June 28, 2022. Management has determined that given the liquidity condition of the Company, should a Business Combination not occur by June 28, 2022, there is substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, the Company may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. the Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through June 28, 2022.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $254,523 in cash and no cash equivalents as of December 31, 2021.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $117,300,000 ($10.20 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act 1940, as amended (the “Investment Company Act”), which will be invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (Continued)

The Company is considered an exempted State of Delaware company and is presently not subject to income taxes or income tax filing requirements in the State of Delaware or the United States. As such, the Company’s tax provision is zero for the period presented.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as offering costs allocated to warrants in the condensed statements of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

On December 31, 2021, there are 528,175 shares of Class A Common Stock in Private Placement Unit (Note 5) outstanding. 11,500,000 shares of Class A Common Stock are subject to possible redemption.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of December 31, 2021, the Class A Common Stock reflected on the balance sheet are reconciled in the following table:

As of December 31, 2021
Gross Proceeds	$115,000,000
Less:
Proceeds allocated to public warrants	(5,031,474)
Proceeds allocated to shares not subject to redemption	(59)
Issuance costs related to Class A common stock	(6,263,677)
Plus:
Accretion of carrying value to redemption value	13,595,210
Class A common stock subject to possible redemption	117,300,000

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2021, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income Per Share

Net income per share is computed by dividing net income by the weighted average number of common stock shares outstanding for the period. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company applies the two-class method in calculating earnings per share. The contractual formula utilized to calculate the redemption amount approximates fair value. The Class feature to redeem at fair value means that there is effectively only one class of stock. Changes in fair value are not considered a dividend of the purposes of the numerator in the earnings per share calculation. Net income per common share is computed by dividing the pro rata net loss between the redeemable shares and the non-redeemable shares by the weighted average number of common shares outstanding for each of the periods. The calculation of diluted income per common stock does not consider the effect of the warrants issued in connection with the IPO since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable for 6,014,088 shares of common stock in the aggregate.

The following table reflects the calculation of basic and diluted net income per common share:

For the Period from February 26, 2021 (inception)
Through December 31, 2021
Redeemable Class A common stock subject to possible redemption
Numerator: earnings allocable to redeemable Class A common stock subject to possible redemption	$852,903

Denominator: weighted average number of redeemable Class A common stock	6,944,805
Basic and diluted net income per redeemable Class A common stock	$0.12

Non-redeemable Class A and Class B common stock
Numerator: net income allocable to non-redeemable Class A and Class B common stock	$392,255

Denominator: weighted average number of non-redeemable Class A and Class B common stock
Non-redeemable Class A private placement and Class B common shares, basic and diluted	3,193,963
Basic and diluted net income per non-redeemable Class A and Class B common stock	$0.12

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt—Debt with Conversion and Other Options(Subtopic 470- 0) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 —Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit on June 28, 2021. Each Unit consists of one share of the Company’s Class A Common Stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per whole share (see Note 7).

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 528,175 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $5,281,750.

The Private Placement Units are identical to the Units, except that (a) the Private Placement Units and their component securities will not be transferable, assignable or saleable until the consummation of the Company’s initial business combination except to permitted transferees and (b) the Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) may be exercised by the holders on a cashless basis and (ii) will be entitled to registration rights.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions

Founder Shares

On March 19, 2021, the Company issued an aggregate of 2,875,000 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On March 24, 2021, the Sponsor transferred 10,000 shares to the Company’s Chief Financial Officer and 10,000 shares to each of the Company’s three independent directors. The Founder Shares which the Sponsor and its permitted transferees will collectively own, on an as-converted basis, represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On February 26, 2021, the Sponsor committed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of July 31, 2021 or the completion of the Initial Public Offering. On July 7, 2021, the Company paid off the promissory note in full. At December 31, 2021, there is no outstanding balance under the Promissory Note. From inception to December 31, 2021, we borrowed and repaid $92,737 pursuant to the promissory note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into units at a price of $10.00 per unit. The Units will be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. To date and as of December 31, 2021, the Company has no working capital loans outstanding.

If the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may, by resolution of the Company’s board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the Company’s amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five business days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,150,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $2,300,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit) (the “Extension Loans”). Any such payments would be made in the form of non-interest bearing loans. If the Company completes its initial Business Combination, the Company will, at the option of the Sponsor, repay the Extension Loans out of the proceeds of the Trust Account released to the Company or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the Private Placement Units.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (Continued)

If the Company does not complete a Business Combination, the Company will repay such loans only from funds held outside of the Trust Account. Furthermore, the letter agreement among the Company and the Company’s officers, directors, and the Sponsor contains a provision pursuant to which the Sponsor will agree to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the Trust Account in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. The public stockholders will not be afforded an opportunity to vote on the extension of time to consummate an initial Business Combination from 12 months to 18 months described above or redeem their shares in connection with such extensions.

Administrative Support Agreement

Commencing on the date of the Initial Public Offering and until completion of the Company’s Business Combination or liquidation, the Company may reimburse Luminous Capital Inc., an affiliate of the Sponsor, up to an amount of $10,000 per month for office space, secretarial and administrative support. Through December 31, 2021, $60,000 support fees were incurred and are included in formation and operating costs in the accompanying statement of operations.

Note 6 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on June 23, 2021, the holders of the Founder Shares, Private Placement Units (including the securities contained therein), the units (including the securities contained therein) that may be issued upon conversion of the Working Capital Loans, and any shares of Class A Common Stock issuable upon the exercise of the Placement Warrants and any shares of Class A Common Stock, warrants (and underlying Class A Common Stock) that may be issued upon conversion of the units issued as part of the working capital loans and Class A Common Stock issuable upon conversion of the founder shares are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The underwriter’s over-allotment option was exercised in full on June 28, 2021.

The underwriter was paid a cash underwriting discount of 1.50% of the gross proceeds of the Initial Public Offering, or $1,725,000. In addition, the underwriter is entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $4,025,000. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on June 28, 2021 and ending 12 months from the closing of a business combination, we have granted the underwriters a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of our Registration Statement.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 7 – Warrant Liability

At December 31, 2021 the Company has 5,750,000 Public Warrants and the 264,088 Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (i) the date of the completion of a Business Combination and (ii) 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of its initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Company’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.. Notwithstanding the above, if the Company’s shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, it may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of warrants when the price per Class A Common Stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 7 – Warrant Liability (Continued)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the greater of the Market Value and the Newly Issued Price.

The Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Placement Warrants and the Class A Common Stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company accounted for the aggregate 6,014,088 warrants issued in connection with the Initial Public Offering (the 5,750,000 Public Warrants and the 264,088 Placement Warrants) in accordance with the guidance contained in FASB ASC Topic 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability due to the existence of provisions whereby adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a ‘‘fixed-for-fixed’’ option and the existence of the potential for net cash settlement for the warrant holders (but not all common stockholders) in the event of a tender offer.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to remeasurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 8 – Stockholders’ Equity

Preferred Stock — The Company is authorized to issue 1,250,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2021, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 125,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. At December 31, 2021, there were 528,175 shares of Class A Common Stock issued or outstanding, excluding 11,500,000 shares of Class A Common Stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue up to 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On March 24, 2021, the Sponsor transferred 10,000 shares to the Company’s Chief Financial Officer and 10,000 shares to each of the Company’s three independent directors. At December 31, 2021, there were 2,875,000 shares of Class B common stock issued and outstanding.

Holders of Class A Common Stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A Common Stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A Common Stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A Common Stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

Note 9 – Fair Value Measurements

The following table presents information about the Company’s assets and derivative warrant liabilities that are measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Marketable securities held in Trust Account	$117,321,508	$—	$—

Warrant Liabilities:
Public Warrants	$2,701,925	$—	$—
Private Placement Warrants	$—	$—	$124,951

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. In 2021, the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurements, after they split from the units and started trading.

The Warrants are measured at fair value on a recurring basis. The Public Warrants were initially valued using a Modified Monte Carlo Simulation. As of December 31, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.

At December 31, 2021, assets held in the Trust Account were comprised of $508 in cash and $117,321,000 in a mutual fund invested in U.S. Treasury Securities.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 – Fair Value Measurements (Continued)

The Company recognized $5,031,474 for the derivative warrant liabilities upon their issuance on June 28, 2021. The Sponsor paid an aggregate of $5,281,750 for Private Placement Warrants with an initial aggregate fair value of $224,474. The excess purchase price over the initial fair value on the private placement closing date is recognized as a capital contribution from the Sponsor.

The Company utilizes a binomial Monte-Carlo simulation to estimate the fair value of the warrants at each reporting period for warrants that are not actively traded. The estimated fair value of the derivative warrant liabilities is determined using Level 3 inputs. Inherent in a binomial Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	June 28, 2021	December 31, 2021
	(Public and Private Warrant)	(Private Warrant)
Exercise price	$11.50	$11.50
Share price	$10.00	$10.07
Expected term (years)	5.86	5.28
Probability of Acquisition	90.0%	90.0%
Volatility	14.7%	8.3%
Risk-free rate	1.04%	1.28%
Dividend yield (per share)	0.00%	0.00%

The change in the fair value of the derivative warrant liabilities for the period from June 28, 2021 (Initial Public Offering) through December 31, 2021 is summarized as follows:

	Private Placement	Public Warrant	Warrant Liability
Fair value as of June 28, 2021 (Initial Public Offering)	$224,474	$4,807,000	$5,031,474
Change in valuation inputs or other assumptions (1)(2)	(99,523)	(2,105,075)	(2,204,598)
Fair value as of December 31, 2021	$124,951	2,701,925	2,826,876

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liability in the statement of operations.
(2)	Changes are due to the use of quoted prices in an active market (Level 1) and the use of unobservable inputs based on assessment of the assumptions (Level 3) for Public Warrants (after becoming actively traded) and Private Placement Warrants, respectively.

Note 10 – Income Taxes

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

For the period from February 26, 2021 to December 31, 2021
Deferred Tax Assets:
Net operating loss carryforwards	$87,611
Transaction costs	42,000
Start-up costs	16,885
Total deferred tax assets	146,496
Valuation allowance	(146,496)
Deferred tax asset, net of valuation allowance	$—

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The income tax provision (benefit) consists of the following:

For the period from February 26, 2021 to December 31, 2021
Federal:
Current	$—
Deferred	(146,496)

State and local:
Current	—
Deferred	—
(146,496)
Change in valuation allowance	146,496
Income tax provision (benefit)	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. After consideration of all information available, management believes that significant uncertainty exists with the respect to the realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from February 26, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $146,496.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

For the period from February 26, 2021 to December 31, 2021
Tax benefit at federal statutory rate	21.0%
Increase (decrease) in tax provision resulting from:
Warrants – fair market value change	(37.2)
Warrants – formation costs	4.4
Change in valuation allowance	11.8
Effective income tax rate	0.0%

At December 31, 2021, we had $417,198 of U.S. net operating loss carryforwards available to offset future taxable income. These net operating losses do not expire.

There were no unrecognized tax benefits related to uncertain tax positions at December 31, 2021.

As a result of our operations, we file income tax returns in the US federal jurisdiction and in New York state and are subject to examination by the various taxing authorities, since exception.

Note 11 – Subsequent Event

On February 11, 2022, the Company and the Sponsor entered into a definitive unit purchase agreement (the “Unit Purchase Agreement”) with SHF, LLC d/b/a Safe Harbor Financial (“SHF”), SHF Holding Co., LLC, the sole member of SHF (the “Seller”), and Partner Colorado Credit Union, the sole member of the Seller (“PCCU”). Pursuant to the Unit Purchase Agreement, upon the closing (the “Closing”) of the contemplated transactions (collectively, the “Business Combination”), the Company will purchase all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of Class A Common Stock with an aggregate value equal to $115,000,000 and (b) $70,000,000 in cash. The obligations of the parties to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (a) the representations and warranties of the respective parties being true and correct subject to the materiality standards contained in the Unit Purchase Agreement; (b) material compliance by the parties of their respective pre-closing covenants and agreements, subject to the standards contained in the Unit Purchase Agreement; (c) the approval by the Company’s stockholders of the Business Combination; (d) the approval by the Seller’s manager of the Business Combination; (e) the approval by SHF’s managers of the Business Combination; (f) the absence of any Material Adverse Effect (as defined in the Unit Purchase Agreement) with respect to the Company or with respect to SHF since the effective date of the Unit Purchase Agreement that is continuing and uncured; (g) the Company having at least $5,000,001 in tangible net assets upon the Closing; (h) the election of the members of the post-Closing board of directors consistent with the provisions of the Unit Purchase Agreement, a majority of which are to be independent in accordance with the Nasdaq rules; (i) the entry into certain ancillary agreements as of the Closing; (j) the lack of any notice or communication from, or position of, the SEC requiring the Company to amend or supplement the proxy statement on Schedule 14A to be delivered to its stockholders in connection with the approval of the Business Combination and related matters; and (k) the receipt of certain closing deliverables.

Concurrently with entering into the Unit Purchase Agreement, the Company entered into a securities purchase agreement (a “Securities Purchase Agreement”) with certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the PIPE Investors, an aggregate of 60,000 shares (the “PIPE Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock”), and warrants to purchase up to a number of shares of Class A Common Stock equal to 50% of shares of the Class A Common Stock issuable upon conversion of the PIPE Shares (the “PIPE Warrants”) for gross proceeds of $60.0 million (the “PIPE Financing”). The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Securities Purchase Agreement provides that it will terminate upon the earlier to occur of (i) termination of the Unit Purchase Agreement and (ii) the mutual written agreement of each of the parties.

Management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, other than the events included in the above notes, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Preliminary Proxy Statement of Northern Lights Acquisition Corp. on Amendment No. 1 to Schedule 14A, of our report dated March 25, 2022, which includes an explanatory paragraph as to the Company’s ability to continue as going concern, with respect to our audit of the financial statements of Northern Lights Acquisition Corp. as of December 31, 2021 and for the period from February 26, 2021 (inception) through December 31, 2021.

/s/ Marcum llp

Marcum llp

Hartford, CT

May 26, 2022

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

NORTHERN LIGHTS ACQUISITION CORP.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash	$47,885	$254,523
Prepaid expense	48,750	7,499
Prepaid insurance	175,000	175,000
Total current assets	271,635	437,022

Noncurrent assets
Prepaid insurance – noncurrent portion	43,750	87,500
Deferred offering costs	106,903	-
Investments held in Trust Account	117,322,625	117,321,508
Total assets	$117,744,913	$117,846,030

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	874,346	306,792
Franchise tax payable	218,767	168,767
Total current liabilities	1,093,113	475,559

Warrant liabilities	1,323,657	2,826,876
Deferred underwriter fee payable	4,025,000	4,025,000
Total liabilities	6,441,770	7,327,435

Commitments and Contingencies (Note 6)
Class A Common Stock subject to possible redemption; 11,500,000 shares at redemption value of $10.20	117,300,000	117,300,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,250,000 shares authorized; none issued and outstanding	-	-
Class A Common Stock, $0.0001 par value; 125,000,000 shares authorized; 528,175 issued and outstanding, excluding 11,500,000 shares subject to redemption	53	53
Class B common stock, $0.0001 par value; 12,500,000 shares authorized; 2,875,000 issued and outstanding	288	288
Accumulated deficit	(5,997,198)	(6,781,746)
Total stockholders’ deficit	(5,996,857)	(6,781,405)
Total liabilities and stockholders’ deficit	$117,744,913	$117,846,030

The accompanying notes are an integral part of these condensed unaudited financial statements

NORTHERN LIGHTS ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

		For the Period from
		February 26, 2021
	Three Months	(Inception)
	Ended	Through
	March 31, 2022	March 31, 2021
Formation and operating costs	$669,788	$795
Franchise tax expenses	50,000	-
Loss from operations	(719,788)	(795)

Other income and expense:
Unrealized gain from marketable securities held in Trust Account	1,117	-
Change in fair value of warrant liabilities	1,503,219	-
Net income (loss)	$784,548	$(795)

Weighted average shares outstanding of Class A Common Stock subject to redemption	11,500,000	-
Basic and diluted net income per common stock subject to redemption	$0.05	$-
Weighted average shares outstanding of Class A and Class B non-redeemable common stock (1)	3,403,175	2,500,000
Basic and diluted net income per common stock not subject to redemption	$0.05	$-

(1)	For the period from February 26, 2021 through March 31, 2021, excludes an aggregate of 375,000 shares of Class B common stock subject to forfeiture to the extent that the underwriter’s over allotment was not exercised in full or in part. The over-allotment was exercised in full.

The accompanying notes are an integral part of these condensed unaudited financial statements.

NORTHERN LIGHTS ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2022	528,175	$53	2,875,000	$288	$-	$(6,781,746)	$(6,781,405)
Net income	-	-	-	-	-	784,548	784,548
Balance – March 31, 2022	528,175	$53	2,875,000	$288	$-	$(5,997,198)	$(5,996,857)

	Class A		Class B		Additional		Total Stockholders’
	Common Stock		Common Stock		Paid in	Accumulated	Equity
	Shares	Amount	Shares (1)	Amount	Capital	Deficit	(Deficit)
Balance - February 26, 2021 (inception)	-	$-	-	$-	$-	$-	$-
Issuance of Class B Common stock to Sponsor	-	-	2,875,000	288	24,712	-	25,000
Net loss	-	-	-	-	-	(795)	(795)
Balance – March 31, 2021	-	$-	2,875,000	$288	$24,712	$(795)	$24,205

(1)	Includes an aggregate of 375,000 shares of Class B common stock subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part. The over-allotment was exercised in full.

The accompanying notes are an integral part of these condensed unaudited financial statements

NORTHERN LIGHTS ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31, 2022	For the Period from February 26, 2021 (Inception) through March 31, 2021
Cash flow from operating activities:
Net income (loss)	$784,548	$(795)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Unrealized gain from securities held in Trust Account	(1,117)	-
Change in fair value of warrant liabilities	(1,503,219)	-
Changes in operating assets and liabilities:
Prepaid insurance	43,750	-
Prepaid expense	(41,251)	-
Franchise tax payable	50,000	-
Accrued expense	485,651	795
Net cash used in operating activities	(181,638)	-

Cash flow from financing activities:
Proceeds from issuance of Class B common stock to Sponsor	-	25,000
Payment of offering costs	(25,000)	-
Net cash (used in) provided by financing activities	(25,000)	25,000

Net change in cash	(206,638)	25,000
Cash at the beginning of the period	254,523	-
Cash at the end of the period	$47,885	$25,000

Supplemental disclosure of non-cash financing activities:
Accrued deferred offering costs	$81,903	$77,164

The accompanying notes are an integral part of these condensed unaudited financial statements

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Northern Lights Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 26, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2022, the Company had not yet commenced any operations. All activity for the period February 26, 2021 (inception) through March 31, 2022, relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), and, since the closing of the initial public offering, the Company has entered into a unit purchase agreement and a securities purchase agreement (as described below), and continued a search for a Business Combination candidate. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on June 23, 2021. On June 28, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (“Units” and, with respect to the shares of Class A Common Stock included in the Units offered, the “Public Shares”), generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 528,175 private placement units (the “Private Placement Units”) at a price of $10.00 per unit in a private placement to the Sponsor, generating gross proceeds of $5,281,750, which is described in Note 4.

Following the closing of the Initial Public Offering on June 28, 2021, an amount of $117,300,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Units was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

Transaction costs of the Initial Public Offering amounted to $6,263,677, of which $1,725,000 was for underwriting fees paid at the time of the IPO, $4,025,000 was for deferred underwriting commissions, and $513,677 was for other offering costs.

Following the closing of the Initial Public Offering $938,853 of cash was held outside of the Trust Account available for working capital purposes. As of March 31, 2022, we have available to us $47,885 of cash on our balance sheet and working capital deficit of $821,478.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (Continued)

On February 11, 2022, the Company and 5AK, LLC (our “Sponsor”) entered into a definitive unit purchase agreement (the “Unit Purchase Agreement”) with SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company (“SHF”), SHF Holding Co., LLC, the sole member of SHF (the “Seller”), and Partner Colorado Credit Union, the sole member of the Seller (“PCCU”). Pursuant to the Unit Purchase Agreement, upon the closing (the “Closing”) of the Business Combination, we will purchase all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of Class A Common Stock with an aggregate value equal to $115,000,000 and (b) $70,000,000 in cash.

Concurrently with entering into the Unit Purchase Agreement, we entered into a securities purchase agreement (a “Securities Purchase Agreement”) with certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to the PIPE Investors, an aggregate of 60,000 shares (the “PIPE Shares”) of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock”), and warrants to purchase up to a number of shares of Class A Common Stock equal to 50% of shares of the Class A Common Stock issuable upon conversion of the PIPE Shares (the “PIPE Warrants”) for gross proceeds of $60.0 million (the “PIPE Financing”).

In connection with the proposed Business Combination with SHF, the Company will provide its public stockholders with the opportunity to redeem all or a portion of their Class A Common Stock upon the completion of such Business Combination in connection with a stockholder meeting called to approve such Business Combination. In the event the proposed Business Combination with SHF is not consummated, in connection with an alternative proposed initial business combination, the Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

The Company will have until June 28, 2022 (or up to December 28, 2022, as applicable) to consummate a Business Combination. If the Company is unable to complete a Business Combination within 12 months from the closing of the Initial Public Offering (or up to 18 months from the closing of the Initial Public Offering at the election of the Company subject to satisfaction of certain conditions, including the deposit of up to $2,300,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), into the Trust Account, or as extended by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the shares of Class A Common Stock and the warrants that are included as components of the Private Placement Units. Such warrants will expire worthless if the Company fails to complete a Business Combination within the 12-month time period (or up to 18-month time period).

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (Continued)

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of March 31, 2022, the Company had $47,885 in cash and a working capital deficit of $821,478. As described above, on June 28, 2021 the Company closed its IPO of 11,500,000 Units at $10.00 per Unit, generating gross proceeds of $115.0 million, and also consummated the Private Placement of 528,175 Private Placement units to the Sponsor at a purchase price of $10.00 per Private Placement unit, generating gross proceeds of $5,281,750.

The Company’s liquidity needs prior to the consummation of its IPO were satisfied through the proceeds of $25,000 from the sale of the Founder Shares and proceed from the promissory note from sponsor of $92,737, which was repaid upon closure of the IPO. Subsequent to the IPO, the Company’s liquidity will be satisfied through a portion of the net proceeds from IPO held outside of the Trust Account.

The Company intends to complete its initial Business Combination before June 28,2022 and we believe we have sufficient arrangements with our vendors to continue to operate until we complete our initial Business Combination. However, there can be no assurance that the Company will be able to consummate the Business Combination by then. In the event that we are unable to consummate the Business Combination before June 28, 2022 we anticipate identifying and accessing additional capital resources in order to extend the Business Combination period up to 18 months. However, there can be no assurance that the Company will have access to sufficient capital to extend the deadline to consummate the Business Combination. As a result, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” it is uncertain that the Company will have sufficient liquidity to fund the working capital needs of the Company beyond June 28, 2022. Management has determined that given the liquidity condition of the Company, should a Business Combination not occur by June 28, 2022, there is substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, the Company may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through June 28, 2022.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (Continued)

Deferred offering costs

Deferred offering costs consist of costs incurred in connection with preparation for the PIPE Financing to be executed in conjunction with the Business Combination. These costs, together with the underwriting discounts and commissions, will be allocated among the freestanding financial instruments that are included in the PIPE Financing. As of March 31, 2022, the Company had deferred offering costs of $106,903 and accrued offering costs of $81,903 which are included in accrued expenses on the accompanying condensed balance sheet. There were no deferred offering costs or accrued offering costs at December 31, 2021.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, including the proposed Business Combination with SHF, or the operations of a target business with which the Company ultimately consummates a Business Combination, including SHF, may be materially and adversely affected. Further, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of the balance sheets in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $47,885 and $254,523, respectively, in cash and no cash equivalents as of March 31, 2022 and December 31, 2021.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $117,300,000 ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act 1940, as amended (the “Investment Company Act”), which will be invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The provision for income taxes was deemed to be immaterial for the three months ended March 31, 2022 and for the period from February 26, 2021 (inception) through March 31, 2021.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (Continued)

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as offering costs allocated to warrants in the condensed statements of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as offering costs allocated to warrants in the condensed statements of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

On March 31, 2022 and December 31, 2021, there were 528,175 shares of Class A Common Stock issued and outstanding that were issued as component securities of the Private Placement Units (Note 4). 11,500,000 shares of Class A Common Stock are subject to possible redemption.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of March 31, 2022 and December 31, 2021, the Class A Common Stock reflected on the balance sheets are reconciled in the following table:

Gross Proceeds	$115,000,000
Less:
Proceeds allocated to public warrants	(5,031,474)
Proceeds allocated to shares not subject to redemption	(59)
Issuance costs related to Class A Common Stock	(6,263,677)
Plus:
Accretion of carrying value to redemption value	13,595,210
Class A Common Stock subject to possible redemption	$117,300,000

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income (Loss) Per Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock shares outstanding for the period. The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company applies the two-class method in calculating earnings per share. The contractual formula utilized to calculate the redemption amount approximates fair value. The Class feature to redeem at fair value means that there is effectively only one class of stock. Changes in fair value are not considered a dividend of the purposes of the numerator in the earnings per share calculation. Net income per common share is computed by dividing the pro rata net loss between the redeemable shares and the non-redeemable shares by the weighted average number of common shares outstanding for each of the periods. The calculation of diluted income per common stock does not consider the effect of the warrants issued in connection with the IPO since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable for 6,014,088 shares of common stock in the aggregate.

The following table reflects the calculation of basic and diluted net income per common share:

	For the Three Months	For the Period from February 26, 2021 (inception)
	Ended March 31, 2022	Through March 31, 2021
Redeemable Class A Common Stock subject to possible redemption
Numerator: earnings allocable to redeemable Class A Common Stock subject to possible redemption	$605,395	$-

Denominator: weighted average number of redeemable Class A Common Stock	11,500,000	-
Basic and diluted net income per redeemable Class A Common Stock	$0.05	$-

Non-redeemable Class A and Class B common stock
Numerator: net income (loss) allocable to non-redeemable Class A and Class B common stock	$179,153	$(795)

Denominator: weighted average number of non-redeemable Class A and Class B common stock	3,403,175	2,500,000
Basic and diluted net income per non-redeemable Class A and Class B common stock	$0.05	$-

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

2 — Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470- 0) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 —Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A Common Stock, $0.0001 par value, and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per whole share (see Note 7).

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 528,175 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $5,281,750.

The Private Placement Units are identical to the Units, except that (a) the Private Placement Units and their component securities will not be transferable, assignable or saleable until the consummation of the Company’s initial business combination except to permitted transferees and (b) the Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) may be exercised by the holders on a cashless basis and (ii) will be entitled to registration rights.

Note 5 — Related Party Transactions

Founder Shares

On March 19, 2021, the Company issued an aggregate of 2,875,000 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On March 24, 2021, the Sponsor transferred 10,000 shares to the Company’s Chief Financial Officer and 10,000 shares to each of the Company’s three independent directors. Effective January 18, 2022, the Sponsor granted an additional 90,000 shares of Class B common stock to Mr. Fameree. The shares will only be issued to Mr. Fameree following the consummation of a Business Combination. The Founder Shares which the Sponsor and its permitted transferees will collectively own, on an as-converted basis, represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 5— Related Party Transactions (Continued)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into units at a price of $10.00 per unit. The Units will be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. To date, the Company has no working capital loans outstanding.

If the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may, by resolution of the Company’s board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the Company’s amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five business days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,150,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $2,300,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit) (the “Extension Loans”). Any such payments would be made in the form of non-interest-bearing loans. If the Company completes its initial Business Combination, the Company will, at the option of the Sponsor, repay the Extension Loans out of the proceeds of the Trust Account released to the Company or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the Private Placement Units. If the Company does not complete a Business Combination, the Company will repay such loans only from funds held outside of the Trust Account. Furthermore, the letter agreement among the Company and the Company’s officers, directors, and the Sponsor contains a provision pursuant to which the Sponsor will agree to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the Trust Account in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. The public stockholders will not be afforded an opportunity to vote on the extension of time to consummate an initial Business Combination from 12 months to 18 months described above or redeem their shares in connection with such extensions.

Administrative Support Agreement

Commencing on the date of the Initial Public Offering and until completion of the Company’s Business Combination or liquidation, the Company may reimburse Luminous Capital Inc., an affiliate of the Sponsor, up to an amount of $10,000 per month for office space, secretarial and administrative support. Through March 31, 2022, $30,000 in support fees were incurred. There were no support fees incurred for the period from February 26, 2021 (inception) through March 31, 2021.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on June 23, 2021, the holders of the Founder Shares, Private Placement Units (including the securities contained therein), the units (including the securities contained therein) that may be issued upon conversion of the Working Capital Loans, and any shares of Class A Common Stock issuable upon the exercise of the Placement Warrants and any shares of Class A Common Stock, warrants (and underlying Class A Common Stock) that may be issued upon conversion of the units issued as part of the working capital loans and Class A Common Stock issuable upon conversion of the founder shares are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriter a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The underwriter’s over-allotment option was exercised in full on June 28, 2021.

The underwriter was paid a cash underwriting discount of 1.50% of the gross proceeds of the Initial Public Offering, or $1,725,000. In addition, the underwriter is entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $4,025,000. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on June 28, 2021 and ending 12 months from the closing of a business combination, we have granted the underwriters a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of our Registration Statement.

Note 7 – Warrant Liability

As of March 31, 2022 and December 31, 2021, the Company has 5,750,000 Public Warrants and the 264,088 Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (i) the date of the completion of a Business Combination and (ii) 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 – Warrant Liability (Continued)

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of its initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Company’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, it may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of warrants when the price per Class A Common Stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 – Warrant Liability (Continued)

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the greater of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A Common Stock issuable upon the exercise of the Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants are exercisable on a cashless basis and non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company accounted for the aggregate 6,014,088 warrants issued in connection with the Initial Public Offering (the 5,750,000 Public Warrants and the 264,088 Placement Warrants) in accordance with the guidance contained in FASB ASC Topic 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability due to the existence of provisions whereby adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a ‘‘fixed-for-fixed’’ option and the existence of the potential for net cash settlement for the warrant holders (but not all common stockholders) in the event of a tender offer.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to remeasurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

Note 8 – Stockholders’ Equity

Preferred Stock — The Company is authorized to issue 1,250,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of March 31, 2022 and December 31, 2021, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 125,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. As of March 31, 2022 and December 31, 2021, there were 528,175 shares of Class A Common Stock issued or outstanding, excluding 11,500,000 shares of Class A Common Stock subject to possible redemption.

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8 – Stockholders’ Equity (Continued)

Class B Common Stock — The Company is authorized to issue up to 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On March 24, 2021, the Sponsor transferred 10,000 shares to the Company’s Chief Financial Officer and 10,000 shares to each of the Company’s three independent directors. As of March 31, 2022 and December 31, 2021, there were 2,875,000 shares of Class B common stock issued and outstanding.

Holders of Class A Common Stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A Common Stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A Common Stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A Common Stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

Note 9 – Fair Value Measurements

The following table presents information about the Company’s assets and derivative warrant liabilities that are measured at fair value on a recurring basis as of March 31, 2022 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Marketable securities held in Trust Account	$117,322,625	$-	$-

Warrant Liabilities:
Public Warrants	$1,265,000	$-	$-
Private Placement Warrants	$-	$-	$58,657

The following table presents information about the Company’s assets and derivative warrant liabilities that are measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

NORTHERN LIGHTS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 – Fair Value Measurements (Continued)

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Marketable securities held in Trust Account	$117,321,508	$-	$-

Warrant Liabilities:
Public Warrants	$2,701,925	$-	$-
Private Placement Warrants	$-	$-	$124,951

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. In 2021, the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement, after they split from the units and started trading.

The Warrants are measured at fair value on a recuring basis. The Public Warrants were initially valued using a Modified Monte Carlo Simulation. As of March 31, 2022 and December 31, 2021, the Public warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.

As of March 31, 2022 and December 31, 2021, assets held in the Trust Account were entirely held in a mutual fund invested in U.S. Treasury Securities.

The Company recognized $5,031,474 for the derivative warrant liabilities upon their issuance on June 28, 2021. The Sponsor paid an aggregate of $5,852,750 for Private Placement Warrants with an initial aggregate fair value of $224,474. The excess purchase price over the initial fair value on the private placement closing date is recognized as a capital contribution from the Sponsor.

The Company utilizes a binomial Monte-Carlo simulation to estimate the fair value of the warrants at each reporting period for warrants that are not actively traded. The estimated fair value of the derivative warrant liabilities is determined using Level 3 inputs. Inherent in a binomial Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	December 30, 2021	March 31, 2022
	(Public and Private Warrant)	(Public Private Warrant)
Exercise price	$11.50	$11.50
Share price	$10.07	$10.12
Expected term (years)	5.28	5.23
Probability of Acquisition	90.0%	90.0%
Volatility	8.3%	2.7%
Risk-free rate	1.28%	2.42%
Dividend yield (per share)	0.00%	0.00%

The change in the fair value of the derivative warrant liabilities for the period from December 31, 2021 (inception) through March 31, 2022 is summarized as follows:

	Private Placement	Public Warrant	Warrant Liability
Fair value as of December 31, 2021	$124,951	$2,701,925	$2,826,876
Change in valuation inputs or other assumptions (1)(2)	(66,294)	(1,436,925)	(1,503,219)
Fair value as of March 31, 2022	$58,657	1,265,000	1,323,657

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liability in the statement of operations.
(2)	Changes are due to the use of quoted prices in an active market (Level 1) and the use of unobservable inputs based on assessment of the assumptions (Level 3) for Public Warrants (after becoming actively traded) and Private Placement Warrants, respectively.

Note 10 – Subsequent Events

Management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, other than the events included in the above notes, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53 CARVED OUT

OF PARTNER COLORADO CREDIT UNION

COMBINED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES AND BRANCHES 52 AND 53 CARVED OUT OF
PARTNER COLORADO CREDIT UNION

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Eagle Legacy Services, PLLC D/B/A Safeharbor Services and Branches 52 and 53 Carved Out of Partner Colorado Credit Union

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Eagle Legacy Services, PLLC D/B/A Safeharbor Services and Branches 52 and 53 Carved Out of Partner Colorado Credit Union (the “Company”) as of December 31, 2021 and 2020, the related combined statements of income and comprehensive income, parent-entity net investment, and cash flows for the years then ended, and the related notes to the combined financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Elliott Davis, PLLC

We have served as the Company’s auditor since 2020.

Franklin, Tennessee

April 15, 2022

elliottdavis.com

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND
BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$5,495,905	$3,001,363
Accounts receivable – parent	522,896	247,858
Contract assets	18,317	—
Prepaid expenses	6,021	2,553
Accrued interest receivable	7,556	—
Short-term loans receivable	52,833	35,081
Total Current Assets	6,103,528	3,286,855

Long-term loans receivable, net	1,410,727	1,285,764
Property and equipment, net	6,351	2,352
Total Assets	$7,520,606	$4,574,971

LIABILITIES AND PARENT-ENTITY NET INVESTMENT
Current Liabilities:
Accounts payable	$43,626	$108,526
Accrued expenses	129,546	91,804
Contract liabilities	8,333	20,620
Total Current Liabilities	181,505	220,950

COMMITMENTS AND CONTINGENCIES

Parent-Entity Net Investment	7,339,101	4,354,021
Total Liabilities and Parent-Entity Net Investment	$7,520,606	$4,574,971

The accompanying notes are an integral part of the combined financial statements

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

	For the year ended December 31
	2021	2020

Revenue	$7,005,579	$8,038,138

Operating Expenses
Compensation and employee benefits	2,135,243	1,729,190
Professional services	292,143	124,071
Rent expense	73,482	71,382
Corporate allocations	648,533	840,142
Provision for loan losses	1,399	13,342
General and administrative expenses	567,892	142,194
Total operating expenses	3,718,692	2,920,321

Other expenses
Interest expense	—	2,511

Net income and comprehensive income	$3,286,887	$5,115,306

The accompanying notes are an integral part of the combined financial statements

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF PARENT-ENTITY NET INVESTMENT

Balance at January 1, 2020	$1,278,981
Net income	5,115,306
Contribution of loans receivable from Parent	1,341,000
Net change due to allocations and distributions to Parent	(3,381,266)
Balance at December 31, 2020	4,354,021
Net income	3,286,887
Contribution of loans receivable from Parent	1,185,691
Net change due to allocations and distributions to Parent	(1,487,498)
Balance at December 31, 2021	$7,339,101

The accompanying notes are an integral part of the combined financial statements

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53
CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,286,887	$5,115,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,921	5,859
Provision for loan losses	1,399	13,342
Changes in operating assets and liabilities:
Accounts receivable	(293,355)	24,544
Prepaid expenses	(3,468)	26,889
Accrued interest receivable	(7,556)	—
Accounts payable	(64,900)	(8,058)
Accrued expenses	37,742	(180,938)
Deferred revenue	(12,287)	(46,741)
Net cash provided by operating activities	2,946,383	4,950,203

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(5,920)	(981)
Change in loans receivable, net	1,041,577	6,813
Cash provided by investing activities	1,035,657	5,832

CASH FLOWS USED IN FINANCING ACTIVITIES:
Repayments bridge loan-related party	—	(192,832)
Net change in parent funding, allocations, and distributions to parent	(1,487,498)	(3,381,266)
Net cash used in financing activities	(1,487,498)	(3,574,098)

Net increase in cash and cash equivalents	2,494,542	1,381,937
Cash and cash equivalents - beginning of year	3,001,363	1,619,426
Cash and cash equivalents - end of year	$5,495,905	$3,001,363

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$2,511

Non-Cash transactions:
Contribution of loan receivable from Parent	$1,185,691	$1,341,000

The accompanying notes are an integral part of the combined financial statements

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 1. Business Description and Basis of Presentation

Business Description

Eagle Legacy Services, PLLC d/b/a Safe Harbor Services (“SHS” or “OldCo”) was established as a limited liability company, acting as a credit union service organization in accordance with applicable laws, in order to perform a financial, lending and operational services primarily to the cannabis industry and cannabis related businesses (“CRBs”). SHS is a wholly owned subsidiary of Partner Colorado Credit Union (the “Credit Union” or “Parent”).

In addition to SHS, the combined financial statements consist of the financial position, results of operations and cash flows of certain branches (the “Branches”) of the Parent and SHF, LLC.

During the fourth quarter of 2020, the Parent created two new entities: Safe Harbor Financial Holding, LLC (“Holdco”), an interim holding company that is directly wholly owned by the Parent and SHF, LLC (“NewCo” or “SHF”), an operating entity wholly owned by Holdco. As a result, SHF is a single member limited liability company with no shareholders.

The Parent’s Board of Directors approved the contribution of certain assets and operating activities associated with operations from both the Branches and Oldco to Holdco. Holdco then contributed the same assets and related operations to SHF with the Parent’s investment in SHF maintained at the Holdco level (the “reorganization”). The reorganization effectively occurred July 1, 2021. In conjunction with the reorganization, all of Branches’ employees and certain Parent employees were terminated from the Credit Union and hired as SHF employees. Collectively, SHS, the Branches and SHF represent the “Carved-Out Operations” or the “Company”. After the reorganization, SHF contains the entirety of the Carved-Out Operations and OldCo was dissolved.

The Carved-Out Operations generate both interest income and fee income through providing a variety of financial services to cannabis related businesses including, among other things, Bank Secrecy Act and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB depository accounts held at the Parent, and sourcing and managing loans. In addition, the Carved-Out Operations provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement.

Basis of Presentation

Financial statements have not historically been prepared for the Carved-Out Operations. The accompanying combined financial statements, consist of the balances of SHS and SHF as prepared on a stand-alone basis and the balances of the Branches on a “carve-out” basis. The financial statements of the Branches were derived from the consolidated financial statements and accounting records of the Credit Union using branch specific information, where available, and corporate allocations from the Parent. All intracompany transactions have been eliminated for all periods presented. These combined financial statements reflect the Company’s historical financial position, results of operations and cash flows as they have been historically managed in conformity with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

All depository asset accounts and liabilities are retained by the Parent as the Carved-Out Operations is not organized as a chartered financial institution. Accordingly, none of the cash of the Credit Union has been attributed to these combined financial statements. Asset and liabilities maintained by SHS and SHF have been included in these financial statements along with any specific assets and liabilities associated with the Branches.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Revenue and expenses for the Branches were included based on specific identification as they relate to customer deposits, professional services, compensation and employee benefits, rent expense, provision for loan losses and other general and administrative expenses. Corporate allocations such as information technology, customer support, marketing, executive compensation and other general and administrative expenses are attributed to the Branches proportionately based on the size of the specifically identifiable CRB’s deposit balances, deposit activity and accounts relative to the totals of the consolidated Parent. This allocation method was consistent for all periods prior to July 2021. Allocated amounts are categorized as Corporate allocations on the Combined Statements of Net Income and Comprehensive Income. Beginning in July 2021, a services agreement was entered into between Newco and the Parent (see Note 6). In exchange for managing the Carved-Out Operations, Newco receives 100% of related revenue. The Parent receives (and Newco pays) a monthly per account fee, split loan servicing fees and split investment income associated with Carved-Out Operations depository accounts. The fees are meant to represent the Parent’s cost for hosting depository accounts and related loans and providing certain limited infrastructure support.

Management has considered the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Branches during the periods presented.

All revenue and expenses of SHS and SHF are specific to the entity. Corporate allocations were not attributed for any of the periods presented.

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and the Parent, the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC. Refer to Note 11 for additional information. Pursuant to the purchase agreement the Company entered into an amended services agreements under similar terms as the July 2021 agreements. Refer to Note 12 for a schedule demonstrating the estimated impact these agreements would have on the combined statements of net income and comprehensive income for the periods ending December 31, 2021 and December 31, 2020.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies

Parent-Entity Net Investment

The Parent-Entity Net Investment balance in the combined balance sheets represents the Parent’s historical net investment in the Carved-Out Operations. For purposes of these combined financial statements, investing requirements have been summarized as “Parent-Entity Net Investment” and represents equity as no cash settlement with the Parent is required. No separate equity accounts are maintained for SHS, SHF or the Branches.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Material estimates that are particularly subject to change in the near term include the determination of the allowance for loan losses, and the fair value of financial instruments. Actual results could differ from the estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, amounts due from financial institutions, and investments with maturities of three months or less.

Concentrations of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained principally in accounts at the Parent which is insured by the National Credit Union Share Insurance Fund (“NCUSIF”) up to regulatory limits. From time to time, cash balances may exceed the NCUSIF insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

Currently the Company only services the cannabis industry. Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.

Currently the Company substantially relies on its Parent to hold customer deposits and fund its originated loans. As of this time, substantially all of the Company’s revenue is generated by deposits and loans hosted by its Parent pursuant to various services agreements.

Accounts receivable-Parent and allowance for doubtful accounts

Accounts receivable are recorded based on the customer fee schedules. Amounts are initially collected by the financial institutional partners and remitted in the subsequent month. As of December 31, 2021 and 2020, 100% of the Accounts Receivable is due from Parent. The Company maintains allowances for doubtful accounts for estimated losses as a result of customers’ inability to make required payments. The Company estimates anticipated losses from doubtful accounts based on days past due as measured from the contractual due date and historical collection history. The Company also takes into consideration changes in economic conditions that may not be reflected in historical trends, for example customers in bankruptcy, liquidation or reorganization. Receivables are written-off against the allowance for doubtful accounts when they are determined uncollectible. Such determination includes analysis and consideration of the particular conditions of the account, including time intervals since last collection, customer performance against agreed upon payment plans, solvency of customer and any bankruptcy proceedings.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

At December 31, 2021 and 2020, there were no recorded allowance for doubtful accounts.

Loans receivable

The Parent originates mortgage, commercial and consumer loans to members and other businesses. Commercial CRB loans originated by the Parent are managed by the Company. Certain CRB Loans to the Company’s customers were contributed to the Carved-out Operations. Such loans where the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at principal balance outstanding, net of an allowance for loan losses and net deferred loan origination costs when applicable. Interest income on loans is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding.

Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired, or payments are past due ninety days or more. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts are satisfied to where the loan is less than ninety days past due and future payments are reasonably assured.

Loans are evaluated for charge-off on a case by case basis and are typically charged off at the time of foreclosure.

Past-due status is based on the contractual terms of the loans. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if the collection of principal and interest is considered doubtful.

Allowance for loan losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the required allowance for loan losses balance using past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance for loan losses may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

Due to the nature of uncertainties related to any estimation process, Management’s estimate of loan losses inherent in the loan portfolio may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, full payment under the loan terms is not expected. Impairment is generally evaluated in total for smaller-balance loans of similar nature such as commercial lines of credit, but may be evaluated on an individual loan basis if deemed necessary. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. The Company’s policy for foreclosure is that when all other collection efforts have been exhausted, the Company enforces its first lien holder status and initiates foreclosure. Collateral normally consists of commercial real estate and other borrower operating assets.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Property and equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation. Depreciation is provided over the assets’ useful lives on a straight-line basis - 4-5 years for equipment and furniture and fixtures. Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

Impairment of long-lived assets

The Company evaluates the recoverability of tangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. There were no impairments for the years ended December 31, 2021 and 2020.

Federal and State Tax Exemption

The Credit Union is exempt from most federal, state, and local taxes under the provisions of the Internal Revenue Code and state tax laws. However, the Credit Union is subject to unrelated business income tax. The Carved-Out Operations are wholly owned by the Credit Union and therefore, are exempt from most federal and state income taxes. The Income Taxes Topic of the FASB ASC clarifies accounting for uncertainty in income taxes reported in the financial statements. The interpretation provides criteria for assessment of individual tax positions and a process for recognition and measurement of uncertain tax positions. Tax positions are evaluated on whether they meet the “more likely than not” standard for sustainability on examination by tax authorities. Management has determined there are no material uncertain tax positions.

Fair value measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 —Quoted prices for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments. The fair values of loans receivables, for disclosure purposes only, are estimated using unobservable inputs, as more fully disclosed in Note 10.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative- effect adjustment was not required.

Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist. Revenue consists primarily of fees earned on deposit accounts held at the Parent but serviced by the Company such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees.

In addition, the Company recognizes revenue from the Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program. The Safe Harbor Program has two performance obligations; an implementation fee recognized when the contract is effective and a service fee recognized ratable over the contract term as the compliance program is executed.

Lastly, the Company also records revenue for interest on loans and investment income allocated by the Parent based on specific customer balances.

Amounts received in advance of the service being provided is recorded as a liability under deferred revenue on the combined balance sheets. Typical Safe Harbor Program contracts are three-year contracts with amounts due monthly, quarterly or annually based on contract terms.

Customers consist of CRBs and financial institutions providing services to CRBs. Revenues are concentrated in the United States.

As of December 31, 2020, the Company did not have any contract assets or contract liabilities from contracts with customers. As of December 31, 2021, the Company reported a contract asset and liability of $18,317 and $8,333, respectively.

Advertising/Marketing costs

Advertising/Marketing costs are expensed as incurred. For the years ended December 31, 2021 and 2020, advertising/marketing costs were $74,282 and $9,120, respectively.

Software development costs

The Company applied agile development methodologies to their software development projects, which are characterized by a more dynamic development process with more frequent and iterative revisions to the product features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, the costs incurred to get to, and have incurred subsequent to the achievement of technological feasibility have been expensed as incurred.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Software development costs amounted to $137,136 and $127,311 for the years ending December 31, 2021 and 2020, respectively.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective and are not expected to have a material impact on the Company’s financial position or results of operations upon adoption.

Financial Instruments—Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduces a model based on expected losses to estimate credit losses for most financial assets and certain other instruments. In November 2019, the FASB issued ASU No. 2019-10 Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The update allows the extension of the initial effective date for entities which have not yet adopted ASU No. 2016-02. The standard is effective for annual reporting periods beginning after December 15, 2022 for private companies and SEC filers classified as smaller reporting entities, with early adoption permitted. Entities apply the standard’s provisions by recording a cumulative effect adjustment to retained earnings. The Company has not yet adopted ASU 2016-13 and is currently assessing the impact of this new standard on its financial statements.

Collaborative Arrangements

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). This update clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers (“ASU 2018-18”). The update clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, the update precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606 and early adoption is permitted. The adoption of this standard will not have a material impact on the Company’s financial statements as the Company does not have any collaborative agreements. However, there is a potential for the Company to enter into collaborative agreements in the future, as it expands into consumer markets.

Note 3. Loans Receivable

Loans receivable consist of the following:

	December 31, 2021	December 31, 2020
Short-term loans receivable	$52,833	$35,081
Total short-term loans receivable	52,833	35,081

Long-term loans receivable	1,425,468	1,299,106
Less: Allowance for loan losses	(14,741)	(13,342)
Total long-term loans receivable, net	$1,410,727	$1,285,764

At December 31, 2020 and 2021, loans receivable represented commercial loans collateralized with real estate, bearing interest rates from 6.54% to 7.50% All loans were current and considered performing at both December 31, 2020 and 2021.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 4. Allowance for loan losses

The allowance for loan losses is maintained at a level believed to be sufficient to provide for estimated loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management’s analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the amount and composition of the loan portfolio, delinquency levels, actual loss experience, current economic conditions, and detailed analysis of individual loans for which the full collectability may not be assured. The detailed analysis includes methods to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment.

The allowance may consist of specific and general components. While the allowance may consist of general and specific components, the allowance is general in nature and is available for the loan portfolio in its entirety.

The allowance for loan losses consists of the following activity:

	December 31, 2021	December 31, 2020
Allowance for loan losses
Beginning balance	$13,342	$—
Charge-offs	—	—
Recoveries	—	—
Provision	1,399	13,342
Ending balance	$14,741	$13,342

Loans receivable:
Individually evaluated for impairment	$—	$—
Collectively evaluated for impairment	1,463,560	1,320,845
	$1,463,560	$1,320,845
Allowance for loan losses:
Individually evaluated for impairment	$—	$—
Collectively evaluated for impairment	14,741	13,342
	$14,741	$13,342

At December 31, 2021 and December 31, 2020 no loans were past due, classified as non-accrual or considered impaired.

Note 5. Property and equipment, net

Property and equipment consist of the following:

	December 31, 2021	December 31, 2020
Equipment	$28,080	$22,160
Office furniture	7,070	7,070
	35,150	29,230
Less: accumulated depreciation	(28,799)	(26,878)
Property and equipment, net	$6,351	$2,352

Depreciation expense was $1,921 and $5,859 for the years ended December 31, 2021 and 2020, respectively.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 6. Related party transactions

Bridge loan

The Credit Union provided a 24-month bridge loan of $350,000 to the Company on January 1, 2019, at an interest rate of 3.75%. Principal and interest payments of $15,160 were due monthly in-arrears. The bridge loan was settled before its maturity date and had no outstanding balance on December 31, 2021 and 2020.

Corporate allocations

Corporate allocations include overhead expenses such as information technology, customer support, marketing, executive compensation and other general and administrative expenses that are attributed to the Branches proportionately based on the relative size of the specific identifiable customer deposits to the consolidated Parent.

Account Servicing Agreement

Effective July 1, 2021, SHF, LLC (“SHF”) entered into an Account Servicing Agreement with the Credit Union. SHF shall provide services as per the agreement to CRB accounts at the Credit Union. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, the Credit Union agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or the Credit Union provide sixty days prior written notice. Pursuant to this agreement, the Company reported revenue of $3,168,243 for the period July 1, 2021 to December 31, 2021.

Support Services Agreement

Effective July 1, 2021, SHF entered into a Support Services Agreement with the Credit Union. In exchange for hosting the depository accounts and the related loans and providing certain infrastructure support, the Credit Union receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or the Credit Union upon giving sixty days prior written notice. Pursuant to this agreement, the Company reported expense of $190,908 for the period July 1, 2021 to December 31, 2021.

Operating leases

Effective July 1, 2021, SHF entered into a gross lease with the Parent to lease space in its existing office at a monthly rent of $5,400. The term of this lease is for one year with the option to renew for one-year terms. The Company currently anticipates terminating the lease.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 7. Revenue

Disaggregated revenue

Revenue by type are as follows:

Year Ended December 31,	2021	2020
Deposit, activity, onboarding income	$6,039,358	$6,868,275
Safe Harbor Program income	478,041	573,309
Investment income	376,918	559,415
Loan interest income	102,961	25,280
Miscellaneous fee income	8,301	11,859
Total Revenue	$7,005,579	$8,038,138

Note 8. Employee benefits

The Credit Union has a qualified, contributory 401(k) plan (“Plan”) covering substantially all full-time employees. The Plan allows employees to defer a portion of their salary into the Plan. The Credit Union matches a portion of employees’ wage reductions. Plan costs are accrued and funded on a current basis. The Carved-Out Operations incurred plan costs of $44,158 and $27,841 for the years ended December 31, 2021 and 2020, respectively.

Note 9. Commitments and contingencies

From time to time, the Company is subject to claims in legal proceedings arising in the normal course of business. The Company does not believe that it is currently party to any pending legal action that could reasonably be expected to have a material adverse effect on our business or operating results.

On June 3, 2021, the Credit Union entered into a settlement agreement associated with a CRB customer resulting in a $150,000 payment from the Branches which resolved certain legal matters.

Note 10. Financial Instruments

FASB ASC 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value of future cash flows or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

The Company does not record loans at fair value on a recurring basis. Currently all loans are performing with no impairment. Utilizing rates between 0% and 10%, which are considered Level 3 unobservable inputs, and a discounted cash flow model, we have estimated the fair value of our loan portfolio as of December 31, 2021 to approximate $1,417,637 as compared to their carrying value, excluding allowances for loan losses, of $1,478,343. The estimated fair value at December 31, 2020 was $1,263,029 as compared to a carrying value, excluding allowances for loan losses, of $1,334,187.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 11. Subsequent Events

Management has reviewed the events occurring through the date the combined financial statements were issued.

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and Partner Colorado Credit Union (“Parent”), the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC.

Pursuant to the purchase agreement, upon the closing of the contemplated transaction, Northern Lights Acquisition Corp. will purchase all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash. At transaction close, 1,831,683 shares of the Class A Common Stock will be deposited with an escrow agent to be held in escrow for a period of 12 months following the closing date to satisfy potential indemnification claims of the parties.

Also, concurrently with entering into the purchase agreement, SHF and the Parent entered into three agreements relating to their respective services for each other that are effective as of the signing date, as follows:

●	SHF and the Parent entered into an Amended and Restated Account Servicing Agreement (the “Account Servicing Agreement”) pursuant to which SHF provides services including, among other things, Bank Secrecy Act compliance and reporting, onboarding, responding to account inquiries, and responding to customer service inquiries relating to accounts at the Parent held for cannabis-related businesses. Pursuant to the Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on the Parent’s core system. The Account Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that the Parent may not provide notice of non-renewal until 30 months following the signing date. The Account Servicing Agreement will also terminate within 60 days of SHF no longer qualifying as a “credit union service organization” (a “CUSO”) or within 60 days of the assumption by a third party of all CRB-related accounts.

●	In addition, SHF and the Parent entered into an Amended and Restated Support Services Agreement (the “Support Services Agreement”) pursuant to which the Parent will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, investment income from CRB-related cash and investments (excluding loans) will be shared 25% to the Parent and 75% to SHF and SHF will reimburse the Parent for any of its out-of-pocket expenses relating to the services provided to SHF.

●	SHF and the Parent also entered into a Loan Servicing Agreement (the “Loan Servicing Agreement”) that sets forth the application, underwriting and approval process for loans from the Parent to CRB customers and the loan servicing and monitoring responsibilities provided by the Parent. The Loan Servicing Agreement provides that the Parent will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by the Parent. Under the Loan Servicing Agreement, SHF has agreed to indemnify the Parent from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The Loan Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that the Parent may not provide notice of non-renewal until 30 months following the signing date.

●	Pursuant to the purchase agreement, $3,143,388 in cash and cash equivalents representing the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities, will be paid to the Parent at the final transaction close.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 12. Proforma Basis of Presentation

As previously discussed, the Company’s financial statements include combined financial statements of the Carved-Out Operations as of December 31, 2020 and for the period January 1, 2020 to June 1, 2021 and stand-alone financial statements as of December 31, 2021 and for the period July 1, 2021 to December 31, 2021.

Effective July 1, 2021, and subsequent to the reorganization, SHF entered into an Account Servicing Agreement with the Credit Union. SHF shall provide services as per the agreement to CRB accounts at the Credit Union. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, the Credit Union agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or the Credit Union provide sixty days prior written notice.

Effective July 1, 2021, SHF entered into a Support Services Agreement with the Credit Union. In exchange for hosting the depository accounts and the related loans and providing certain infrastructure support, the Credit Union receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or the Credit Union upon giving sixty days prior written notice.

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and the Parent, the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC. Refer to Note 11 for additional information. Pursuant to the purchase agreement the Company entered into an amended services agreements under similar terms as the July 2021 agreements.

The agreements would result in the same adjustments to the reported financial statements. The below schedule demonstrates the estimated impact these agreements would have on the income statement for the periods ending December 31, 2021 and December 31, 2020.

Year Ended		2021			2020
December 31,		Reported	Adj	Adjusted	Reported	Adj	Adjusted
Revenue	(1)	$7,005,579	$—	$7,005,579	$8,038,138	$—	$8,038,138
Operating expense	(2)	3,718,692	(13,592)	3,705,100	2,920,321	41,240	2,961,561
Other expense		—	—	—	2,511	—	2,511
Net income and comprehensive income		$3,286,887	$13,592	$3,300,479	$5,115,306	$(41,240)	$5,074,066

(1)	The reported financial statements include all CRB account related revenue. As a result, no adjustment is necessary for revenue.
(2)	Adjustments to operating expense include the removal of corporate allocations and the inclusion of fees under the new services agreements including i) the per account hosting fee, (ii) 25% shared investment income fee and (iii) loan servicing fee equal to 25 basis points of the average outstanding loan principal balance. In the audited financial statements, no loans were held at the Parent subject to the loan servicing fee. In addition, as corporate allocations were removed we included an adjustment for the Credit Union CEO base salary prior to July 1, 2021 plus a 30% benefit charge as this individual became the Safe Harbor CEO effective July 1, 2021. The 30% benefit charge is consistent with the historical experience of the Company.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

The below schedule demonstrates the income statement for the year ending December 31, 2021 for the period prior to and subsequent to reorganization with the period July 1, 2021 to December 31, 2021 representing the financials post reorganization.

	For the Year Ended December 31, 2021
	Jan21 to Jun21(1)	Jul21 to Dec21(2)	Total
Revenue	$3,580,595	$3,424,984	$7,005,579

Operating Expenses
Compensation and employee benefits	991,328	1,143,915	2,135,243
Professional services	62,269	229,874	292,143
Rent expense	23,866	49,617	73,482
Corporate allocations	648,533	—	648,533
Provision for loan losses	(4,974)	6,373	1,399
General and administrative expenses	237,098	330,794	567,892
Total operating expenses	1,958,120	1,760,572	3,718,692
Net income and comprehensive income	$1,622,475	$1,664,412	$3,286,887

(1)	Represents Carved-Out financial statements prior to reorganization
(2)	Represents stand-alone financial statements post reorganization and under the July 1, 2021 services agreements.

Management has concluded there is no substantial impact to the balance sheet or other financial statements as a result of the reorganization.

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Proxy Statement on Schedule 14A of Northern Lights Acquisition Corp. of our report dated May 27, 2022, relating to the combined financial statements of Eagle Legacy Services, PLLC D/B/A Safeharbor Services and Branches 52 and 53 Carved Out of Partner Colorado Credit Union as of and for the years ended December 31, 2021 and December 31, 2020 appearing elsewhere in this Proxy Statement.

/s/ Elliott Davis, PLLC

Franklin, Tennessee

May 27, 2022

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES AND BRANCHES 52 AND 53 CARVED OUT OF
PARTNER COLORADO CREDIT UNION

TABLE OF CONTENTS

Combined Financial Statements:

Combined Balance Sheets at March 31, 2022 and December 31, 2021 (Unaudited)	F-67

Combined Statements of Net Income and Comprehensive Income for the three months ended March 31, 2022 and for the three months ended March 31, 2021 (Unaudited)	F-68

Combined Statements of Parent-Entity Net Investment for the three months ended March 31, 2022 and for the three months ended March 31, 2021 (Unaudited)	F-69

Combined Statements of Cash Flows at March 31, 2022 and March 31, 2021 (Unaudited)	F-70

Notes to Combined Financial Statements (Unaudited)	F-71

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND
BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,070,762	$5,495,905
Accounts receivable – parent	566,171	522,896
Contract assets	26,928	18,317
Prepaid expenses	38,318	6,021
Accrued interest receivable	7,489	7,556
Short-term loans receivable	68,846	52,833
Total Current Assets	6,778,514	6,103,528

Long-term loans receivable, net	1,372,090	1,410,727
Property and equipment, net	9,950	6,351
Security deposit	1,867	—
Total Assets	$8,162,421	$7,520,606

LIABILITIES AND PARENT-ENTITY NET INVESTMENT
Current Liabilities:
Accounts payable	$43,843	$43,626
Accrued expenses	159,492	129,546
Contract liabilities	—	8,333
Total Current Liabilities	203,335	181,505

Indemnity liability	58,386	—
Total Liabilities	261,721	181,505

Parent-Entity Net Investment	7,900,700	7,339,101
Total Liabilities and Parent-Entity Net Investment	$8,162,421	$7,520,606

The accompanying notes are an integral part of the combined financial statements

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	For the three months ended March 31,
	2022	2021

Revenue	$1,671,110	$1,750,281

Operating Expenses
Compensation and employee benefits	722,525	508,641
Professional services	130,816	24,657
Rent expense	25,025	14,800
Corporate allocations	—	281,126
Provision for loan losses	68,190	5,102
General and administrative expenses	222,954	27,551
Total operating expenses	1,169,510	861,877

Net income and comprehensive income	$501,600	$888,404

The accompanying notes are an integral part of the combined financial statements

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF PARENT-ENTITY NET INVESTMENT

(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2022

Balance at January 1, 2022	$7,339,101
Net income	501,600
Contribution from Parent	59,999
Balance at March 31, 2022	$7,900,700

FOR THE THREE MONTHS ENDED MARCH 31, 2021

Balance at January 1, 2021	$4,354,021
Net income	888,404
Contribution of loans receivable from Parent	510,250
Net change due to allocations and distributions to Parent	(921,311)
Balance at March 31, 2021	$4,831,364

The accompanying notes are an integral part of the combined financial statements

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53
CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$501,600	$888,404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	817	445
Provision for loan losses	68,190	5,102
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(51,886)	247,858
Prepaid expenses	(32,297)	(53,664)
Accrued interest receivable	67	—
Accounts payable	217	(108,526)
Accrued expenses	29,946	55,761
Contract liabilities	(8,333)	63,317
Security deposit	(1,867)	—
Net cash provided by operating activities	506,454	1,098,697

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(4,416)	—
Decrease in loans receivable	12,820	8,580
Cash provided by investing activities	8,404	8,580

CASH FLOWS USED IN FINANCING ACTIVITIES:
Net change in parent funding, allocations, and distributions to parent	59,999	(921,311)
Net cash provided by (used in) financing activities	59,999	(921,311)

Net increase in cash and cash equivalents	574,857	185,966
Cash and cash equivalents - beginning of year	5,495,905	3,001,363
Cash and cash equivalents - end of year	$6,070,762	$3,187,329

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-Cash transactions:
Contribution of loan receivable from Parent	$—	$510,250

The accompanying notes are an integral part of the combined financial statements

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 1. Business Description and Basis of Presentation

Business Description

Eagle Legacy Services, PLLC d/b/a Safe Harbor Services (“SHS” or “OldCo”) was established as a limited liability company, acting as a credit union service organization (“CUSO”) in accordance with applicable laws, in order to perform a financial, lending and operational services primarily to the cannabis industry and cannabis related businesses (“CRBs”). SHS is a wholly owned subsidiary of Partner Colorado Credit Union (the “Credit Union” or “Parent”).

In addition to SHS, the combined financial statements consist of the financial position, results of operations and cash flows of certain branches (the “Branches”) of the Parent and SHF, LLC.

During the fourth quarter of 2020, the Parent created two new entities: Safe Harbor Financial Holding, LLC (“Holdco”), an interim holding company that is directly wholly owned by the Parent and SHF, LLC (“NewCo” or “SHF”), an operating entity wholly owned by Holdco. As a result, SHF is a single member limited liability company with no shareholders.

The Parent’s Board of Directors approved the contribution of certain assets and operating activities associated with operations from both the Branches and Oldco to Holdco. Holdco then contributed the same assets and related operations to SHF with the Parent’s investment in SHF maintained at the Holdco level (the “reorganization”). The reorganization effectively occurred July 1, 2021. In conjunction with the reorganization, all of Branches’ employees and certain Parent employees were terminated from the Credit Union and hired as SHF employees. Collectively, SHS, the Branches and SHF represent the “Carved-Out Operations” or the “Company”. After the reorganization, SHF contains the entirety of the Carved-Out Operations and OldCo was dissolved. In addition, effective July 1, 2021, the Company entered into an Account Servicing Agreement and Support Servicing Agreement as discussed in Note 6.

The Carved-Out Operations generate both interest income and fee income through providing a variety of financial services to cannabis related businesses including, among other things, Bank Secrecy Act and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB depository accounts held at the Parent, and sourcing and managing loans. In addition, the Carved-Out Operations provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement.

Definitive Purchase Agreement

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and the Parent, the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC.

Pursuant to the purchase agreement, upon the closing of the contemplated transaction, Northern Lights Acquisition Corp. will purchase all of the issued and outstanding membership interests of SHF in exchange for an aggregate of $185,000,000, consisting of (i) 11,386,139 shares of the Company’s Class A common stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash. At transaction close, 1,831,683 shares of the Class A Common Stock will be deposited with an escrow agent to be held in escrow for a period of 12 months following the closing date to satisfy potential indemnification claims of the parties. In addition, $3,143,388 in cash and cash equivalents representing the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities, will be paid to the Parent at the final transaction close.

Pursuant to the purchase agreement the Company entered into amended services agreements under similar terms as the July 2021 agreements. In addition, in conjunction with the purchase agreement, SHF and Parent entered into a Loan Servicing Agreement. Refer to Note 6 for additional information. Refer to Note 12 for a schedule demonstrating the estimated impact these agreements would have on the combined statements of net income and comprehensive income for the three months ended March 31, 2021.

Basis of Presentation

Financial statements have not historically been prepared for the Carved-Out Operations. For the three months ended March 31, 2021, the combined financial statements, consist of the balances of SHS and SHF as prepared on a stand-alone basis and the balances of the Branches on a “carve-out” basis. For the three months ended March 31, 2022, the financial statements represent SHF on a stand-alone basis as the period is post reorganization. As a result, corporate allocations are included in the three months ended March 31, 2021 with no comparable amount for the three months ended March 31, 2022. The financial statements of the Branches were derived from the consolidated financial statements and accounting records of the Credit Union using branch specific information, where available, and corporate allocations from the Parent. All intracompany transactions have been eliminated for all periods presented. These combined financial statements reflect the Company’s historical financial position, results of operations and cash flows as they have been historically managed in conformity with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

All depository asset accounts and liabilities are retained by the Parent as the Carved-Out Operations is not organized as a chartered financial institution. Accordingly, none of the cash of the Credit Union has been attributed to these combined financial statements. Asset and liabilities maintained by SHS and SHF have been included in these financial statements along with any specific assets and liabilities associated with the Branches.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Revenue and expenses for the Branches were included based on specific identification as they relate to customer deposits, professional services, compensation and employee benefits, rent expense, provision for loan losses and other general and administrative expenses. Corporate allocations such as information technology, customer support, marketing, executive compensation and other general and administrative expenses are attributed to the Branches proportionately based on the size of the specifically identifiable CRB’s deposit balances, deposit activity and accounts relative to the totals of the consolidated Parent. This allocation method was consistent for all periods prior to July 2021. Allocated amounts are categorized as Corporate allocations on the Combined Statements of Net Income and Comprehensive Income. Beginning in July 2021, a services agreement was entered into between Newco and the Parent (see Note 6). In exchange for managing the Carved-Out Operations, Newco receives 100% of related revenue. The Parent receives (and Newco pays) a monthly per account fee, split loan servicing fees and split investment income associated with Carved-Out Operations depository accounts. The fees are meant to represent the Parent’s cost for hosting depository accounts and related loans and providing certain limited infrastructure support.

Management has considered the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Branches during the periods presented.

All revenue and expenses of SHS and SHF are specific to the entity. Corporate allocations were not attributed for any of the periods presented.

Note 2. Summary of Significant Accounting Policies

Parent-Entity Net Investment

The Parent-Entity Net Investment balance in the combined balance sheets represents the Parent’s historical net investment in the Carved-Out Operations. For purposes of these combined financial statements, investing requirements have been summarized as “Parent-Entity Net Investment” and represents equity as no cash settlement with the Parent is required. No separate equity accounts are maintained for SHS, SHF or the Branches.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Material estimates that are particularly subject to change in the near term include the determination of the allowance for loan losses, and the fair value of financial instruments. Actual results could differ from the estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, amounts due from financial institutions, and investments with maturities of three months or less.

Concentrations of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained principally in accounts at the Parent which is insured by the National Credit Union Share Insurance Fund (“NCUSIF”) up to regulatory limits. From time to time, cash balances may exceed the NCUSIF insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

Currently the Company only services the cannabis industry. Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.

Currently the Company substantially relies on its Parent to hold customer deposits and fund its originated loans. As of this time, substantially all of the Company’s revenue is generated by deposits and loans hosted by its Parent pursuant to various services agreements.

Accounts receivable-Parent and allowance for doubtful accounts

Accounts receivable are recorded based on the customer fee schedules. While fees are generated from individual CRB related customers, amounts are initially collected by the financial institutional partners and remitted in the subsequent month. As of March 31, 2022 and December 31, 2021, 100% of the Accounts Receivable is due from Parent. Effective January 2021 through June 2021, the Parent elected to transfer account servicing from SHS to the Branches. In accordance with this change, a policy was adopted wherein all cash was collected by the Parent and retained by the Parent outside of the Branches and SHS. As a result, no accounts receivable from Parent existed at March 31, 2021. This policy was eliminated in conjunction with the July 2021 reorganization and execution of the Account Servicing Agreement and Support Servicing Agreement discussed at Note 6. The Company maintains allowances for doubtful accounts for estimated losses as a result of customers’ inability to make required payments. The Company estimates anticipated losses from doubtful accounts based on days past due as measured from the contractual due date and historical collection history. The Company also takes into consideration changes in economic conditions that may not be reflected in historical trends, for example customers in bankruptcy, liquidation or reorganization. Receivables are written-off against the allowance for doubtful accounts when they are determined uncollectible. Such determination includes analysis and consideration of the particular conditions of the account, including time intervals since last collection, customer performance against agreed upon payment plans, solvency of customer and any bankruptcy proceedings.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

At March 31, 2022 and December 31, 2021, there were no recorded allowance for doubtful accounts.

Loans receivable

The Parent originates mortgage, commercial and consumer loans to members and other businesses. Commercial CRB loans originated by the Parent are managed by the Company. Certain CRB Loans to the Company’s customers were contributed to the Carved-out Operations. Such loans where the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at principal balance outstanding, net of an allowance for loan losses and net deferred loan origination costs when applicable. Interest income on loans is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding.

Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired, or payments are past due ninety days or more. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts are satisfied to where the loan is less than ninety days past due and future payments are reasonably assured.

Loans are evaluated for charge-off on a case by case basis and are typically charged off at the time of foreclosure.

Past-due status is based on the contractual terms of the loans. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if the collection of principal and interest is considered doubtful.

Allowance for loan losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the required allowance for loan losses balance using past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance for loan losses may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

Due to the nature of uncertainties related to any estimation process, Management’s estimate of loan losses inherent in the loan portfolio may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, full payment under the loan terms is not expected. Impairment is generally evaluated in total for smaller-balance loans of similar nature such as commercial lines of credit, but may be evaluated on an individual loan basis if deemed necessary. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. The Company’s policy for foreclosure is that when all other collection efforts have been exhausted, the Company enforces its first lien holder status and initiates foreclosure. Collateral normally consists of commercial real estate and other borrower operating assets.

Indemnity liability

Effective February 11, 2022, SHF entered into a Loan Servicing Agreement with the Parent. Under the Loan Servicing Agreement, PCCU, in exchange for a fee at an annual rate of 0.25% of the outstanding principal balance, funds certain loans. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The indemnification component of the Loan Servicing Agreement (refer to Note 6) is accounted for in accordance with ASC 450-20 Loss Contingencies. In determining the applicability of ASC 450-20, we considered that the agreement outlines a broad indemnification of all claims related to the cannabis-related business. The most immediate and potentially significant of these are potential default-related loan losses. In the lending industry, it is inherently anticipated future loan losses will result from currently issued debt. SHF’s indemnity obligation is subordinate to PCCU’s other means of collecting on the loans including repossession of collateral, recourse against personal and/or corporate guarantors and other default remedies available in the loan agreements. Since borrowers are not party to the agreement between SHF and PCCU, any indemnity payments do not relieve borrowers of their obligation to PCCU nor would such payments preclude PCCU’s right to future recoveries from the debtor. Therefore, as defined in ASC 450-20, the indemnification clause represents a general loss contingency in that it is an existing condition, situation or set of circumstances involving uncertainty as to possible loss to the Company that will ultimately be resolved when one or more future events occur or fail to occur. SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated quarterly by SHF management based on each situation.

In addition to default-related loan losses, SHF continuously monitors all other circumstances pursuant to the agreement and identifies events that may necessitate a loss contingency under the Loan Servicing Agreement. A loss contingency is reported when it is both probable that a future event will confirm that a loss had been incurred on or before the related balance sheet date and the loss is reasonably estimable.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Property and equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation. Depreciation is provided over the assets’ useful lives on a straight-line basis - 4-5 years for equipment and furniture and fixtures. Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

Impairment of long-lived assets

The Company evaluates the recoverability of tangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. There were no impairments for the three months ended March 31, 2022 and the year ended December 31, 2021.

Federal and State Tax Exemption

The Credit Union is exempt from most federal, state, and local taxes under the provisions of the Internal Revenue Code and state tax laws. However, the Credit Union is subject to unrelated business income tax. The Carved-Out Operations are wholly owned by the Credit Union and therefore, are exempt from most federal and state income taxes. The Income Taxes Topic of the FASB ASC clarifies accounting for uncertainty in income taxes reported in the financial statements. The interpretation provides criteria for assessment of individual tax positions and a process for recognition and measurement of uncertain tax positions. Tax positions are evaluated on whether they meet the “more likely than not” standard for sustainability on examination by tax authorities. Management has determined there are no material uncertain tax positions.

Fair value measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 —Quoted prices for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments. The fair values of loans receivables, for disclosure purposes only, are estimated using unobservable inputs, as more fully disclosed in Note 10.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606"). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative- effect adjustment was not required.

Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist. Revenue consists primarily of fees earned on deposit accounts held at the Parent but serviced by the Company such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees.

In addition, the Company recognizes revenue from the Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program. The Safe Harbor Program has two performance obligations; an implementation fee recognized when the contract is effective, and a service fee recognized ratable over the contract term as the compliance program is executed.

Lastly, the Company also records revenue for interest on loans and investment income allocated by the Parent based on specific customer balances.

Amounts received in advance of the service being provided is recorded as a liability under deferred revenue on the combined balance sheets. Typical Safe Harbor Program contracts are three-year contracts with amounts due monthly, quarterly or annually based on contract terms.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Customers consist of CRBs and financial institutions providing services to CRBs. Revenues are concentrated in the United States.

As of March 31, 2022, the Company reported contract assets and contract liabilities of $26,928 and $0, respectively, from contracts with customers. As of December 31, 2021, the Company reported a contract asset and liability of $18,317 and $8,333, respectively.

Advertising/Marketing costs

Advertising/Marketing costs are expensed as incurred. For the three months ended March 31, 2022 and March 31, 2021, advertising/marketing costs were $87,692 and $5,266, respectively.

Software development costs

The Company applied agile development methodologies to their software development projects, which are characterized by a more dynamic development process with more frequent and iterative revisions to the product features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, the costs incurred to get to, and have incurred subsequent to the achievement of technological feasibility have been expensed as incurred.

Software development costs amounted to $27,600 and $26,533 for the three months ended March 31, 2022 and March 31, 2021, respectively.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective and are not expected to have a material impact on the Company’s financial position or results of operations upon adoption.

Financial Instruments—Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduces a model based on expected losses to estimate credit losses for most financial assets and certain other instruments. In November 2019, the FASB issued ASU No. 2019-10 Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The update allows the extension of the initial effective date for entities which have not yet adopted ASU No. 2016-02. The standard is effective for annual reporting periods beginning after December 15, 2022 for private companies and SEC filers classified as smaller reporting entities, with early adoption permitted. Entities apply the standard’s provisions by recording a cumulative effect adjustment to retained earnings. The Company has not yet adopted ASU 2016-13 and is currently assessing the impact of this new standard on its financial statements.

Collaborative Arrangements

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). This update clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers (“ASU 2018-18"). The update clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, the update precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606 and early adoption is permitted.

The ASU’s amendments were effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods therein. The adoption of this standard did not have a material impact on the Company’s financial statements as the Company does not have any collaborative agreements. However, there is a potential for the Company to enter into collaborative agreements in the future, as it expands into consumer markets.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). FASB issued ASU 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. In June 2020, FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Deferral of the Effective Dates for Certain Entities, which deferred the effective date of ASU 2016-02 to annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. Management is currently evaluating this standard but anticipates the adoption of the new lease standard to be immaterial.

Note 3. Loans Receivable

Loans receivable consist of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
Short-term loans receivable	$68,846	$52,833
Total short-term loans receivable	68,846	52,833

Long-term loans receivable	1,396,635	1,425,468
Less: Allowance for loan losses	(24,545)	(14,741)
Total long-term loans receivable, net	$1,372,090	$1,410,727

At March 31, 2022 and December 31, 2021, loans receivable represented commercial loans collateralized with real estate, bearing interest rates from 6.54% to 7.50%. All loans were current and considered performing at both March 31, 2022 and December 31, 2021.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 4. Allowance for Loan Losses

The allowance for loan losses is maintained at a level believed to be sufficient to provide for estimated loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management’s analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the amount and composition of the loan portfolio, delinquency levels, actual loss experience, current economic conditions, and detailed analysis of individual loans for which the full collectability may not be assured. The detailed analysis includes methods to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment.

The allowance may consist of specific and general components. While the allowance may consist of general and specific components, the allowance is general in nature and is available for the loan portfolio in its entirety.

The allowance for loan losses consists of the following activity:

	March 31, 2022	December 31, 2021
	(Unaudited)
Allowance for loan losses
Beginning balance	$14,741	$13,342
Charge-offs	—	—
Recoveries	—	—
Provision	9,804	1,399
Ending balance	$24,545	$14,741

Loans receivable:
Individually evaluated for impairment	$—	$—
Collectively evaluated for impairment	1,465,481	1,478,301
	$1,465,481	$1,478,301
Allowance for loan losses:
Individually evaluated for impairment	$—	$—
Collectively evaluated for impairment	24,545	14,741
	$24,545	$14,741

At March 31, 2022 and December 31, 2021 no loans were past due, classified as non-accrual or considered impaired.

Note 5. Property and equipment, net

Property and equipment consist of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
Equipment	$32,496	$28,080
Office furniture	7,070	7,070
	39,566	35,150
Less: accumulated depreciation	(29,616)	(28,799)
Property and equipment, net	$9,950	$6,351

Depreciation expense was $817 and $445 for the three months ended March 31, 2022 and March 31, 2021, respectively.

Note 6. Related party transactions

Corporate allocations

Corporate allocations include overhead expenses such as information technology, customer support, marketing, executive compensation and other general and administrative expenses that are attributed to the Branches proportionately based on the relative size of the specific identifiable customer deposits to the consolidated Parent.

Account Servicing Agreement

Effective July 1, 2021, SHF, LLC (“SHF”) entered into an Account Servicing Agreement with the Credit Union. SHF shall provide services as per the agreement to CRB accounts at the Credit Union. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, the Credit Union agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or the Credit Union provide sixty days prior written notice.

Pursuant to this agreement and as amended and restated on February 11, 2022, the Company reported revenue of $1,628,090 for the three month period ended March 31, 2022 and $0 for the three month period ended March 31, 2021.

Support Services Agreement

Effective July 1, 2021, SHF entered into a Support Services Agreement with the Credit Union. In exchange for hosting the depository accounts and the related loans and providing certain infrastructure support, the Credit Union receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or the Credit Union upon giving sixty days prior written notice. These agreements were amended and restated February 11, 2022 in conjunction with the purchase agreement under similar terms.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Pursuant to these agreements and as amended and restated on February 11, 2022, the Company reported expense of $83,808 for the three month period ended March 31, 2022 and $0 for the three month period ended March 31, 2021.

Significant terms of the amended and restated Accounting Servicing Agreement and Support Services Agreement are as follows:

●	Pursuant to the Account Servicing Agreement, SHF’s fees for such services will equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on the Parent’s core system. The Account Servicing Agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that the Parent may not provide notice of non-renewal until 30 months following the signing date. The Account Servicing Agreement will also terminate within 60 days of SHF no longer qualifying as a “credit union service organization” (a “CUSO") or within 60 days of the assumption by a third party of all CRB-related accounts.

●	Pursuant to the Support Services Agreement the Parent will continue to provide to SHF certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing and capacity for CRB depository accounts for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, investment income from CRB-related cash and investments (excluding loans) will be shared 25% to the Parent and 75% to SHF and SHF will reimburse the Parent for any of its out-of-pocket expenses relating to the services provided to SHF. Finally, under the Support Services Agreement the Parent will continue to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. The below schedule demonstrates deposit capacity at March 31, 2022 and December 31, 2021.

	March 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
PCCU total assets	$604,572,303	$575,170,939
Capacity at 65%	392,971,997	373,861,110
CRB related deposits	137,715,616	146,267,976
Incremental capacity	$255,256,381	$227,593,134

PCCU policy also requires they maintain an internal ratio of net worth to total assets of at least 10%. CRB related deposit capacity maybe limited if the Parent ration declines below this threshold.

Loan Servicing Agreement

Effective February 11, 2022, SHF entered into a Loan Servicing Agreement with the Parent. The agreement sets forth the application, underwriting and approval process for loans from the Parent to CRB customers and the loan servicing and monitoring responsibilities provided by both the Parent and SHF. The Parent will receive a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by the Parent. Under the Loan Servicing Agreement, SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business, including but not limited to default-related loan losses as defined in the Loan Servicing Agreement. The agreement is for an initial term of three years and will renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal or there is a termination for cause, provided that the Parent may not provide notice of non-renewal until 30 months following the signing date.

SHF’s loan program currently depends on PCCU as SHF’s largest funding source for new loans to CRBs. Under PCCU’s loan policy for loans to CRBs, PCCU’s Board of Directors has approved aggregate lending limits at the lessor of 1.3125 times PCCU’s net worth or 65% of total CRB deposits. Concentration limits for the deployment of loans are further categorized as i) real estate secured, ii) construction, iii) unsecured and iv) mixed collateral with each category limited to a percentage of PCCU’s net worth. In addition, loans to any one borrower or group of associated borrowers are limited by applicable National Credit Union Association (“NCUA”) regulations to the greater of $100,000 or 15% of PCCU’s net worth.

The below schedule demonstrates the ratio of CRB related loans funded by PCCU to the relative lending limits at March 31, 2022. No amounts were funded prior to January 1, 2022.

	March 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
CRB related deposits	$137,715,616	$146,267,976
Capacity at 65%	89,515,150	95,074,184
PCCU net worth	62,747,035	61,925,336
Capacity at 1.3125	82,355,483	81,227,003
Limiting capacity	$82,355,483	$81,227,003
PCCU loans funded	3,486,042	—
Incremental capacity	$78,869,441	$81,227,003

Pursuant to this agreement, the Company reported expenses of $1,373 for the three-month period ended March 31, 2022 and $0 for the three month period ended March 31, 2021.

Collectively the Account Servicing Agreement, Support Servicing Agreement and Loan Servicing Agreement are referred to as the “Parent Agreements”.

Operating leases

Effective July 1, 2021, SHF entered into a gross lease with the Parent to lease space in its existing office at a monthly rent of $5,400. The term of this lease is for one year with the option to renew for one-year terms. The Company currently anticipates terminating the lease.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 7. Revenue

Disaggregated revenue

Revenue by type are as follows:

For the three month period ended March 31,	2022	2021
	(Unaudited)	(Unaudited)
Deposit, activity, onboarding income	$1,466,868	$1,495,554
Safe Harbor Program income	43,020	154,995
Investment income	93,986	78,011
Loan interest income	67,236	21,721
Total Revenue	$1,671,110	$1,750,281

Note 8. Employee benefits

The Credit Union has a qualified, contributory 401(k) plan (“Plan”) covering substantially all full-time employees. The Plan allows employees to defer a portion of their salary into the Plan. The Credit Union matches a portion of employees’ wage reductions. Plan costs are accrued and funded on a current basis. The Carved-Out Operations incurred plan costs of $8,098 for the three months ended March 31, 2021. During July 2021, the Company adopted a similar 401(k) plan in conjunction with an agreement with a professional employer organization. The Company incurred plan costs $11,790 in for the three months ended March 31, 2022.

Note 9. Commitments and contingencies

From time to time, the Company is subject to claims in legal proceedings arising in the normal course of business. The Company does not believe that it is currently party to any pending legal action that could reasonably be expected to have a material adverse effect on our business or operating results.

Indemnity Liability

As discussed at Note 6, and pursuant to the Parent Agreements, PCCU funds loans originated and serviced by SHF either directly or through a third-party vendor. SHF retains the associated interest and pays PCCU a fee at an annual rate of 0.25% of the outstanding loan principal. The below schedule details outstanding amounts funded by PCCU and categorized as either collateralized loans or unsecured loans and lines of credit. No loans were funded by PCCU prior to January 1, 2022.

	March 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
Collateralized loans	$3,100,000	$—
Unsecured loans and lines of credit	386,042	—
Total loans funded by Parent	$3,486,042	$—

All amounts were performing at March 31, 2022. Collateralized loans contain an interest rate of 8.25%. Unsecured loans and lines of credit contain variable rates ranging from Prime + 1.5% to Prime + 6%.

SHF’s indemnity liability reflects SHF management’s estimate of probable loan losses inherent under the agreement at the balance sheet date. Management uses a disciplined process and methodology to establish the liability, and the estimates are sensitive to risk ratings assigned to individual loans covered by the agreement as well as economic assumptions driving the estimation model. Individual loan risk ratings are evaluated at least a quarterly based on each situation by SHF management. Given the Company’s limited lending history, the estimate is based on risk adjusted national charge off rates as published by the US Federal Reserve.

The indemnity liability activity is as follows:

March 31, 2022
(Unaudited)

Beginning balance	$—
Charge-offs	—
Recoveries	—
Provision	58,386
Ending balance	$58,386

All loans were current and considered performing at both March 31, 2022

SHF has agreed to indemnify PCCU from all claims related to SHF’s cannabis-related business. Other than potential loan losses, no other circumstances were identified meeting the requirements of a loss contingency.

Note 10. Financial Instruments

FASB ASC 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value of future cash flows or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

With the exceptions of loans receivable, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

The Company does not record loans at fair value on a recurring basis. Currently all loans are performing with no impairment. Utilizing rates between 0% and 10%, which are considered Level 3 unobservable inputs, and a discounted cash flow model, we have estimated the fair value of our loan portfolio as of March 31, 2022 to approximate $1,405,131 as compared to their carrying value, excluding allowances for loan losses, of $1,465,481. The estimated fair value at December 31, 2021 was $1,417,637 as compared to a carrying value, excluding allowances for loan losses, of $1,478,343.

EAGLE LEGACY SERVICES, PLLC D/B/A SAFE HARBOR SERVICES, SHF, LLC AND BRANCHES 52 AND 53

CARVED OUT OF PARTNER COLORADO CREDIT UNION

COMBINED NOTES TO FINANCIAL STATEMENTS

Note 11. Subsequent Events

Management has reviewed the events occurring through the date the combined financial statements were issued. Based upon this review, other than the events included in the above notes, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

Note 12. Proforma Basis of Presentation

Effective July 1, 2021, and subsequent to the reorganization, SHF entered into an Account Servicing Agreement with the Credit Union. SHF shall provide services as per the agreement to CRB accounts at the Credit Union. In addition to providing the services, SHF shall assume the costs associated with the CRB accounts. Under the agreement, the Credit Union agrees to pay SHF all revenue generated from CRB accounts. Amounts due to SHF are due monthly in arrears and upon receipt of invoice. The agreement is for an initial term of 3 years from the effective date. It shall renew thereafter for 1-year terms until either SHF or the Credit Union provide sixty days prior written notice.

Effective July 1, 2021, SHF entered into a Support Services Agreement with the Credit Union. In exchange for hosting the depository accounts and the related loans and providing certain infrastructure support, the Credit Union receives (and SHF pays) a monthly fee per depository account. The respective duties and obligations as per the agreement commenced on the effective date and continue unless terminated by either SHF or the Credit Union upon giving sixty days prior written notice.

On February 11, 2022, SHF and SHF Holding Co., LLC, the sole member of SHF, and the Parent, the sole member of SHF Holding, Co., LLC entered into a definitive purchase agreement with Northern Lights Acquisition Corp., a special purpose acquisition company and its sponsor, 5AK, LLC. Refer to Note 6 for additional information. Pursuant to the purchase agreement the Company entered into an amended services agreements under similar terms as the July 2021 agreements.

The below schedule demonstrates the estimated impact these agreements would have on the income statement for the three months ended March 31, 2021.

Three Months Ended		2021 (Unaudited)
March 31,		Reported	Adj	Adjusted
Revenue	(1)	$1,750,281	$—	$1,750,281
Operating expense	(2)	861,877	35,664	897,541
Net income and comprehensive income		$888,404	$(35,664)	$852,740

(1)	The reported financial statements include all CRB account related revenue. As a result, no adjustment is necessary for revenue.
(2)	Adjustments to operating expense include the removal of corporate allocations and the inclusion of fees under the new services agreements including i) the per account hosting fee, (ii) 25% shared investment income fee and (iii) loan servicing fee equal to 25 basis points of the average outstanding loan principal balance for loans funded by the Parent. During the three months ended March 31, 2021, no loans were held at the Parent subject to the loan servicing fee. In addition, as corporate allocations were removed we included an adjustment for the Credit Union CEO base salary prior to July 1, 2021 plus a 30% benefit charge as this individual became the Safe Harbor CEO effective July 1, 2021. The 30% benefit charge is consistent with the historical experience of the Company.

Annex A

UNIT PURCHASE AGREEMENT

by and among

NORTHERN LIGHTS ACQUISITION CORP.,

as the Purchaser,

5AK, LLC,
in the capacity as the Purchaser Representative,

SHF HOLDING CO, LLC

as the Seller,

PARTNER COLORADO CREDIT UNION,

as the sole member of the Seller,

and

SHF, LLC d/b/a Safe Harbor Financial,
as the Company,

Dated as of February 11, 2022

-i-

3.13. Intellectual Property	19
3.14. Privacy and Data Security	20
3.15. Software and IT	21
3.16. Taxes and Returns	21
3.17. Real Property	23
3.18. Personal Property	23
3.19. Title to and Sufficiency of Assets	24
3.20. Employee Matters	24
3.21. Benefit Plans	25
3.22. Environmental Matters	27
3.23. Transactions with Related Persons	28
3.24. Insurance	28
3.25. Books and Records	29
3.26 Certain Business Practices	29
3.27. Investment Company Act	29
3.28. Finders and Brokers	29
3.29. Independent Investigation	30
3.30. Information Supplied	30
3.31. Projections	30
3.32. Disclosure	30

IV. COVENANTS	31
4.1. Access and Information	31
4.2. Conduct of Business of the Company	31
4.3. Conduct of Business of the Purchaser	34
4.4. Annual and Interim Financial Statements	36
4.5. Purchaser Public Filings	36
4.6. No Solicitation	37
4.7. No Trading	37
4.8. Notification of Certain Matters	38
4.9. Efforts	38
4.10. Tax Matters	40
4.11. Further Assurances	41
4.12. The Proxy Statement	42
4.13. Company Manager Meeting	43
4.14. Public Announcements	43
4.15. Confidential Information	44
4.16. Documents and Information	45
4.17. Post-Closing Board of Directors and Executive Officers	45
4.18. Indemnification of Officers and Directors; Tail Insurance	45
4.19. Trust Account Proceeds	46

v. survival and indemnification	46
5.1. Survival	46
5.2. Indemnification	47
5.3. Limitations and General Indemnification Provisions	47
5.4. Indemnification Procedures	48
5.5. Indemnification Payments	49
5.6. Exclusive Remedy	50

VI. Closing conditions	50
6.1. Conditions of Each Party’s Obligations	50

-ii-

6.2. Conditions to Obligations of the Company	51
6.3. Conditions to Obligations of the Purchaser	52
6.4. Frustration of Conditions	54

VII. TERMINATION AND EXPENSES	55
7.1. Termination	55
7.2. Effect of Termination	56
7.3. Fees and Expenses	56

VIII. WAIVERS and releases	56
8.1. Waiver of Claims Against Trust	56

Ix. MISCELLANEOUS	57
9.1. Notices	57
9.2. Binding Effect; Assignment	58
9.3. Third Parties	58
9.4. Arbitration	58
9.5. Governing Law; Jurisdiction	59
9.6. WAIVER OF JURY TRIAL	59
9.7. Specific Performance	59
9.8. Severability	60
9.9. Amendment	60
9.10. Waiver	60
9.11. Entire Agreement	60
9.12. Interpretation	60
9.13. Counterparts	61
9.14. Purchaser Representative	61
9.15. Legal Representation	62

X DEFINITIONS	63
10.1. Certain Definitions	63

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Form of Amended and Restated Operating Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Non-Competition and Non-Solicitation Agreement
Exhibit E	Form of Amended Purchaser Charter
Exhibit F	Form of Assignment of Company Membership Interests
Exhibit G	Form of Incentive Plan

-iii-

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (this “Agreement”) is made and entered into as of February 11, 2022 by and among (i) Northern Lights Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) 5AK, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Closing (as defined below) for the stockholders of the Purchaser (other than the Seller (as defined below) as of immediately prior to the Closing and its successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iii) SHF Holding Co, LLC, a Colorado limited liability company (the “Seller”), (iv) Partner Colorado Credit Union, a Colorado corporation (the “Seller Parent”), and (v) SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company (the “Company”). The Purchaser, the Purchaser Representative, the Seller, the Seller Parent, and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

A. The Company provides financial services to businesses in and associated with the cannabis industry;

B. The Seller owns 100% of the issued and outstanding Company Membership Interests (as defined below) of the Company and, for U.S. federal (and applicable state and local) income Tax purposes, the Company is treated as an entity disregarded as separate from its owner pursuant to Treasury Regulations Section 301.7701-3 and the assets and liabilities of the Company are treated as being owned by the Seller;

C. The Parties intend to effect the purchase by the Purchaser of 100% of the issued and outstanding Company Membership Interests from the Seller, in exchange for the Purchase Consideration (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”), the Colorado Corporations and Association Act (as amended, the “CCAA”), and the Colorado Credit Union Act (as amended, the “CCUA”), all in accordance with the terms of this Agreement (the “Purchase”);

D. The managers or boards of directors, as applicable, of the Company, the Seller, the Seller Parent, and the Purchaser have each (i) determined that the Purchase is fair, advisable and in the best interests of their respective companies and equity holders, (ii) approved this Agreement and the transactions contemplated hereby, including the Purchase, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective equity holders, as necessary, the approval and adoption of this Agreement and the transactions contemplated hereby, including the Purchase;

E. Simultaneously with the execution and delivery of this Agreement, the Company has entered into (i) an Amended and Restated Support Services Agreement with the Seller Parent (the “Support Services Agreement”), (ii) an Amended and Restated Account Servicing Agreement with the Seller Parent (the “Account Servicing Agreement”), and (iii) a Loan Servicing Agreement with the Seller Parent (the “Loan Servicing Agreement”), each of which agreements described in clauses (i), (ii), and (iii) above will become effective as of the date hereof;

F. Simultaneously with and effective as of the Closing, the Seller and the Seller Parent, as applicable, shall enter into (i) a Lock-Up Agreement with the Purchaser, the form of which is attached as Exhibit B hereto (the “Lock-Up Agreement”), (ii) a Registration Rights Agreement with the Purchaser, the form of which is attached as Exhibit C hereto (the “Registration Rights Agreement”), and (iii) a Non-Competition and Non-Solicitation Agreement in favor of Purchaser and the Company, the form of which is attached as Exhibit D hereto (the “Non-Competition Agreement”);

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G. The Parties intend that the Purchase will, for U.S. federal (and applicable state and local) income Tax purposes, be treated as a taxable purchase by the Purchaser of 100% of the assets and the assumption of 100% of the liabilities of the Company from the Seller in exchange for the Purchase Consideration in a transaction that is subject to Section 1001 of the Code (as defined below); and

H. Certain capitalized terms used herein are defined in Article X hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
UNIT PURCHASE

1.1 Unit Purchase. At the Closing, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL and the CCAA, the Purchaser shall purchase from the Seller, and the Seller shall sell, transfer, and deliver to the Purchaser, 100% of the issued and outstanding Company Membership Interests in exchange for the Purchase Consideration.

1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”), counsel to the Purchaser, 1400 Wewatta Street, Suite 500, Denver, Colorado 80202, on a date and at a time to be agreed upon by Purchaser and the Seller, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place (including remotely) as the Purchaser and the Seller may agree (the date and time at which the Closing is actually held being the “Closing Date”).

1.3 Tax Treatment. The Company is an entity treated, for U.S. federal (and applicable state and local) income Tax purposes as an entity disregarded as separate from its owner pursuant to Treasury Regulations Section 301.7701-3 and the assets and liabilities of the Company are treated as owned by the Seller. Seller and Purchaser covenant and agree to characterize and report for United States federal income tax purposes Seller’s sale to Purchaser, and Purchaser’s purchase from Seller, of 100% of the issued and outstanding Company Membership Interests as a sale of the assets of the Company subject to the deemed assumption by the Purchaser of the liabilities of the Company in a transaction that is subject to Section 1001 of the Code. Seller and Purchaser shall file all Tax Returns following the Closing Date consistent with the income Tax treatment as set forth in this Section 1.3 and shall not take voluntarily any position inconsistent therewith upon examination of any relevant Tax Return in any audit, proceeding or otherwise with respect to such Tax Returns (except to the extent required by a final taxing authority determination and except that this provision shall not require any party to appeal a final taxing authority determination or enter into litigation).

1.4 Amended and Restated Operating Agreement. At the Closing, the Purchaser and the Company will enter into an amended and restated limited liability company operating agreement, in substantially the form attached hereto as Exhibit A (the “Amended and Restated Operating Agreement”), to, among other matters, (i) reflect the Purchaser as the sole member of the Company and (ii) appoint the Purchaser as the sole manager of the Company.

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1.5 Amended Purchaser Charter. Effective upon the Closing, the Purchaser shall file with the Delaware Secretary of State a Second Amended and Restated Certificate of Incorporation in substantially the form attached as Exhibit E hereto (the “Amended Purchaser Charter”) which shall, among other matters, amend the Purchaser’s Amended and Restated Certificate of Incorporation to (i) provide that the name of the Purchaser shall be changed to “SHF Holdings Inc.”, or such other name as mutually agreed to by the Parties, (ii) provide for size and structure of the Post-Closing Purchaser Board in accordance with Section 4.17, and (iii) remove and change certain provisions in the Amended and Restated Certificate of Incorporation related to the Purchaser’s status as a blank check company.

1.6 Purchase Consideration. As consideration for the Purchase, the Seller shall be entitled to receive from the Purchaser, in the aggregate, $185,000,000 consisting of (i) 11,386,139 shares of Purchaser Common Stock with an aggregate value equal to $115,000,000 and (ii) $70,000,000 in cash (the “Purchase Consideration”), with each share of Purchaser Common Stock valued at the Exchange Price. The Purchase Consideration is subject to the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 1.11, and after the Closing is subject to reduction for the indemnification obligations of the Indemnifying Parties set forth in Article V.

1.7 Effect of Purchase on Convertible Company Securities. At the Closing, by virtue of the Purchase and without any action on the part of any Party or the holders of any Company Securities or Purchaser Securities, any Company Convertible Security, if not exercised or converted prior to the Closing, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for, or convert into units of Company Membership Interests.

1.8 Surrender of Company Securities and Disbursement of Purchase Consideration.

(a) Prior to the Closing, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of exchanging 100% of the Company Membership Interests for the 11,386,139 shares of Purchaser Common Stock constituting a portion of the Purchase Consideration, subject to the Escrow Shares to be deposited in the Escrow Account in accordance with Section 1.11. At or prior to the Closing, (i) the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent 11,386,139 shares of Purchaser Common Stock and (ii) the Seller shall deliver to the Exchange Agent an Assignment of Company Membership Interests in the form attached hereto as Exhibit F (the “Assignment of Company Membership Interests”).

(b) The Seller shall be entitled to receive the Purchase Consideration (less the Escrow Shares) upon delivery to the Exchange Agent of the Assignment of Company Membership Interests and such other documents as may be reasonably necessary to effect the transfer of the Company Membership Interests as requested by the Exchange Agent (the Assignment of Company Membership Interests and such additional documents being the “Transmittal Documents”). The Exchange Agent shall confirm, in writing, to the Seller that the Exchange Agent holds in escrow an aggregate amount equal to $70,000,000, which represents the cash portion of the Purchase Consideration. Upon such confirmation, and upon the Exchange Agent’s confirmation of receipt of the Assignment of Company Membership Interests, (i) the Company Membership Interests shall be converted into and shall represent the right of Seller to receive the Purchase Consideration subject to Section 1.11, (ii) the limited liability company membership interests of the Company shall be deemed transferred to Purchaser and the transactions contemplated by this Agreement shall be deemed closed, and (iii) the Exchange Agent shall immediately thereafter deliver the Purchase Consideration to the Seller by, as to the cash portion of the Purchase Consideration, wire transfer of immediately available funds to an account designated in writing by the Seller, and as to the Purchaser Common Stock (less the Escrow Shares), by deposit of the Purchaser Common Stock to an account in the Seller’s name at the Exchange Agent in the Direct Registration System.

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1.9 Closing Calculations. At least three (3) Business Days prior to the Closing Date (the “Calculation Date”), the Seller shall deliver to the Purchaser a statement certified by the chief executive officer of the Seller Parent (the “Estimated Closing Statement”) setting forth a good faith estimate of (a) the Transaction Expenses as of the Closing Date, in reasonable detail including the amount paid and owed to each creditor of the Company, and bank statements, invoices, and other evidence reasonably necessary to confirm such amounts paid or owing and (b) the amount of $3,143,387.54, representing the Company’s total cash on the balance sheet as of July 31, 2021 after deduction for accrued but unpaid expenses as of such date (the “Company Excess Cash”). Promptly upon delivering the Estimated Closing Statement to the Purchaser, if requested by the Purchaser, the Seller Parent will meet with the Purchaser to review and discuss the Estimated Closing Statement prior to the Closing. Within five (5) Business Days of the Closing Date, the Purchaser and the Company shall pay all Transaction Expenses listed in the Estimated Closing Statement and the Purchaser shall pay to the Seller the Company Excess Cash.

1.10 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to (i) vest the Purchaser with full right, title and possession to 100% of the Company Membership Interests, or (ii) vest the Seller with fill right, title and possession to the Purchase Consideration, the managers, officers, and directors, as applicable, of the Purchaser, the Company, and the Seller and Seller Parent are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.11 Escrow.

(a) At or prior to the Closing, the Purchaser, the Purchaser Representative, the Seller, the Seller Parent, and Continental Stock Transfer& Trust Company (or such other escrow agent mutually acceptable to the Purchaser and the Company), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Closing, in substantially the form of the Escrow Agent’s standard form escrow agreement (the “Escrow Agreement”), pursuant to which: (a) the Purchaser shall issue to the Escrow Agent 1,831,683 shares of Purchaser Common Stock (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”), to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”); and (b) an amount not to exceed $18,500,000 (“Escrow Value”) shall be disbursed therefrom in accordance with the terms of this Section, Article V hereof, and the Escrow Agreement. The Escrow Property shall serve as the sole source of payment for the obligations of the Seller and Seller Parent pursuant to Article V (other than for Fraud Claims) up to, but not to exceed, the Escrow Value. Unless otherwise required by Law, all distributions made from the Escrow Account to a Person other than the Seller or the Seller Parent shall be treated by the Parties as an adjustment to the cash portion of the Purchase Consideration received by the Seller pursuant to Article I hereof.

(b) The Escrow Property shall not be subject to any claim or claims made in accordance with Article V hereof in excess of the Escrow Value or after the date which is twelve (12) months after the Closing Date (the “Expiration Date”); provided, however, with respect to any claims made in accordance with Article V hereof on or prior to the Expiration Date that remain unresolved and/or unpaid at the time of the Expiration Date (“Pending Claims”), all or a portion of the Escrow Property reasonably necessary to satisfy such Pending Claims (as determined based on the amount (i) agreed upon for such claim; or (ii) of the claim included in the Claim Notice provided to the Seller and the Seller Parent under Article V) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved and, as applicable, paid pursuant to the provisions of Article V. After the Expiration Date, any Escrow Property remaining in the Escrow Account that is not subject to Pending Claims, if any, shall be released and transferred by the Escrow Agent to the Seller and the Seller Parent in accordance with the Escrow Agreement. Promptly after the final resolution of all Pending Claims and, as applicable, payment of all indemnification obligations in connection therewith, the Escrow Agent shall release and transfer any remaining Escrow Property in the Escrow Account to the Seller and Seller’s Parent in accordance with the Escrow Agreement.

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Article II
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in (i) the disclosure schedules delivered by the Purchaser to the Company, Seller, and the Seller Parent on the date hereof (the “Purchaser Disclosure Schedules”), the numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, the Purchaser represents and warrants to the Seller and the Seller Parent, as of the date hereof and as of the Closing, as follows:

2.1 Organization and Standing. The Purchaser is a company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. The Purchaser has heretofore made available to the Seller accurate and complete copies of its Organizational Documents, as currently in effect. The Purchaser is not in violation of any provision of its Organizational Documents in any material respect.

2.2 Authorization; Binding Agreement. The Purchaser and Purchaser Representative each has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject only to obtaining the Required Purchaser Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which Purchaser or Purchaser Representative is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized in accordance with its Organizational Documents, the DGCL and other applicable Law, and any Contract to which it is a party or by which it or its securities are bound, and (b) other than the Required Purchaser Stockholder Approval, no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Purchaser or Purchaser Representative is or is required to be a party shall be when delivered, duly and validly executed and delivered and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser or Purchaser Representative (as applicable), enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). The directors of the Purchaser, by resolutions duly adopted at a meeting duly called and held, (i) approved this Agreement and the transactions contemplated by this Agreement in accordance with the DGCL, (ii) directed that this Agreement be submitted to its stockholders for adoption, and (iii) resolved to recommend that the Purchaser stockholders adopt this Agreement.

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2.3 Governmental Approvals. Except as otherwise described in Schedule 2.3, no Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications would not reasonably be expected to have a Material Adverse Effect on the Purchaser or the transactions contemplated hereunder.

2.4 Non-Contravention. Except as otherwise described in Schedule 2.4, the execution and delivery by the Purchaser of this Agreement and each Ancillary Document to which it is a party or is required to be a party or otherwise bound, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and compliance by the Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of its Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser or any of its respective properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Purchaser or adversely effect in any material respect the transactions contemplated hereunder.

2.5 Capitalization.

(a) As of the date hereof, Purchaser is authorized to issue (i) 125,000,000 shares of Purchaser Common Stock, (ii) 12,500,000 shares of Purchaser Class B Common Stock, and (iii) 1,250,000 shares of Purchaser Preferred Stock. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 2.5(a).

(b) Following the Required Purchaser Stockholder Approval and the filing of the Amended Purchaser Charter with the Delaware Secretary of State, Purchaser will be authorized to issue (i) 130,000,000 shares of Purchaser Common Stock, (ii) no shares of Purchaser Class B Common Stock, and (iii) 1,250,000 shares of Purchaser Preferred Stock, all as set forth in the Amended Purchaser Charter.

(c) Except as set forth in Schedule 2.5(c), there are no issued or outstanding Purchaser Preferred Shares. All outstanding shares of the Purchaser’s capital stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws.

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(d) Except as set forth in Schedule 2.5(d), there are no (i) outstanding options, warrants or rights to subscribe for or purchase any Purchaser Securities, puts, calls, convertible securities, preemptive rights, rights of first refusal or first offer, or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued Purchaser Securities or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in Schedule 2.5(d), there are no obligations of Purchaser to repurchase, redeem or otherwise acquire or issue any Purchaser Securities to or from, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. Except as set forth in Schedule 2.5(d), there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any Purchaser Securities.

(e) All Indebtedness of Purchaser is disclosed on Schedule 2.5(e), which schedule sets forth amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. No Indebtedness of Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(f) Since the date of formation of Purchaser (except as contemplated by the Redemption), Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

2.6  SEC Filings and Purchaser Financials.

(a) The Purchaser has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Seller copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 2.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. Further, (A) the Purchaser Public Units, the Purchaser Common Stock Shares, and the Purchaser Public Warrants are listed on Nasdaq, (B) the Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

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(b) The financial statements and notes of the Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”) fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as and to the extent reflected or reserved against in the Purchaser Financials, the Purchaser is not subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP) that are not adequately reflected or reserved on or provided for in the Purchaser Financials.

2.7 Absence of Certain Changes. Except as set forth in Schedule 2.7, the Purchaser has (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company, the Seller, and the Seller Parent and the negotiation and execution of this Agreement) and related activities and (b) not been subject to a Material Adverse Effect.

2.8 Compliance with Laws. The Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser, and the Purchaser has not received written or, to the Knowledge of the Purchaser, oral notice alleging any violation of applicable Law in any material respect by the Purchaser.

2.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Purchaser or Purchaser Representative, threatened material Action to which the Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on the Purchaser or the transactions contemplated hereunder. There is no material Action that the Purchaser has pending against any other Person. The Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Purchaser or the transactions contemplated hereunder.

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2.10 Taxes and Returns.

(a) The Purchaser has or will have timely filed, or caused or will cause to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 2.10(a) sets forth each jurisdiction where the Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against the Purchaser in respect of any Tax, and the Purchaser has not been notified in writing of any proposed Tax claims or assessments against the Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by or on behalf of the Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b) Since the date of its formation, the Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

2.11 Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

2.12 Properties. The Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Purchaser does not own or lease any material real property or material Personal Property.

2.13 Material Contracts.

(a) Except as set forth on Schedule 2.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) individually or with all related Contracts, creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee, (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser, any acquisition of material property by the Purchaser, or the ability of the Purchaser to engage in any business or compete with any other Person, (iv) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture, (v) requires the issuance or transfer of Purchaser Securities; (vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets; or (vii) involves the disposition, directly or indirectly, of assets with an aggregate value in excess of $100,000 (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Seller other than those that are exhibits to the SEC Reports.

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(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

2.14 Transactions with Affiliates. Schedule 2.14 sets forth a true, correct and complete list of the Contracts and arrangements since Purchaser’s formation between the Purchaser or any of its Affiliates and any (a) present or former director, officer or employee of the Purchaser or any of its Affiliates, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock.

2.15 Investment Company Act. The Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

2.16 Finders and Brokers. Except as set forth on Schedule 2.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, the Purchaser Representative, the Company, the Seller, the Seller Parent, or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

2.17 Ownership of Purchase Consideration. All shares of Purchaser Common Stock to be issued and delivered to the Seller as part of the Purchase Consideration in accordance with Article I shall be, upon issuance and delivery of such Purchaser Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, the Lock-Up Agreement, and any Liens incurred by the Seller, and the issuance and sale of such Purchaser Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

2.18 Certain Business Practices.

(a) Neither the Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of the Purchaser are and have been conducted at all times in material compliance with all Money Laundering Laws in all applicable jurisdictions, and no Action involving the Purchaser or, to the Knowledge of the Purchaser, any employee or other Person acting on behalf of the Purchaser, with respect to the Money Laundering Laws is pending or, to the Knowledge of the Purchaser, threatened.

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(c) None of the Purchaser or any of its directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

2.19 Insurance. Schedule 2.19 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Seller. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are binding, enforceable, in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser. The Purchaser has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser or adversely effect in any material respect the transactions contemplated hereunder.

2.20 Independent Investigation. Without limiting Article III hereof, the Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, the Seller, and the Seller Parent, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company, the Seller, and the Seller Parent for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Seller, the Company, and the Seller Parent set forth in this Agreement (including the related portions of the Seller Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto; and (b) it has not entered into this Agreement nor determined to consummate the transactions contemplated hereby in reliance upon any representation or warranty not expressly contained in this Agreement or the related portions of the Seller Disclosure Schedules; and (c) none of the Seller, the Company, the Seller Parent, nor their respective Representatives have made any representation or warranty as to the Company, the Seller, and the Seller Parent, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Seller Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto.

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2.21 PIPE Investment. Prior to the execution of this Agreement, Purchaser has entered into one or more subscription or securities purchase agreements (each a “PIPE Subscription Agreement”) with investors (each a “PIPE Investor”), true and correct copies of which have been provided to the Seller on or prior to the date of this Agreement, pursuant to which, and on the terms and subject to the conditions of which, such PIPE Investors have agreed, in connection with the transactions contemplated hereby, to purchase from Purchaser shares of Purchaser Series A Convertible Preferred Stock for an aggregate investment amount of $60,000,000 (“PIPE Investment Amount”). The Purchaser represents that: (i) Each PIPE Subscription Agreement is a legal, valid and binding obligation of Purchaser and, to the knowledge of Purchaser, the applicable PIPE Investor party thereto, and neither the execution or delivery thereof by Purchaser nor the performance of Purchaser’s obligations under any such PIPE Subscription Agreement violates, or will at the Closing violate, any Laws. Each PIPE Subscription Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Purchaser or, to Purchaser’s knowledge, by any PIPE Investor; (ii) There are no other agreements, side letters, or arrangements between Purchaser and any PIPE Investor relating to any PIPE Subscription Agreement that could affect the obligation of such PIPE Investor to pay to Purchaser the applicable portion of the PIPE Investment Amount set forth in such PIPE Subscription Agreement as and when due pursuant to the terms thereof, and Purchaser does not know of any fact or circumstance that would reasonably be expected to result in any of the conditions set forth in any PIPE Subscription Agreement not being satisfied as of the Closing (as defined in such PIPE Subscription Agreement) or the PIPE Investment Amount not being available in full to Purchaser on the Closing Date; (iii) No event has occurred that (with or without notice, lapse of time or both) would constitute a default or breach on the part of Purchaser under any material term or condition of any PIPE Subscription Agreement and Purchaser has no reason to believe that Purchaser will be unable to perform or satisfy, or cause to be performed or satisfied, on a timely basis any obligation to be satisfied by it or any condition, in each case, contained in any PIPE Subscription Agreement; and (iv) No fees, consideration or other discounts are, or will be, payable to any PIPE Investor in respect of its PIPE Investment, except as set forth in the PIPE Subscription Agreements.

Article III
REPRESENTATIONS AND WARRANTIES OF THE SELLER, THE COMPANY, AND THE SELLER PARENT

Except as set forth in the disclosure schedules delivered by the Seller to the Purchaser on the date hereof (the “Seller Disclosure Schedules”), the numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Seller, the Company, and the Seller Parent, jointly and severally, hereby represent and warrant to the Purchaser, as of the date hereof and as of the Closing, as follows:

3.1 Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the CCAA and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Material Adverse Effect. Schedule 3.1 lists all jurisdictions in which the Company is qualified, licensed, or admitted to conduct business and all names other than its legal name under which the Company does business, as well as separately lists each jurisdiction in which the Company owns, uses, licenses, or leases its assets, or conducts business or has employees or engages independent contractors. The Company and the Seller have each provided to the Purchaser accurate and complete copies of their respective Organizational Documents, each as amended to date and as currently in effect. Neither the Company nor the Seller is in violation of any provision of its Organizational Documents.

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3.2 Authorization; Binding Agreement. The Company, the Seller, and the Seller Parent each have all requisite limited liability company power and authority or corporate power and authority, as applicable, to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s, the Seller’s, or the Seller Parent’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Seller Approval and the Required Company Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company, the Seller, or the Seller Parent is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s and the Seller’s respective managers in accordance with the Company’s and the Seller’s respective Organizational Documents, the CCUA, the CCAA, any other applicable Law or any Contract to which the Company, the Seller, or the Seller Parent is a party or by which they or their respective securities are bound and (b) other than the Required Seller Approval and the Required Company Approval and such approvals as required by Seller’s Parent, no other limited liability company or corporate proceedings, as applicable, on the part of the Company, the Seller, or the Seller Parent are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company, the Seller, or the Seller Parent is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company, the Seller, or the Seller Parent, as applicable, and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, the Seller, and the Seller Parent, enforceable against the Company, the Seller, and the Seller Parent in accordance with its terms, subject to the Enforceability Exceptions. The Company’s and the Seller’s respective managers, by resolutions duly adopted at meetings duly called and held (i) determined that this Agreement and the Purchase and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company, the Seller, and their respective members, (ii) approved this Agreement and the Purchase and the other transactions contemplated by this Agreement in accordance with the CCAA, (iii) directed that this Agreement be submitted to the Company’s and the Seller’s respective members for adoption, if necessary, and (iv) resolved to recommend that the Company and the Seller members adopt this Agreement.

3.3 Capitalization.

(a) Prior to giving effect to the transactions contemplated by this Agreement, all one hundred (100) Units of the issued and outstanding units of Company Membership Interests and other equity interests of the Company are held by Seller, except as set forth on Schedule 3.3(a), free and clear of any Liens. All of the outstanding units and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the CCAA, any other applicable Law, the Company Charter, the Company Operating Agreement, or any Contract to which the Company is a party or by which it or its securities are bound. None of the outstanding units or other equity interests of the Company were issued in violation of any applicable securities Laws.

(b) There are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its members is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth in its Organizational Documents, there are no voting trusts, proxies, member agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company Charter or the Company Operating Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

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(c) Except as disclosed in the Company Financials, since its formation, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the managers of the Company have not authorized any of the foregoing.

3.4 Subsidiaries. There are no Subsidiaries of the Company. Except as listed on Schedule 3.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person.

3.5 Governmental Approvals. Except as otherwise described in Schedule 3.5, no Consent of or with any Governmental Authority on the part of the Seller Parent, the Seller, or the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company, the Seller, or the Seller Parent of this Agreement or any Ancillary Documents or the consummation by the Company, the Seller, or the Seller Parent of the transactions contemplated hereby or thereby other than (a) such filings as are required by the CCUA or otherwise expressly contemplated by this Agreement or (b) pursuant to Antitrust Laws.

3.6 Non-Contravention. Except as otherwise described in Schedule 3.6, the execution and delivery by the Company, the Seller, and the Seller Parent of this Agreement and each Ancillary Document to which the each of the Company, the Seller, and the Seller Parent is or is required to be a party or otherwise bound, and the consummation by the Company, the Seller, and the Seller Parent of the transactions contemplated hereby and thereby and compliance by the Company, the Seller, and the Seller Parent with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the respective Organizational Documents of the Company, the Seller, and the Seller Parent, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Governmental Authority Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to each of the Company, the Seller, and the Seller Parent or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Company or the transactions contemplated hereunder.

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3.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the (i) unaudited consolidated financial statements of the Company (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Company as of December 31, 2019 and December 31, 2020, and the related consolidated unaudited income statements, changes in stockholder or member equity and statements of cash flows for the fiscal years then ended, (ii) the unaudited consolidated financial statements, consisting of the consolidated balance sheet of the Company as of September 30, 2021, and a reconciliation of the consolidated balance sheet of the Company as of September 30, 2021 (the “Interim Balance Sheet Date”), and the related unaudited consolidated income statement and statement of cash flows for the nine (9) months then ended ((i) and (ii) together, the “Unaudited Company Financials”), and (iii) audited consolidated financial statements of the Company (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Company as of December 31, 2020 and December 31, 2021, and the related consolidated audited income statements, changes in stockholder or member equity and statements of cash flows for the fiscal years then ended, each audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards (the “Audited Company Financials”). True and correct copies of the Unaudited Company Financials have been provided to the Purchaser on or prior to the date of this Agreement. True and correct copies of the Audited Company Financials will be delivered to the Purchaser on March 15, 2022 or as soon as practicable thereafter. The Company Financials (i) accurately reflect, or when delivered will accurately reflect, the books and records of the Company as of the times and for the periods referred to therein, (ii) are prepared, or when delivered will be prepared, in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), (iii) comply, or when delivered will comply, with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iv) fairly present, or when delivered will fairly present, in all material respects the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of the operations and cash flows of the Company for the periods indicated. The Company has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) The Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (iii) material information is communicated to management as appropriate. The Company has not received from any employee of the Company, the Seller or the Seller Parent any written or, to the knowledge of the Company, oral complaint, allegation, assertion or claim with respect to unlawful or potentially unlawful activity regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company, and none of the Company, the Seller or the Seller Parent have independently identified or received any written notice from the Company’s independent accountants regarding any of the foregoing. All of the financial books and records of the Company are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws (subject to Schedule 3.26(b)). The Company has not been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company. The Company, the Seller, and the Seller Parent have not received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

(c) The Company does not have any Indebtedness other than the Indebtedness set forth on Schedule 3.7(c), which schedule sets forth the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. Except as disclosed on Schedule 3.7(c), no Indebtedness of the Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company, or (iii) the ability of the Company to grant any Lien on its properties or assets.

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(d) Except as set forth on Schedule 3.7(d), the Company is not subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company as of the Interim Balance Sheet Date contained in the Company Financials, (ii) incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities arising from breach of any Contract or violation of any Law), (iii) reflected on a Seller Disclosure Schedule attached hereto, (iv) incurred in connection with the transactions contemplated by this Agreement; or (v) not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Company (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to the Company arising from its business. To the Knowledge of the Company and the Seller: (i) none of the Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials or in an amount that would not reasonably be expected to have a Material Adverse Effect on the Company; and (ii) all of the Accounts Receivable are, fully collectible according to their terms in amounts not materially less than the aggregate amounts thereof carried on the books of the Company (net of reserves).

3.8 Absence of Certain Changes. Except as set forth on Schedule 3.8, since its formation, the Company has (a) conducted its business only in the ordinary course of business consistent with past practice, and (b) not been subject to a Material Adverse Effect.

3.9 Compliance with Laws.

(a) Subject to Schedule 3.26(b), the Company is not nor has been in material conflict or material non-compliance with, or in material default or violation of, nor has the Company received, since its formation, any written or, to the Knowledge of the Company, the Seller, or the Seller Parent oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

(b) The Company operates only in jurisdictions that have enacted laws legalizing cannabis. Neither the Company, the Seller nor the Seller Parent are currently or have in the past (1) conducted any activity that constitutes the manufacture, distribution, dispensing, or possessing with the intention of manufacture, distribution or dispensing, of marijuana or cannabis or any product, drug or substance containing marijuana or cannabis, or derived therefrom, or any other substance included in the Controlled Substances Act, Title 21 United States Code (the “Controlled Substances Act”) (the “Regulated Products”); (2) owned, leased, used or maintained any place, whether permanently or temporarily, for the purpose of manufacturing, distributing or using any Regulated Products; or (3) managed or controlled any place, whether permanently or temporarily, as an owner, lessee, agent, occupant or mortgagee, for the purpose of manufacturing, distributing or using any Regulated Products. Subject to Schedule 3.26(b), the Company is in compliance in all material respects with all applicable state and local laws and regulatory systems controlling the cultivation, harvesting, production, handling, storage, distribution, sale, and possession of Regulated Products, as applicable. The Company does not import or export cannabis products from or to any foreign country.

(c) Subject to Schedule 3.26(b), the Company has implemented, maintains, and complies in all material respects with internal compliance programs designed to detect and prevent violations of any applicable Laws specific to Regulated Products.

(d) Schedule 3.9(d) sets forth an anonymized list of all loans secured by real estate or other collateral, and all unsecured loans.

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(e) Subject to Schedule 3.26(b), the Company, the Seller and the Seller Parent are in compliance with all Laws relating to credit union service organizations, including without limitation all reporting requirements, investment limits and scope of services provided by the Company, except for any deviations that would not reasonably be expected to have a Material Adverse Effect on the Company.

3.10 Company Permits. The Company (and its executive employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with the Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”), except for any deviations that would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 3.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company and the Seller, threatened. The Company is not in violation in any material respect of the terms of any Company Permit, and the Company has not received any written or, to the Knowledge of the Company and the Seller, oral notice of any Actions relating to the revocation or modification of any Company Permit.

3.11 Litigation. Except as described on Schedule 3.11, there is no Action of any nature currently pending or, to the Knowledge of the Company and the Seller, threatened or Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against the Company or its current directors, managers, or officers (provided, that any litigation involving the directors, managers, or officers must be related to the Company’s business, equity securities or assets), its business, equity securities or assets that have had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect upon the Company. The items listed on Schedule 3.11, if finally determined adversely to the Company, will not have, either individually or in the aggregate, a Material Adverse Effect upon the Company. In the past five (5) years, none of the current or former managers, officers, senior management or directors of the Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

3.12 Material Contracts.

(a) Schedule 3.12(a) sets forth a true, correct and complete list of, and the Company has made available to the Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which the Company is a party or by which the Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 3.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of the Company (A) to compete in any line of business or with any Person or in any geographic area or to sell or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

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(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company having an outstanding principal amount in excess of $250,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $250,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of the Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Company under such Contract or Contracts of at least $250,000 in the aggregate;

(viii) obligates the Company to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $250,000;

(ix) is between the Company and any managers, directors, officers or employees of the Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(x) obligates the Company to make any capital commitment or expenditure in excess of $250,000 (including pursuant to any joint venture);

(xi) relates to a settlement in excess of $250,000;

(xii) provides another Person (other than any manager, director or officer of the Company) with a power of attorney;

(xiii) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from the Company, other than Off-the-Shelf Software; or

(xiv) that will be required to be filed with the Proxy Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant;

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(xv) is otherwise reasonably deemed by Company to be material to the Company and not delivered in clauses (i) through (xiv) above.

(b) Except as disclosed in Schedule 3.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Company and, to the Knowledge of the Company and the Seller, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) the Company is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by the Company, or (other than expiration in accordance with its terms) permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company and the Seller, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or (other than expiration in accordance with its terms) permit termination or acceleration by the Company, under such Company Material Contract; (v) other than in relation to expiration in accordance with the terms of such Contract, the Company has not received written or, to the Knowledge of the Company and the Seller, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect on the Company; and (vi) the Company has not waived any rights under any such Company Material Contract.

3.13 Intellectual Property.

(a) Schedule 3.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications material to the conduct of the Company’s business owned or licensed by the Company or otherwise used or held for use by the Company in which the Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all unregistered Intellectual Property owned or purported to be owned by the Company material to the conduct of the Company’s business (collectively, the “Company IP”). Schedule 3.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $20,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which the Company is a licensee or otherwise is authorized to use or practice any Intellectual Property material to the conduct of the Company’s business, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from the Company, if any. If listed as “owner” of the Company IP in Schedule 13(a)(i), except as otherwise provided in that schedule, the Company owns, free and clear of all Liens (other than Permitted Liens), and has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Company IP. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Company has obtained valid assignments of inventions from each inventor. Schedule 3.13(a)(i) sets forth all Company Registered IP where the Company is obligated to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP.

(b) The Company has a valid and enforceable license to use all Intellectual Property licensed pursuant to the Company IP Licenses. The Company is not, nor, to the Knowledge of the Company and the Seller, is any other party thereto, in material breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a material default under the Company IP Licenses. All registrations for the Company Registered IP listed in Schedule 13(a)(i) as being owned by the Company are (i) valid, in force and in good standing with no Actions pending, and (ii) all pending applications are without challenge of any kind. The Company is not party to any Contract that requires the Company to assign to any Person all of its rights in any Company IP.

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(c) Schedule 3.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which the Company derives material revenue as the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to the Company. The Company has performed all material obligations imposed on it in the Outbound IP Licenses, and the Company is not, nor, to the Knowledge of the Company and the Seller, is any other party thereto, in material breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a material default thereunder.

(d) No Action is pending or, to the Knowledge of the Company and the Seller, threatened against the Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to Company IP or the Intellectual Property subject to the Company IP Licenses. The Company has not received any written or, to the Knowledge of the Company and the Seller, oral notice or claim asserting or suggesting that use of the Company IP results in any infringement, misappropriation, violation, dilution, or unauthorized use of the Intellectual Property of any other Person. There are no Orders to which the Company is a party or, to the Knowledge of the Company and the Seller, is otherwise bound that (i) restrict the rights of the Company to use, transfer, license or enforce any Intellectual Property owned by the Company, (ii) restrict the conduct of the business of the Company in order to accommodate a third Person’s Intellectual Property, or (iii) grant any third Person any right with respect to any Intellectual Property owned by the Company. To the Knowledge of the Company and the Seller, no third party is currently infringing upon, misappropriating, or otherwise violating any Company IP in any material respect.

(e) All officers, managers, directors, employees, and independent contractors of the Company (and each of their respective Affiliates) have assigned to the Company all Company IP arising from the services performed for the Company by such Persons and all such assignments of Company Registered IP have been recorded. To the Knowledge of the Company and the Seller, there has been no violation of the Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to Company IP. The Company has made available to the Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to the Company. The Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of any Company IP License. Following the Closing, the Company shall be permitted to exercise all of the Company’s rights under such Company IP Licenses to the same extent that the Company would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay in the absence of such transactions.

3.14 Privacy and Data Security.

(a) The Company has a privacy policy regarding the collection, use and disclosure of personal information in connection with the operation of the business of the Company which is in the Company’s possession, custody, or control, or otherwise held or processed on its behalf and the Company is and has been in material compliance with such privacy policy.

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(b) Except as set forth on Schedule 3.14(b) and Schedule 3.26(b), the Company has complied at all times in all material respects with all applicable Laws regarding the collection, retention, use and protection of personal information and there is no claim pending or, to the Knowledge of the Company and the Seller, threatened in writing against the Company regarding any violation of or noncompliance with such applicable Laws.

(c) Except as set forth on Schedule 3.14(c), to the Knowledge of the Company and the Seller, the Company is in material compliance with the terms of all Contracts to which the Company is a party, if any, relating to data privacy, security, or breach notification (including provisions that impose conditions or restrictions on the collection, use, disclosure, transmission, destruction, maintenance, storage or safeguarding of personal information).

(d) Except as set forth on Schedule 3.14(d), no Action relating to the Company’s information privacy or data security practices relating to personal information of consumers, including with respect to the access, disclosure or use of personal information maintained by or on behalf of the Company, is pending or, to the Knowledge of the Company and the Seller, threatened.

(e) The execution, delivery and performance of this Agreement and the consummation of the contemplated transactions, including any transfer of personal information resulting from such transactions, will not violate the privacy policy of the Company as it currently exists.

3.15 Software and IT.

(a) The Company’s software and information technology systems (“Systems”) are in good working order and condition and are sufficient in all material respects for the purposes for which they are used in the conduct of the business of the Company and include sufficient licensed capacity (whether in terms of authorized sites, units, users, seats or otherwise) for material software, in each case as necessary for the conduct of the business of the Company as currently conducted.

(b) To the Knowledge of the Company and the Seller, in the last three (3) years, there has been no material unauthorized access, use, intrusion or breach of security, or material failure, breakdown, performance reduction or other materially adverse event affecting any of the Company’s Systems, that has caused or could reasonably be expected to cause any substantial: (i) disruption of or interruption in or to the use of such Systems or the conduct of the business of the Company; or (ii) loss, destruction, damage or harm to the Company or any of their operations, personnel, property or other assets. The Company has taken all reasonable actions, consistent with industry practices, to protect the integrity and security of the Systems and the data and other information stored thereon.

(c) The Company maintains commercially reasonable back-up and data recovery, disaster recovery and business continuity plans, procedures and facilities and tests such plans and procedures on a regular basis.

3.16 Taxes and Returns.

(a) The Company has or will have timely filed, or caused to be timely filed, all federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld (whether or not show on such Tax Returns), other than such Taxes for which adequate reserves in the Company Financials have been established. Subject to Schedule 3.26(b), the Company has materially complied with all applicable Laws relating to Taxes.

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(b) There is no Action currently pending or, to the Knowledge of the Company and the Seller, threatened against the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) To the Knowledge of the Company and the Seller, there are no claims, assessments, audits, examinations, investigations or other Actions pending against the Company in respect of any Tax (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) The Company does not have any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes of the Company. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(e) The Company has not participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(f) The Company does not have any Liability or potential Liability for the Taxes of another Person that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). The Company is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on the Company with respect to any period following the Closing Date.

(g) The Company has not requested, or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to Taxes of the Company, nor is any such request outstanding.

(h) The Company has collected all sales and use, value added, goods and services and other similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations

(i) The Company will not be required to include any material item of income in taxable income for any taxable period (or portion thereof) ending after the Closing Date that was realized (and reflects economic income) prior to the Closing as a result of any (i) change in accounting method on or prior to the Closing Date, (ii) closing agreement or similar agreement entered into on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount received or deferred revenue realized on or prior to the Closing Date. Purchaser will not be required to recognize any income on a date on or subsequent to the Closing Date on account of any prepaid amount received or deferred revenue realized by the Company prior to the Closing Date.

(j) The Company will not have any liability for making any payment of Taxes at any time on or after the Closing Date as a result of Section 965 of the Code.

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(k) The Company has never had a permanent establishment in any country other than the country of its organization, or has ever been subject to Tax in a jurisdiction outside the country of its organization.

(l) The Company has not granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(m) At all times prior to the Closing the Company has been an entity treated for U.S. federal (and applicable state and local) income Tax purposes as an entity disregarded as separate from its owner pursuant to Treasury Regulations Section 301.7701-3.

(n) The Company has not deferred any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) or payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) prior to the Closing Date pursuant to Section 2302 of the CARES Act or pursuant to or in connection with any U.S. presidential memorandum or executive order.

3.17 Real Property. Schedule 3.17 contains a complete and accurate list of all real property currently leased or subleased or otherwise used or occupied by the Company for the operation of the business of the Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company and the Seller, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of the Company or any other party under any of the Company Real Property Leases. The Company does not own any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

3.18 Personal Property. Each item of Personal Property which is currently owned, used or leased by the Company with a book value of greater than $25,000 is set forth on Schedule 3.18, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 3.18, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted), and are suitable for their intended use in the business of the Company. The operation of the Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than the Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to the Company. The Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company and the Seller, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of the Company or any other party under any of the Company Personal Property Leases.

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3.19 Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest or license in or right to use, all of its material assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet as of the Interim Balance Sheet Date included in the Company Financials and (d) Liens set forth on Schedule 3.19. The assets (including Intellectual Property rights and contractual rights) of the Company constitute all of the assets, rights, and properties that are used in the operation of the business of the Company as it is now conducted or that are used or held by the Company for use in the operation of the business of the Company, and taken together, are adequate and sufficient for the operation of the business of the Company as currently conducted.

3.20 Employee Matters.

(a) Except as set forth in Schedule 3.20(a), the Company is not a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of the Company, and the Company nor the Seller have Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company and the Seller, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 3.20(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company and the Seller, threatened between the Company and Persons employed by or providing services as independent contractors to the Company. No current officer or employee of the Company has provided the Company written or, to the Knowledge of the Company and the Seller, oral notice of his or her plan to terminate his or her employment with the Company that would reasonably be expected to have a Material Adverse Effect on the Company.

(b) Except as set forth in Schedule 3.20(b), (i) there is no claim filed, or to the Knowledge of the Company and the Seller, threatened respecting the Company’s compliance in all material respects with all applicable Laws regarding employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and the Company has not received written or, to the Knowledge of the Company and the Seller, oral notice that there is any pending Action involving unfair labor practices against the Company, (ii) the Company is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) the Company is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company and the Seller, threatened against the Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such employment Law or regulation, or alleging breach off any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

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(c) Schedule 3.20(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Company showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Company)), and (ii) any wages, salary, bonus, commission or other compensation due and owing to each employee during or for the fiscal year ending December 31, 2021. Except as set forth on Schedule 3.20(c), (A) no employee is a party to a written employment Contract with the Company and each is employed “at will”, and (B) the Company has paid in full to all its employees all wages, salaries, commission, bonuses and other compensation due, including overtime compensation, and (C) the Company does not have any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Knowledge of the Company and the Seller, oral agreement, commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 3.20(c), each Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

(d) Schedule 3.20(d) contains a list of all independent contractors (including consultants) currently engaged by the Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 3.20(d), all of such independent contractors are a party to a written Contract with the Company. Except as set forth on Schedule 3.20(d), (i) each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with the Company, a copy of which has been provided to the Purchaser by the Company (ii) For the purposes of applicable Law, including the Code, all independent contractors who are currently, or in the past have been, engaged by the Company are bona fide independent contractors and not employees of the Company and (iii) Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of the Company to pay severance or a termination fee.

3.21 Benefit Plans.

(a) Set forth on Schedule 3.21(a) is a true and complete list of each Benefit Plan of the Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. The Company is not nor has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does the Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA. No statement, either written or oral, has been made by the Company to any Person with regard to any Company Benefit Plan that was not in accordance with the Company Benefit Plan in any material respect.

(b) There is no claim filed, or to the Knowledge of the Company and the Seller, threatened regarding any Company Benefit Plan or alleging that any Company Benefit Plan has not been operated in compliance with all applicable Laws in all material respects, including ERISA and the Code (but subject to Schedule 3.26(b)). Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Company has requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. To the Knowledge of the Company and the Seller, no fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

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(c) With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of the Company, the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan texts and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority.

(d) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; and (ii) to the Knowledge of the Company and the Seller, (A) no breach of fiduciary duty has occurred; (B) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (C) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (D) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

(e) No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and the Company has not incurred any Liability under Title IV of ERISA and, to the Knowledge of the Company and the Seller, no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to the Company immediately after the Closing Date. The Company does not currently maintain nor has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f) There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Company and no arrangement exists pursuant to which the Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

(g) With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. The Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h) Except as set forth on Schedule 3.21(a), The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not, with respect to any Company employee or contractor: (i) entitle any such individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any such individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. The Company has not incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

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(i) Except to the extent required by Section 4980B of the Code or similar state Law, the Company does not provide health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(j) All Company Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any Liability to the Purchaser or its Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges required by a Governmental Authority.

(k) Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 3.21(k). No Company Convertible Securities or other equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Each Section 409A Plan has been administered in compliance, and is in documentary compliance, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. The Company does not have any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which the Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

3.22 Environmental Matters. Except as set forth in Schedule 3.22:

(a) To the extent related to the premises listed on Schedule 3.17, to the Knowledge of the Company and the Seller (i) The Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), (ii) no Action is pending or threatened to revoke, modify, or terminate any such Environmental Permit, and (iii) no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) The Company is not the subject of any outstanding Order with any Governmental Authority in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material.

(c) No Action has been made or is pending, or to the Knowledge of the Company and the Seller, threatened against the Company or any assets of the Company alleging either or both that the Company may be in material violation of any Environmental Law or may have any material Liability under any Environmental Law.

(d) The Company has not manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility in a manner that has given or would reasonably be expected to give rise to any Liability or obligation under applicable Environmental Laws that would reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, the Seller, or the Seller Parent, no fact, circumstance, or condition exists in respect of any property currently or formerly owned, operated, or leased by the Company or any property to which the Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company incurring any material Environmental Liabilities.

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(e) To the Knowledge of the Company and the Seller, there is no investigation of the business, operations, or currently owned, operated, or leased property of the Company or previously owned, operated, or leased property of the Company pending or threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) To the Knowledge of the Company and the Seller, there is not located at any of the properties of the Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g) The Company has provided to the Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of the Company.

3.23 Transactions with Related Persons. Except as set forth on Schedule 3.23, no officer, director, manager, employee, trustee or beneficiary of the Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently a party to any transaction with the Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). No Related Person owns any right, tangible or intangible (including Intellectual Property), which is used in the business of the Company. The assets of the Company do not include any receivable or other obligation from a Related Person, and the liabilities of the Company do not include any payable or other obligation or commitment to any Related Person.

3.24 Insurance.

(a) Schedule 3.24(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Company relating to the Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Company is otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. The Company does not have any self-insurance or co-insurance programs. The Company has not received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change in the conditions of insurance, any refusal to issue an insurance policy, or non-renewal of a policy.

(b) Schedule 3.24(b) identifies each individual insurance claim in excess of $50,000 made by the Company and indicates whether the insurer has denied or is denying coverage. The Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Company. To the Knowledge of the Company and the Seller, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim.

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3.25 Books and Records. All of the financial books and records of the Company are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and, subject to Schedule 3.26(b), in accordance with applicable Laws.

3.26 Certain Business Practices.

(a) Neither the Company, nor any of its Representatives acting on its behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, or (iii) made any other unlawful payment (subject to Schedule 3.26(b)). The Company, nor any of its Representatives acting on its behalf has not directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer or supplier, governmental employee, or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction.

(b) Except as set forth in Schedule 3.26(b), the operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions where the Company conducts its business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no Action by or before any court or Governmental Authority involving the Company, or, to the Knowledge of the Company and the Seller, any employee or other Person acting on behalf of the Company, with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company and the Seller, threatened.

(c) Neither the Company nor any of its directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of the Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and the Company has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.27 Investment Company Act. The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.28 Finders and Brokers. Except as set forth in Schedule 3.28, the Company has not incurred nor will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

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3.29 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser and Purchaser Representative set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) neither the Purchaser nor any of its Representatives have made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

3.30 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Proxy Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

3.31 Projections. The projections, estimates, and forecasts provided in connection with this Agreement have been prepared by the Company, with the assistance of the Purchaser’s Affiliates, in good faith, based upon assumptions believed by the Company to be reasonable at the time made in light of the conditions existing at the time of preparation thereof and represented, at the time of preparation, reasonable estimates of the future performance of the Company based upon the facts assumed (“Projections”); it being understood that (i) because the Projections are as to future events, are not to be viewed as facts, and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, the Seller, or the Seller Parent, no assurance can be given that any particular Projections will be realized, that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and such differences may be material and (ii) no representation is made with respect to other forward-looking information or information of a general economic or general industry nature.

3.32 Disclosure. No representations or warranties by the Company in this Agreement (as modified by the Seller Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Seller Disclosure Schedules and the Ancillary Documents, any fact necessary to make statements or facts contained therein not materially misleading.

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Article IV
COVENANTS

4.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Closing (the “Interim Period”), subject to Section 4.15, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, and director service agreements), of or pertaining to the Company, as the Purchaser or its Representatives may reasonably request regarding the Company and its business, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (in each case, subject to the Consent or any other conditions required by a Governmental Authority or the applicable accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that (i) the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company; and (ii) nothing herein shall require the Company to give, or entitle the Purchaser or its Representative to receive, client-specific data, files or Contracts.

(b) During the Interim Period, subject to Section 4.15, the Purchaser shall give, and shall cause its Representatives to give, the Seller and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser, as the Company or its Representatives may reasonably request regarding the Purchaser and its business, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Seller and its Representatives in their investigation; provided, however, that the Seller and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser.

4.2 Conduct of Business of the Company.

(a) Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, required by the terms of the Ancillary Documents to which the Company or the Seller are a party, or as set forth on Schedule 4.2, the Company shall (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practice, (ii) subject to Schedule 3.26(b), comply with all Laws applicable to the Company and its business, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organization, to keep available the services of its managers, directors, officers, material employees, and material consultants, and to preserve the possession, control and condition of its material assets, all as consistent with past practice.

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(b) Without limiting the generality of, and subject in all respects to, Section 4.2(a) and except as contemplated by the terms of this Agreement, required by the terms of the Ancillary Documents to which the Company or the Seller are a party, as set forth on Schedule 4.2, or permitted by another clause of this 4.2(b), during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, directly or indirectly, and Seller and Seller Parent shall cause the Company to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any Company Convertible Securities, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) make or declare any dividend or distribution;

(v) except with respect to Transaction Expenses, incur, create, assume, prepay or otherwise become liable for any Indebtedness in excess of $100,000 individually or $250,000 in the aggregate, or make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business) in excess of $100,000 individually or $250,000 in the aggregate;

(vi) other than in the ordinary course of business, consistent with past practice, (A) increase the wages, salaries or compensation of its employees in the aggregate by more than nine percent (9%) (without reference to any corresponding increases to bonus compensation to the extent such bonus compensation is calculated as a percentage of base compensation), (B) make or commit to make any bonus payment (whether in cash, property or securities) to any employee or materially increase other benefits of employees generally, or (C) enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager, director or employee, other than as required by applicable Law or pursuant to the terms of any Company Benefit Plans;

(vii) make or rescind any material election relating to Taxes, settle any Action relating to Taxes, file any amended Tax Return, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(viii) other than in the ordinary course of business, consistent with past practice, (A) transfer or license to any Person any material Company IP or (B) materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP or Company Licensed IP, or (C) disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(ix) terminate, or waive or assign any material right under, any Company Material Contract, amend, extend or renew any Company Material Contract, or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

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(x) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(xi) establish any Subsidiary or enter into any new line of business;

(xii) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xiii)revalue any of its material assets or make any material change in accounting methods, principles, or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiv) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company) not in excess of $100,000 (individually or in the aggregate), unless such amount has been reserved in the Company Financials;

(xv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xvi) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvii) make capital expenditures in excess of $100,000 (individually for any project (or set of related projects) or $250,000 in the aggregate and excluding, for the avoidance of doubt, incurring any Transaction Expenses);

(xviii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xix) voluntarily incur any Liability, Indebtedness, or other obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate other than pursuant to the terms of a Contract in existence as of the date of this Agreement;

(xx) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xxi) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xxii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

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(xxiii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxiv) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxv) authorize or agree to do any of the foregoing actions. Nothing contained in this Section 4.2 shall give the Purchaser, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company prior to the Closing Date.

4.3 Conduct of Business of the Purchaser.

(a) Unless the Seller shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, required by the terms of the Ancillary Documents to which the Purchaser is a party, or as set forth on Schedule 4.3, the Purchaser shall (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Purchaser and its business, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organization, to keep available the services of its managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of its material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 4.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”).

(b) Without limiting the generality of Section 4.3(a) and except as expressly contemplated by the terms of this Agreement, required by the terms of the Ancillary Documents to which the Purchaser is a party, or as set forth on Schedule 4.3, during the Interim Period, without the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, directly or indirectly, and Purchaser Representative shall cause the Purchaser to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii) except as contemplated by the PIPE Subscription Agreements made available by the Purchaser for review by the Seller, and except for anti-dilution shares to be issued to the Sponsor pursuant to the Amended Purchaser Charter, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

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(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 4.3(b)(iv) shall not prevent the Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Purchase and the other transactions contemplated by this Agreement (including the PIPE Investment and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $1,000,000));

(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser or the transactions contemplated hereby;

(vii) terminate, waive or assign any material right under any Purchaser Material Contract;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

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(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Extension Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Purchase);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Extension Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 4.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of Purchaser Securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

4.4 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each quarterly period of three (3) months, and each fiscal year, the Company shall deliver to the Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Company for the period from the Interim Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the chief executive officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Company that the Company’s certified public accountants may issue.

4.5 Purchaser Public Filings. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Common Stock, and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Purchaser Common Stock and the Purchaser Public Warrants.

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4.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company, the Seller, and their respective Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Company (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving Purchaser.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, directly or indirectly, without the prior written consent of the Seller and the Purchaser, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party if it is reasonably anticipated at the time of release that the released Person would pursue an Acquisition Proposal.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

4.7 No Trading. The Company, the Seller, and the Seller Parent acknowledge and agree that they are aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company, the Seller, and the Seller Parent hereby agree that, while they are in possession of such material nonpublic information, they shall not purchase or sell any securities of the Purchaser (other than to engage in the Purchase in accordance with Article I), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

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4.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if, to its Knowledge, such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VI not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

4.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 4.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, with filing/application fees being split equally between the Purchaser and the Seller, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws, and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

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(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

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4.10 Tax Matters.

(a) The Seller Parent and the Seller, as applicable, will prepare and timely file (or cause to be prepared and timely filed) all Tax Returns of the Company for any Pre-Closing Tax Period that are first due (taking into account all valid extensions properly obtained) after the Closing Date to the extent that items of income, gain, loss, deduction and credit flow-through to the Seller (each a “Pre-Closing Flow-Through Tax Return”). All Pre-Closing Flow-Through Tax Returns shall be prepared in accordance with applicable Laws, this Agreement and, to the extent not inconsistent with applicable Laws, the past practice of the Company. Purchaser shall prepare, or cause to be prepared, and timely file (or cause to be timely filed), all other Tax Returns of the Company for tax periods ending on or before the Closing Date that are first due (giving effect to any valid extensions properly obtained) after the Closing Date and for the Straddle Periods (together, the “Purchaser Prepared Tax Returns”). All Purchaser Prepared Tax Returns shall be prepared in accordance with applicable Laws and this Agreement and, to the extent not inconsistent with applicable Laws or this Agreement, the past practice of the Company. The Purchaser shall provide the Seller with copies of all such Purchaser Prepared Tax Returns (other than payroll Tax Returns) as soon as reasonably practicable prior to the filing thereof for the Seller’s review and comment. The Purchaser shall consider in good faith any Seller comments to such Tax Returns that are submitted reasonably in advance of the due date for filing thereof if such changes are consistent with the past practices, this Agreement and applicable Laws. The Seller shall advance its portion (determined in accordance with Section 4.10(b) with respect to any Straddle Period) of any Taxes reflected on any Purchaser Prepared Tax Return to the Purchaser no later than three (3) days prior to the due date for payment of such Taxes.

(b) The Parties shall, unless prohibited by applicable Law, close the taxable period of the Company as of the end of the Closing Date. If applicable Law does not permit the Company to close its taxable year on the Closing Date, then any Taxes attributable to any Straddle Period shall be allocated (i) to the Pre-Closing Tax Period for the period up to and including the end of the Closing Date and (ii) to the post-Closing period for the period subsequent to the Closing Date. For purposes of the preceding sentence, any allocation of (A) Taxes, other than those referred to in clause (B) below, shall be made by means of a closing of the books and records of the Company as of the end of the Closing Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of calendar days in each such reporting period, and (B) Taxes imposed on a periodic basis (such as real or personal property or other ad valorem Taxes) attributable to a Straddle Period shall be allocated between such two periods in proportion to the number of calendar days in each such reporting period.

(c) If a written notice of deficiency, audit, examination claim, litigation, or other administrative or court proceeding, suit or dispute with respect to a Tax Return of the Company for a Pre-Closing Tax Period is received by Purchaser, the Company or any of their respective Affiliates or for which the Seller or Seller Parent would be expected to be liable pursuant to Section 4.10(a) (each a “Tax Audit”), Purchaser shall have the right to represent the interests of the Company in any Tax Audit; provided, that to the extent any such Tax Audit relates to any Taxes that are the responsibility of the Seller Parties under Section 4.10(a), (A) Purchaser shall keep the Seller reasonably informed and consult with the Seller with respect to any material issue relating to such Tax Audit, (B) Purchaser shall promptly provide the Seller copies of all material correspondence, notices and other written material received from any Governmental Authority with respect to such Tax Audit as soon as reasonably practicable prior to the filing thereof, and consider in good faith any Seller comments, (C) Purchaser shall provide the Seller with a copy of all material submissions made to a Governmental Authority in connection with such Tax Audit, and (D) neither Purchaser nor the Company shall agree to a settlement or compromise thereof without the prior written consent of the Seller, which consent shall not be unreasonably conditioned, withheld or delayed.

(d) The Company, the Seller and/or the Seller Parent shall cause any Tax allocation agreement, Tax indemnity agreement, Tax sharing agreement or similar Contract between the Company and any other Person to be terminated as of the day immediately preceding the Closing Date such that, on, from and after the Closing Date, the Company shall not be obligated to make any payment pursuant to any such agreement for any tax period.

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(e) After the Closing Date, the Company, the Seller, and the Seller Parent, on the one hand, and Purchaser, on the other hand, shall (and shall cause their respective Affiliates to): (i) assist the other Party or Parties, as the case may be, in preparing any Tax Returns that such other Party or Parties, as the case may be, is responsible for preparing and filing in accordance with Section 4.10(a); (ii) cooperate fully in responding to any inquiries from or preparing for any audits of, or any disputes with a Governmental Authority regarding, any Taxes or Tax Returns of the Company; and (iii) make available to the other Party or Parties, as the case may be, as reasonably requested, all information in its possession relating to the Company that may be relevant to any Tax Return, audit or examination, proceeding or determination and to any Governmental Authority, as reasonably requested by the Company, the Seller, or the Seller Parent or the Purchaser, including all information, records, and documents relating to Taxes of the Company.

(f) The Purchase Consideration (which solely for Tax purposes shall include the liabilities of the Company that are deemed to be assumed by Purchaser) shall be allocated among the assets of the Company in accordance with the Tax Allocation Methodology (the “Tax Allocation Statement”). The Tax Allocation Statement is intended to comply with the requirements of Section 1060 of the Code and the applicable Treasury Regulations promulgated thereunder (and any similar provision of state, local or foreign Law, as appropriate), and the Tax Allocation Methodology. The Purchaser shall, in good faith, deliver the Tax Allocation Statement, together with any supporting calculations, to the Seller no later than sixty (60) days following the Closing Date. Seller shall notify the Purchaser of any objections to the Tax Allocation Statement within fifteen (15) days after receiving the Tax Allocation Statement, and in connection therewith, the Seller shall provide the Purchaser with supporting calculations detailing such objections. If the Seller does not notify the Purchaser of any objections to the Tax Allocation Statement, within that fifteen (15) day period, the Tax Allocation Statement shall be construed as final. If the Seller notifies the Purchaser of an objection to the Tax Allocation Statement by the end of the fifteen (15) day period, and the Purchaser and the Seller are unable to resolve their differences within fifteen (15) days thereafter (the “Dispute Resolution Period”), then the disputed items on the Tax Allocation Statement shall be submitted to the Independent Expert within five (5) days after the end of the Dispute Resolution Period for resolution with the costs paid 50% by the Seller and 50% by the Purchaser, and the Independent Expert shall be instructed to deliver a finalized Tax Allocation Statement as soon as possible. The Purchaser and the Seller and their respective Affiliates shall report, act and file all Tax Returns (including Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the Tax Allocation Statement. None of Purchaser, the Seller or any of their Affiliates shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with the information set forth on the Tax Allocation Statement, unless required to do so by applicable Law.

4.11 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws (subject to Schedule 3.26(b)) to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

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4.12 The Proxy Statement.

(a) As promptly as practicable after the date hereof, the Purchaser shall prepare with the reasonable assistance of the Company, the Seller, and the Seller Parent, and file with the SEC, a proxy statement on Schedule 14A (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser Stockholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Stockholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their shares of Purchaser Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Stockholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser Stockholders to vote, at a special meeting of Purchaser Stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Purchase (and, to the extent required, the issuance of shares in connection with the PIPE Investment), by the holders of shares of the Purchaser’s capital stock entitled to vote thereon in accordance with the Purchaser’s Organizational Documents, the DCGL and the rules and regulations of the SEC and Nasdaq, (ii) the adoption and approval of the Amended Purchaser Charter, (iii) the adoption and approval of a new equity incentive plan in substantially the form attached as Exhibit G hereto (the “Incentive Plan”), and which will provide for awards for a number of shares of Purchaser Common Stock equal to fifteen percent (15.0%) of the aggregate number of shares of Purchaser Common Stock issued and outstanding immediately after the Closing (giving effect to the Redemption), (iv) the election of the members of the Post-Closing Purchaser Board whose terms will expire in 2022, in accordance with Section 4.17 hereof, (v) such other matters as the Company, the Seller, and the Seller Parent and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Purchase and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “Purchaser Stockholder Approval Matters”), and (vi) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Proxy Statement, Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. Purchaser shall cooperate and provide the Seller (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company, the Seller, and the Seller Parent shall provide Purchaser with such information concerning the Company and its members, managers, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by the Company, the Seller, and the Seller Parent shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Proxy Statement, the Purchaser Special Meeting and the Redemption. Each of Purchaser and the Company, the Seller, and the Seller Parent shall, and shall cause each of its Subsidiaries to, make their respective directors, managers, officers and employees, upon reasonable advance notice, available to the Company, the Seller, and the Seller Parent, Purchaser and the Purchaser Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Proxy Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Proxy Statement and cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser Stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents.

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(c) Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use its commercially reasonable efforts to cause the Proxy Statement to “clear” comments from the SEC. Purchaser shall provide the Seller with copies of any written comments, and shall inform the Seller of any material oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Proxy Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Seller a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Proxy Statement “clearing” comments from the SEC, Purchaser shall distribute the Proxy Statement to Purchaser’s stockholders and the Seller, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the DGCL for a date no later than thirty (30) days following the effectiveness of the Proxy Statement.

(e) Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Proxy Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.

4.13 Company Manager Meeting. As promptly as practicable after the Proxy Statement has been cleared for dissemination, the Company will call a meeting of its managers in order to obtain the Required Company Approval (the “Company Manager Meeting”), and the Company shall use its reasonable best efforts to take all other actions necessary or advisable to secure the Required Company Approval.

4.14 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Seller (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company, the Seller, and the Seller Parent shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company, the Seller, and the Seller Parent reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Seller and the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, managers, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

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4.15 Confidential Information.

(a) The Company, the Seller, and the Seller Parent hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company, the Seller, and the Seller Parent or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 4.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 4.15(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company, the Seller, and the Seller Parent shall, and shall cause their respective Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company, the Seller, and the Seller Parent and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b) With respect to Company Confidential Information, Seller Confidential Information, and Seller Parent Confidential Information, the Purchaser and Purchaser Representative each hereby agrees that: (x) during the Interim Period; (y) with respect to the Seller Confidential Information and the Seller Parent Confidential Information, for two (2) years from and after the Closing Date; and, (z) with respect to the Company, the Seller, and the Seller Parent Confidential Information, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, Seller Confidential Information, or Seller Parent Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder, enforcing its rights hereunder or thereunder, or in furtherance of its authorized duties on behalf of the Company, the Seller, and the Seller Parent), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information, Seller Confidential Information, or Seller Parent Confidential Information without the Company’s, the Seller’s, or the Seller Parent’s prior written consent, as applicable; and (ii) in the event that it or any of its Representatives becomes legally compelled to disclose any Company, Seller, or Seller Parent Confidential Information, (A) provide the Company, the Seller, or the Seller Parent, as applicable, to the extent legally permitted with prompt written notice of such requirement so that the Company, the Seller, or the Seller Parent, as applicable, may seek, at the Company’s, the Seller’s, or the Seller Parent’s sole expense, as applicable, a protective Order or other remedy or waive compliance with this Section 4.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company, the Seller, or the Seller Parent, as applicable, waives compliance with this Section 4.15(b), furnish only that portion of such Company Confidential Information, Seller Confidential Information, or Seller Parent Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information, Seller Confidential Information, or Seller Parent Confidential Information. The Purchaser and Purchaser Representative shall, and each shall cause its Representatives to, promptly deliver to the Company, the Seller, or the Seller Parent, as applicable, or destroy (at the election of the Company, the Seller, or the Seller Parent) any and all copies (in whatever form or medium) of Company, Seller, or Seller Parent Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon upon delivery of written demand or immediately in the event this Agreement is terminated; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records of the Company from and after the Closing Date and as required by applicable Law or bona fide record retention policies. Any Company Confidential Information, Seller Confidential Information, or Seller Parent Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement, which will survive termination of this Agreement for the periods set forth herein. Notwithstanding the foregoing, the Purchaser and its Representatives shall be permitted to disclose any and all Company, Seller, or Seller Parent Confidential Information to the extent required by the Federal Securities Laws.

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4.16 Documents and Information. After the Closing Date, the Purchaser and Purchaser Representative, the Company, the Seller, and the Seller Parent shall, and shall cause their respective Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Company in existence on the Closing Date and, subject to any obligation of confidentiality set forth in this Agreement or in any of the Ancillary Documents and without jeopardizing any claim to attorney-client privilege, make the same available for inspection and copying by, and at the expense of, the requesting Party during normal business hours of the Company, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by the Purchaser or the Company without first advising the Purchaser Representative and Seller Parent in writing and giving the Purchaser Representative and Seller Parent a reasonable opportunity to obtain possession thereof.

4.17 Post-Closing Board of Directors and Executive Officers.

(a) The Purchaser shall take all necessary or appropriate action, including causing the directors of the Purchaser to resign, as applicable, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of seven (7) individuals, which shall be divided into three (3) classes, with the first class consisting of two (2) directors with an initial term that expires in 2022 (the “2022 Class”), the second class consisting of three (3) directors with an initial term that expires in 2023 (the “2023 Class”), and the third class consisting of two (2) directors with an initial term that expires in 2024 (the “2024 Class”), and with the members of each such class determined as set forth in the Amended Purchaser Charter.

(b) If any of the director designees is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as a director, then, prior to the mailing of the Proxy Statement, the Party or Parties originally designating such director may (subject to the reasonable approval of the other Party) replace such individual with another individual to serve as such director.

(c) The Seller Parent’s right to designate individuals to the Post-Closing Purchaser Board shall continue for so long as the Seller and the Seller Parent own in the aggregate 10.0% or more of the issued and outstanding shares of Purchaser Common Stock, subject to the applicable provisions of the Amended Purchaser Charter.

(d) The Purchaser shall take all action necessary, including causing the executive officers of Purchaser to resign, as applicable, so that the individuals serving as the chief executive officer and the chief financial officer of Purchaser immediately after the Closing will be Sundie Seefried and Chris Fameree, respectively.

4.18 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing, the Purchaser shall cause the Organizational Documents of the Purchaser and the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser to the extent permitted by applicable Law. The provisions of this Section 4.18 shall survive the consummation of the Purchase and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of the Purchaser’s directors and officers, the Purchaser shall be permitted prior to the Closing to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Closing for events occurring prior to the Closing (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

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4.19 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and the proceeds received by Purchaser from the PIPE Investment shall first be used by Purchaser to pay (i) the Purchaser’s accrued Expenses, (ii) the Purchaser’s deferred Expenses (including cash amounts payable to the IPO Underwriter and any legal fees) of the IPO and (iii) any loans owed by the Purchaser to the Sponsor for any Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of the Purchaser or Extension Expenses and (iv) any other Liabilities of the Purchaser as of the Closing. Such Expenses, as well as any Expenses that are required to be paid by delivery of the Purchaser’s securities, will be paid at the Closing. Any remaining cash will be used for Transaction Expenses pursuant to Section 1.9, working capital and general corporate purposes of the Purchaser and the Company.

Article V
SURVIVAL AND INDEMNIFICATION

5.1 Survival.

(a) All representations and warranties of the Company, the Seller, and the Seller Parent contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until and including the Expiration Date, and from and after the Expiration Date, the Seller and the Seller Parent, and their respective Representatives shall not have any further obligations (other than for Pending Claims), nor shall any claim be asserted or action be brought against the Seller or the Seller Parent or their respective Representatives with respect thereto; provided, however, (i) that Fraud Claims relating to the Company, the Seller, and the Seller Parent shall survive indefinitely and (ii) the representations and warranties of the Company, the Seller, and the Seller Parent contained in Section 3.16 (Taxes and Returns) shall survive the Closing and shall terminate sixty (60) days after the date on which the statute of limitations applicable to the collection of the Taxes described in such representations and warranties. If a Claim Notice for a claim of a breach of any representation or warranty has been given before the Expiration Date, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Company, the Seller, and the Seller Parent contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by the Company, the Seller, and the Seller Parent pursuant to this Agreement), shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing, including any indemnification obligations of this Article V (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

(b) The representations and warranties of the Purchaser contained in this Agreement or in any certificate or instrument delivered by or on behalf of Purchaser or the Purchaser Representative pursuant to this Agreement shall not survive the Closing, and from and after the Closing Date, the Purchaser, the Purchaser Representative, and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Purchaser, the Purchaser Representative or their respective Representatives with respect thereto. The covenants and agreements made by the Purchaser and/or the Purchaser Representative in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

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5.2 Indemnification. Subject to the terms and conditions of this Article V, from and after the Closing, the Seller and its respective successors and assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnifying Party”) will severally indemnify, defend and hold harmless the Purchaser, the Purchaser Representative, their respective Affiliates and each of their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnified Party”) from and against any and all losses, Actions, Orders, Liabilities, damages, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (a) the material breach of any representation or warranty made by the Company, the Seller, or the Seller Parent set forth in this Agreement or in any certificate delivered by the Company, the Seller, or the Seller Parent (except that if a representation or warranty is already qualified by materiality, then any breach of such representation or warranty); (b) the material breach of any covenant or agreement on the part of the Company, the Seller, or the Seller Parent set forth in this Agreement or in any certificate delivered by the Company, the Seller, or the Seller Parent; (c) any Action by or on behalf of Person(s) who were holders of equity securities or Company Convertible Securities of the Company prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; (d) Indemnified Taxes or (e) any Transaction Expenses which were not shown on the Estimated Closing Statement.

5.3 Limitations and General Indemnification Provisions.

(a) Except as otherwise expressly provided in this Article V, the Indemnified Parties will not be entitled to receive any indemnification payments under clause (a) of Section 5.2 unless and until the aggregate amount of Losses incurred by the Indemnified Parties for which they are otherwise entitled to indemnification under this Article V exceeds Twenty-Five Thousand U.S. Dollars ($25,000) (the “Threshold”), in which case the Indemnifying Parties shall be obligated to the Indemnified Parties for the amount of all Losses of the Indemnified Parties from the first dollar of Losses of the Indemnified Parties required to reach the Threshold; provided, however, that the Threshold shall not apply to (i) indemnification claims for breaches of any of the representations and warranties of the Company, the Seller, or the Seller Parent contained in Sections 3.1 (Organization and Standing), 3.2 (Authorization; Binding Agreement), 3.3 (Capitalization), 3.4 (Subsidiaries), 3.7(c) (Indebtedness) and 3.28 (Finders and Brokers) or (ii) Fraud Claims.

(b) The maximum aggregate amount of indemnification payments to which the Indemnifying Parties will be obligated to pay, and the Indemnified Parties shall be entitled to receive, for Losses in the aggregate (excluding Fraud Claims) shall not exceed the amount of the Escrow Value, and in the case of Fraud Claims, shall not exceed an amount equal to the Purchase Consideration actually paid.

(c) In no event shall any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall Losses be deemed to include, any punitive, consequential, special or exemplary damages except to the extent actually paid to a third party in a Third Party Claim.

(d) Solely for purposes of determining the amount of Losses under this Article V (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the disclosure schedules hereto) or any Ancillary Document that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification.

(e) No Indemnifying Party shall be liable for any Losses resulting from or relating to any inaccuracy in or breach of any covenant, representation or warranty herein if the party seeking indemnification for such Losses had Knowledge of such inaccuracy or breach prior to Closing.

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(f) The amount of any Losses suffered or incurred by any Indemnified Party shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder).

5.4 Indemnification Procedures.

(a) The Purchaser Representative shall have the sole right to act on behalf of the Indemnified Parties with respect to any indemnification claims made pursuant to this Article V, including bringing and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnified Parties. The Seller shall have the sole right to act on behalf of the Indemnifying Parties with respect to any indemnification claims made pursuant to this Article V, including defending and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnifying Parties.

(b) In order to make a claim for indemnification hereunder, the Purchaser Representative on behalf of an Indemnified Party must provide written notice (a “Claim Notice”) of such claim to the Seller on behalf of the Indemnifying Parties and to the Escrow Agent, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Purchaser Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Seller and the Escrow Agent); provided, that the copy of any Claim Notice provided to the Escrow Agent shall be redacted for any confidential or proprietary information of the Indemnifying Party or the Indemnified Party described in clause (i).

(c) In the case of any claim for indemnification under this Article V arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Purchaser Representative must give a Claim Notice with respect to such Third Party Claim to the Seller promptly (but in no event later than thirty (30) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Seller will have the right to defend and to direct the defense against any such Third Party Claim in its name and at its expense, and with counsel selected by the Seller, unless (i) the Seller fails to acknowledge fully to the Purchaser Representative the obligations of the Indemnifying Party to the Indemnified Party within thirty (30) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Seller on behalf of the Indemnifying Party and the Purchaser Representative on behalf of the Indemnified Party in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim, (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Party or (D) the amount of the Third Party Claim exceeds or is reasonably expected to exceed the value of the remaining Escrow Value (after deducting any amounts for pending but unresolved indemnification claims and resolved but unpaid indemnification claims). If the Seller on behalf of the Indemnifying Party elects, and is entitled, to compromise or defend such Third Party Claim, it will within thirty (30) days (or sooner, if the nature of the Third Party Claim so requires) notify the Purchaser Representative of its intent to do so, and the Purchaser Representative and the Indemnified Party will, at the request and expense of the Seller, cooperate in the defense of such Third Party Claim. If the Seller on behalf of the Indemnifying Party elects not to, or at any time is not entitled under this Section 5.4 to, compromise or defend such Third Party Claim, fails to notify the Purchaser Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Purchaser Representative on behalf of the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Purchaser Representative without the prior written consent of the Seller on behalf of the Indemnifying Party (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. The Seller’s right on behalf of the Indemnifying Party to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Purchaser Representative on behalf of the Indemnified Party (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Seller’s right on behalf of the Indemnifying Party to compromise or settle in accordance with the immediately preceding sentence, the Seller on behalf of the Indemnifying Party may not settle or compromise any Third Party Claim over the objection of the Purchaser Representative on behalf of the Indemnified Party; provided, however, that consent by the Purchaser Representative on behalf of the Indemnified Party to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Purchaser Representative on behalf of the Indemnified Party will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Seller’s right on behalf of the Indemnifying Party to direct the defense.

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(d) With respect to any direct indemnification claim that is not a Third Party Claim, the Seller on behalf of the Indemnifying Party will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Seller on behalf of the Indemnifying Party does not respond within such thirty (30) days, the Seller on behalf of the Indemnifying Party will be deemed to have accepted responsibility for such Claim Notice subject to the limitations on indemnification set forth in this Article V and will have no further right to contest the validity of such Claim Notice except as to the amount of the Losses. If the Seller responds within such thirty (30) days and rejects such claim in whole or in part, the Purchaser Representative on behalf of the Indemnified Party will be free to pursue such remedies as may be available under this Agreement (subject to Section 9.4), any Ancillary Documents or applicable Law, subject to the provisions of this Article.

5.5 Indemnification Payments. Any indemnification claims against the Indemnifying Parties (other than for Fraud Claims) shall be capped at the Escrow Value and satisfied solely by the Escrow Property (with such indemnification to be applied first against the Escrow Shares and then against any other Escrow Property), and no Indemnifying Party shall be required to make any out-of-pocket payment for indemnification other than in connection with Fraud Claims. Any indemnification obligation of an Indemnifying Party under this Article V will be paid within five (5) Business Days after the determination of such obligation in accordance with Section 5.3(a) (and the Purchaser Representative, the Seller, and the Seller Parent will provide or cause to be provided to the Escrow Agent any written instructions or other information or documents required by the Escrow Agent to do so). Notwithstanding anything to the contrary contained herein, any indemnification payments will be made to Purchaser or its successors. With respect to any indemnification payment, the value of each Escrow Share or any other share of Purchaser Common Stock for purposes of determining the indemnification payment shall be the volume-weighted average closing price of the Purchaser Common Stock for the 10 trading days ending on date that the indemnification claim is finally determined in accordance with this Article V. Any Escrow Shares or other shares of Purchaser Common Stock received by Purchaser as an indemnification payment shall be promptly cancelled by Purchaser after its receipt thereof, with any excess cash value being contributed to, and constituting part of, the Escrow Property. The Company, the Seller, and Purchaser agree to treat any indemnity payment made pursuant to this Article V as an adjustment to the Purchase Consideration paid to Seller for federal, state, local and foreign income Tax purposes, except as otherwise required by applicable Law.

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5.6 Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims or claims seeking injunctions, specific performance or other equitable relief (including pursuant to Section 9.7), or claims under the Assignment of Company Membership Interests, indemnification pursuant to this Article V shall be the sole and exclusive remedy for the Indemnified Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

Article VI
CLOSING CONDITIONS

6.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Purchase and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Seller and the Purchaser of the following conditions:

(a) Required Purchaser Stockholder Approval. The Purchaser Stockholder Approval Matters that are submitted to the vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Stockholder Approval”).

(b) Required Seller Approval. The Seller’s managers, in accordance with the CCAA and the Seller’s Organizational Documents, shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Seller is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Purchase (the “Required Seller Approval”).

(c) Required Company Approval. The Company’s managers, in accordance with the CCAA and the Company’s Organizational Documents, shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Purchase and the admittance of the Purchaser as a member of the Company (the “Required Company Approval”).

(d) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(e) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(f) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 6.1(f) shall have each been obtained or made.

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(g) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(h) Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and the PIPE Investment, the Purchaser shall have net tangible assets of at least $5,000,001.

(i) Appointment to the Board. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 4.17.

6.2 Conditions to Obligations of the Company, the Seller, and the Seller Parent. In addition to the conditions specified in Section 6.1, the obligations of the Company, the Seller, and the Seller Parent to consummate the Purchase and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company, the Seller, or the Seller Parent, as applicable) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser or the transactions contemplated herein.

(b) Agreements and Covenants. The Purchaser shall have performed in all material respects all of the Purchaser’s obligations and complied in all material respects with all of the Purchaser’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser or Purchaser Representative since the date of this Agreement which is continuing and uncured.

(d) Certain Ancillary Documents. The Support Services Agreement, Account Servicing Agreement, Loan Servicing Agreement, and CEO Employment Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(e) Proxy Statement. The Purchaser shall not have received any notice or communication from the SEC, nor shall the SEC have taken any position in any applicable guidance, requiring the Purchaser to amend or supplement the Proxy Statement.

(f) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.2(a), through 6.2(e).

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(ii) Secretary Certificate. The Purchaser shall have delivered to the Seller a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound.

(iii) Good Standing. The Purchaser shall have delivered to the Seller a good standing certificate (or similar documents applicable for such jurisdictions) for the Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s jurisdiction of organization and from each other jurisdiction in which the Purchaser is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Escrow Agreement. The Seller and the Seller Parent shall have received a copy of the Escrow Agreement, duly executed by the Purchaser, the Purchaser Representative, and the Escrow Agent.

(v) Registration Rights Agreement. The Seller and the Seller Parent shall have received a copy of the Registration Rights Agreement, duly executed by the Purchaser.

6.3 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 6.1, the obligations of the Purchaser to consummate the Purchase and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company, the Seller, and the Seller Parent set forth in this Agreement and in any certificate delivered by or on behalf of the Company, the Seller, and the Seller Parent pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company or the transactions contemplated herein.

(b) Agreements and Covenants. The Company, the Seller, and the Seller Parent shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company taken as a whole since the date of this Agreement which is continuing and uncured.

(d) Certain Ancillary Documents. The Non-Competition Agreement, Support Services Agreement, Account Servicing Agreement, Loan Servicing Agreement, and CEO Employment Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

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(e) Proxy Statement. The Purchaser shall not have received any notice or communication from the SEC, nor shall the SEC have taken any position in any applicable guidance, requiring the Purchaser to amend or supplement the Proxy Statement.

(f) Closing Deliveries.

(i) Officer Certificates. The Purchaser shall have received a certificate from each of the Company, the Seller, and the Seller Parent, dated as the Closing Date, signed by an executive officer of each of the Company, the Seller, and the Seller Parent in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.3(a), 6.3(b) and 6.3(c), as applicable.

(ii) Secretary Certificates. The Company, the Seller, and the Seller Parent shall have each delivered to the Purchaser a certificate executed by their respective secretaries certifying as to the validity and effectiveness of, and attaching, as applicable, (A) copies of the their respective Organizational Documents as in effect as of the Closing Date (immediately prior to the Closing), (B) the requisite resolutions of the Company’s and the Seller’s managers authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company or the Seller is or is required to be a party or bound, and the consummation of the Purchase and the other transactions contemplated hereby and thereby, including the adoption of the Amended and Restated Operating Agreement, (C) evidence that the Required Company Approval and Required Seller Approval have been obtained and (D) the incumbency of officers of the Company, the Seller, and the Seller Parent authorized to execute this Agreement or any Ancillary Document to which the Company, the Seller, or the Seller Parent is or is required to be a party or otherwise bound.

(iii) Good Standing. The Company shall have delivered to the Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for the Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Company’s jurisdiction of organization and from each other jurisdiction in which the Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Certified Charter. The Company shall have delivered to the Purchaser a copy of the Company Charter, as in effect as of immediately prior to the Closing, certified by the Secretary of State of the State of Colorado as of a date no more than thirty (30) Business Days prior to the Closing Date.

(v) Employment Agreements. The CEO Employment Agreement, executed as of the date of this Agreement, shall remain unmodified and in force, and shall be effective as of the Closing.

(vi) Escrow Agreement. The Purchaser shall have received a copy of the Escrow Agreement, duly executed by the Seller, the Seller Parent and the Escrow Agent.

(vii) Transmittal Documents. The Exchange Agent shall have received from the Seller the Transmittal Documents, each in form reasonably acceptable for transfer on the books of the Company.

(viii) Company Convertible Securities. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Company shall have terminated, extinguished and cancelled in full any other outstanding Company Convertible Securities or commitments therefor.

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(ix) Resignations. The Purchaser shall have received written resignations, effective as of the Closing, of each of the managers and officers of the Company set forth Schedule 6.3(f)(ix) hereto prior to the Closing.

(x) Registered Agent Letter. The Purchaser shall receive a copy of the letter, executed by all parties thereto, in the agreed form, to the Colorado registered agent of the Company from the client of record of such registered agent instructing it to take instruction from the Purchaser (or its nominees) from Closing.

(xi) Lock-Up Agreement. The Purchaser shall have received a Lock-Up Agreement for the Seller and the Seller Parent, duly executed by both of the Seller and the Seller Parent.

(xii) Registration Rights Agreement. The Purchaser shall have received the Registration Rights Agreement from the Seller and the Seller Parent, duly executed by both of the Seller and the Seller Parent.

(xiii) Non-Competition and Non-Solicitation Agreement. The Purchaser shall have received a Non-Competition and Non-Solicitation Agreement for the Seller and the Seller Parent, duly executed by both of the Seller and the Seller Parent.

(xiv) Termination of Certain Contracts. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Contracts involving the Company, on the one hand, and Related Persons, on the other hand, set forth on Schedule 6.3(f)(xiv) shall have been terminated with no further obligation or Liability of the Company thereunder.

(xv) FIRPTA Certificate. The Purchaser shall have received a certificate of non-foreign status from Seller (or the applicable equity owner of the Seller), complying with Sections 1445 and 1446 of the Code and the provisions of Treasury Regulation Section 1.1445-2.

(xvi) Approvals. The Purchaser has received the email sent to Seller Parent from the Colorado Banking Commissioner dated January 19, 2022. Notwithstanding the foregoing, from and after the execution of this Agreement, The Purchaser shall have received copies of (a) all subsequent communications with, and any consent, approval, or non-objection by, the Colorado Division of Financial Services with respect to the transactions contemplated hereby and (b) each other approval of Government Authorities described in Schedule 3.5.

(xvii) Name Change Amendment. The Purchaser shall have received a certified copy of an amendment to the Seller’s articles of organization reflecting the change of the Seller’s name from “SHF Holding Co., LLC” to a dissimilar name.

6.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

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Article VII
TERMINATION AND EXPENSES

7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Purchaser and the Seller;

(b) by written notice by the Purchaser or the Seller if any of the conditions to the Closing set forth in Article VI have not been satisfied or waived by June 30, 2022 (the “Outside Date”) (provided, that if Purchaser seeks and obtains an Extension, Purchaser shall have the right by providing written notice thereof to the Seller to extend the Outside Date for an additional period equal to the shortest of (i) three (3) additional months, (ii) the period ending on the last date for Purchaser to consummate its Business Combination pursuant to such Extension, and (iii) such period as reasonably determined by Purchaser); provided, however, the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either the Purchaser or the Seller if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Seller to Purchaser, if (i) there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.2(a) through Section 6.2(b) to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date; provided, that the Seller shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if at such time the Seller is in material uncured breach of this Agreement;

(e) by written notice by the Purchaser to the Seller, if (i) there has been a breach by the Company, the Seller, and the Seller Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Seller or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f) by written notice if there shall have been a Material Adverse Effect on the Company or Purchaser following the date of this Agreement which is uncured and continuing; or

(g) by written notice by either the Purchaser or the Seller to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained.

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7.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 7.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 7.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 4.14, 4.15, 7.3, 8.1, Article IX and this Section 7.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 8.1). Without limiting the foregoing, and except as provided in Sections 7.3 and this Section 7.2 (but subject to Section 8.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 9.7, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 7.1.

7.3 Fees and Expenses. Subject to Section 1.9 regarding Transaction Expenses, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to the Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination.

Article VIII
WAIVERS AND RELEASES

8.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company, the Seller, and the Seller Parent each hereby represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Purchaser Common Stock in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within twelve (12) months (or up to eighteen (18) months as disclosed in the IPO prospectus) after the closing of the IPO, subject to extension by amendment to Purchaser’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay any taxes and up to $100,000 in dissolution expenses, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company, the Seller, and the Seller Parent hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company, the Seller, the Seller Parent nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, the Seller, the Seller Parent or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity, or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company, the Seller, and the Seller Parent on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company, the Seller, and the Seller Parent each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company, the Seller, and the Seller Parent further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company, the Seller, and the Seller Parent or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company, the Seller, and the Seller Parent hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company, the Seller, the Seller Parent, or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company, the Seller, the Seller Parent, and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser or its Representatives, as applicable, prevails in such Action. This Section 8.1 shall survive termination of this Agreement for any reason and continue indefinitely.

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Article IX
MISCELLANEOUS

9.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser at or prior to the Closing, to:

Northern Lights Acquisition Corp.
10 East 53rd Street, Suite 3001

New York, NY 10022
Attn: John Darwin, Co-Chief Executive Officer
Telephone No.: (615) 554-0044
Email: jdarwin@luminouscap.ca

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001
Attn: Andrew M. Tucker, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
Email: andy.tucker@nelsonmullins.com

If to the Purchaser Representative, to:

5AK, LLC
10 East 53rd Street, Suite 3001

New York, NY 10022
Attn: Joshua Mann, Managing Member of Manager
Telephone No.: (647) 242 1726
Email: jmann@luminouscap.ca

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001
Attn: Andrew M. Tucker, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
Email: andy.tucker@nelsonmullins.com

If to the Company at or prior to the Closing to: SHF, LLC d/b/a Safe Harbor Financial 5269 W. 62nd Avenue Arvada, CO 80003 Attn: Chief Executive Officer Email: sundie@shfinancial.org	with a copy (which will not constitute notice) to: Donald T. Emmi David Waller 1707 Cole Blvd, Suite 210 Golden, CO 80401 donnie@helegal.com dave@legalaspirin.com
If to the Seller, to: SHF Holding Co, LLC 6221 Sheridan Boulevard Arvada, Colorado 80003 Attn: Chief Executive Officer Email: FaganD@partnercoloradocu.org	with a copy (which will not constitute notice) to: Donald T. Emmi David Waller 1707 Cole Blvd, Suite 210 Golden, CO 80401 donnie@helegal.com dave@legalaspirin.com
If to the Seller Parent, to: Partner Colorado Credit Union 6221 Sheridan Boulevard Arvada, Colorado 80003 Attn: Chief Executive Officer Email: FaganD@partnercoloradocu.org	with a copy (which will not constitute notice) to: Donald T. Emmi David Waller 1707 Cole Blvd, Suite 210 Golden, CO 80401 donnie@helegal.com dave@legalaspirin.com

If to the Purchaser or the Company after the Closing, to:

Northern Lights Acquisition Corp.
10 East 53rd Street, Suite 3001

New York, NY 10022
Attn: John Darwin, Co-Chief Executive Officer
Telephone No.: (615) 554-0044
Email: jdarwin@luminouscap.ca

and

the Purchaser Representative

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001
Attn: Andrew M. Tucker, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
Email: andy.tucker@nelsonmullins.com

and

Northern Lights Acquisition Corp.

5269 W. 62nd Avenue

Arvada, CO 80003

Attn: Chief Legal Officer

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9.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Seller (and after the Closing, the Purchaser Representative and the Seller), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 4.18, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.4 Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 9.4) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 9.4. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of Colorado. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s). The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s). The seat of arbitration shall be in Denver County, State of Colorado. The language of the arbitration shall be English.

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9.5 Governing Law; Jurisdiction. This Agreement shall be governed by, construed, and enforced in accordance with the Laws of the State of Colorado without regard to the conflict of laws principles thereof. Subject to Section 9.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Denver, Colorado (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 9.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 9.1. Nothing in this Section 9.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

9.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

9.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

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9.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.9 Amendment. This Agreement may be amended, supplemented, or modified only by execution of a written instrument signed by the Purchaser, the Seller, the Purchaser Representative, the Company, and the Seller Parent.

9.10 Waiver. The Purchaser on behalf of itself and its Affiliates and the Seller on behalf of itself and its Affiliates may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative or the Seller in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits, and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

9.12 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its stockholders under the DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company, the Seller, or the Seller Parent to be given, delivered, provided or made available by the Company, the Seller, or the Seller Parent, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been: (a) identified on a Seller Disclosure Schedule and delivered to Purchaser; or (b) posted to the electronic data site maintained on behalf of the Company, the Seller, or the Seller Parent for the benefit of the Purchaser and its Representatives Purchaser and its Representatives have been given access to the electronic data site in connection with the parties’ execution of a letter of intent, and Purchaser and its Representatives have been able to access all documents therein.

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9.13 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.14 Purchaser Representative.

(a) The Purchaser, on behalf of itself and its successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints 5AK, LLC, in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) bringing, managing, controlling, defending and settling on behalf of an Indemnified Party any indemnification claims by any of them under Article V; (ii) acting on behalf of such Person under the Escrow Agreement; (iii) prior to the Closing, terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Purchaser Representative Documents”); (iv) prior to the Closing, signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Purchaser Representative Documents; (v) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (vi) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (vii) otherwise enforcing the rights and obligations of any such Persons under any Purchaser Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Purchaser Securities (other than the holders of Company Securities immediately prior to the Closing and their respective successors and assigns). All decisions and actions by the Purchaser Representative, including any agreement between the Purchaser Representative and the Company, the Seller, the Seller Parent, or an Indemnifying Party relating to the defense or settlement of any claims for which an Indemnifying Party may be required to indemnify an Indemnified Party pursuant to Article V, shall be binding upon the Purchaser and its successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 9.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

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(b) The Purchaser Representative shall not be liable for any act done or omitted under any Purchaser Representative Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Purchaser shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under any Purchaser Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable under or in connection with any Purchaser Representative Document for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 9.14 shall survive the Closing and continue indefinitely.

(c) The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to the Purchaser and the Seller, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

9.15 Legal Representation. The Parties agree that, notwithstanding the fact that Nelson Mullins may have, prior to Closing, jointly represented the Purchaser, the Purchaser Representative and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Nelson Mullins will be permitted in the future, after Closing, to represent the Sponsor, the Purchaser Representative or their respective Affiliates in connection with matters in which such Persons are adverse to the Purchaser or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, the Seller, and the Seller Parent, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Nelson Mullins’s future representation of one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company, the Seller, the Seller Parent, or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Nelson Mullins of the Purchaser, any Sponsor, the Purchaser Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor and the Purchaser Representative shall be deemed the clients of Nelson Mullins with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor and the Purchaser Representative, shall be controlled by the Sponsor and the Purchaser Representative and shall not pass to or be claimed by Purchaser or the Surviving Entity; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Closing, the Surviving Entity and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

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Article X
DEFINITIONS

10.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of the Purchaser prior to the Closing

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments expressly named herein to be executed or delivered by any of the Parties hereto as a condition to Closing.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

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“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“CEO Employment Agreement” means that certain executive employment agreement by and between the Company and Sundie Seefried dated as of the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Charter” means the Articles of Organization of the Company, as amended and effective under the CCAA, prior to the Closing.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company or any of its Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, at the time of disclosure by the Company, the Seller, or the Seller Parent, or their respective Representatives, (i) is generally available publicly and was not disclosed in breach of this Agreement, (ii) was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information, or (iii) was independently developed by the Purchaser or its Representatives without reference to the Company Confidential Information.

“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any equity interests of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity interests of the Company.

“Company Securities” means, collectively, the Company Membership Interests and any Company Convertible Securities.

“Company Membership Interests” means the limited liability company membership interests of the Company.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Price” means the average of the 10-day trailing closing price of the Purchaser Public Units using the 10 trading days preceding July 30, 2021.

“Fraud Claim” means any claim based primarily upon fraud, willful misconduct or intentional misrepresentation, with such claim identifying each statement alleged to have been misleading and the reason or reasons why the statement is misleading. In the event the claim is based on “information and belief” or its equivalent, the claim shall state with particularity all facts on which that belief is formed.

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“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien (other than a Permitted Lien) on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Indemnified Taxes” means Taxes asserted by a Governmental Authority as owing by Company or Purchaser that are: (i) Taxes of the Seller or Seller Parent for any Pre-Closing Tax Period or attributable to the transactions contemplated hereunder; (ii) Taxes of the Company for any Pre-Closing Tax Period (allocated, with respect to a Straddle Period, as provided in Section 4.10); and (iii) Taxes of or imposed on any Person for which the Company is or has been, at or prior to the Closing, liable as a transferee or successor, by Contract or assumption, operation of Law or otherwise.

“Independent Expert” means a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior two (2) years) accounting firm appointed by the Purchaser and the Seller.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

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“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of June 23, 2021, and filed with the SEC on June 25, 2021 (File No. 333-256701).

“IPO Underwriter” means EF Hutton, division of Benchmark Investments, LLC, the lead underwriter in the IPO.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of the Company, after reasonable inquiry or (ii) any other Party, the actual knowledge of its directors and executive officers, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, would, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects, or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles (including the implementation or interpretation thereof) or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster or pandemic, and the escalation or worsening of the foregoing; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not excluded by another exception herein); (vi) any action or omission required or permitted by this Agreement or the Ancillary Documents to which the relevant Person is a party or bound to perform its obligations hereunder or thereunder; (vii) any matter of which the Purchaser is aware as of the execution of this Agreement; (viii) the public announcement, pendency, or completion of the transactions contemplated by this Agreement; and (ix) with respect to the Purchaser, the consummation and effects of the Redemption (or any redemption in connection with the Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i)–(iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the Purchaser, the amount of the Redemption (or any redemption in connection with the Extension, if any) or the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

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“Nasdaq” means the Nasdaq Capital Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

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“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Purchaser Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Purchaser, along with any equity securities paid as dividends or distributions after the Closing.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, at the time of disclosure by the Purchaser or its Representatives, (i) is generally available publicly and was not disclosed in breach of this Agreement, (ii) was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information, or (iii) was independently developed by the Company, the Seller, or the Seller Parent, or their respective Representatives, without reference to the Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the Company Confidential Information.

“Purchaser Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Private Units” means the units issued by Purchaser in a private placement to the Sponsor at the time of the consummation of the IPO consisting of one (1) share of Purchaser Common Stock and one-half (1/2) of one (1) Purchaser Private Warrant.

“Purchaser Private Warrant” means one (1) whole warrant of which one-half (1/2) was included as part of each Purchaser Private Unit, entitling the holder thereof to purchase one (1) share of Purchaser Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Units” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) share of Purchaser Common Stock and one-half (1/2) of one (1) Purchaser Public Warrant.

“Purchaser Public Warrant” means one (1) whole warrant of which one-half (1/2) was included as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) share of Purchaser Common Stock at a purchase price of $11.50 per share.

“Purchaser Securities” means the Purchaser Units, the Purchaser Common Stock, the Purchaser Class B Common Stock, the Purchaser Preferred Stock, and the Purchaser Warrants, collectively.

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“Purchaser Series A Convertible Preferred Stock” means the shares of Purchaser Preferred Stock designated as “Series A Convertible Preferred Stock,” which are convertible into shares of the Purchaser Common Stock.

“Purchaser Units” means Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions related to Hazardous Material to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Confidential Information” means all confidential or proprietary documents and information concerning the Seller or any of its respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Seller Confidential Information shall not include any information which, at the time of disclosure by the Seller or its Representatives, (i) is generally available publicly and was not disclosed in breach of this Agreement, (ii) was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Seller Confidential Information, or (iii) was independently developed by the Purchaser or its Representatives without reference to the Seller Confidential Information.

“Seller Parent Confidential Information” means all confidential or proprietary documents and information concerning the Seller Parent or any of its respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Seller Parent Confidential Information shall not include any information which, at the time of disclosure by the Seller Parent or its Representatives, (i) is generally available publicly and was not disclosed in breach of this Agreement, (ii) was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Seller Parent Confidential Information, or (iii) was independently developed by the Purchaser or its Representatives without reference to the Seller Parent Confidential Information.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

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“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means 5AK, LLC, a Delaware limited liability company, it its capacity as sponsor of the Purchaser.

“Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax Allocation Methodology” means the residual allocation method (which requires the Purchase Consideration to be allocated first, to Class I assets, then to Class II assets, etc.) described in Treasury Regulations Sections 1.338-6 and 1.1060-1(c), in accordance with the following valuation principles:

(a) For assets of the Company that are within the Class I, II, III and IV asset classes (as described in Treasury Regulations Sections 1.338-6 and 1.1060-1(c)) and for which the values are set forth on the Closing Statement, the values of such assets shall be as set forth on the Closing Statement;

(b) For assets of the Company that are within the Class I, II, III and IV asset classes (as described in Treasury Regulations Sections 1.338-6 and 1.1060-1(c)) and for which the values are not set forth on Closing Statement, the values of such assets shall be the tax basis as of immediately prior to Closing (as calculated in accordance with the GAPP accounting principles);

(c) For assets of the Company that are within the Class V asset class (as described in Treasury Regulations Sections 1.338-6 and 1.1060-1(c)), the values of such assets shall be the tax basis of such assets as of Closing (as calculated in accordance with the GAPP accounting principles); and

(d) The remainder of the adjusted Purchase Consideration shall be allocated to Class VI and VII asset classes (as described in Treasury Regulations Sections 1.338-6 and 1.1060-1(c)). All goodwill and other intangible value that the Company amortized, expensed, written off, or depreciated shall be valued at the tax basis of such assets as of Closing (as calculated in accordance with the GAPP accounting principles).

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

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“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets and confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection); provided, however, that the term shall not include Patents, Trademarks, Copyrights and Internet Assets and applications.

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of Purchaser Common Stock are actually traded on the principal securities exchange or securities market on which the Purchaser Common Stock are then traded.

“Transaction Expenses” means all fees and expenses of the Company, the Seller, and the Seller Parent incurred or payable in connection with or related to the preparation, negotiation, execution, or consummation of the transactions contemplated hereby, including (a) any amounts payable to professionals (including all fees and expenses of attorneys, accountants, financial advisors, experts, and other consultants and advisors) retained by or on behalf of the Company, (b) fees paid pursuant to Section 4.9, and (c) any stamp, stock transfer, or similar transfer Taxes imposed in connection with the transfer of the Company Membership Interests, but excluding (x) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants, or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director, or officer of the Company, the Seller, or the Seller Parent, at or after the Closing pursuant to any agreement to which the Company, the Seller, or the Seller Parent is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, and (y) any sums payable to any investment bankers, brokers, finders, valuation firms, or financing sources engaged by the Company, the Seller, or the Seller Parent. For purposes of clarification, (A) expenses and fees related to the preparation and production of the Company Financials shall constitute a Transaction Expense hereunder and (B) any bonus paid or payable to the Company’s chief executive officer in connection with the transactions contemplated by this Agreement shall not be a Transaction Expense hereunder.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of June 23, 2021, as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

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IN WITNESS WHEREOF, each Party hereto has caused this Unit Purchase Agreement to be signed and delivered as of the date first written above.

The Purchaser:

NORTHERN LIGHTS ACQUISITION CORP.

By:	/s/ John Darwin
Name:	John Darwin
Title:	Co-Chief Executive Officer

The Purchaser Representative:

5AK, LLC, solely in the capacity as the Purchaser Representative hereunder

By:	Luminous Capital Inc.,
its Manager

By:	/s/ Joshua Mann
Name:	Joshua Mann
Title:	Managing Director

Seller:

SHF HOLDING CO, LLC

By:	/s/ Richard Bollig
Name:	Richard Bollig
Title:	Board Chair

The Company:

SHF, LLC D/B/A SAFE HARBOR FINANCIAL

By:	/s/ Sundie Seefried
Name:	Sundie Seefried
Title:	Chief Executive Officer and Board Chair

Seller Parent:

PARTNER COLORADO CREDIT UNION

By:	/s/ Linda Head
Name:	Linda Head
Title:	Board Chair

[Signature Page to Unit Purchase Agreement]

Annex B

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NORTHERN LIGHTS ACQUISITION CORP.
[__], 2022

Northern Lights Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.                The name of the Corporation is “Northern Lights Acquisition Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 26, 2021 (the “Certificate”).

2.                The Corporation amended and restated the Certificate by filing an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on June 21, 2021 (the “Amended and Restated Certificate”).

3.                This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

4.                This Second Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

5.                The text of the Amended and Restated Certificate, as amended to the date hereof, is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is SHF Holdings, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

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ARTICLE III

PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is to have a perpetual existence.

ARTICLE IV

CAPITAL STOCK

Section 4.1 The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 131,250,000 shares, consisting of (a) 130,000,000 shares of Class A common stock (the “Common Stock”) and (b) 1,250,000 shares of preferred stock (the “Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Section 4.2 Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more classes or series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the DGCL, setting forth such resolution and, with respect to each such series, establishing the designation of such class or series and the number of shares to be included in such class or series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such class or series. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of Preferred Stock may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the Preferred Stock of any other class or series. The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other classes or series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any class or series of the Preferred Stock so authorized in accordance with this Second Amended and Restated Certificate. Unless otherwise provided in the Certificate of Designation establishing a class or series of Preferred Stock, the Board of Directors may, by resolution or resolutions, increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of such class or series and, if the number of shares of such class or series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

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Section 4.3 The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by or in instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.4

(a)    Except as otherwise required by law or this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of Common Stock shall exclusively possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of the Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b)   Except as otherwise required by law or this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder) that relates solely to the terms of one or more outstanding class or series of the Preferred Stock if the holders of such affected class or series of Preferred Stock are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to this Second Amended and Restated Certificate (or any Certificate of Designation made hereunder) or the DGCL.

(c)    Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of the Preferred Stock, the holders of the shares of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d)    Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

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ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

Section 5.1

(a)    The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors of the Corporation shall be seven (7), which number may be increased or decreased by one or more resolutions adopted from time to time by the Board of Directors, subject to Sections 5.1(c) and 5.1(d). The Board of Directors shall be classified, with respect to the term for which the directors hold office, into three classes, one class serving for a term expiring at the annual meeting of stockholders to be held in 2022, the second class serving for a term expiring at the annual meeting of stockholders to be held in 2023, and the third class serving for a term expiring at the annual meeting of stockholders to be held in 2024. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the entire Board shall shorten the term of any incumbent director. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his or her term.

(b)    Except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation, the Board of Directors or any individual director may be removed from office at any time but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors (the “Voting Stock”) and, in addition to and without limitation of the foregoing only for cause.

(c)    Except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation and subject to Section 5.1(d) below, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the vacancy to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.

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(d) Effective as of the date of filing of this Second Amended and Restated Certificate, the Board of Directors of the Corporation shall consist of seven (7) members, constituted as follows:

(i)               in the director class whose term expires at the annual meeting held in 2022, (A) one (1) director jointly nominated by SHF Holding Co., LLC, a Colorado limited liability company, and Partner Colorado Credit Union, a Colorado-chartered credit union (collectively “PCCU”), and 5AK, LLC, a Delaware limited liability company and the Corporation’s sponsor (the “Sponsor”), who shall qualify as an independent director under the rules of The Nasdaq Stock Market (an “Independent Director”), and (B) one (1) director nominated by the Sponsor, who shall be an Independent Director, and who both shall have been elected by the stockholders at the 2022 annual meeting;

(ii)              in the director class whose term expires at the annual meeting held in 2023, three (3) directors designated by PCCU (the “PCCU Designees”), two (2) of whom shall be an Independent Director; and

(iii)             in the director class whose term expires at the annual meeting held in 2024, two (2) directors designated by the Sponsor.

Thereafter, for so long as PCCU meets its Minimum Share Ownership Condition (as defined below), PCCU shall each have the right to designate individuals to serve in the applicable director class upon the completion or early termination (for any reason) of the term of the PCCU Designees. The “Minimum Share Ownership Condition” for PCCU shall mean: if PCCU then beneficially owns 36% or more of the Corporation’s outstanding Common Stock, PCCU will have the right to designate up to three (3) directors to replace all of the PCCU Designees; if PCCU then beneficially owns from more than 22% to up to 36% of the Corporation’s outstanding Common Stock, PCCU will have the right to designate up to two (2) directors to replace up to two (2) of the PCCU Designees (and the Board seat held by the remaining PCCU Designee shall be filled by an individual nominated by the Board of Directors); if PCCU then beneficially owns from more than 8% to up to 22% or less of the Corporation’s outstanding Common Stock, PCCU will have the right to designate one (1) director to replace one (1) of the PCCU Designees (and the Board seats held by the remaining PCCU Designees shall be filled by individuals nominated by the Board of Directors); and if PCCU then beneficially owns 8% or less of the Corporation’s outstanding Common Stock, PCCU will no longer have the right to designate any directors and the provisions of this Section 5.1(d) shall have no further force or effect.

Section 5.2

(a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate (including any Certificate of Designation in respect of one or more classes or series of Preferred Stock), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class; provided that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.

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(b) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI

STOCKHOLDERS

Section 6.1 Subject to the special rights of the holders of one or more classes or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.

Section 6.2 Subject to the special rights of the holders of one or more classes or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes as is a proper matter for stockholder action under the DGCL, by (i) the Chairperson of the Board of Directors, (ii) a Co-Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Such special meetings may not be called by stockholders or any other person or persons.

Section 6.3 Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY AND INDEMNIFICATION; CORPORATE OPPORTUNITY

Section 7.1 To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.

Section 7.2 The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

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Section 7.3 The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 7.4 Neither any amendment nor repeal of this Article VII, nor the adoption by amendment of this Second Amended and Restated Certificate of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ARTICLE VIII

EXCLUSIVE FORUM

Section 8.1 Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws of the Corporation, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, the provisions of this Article VIII will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. Notwithstanding any other provisions of law, this Second Amended and Restated Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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Section 8.2 If any action the subject matter of which is within the scope of Section 8.1 is filed in a court other than within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts of the State of Delaware in connection with any action brought in any such court to enforce Section 8.1 (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 8.3 If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX
AMENDMENTS

Notwithstanding any other provisions of this Second Amended and Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Second Amended and Restated Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII and this Article IX.

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IN WITNESS WHEREOF, Northern Lights Acquisition Corp. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

NORTHERN LIGHTS ACQUISITION CORP.

By:
Name: John Darwin
Title: Co-Chief Executive Officer

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Annex C

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) has been executed and is effective as of the Closing Date (as defined in the Purchase Agreement, as defined below) by and between (i) Northern Lights Acquisition Corp., a Delaware corporation (including any successor entity thereto, the “Purchaser”), and (ii) Partner Colorado Credit Union, a Colorado-chartered credit union (“PCCU”) and SHF Holding Co, LLC, a Colorado limited liability company (“Holding”). PCCU and Holding are referred to herein individual as a “Subject Party” and collectively as the “Subject Parties.” Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Purchase Agreement.

WHEREAS, on February 11, 2022, (i) the Purchaser, (ii) 5AK, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative (as defined in the Purchase Agreement), (iii) the Subject Parties, and (iv) SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company (the “Company”), entered into that certain Unit Purchase Agreement (as amended from time to time in accordance with the terms thereof, the “Purchase Agreement”), pursuant to which the parties thereto intend to effect the purchase by the Purchaser of 100% of the issued and outstanding Company Membership Interests from Holding, in exchange for the Purchase Consideration, all upon the terms and subject to the conditions set forth in the Purchase Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended) and the Colorado Corporations and Association Act (as amended) (the “Purchase”);

WHEREAS, PCCU is the sole member of Holding; and

WHEREAS, pursuant to the Purchase Agreement, and in view of the valuable consideration to be received by Holding thereunder, the parties desire to enter into this Agreement, pursuant to which the Purchaser Common Stock received by Holding in the Purchase (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.            Lock-Up Provisions.

(a)       Each of the Subject Parties hereby agrees not to, during the period commencing from the Closing and ending on the earliest of (x) six (6) months after the date of the Closing and (y) the date after the Closing on which the Purchaser consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction with an unaffiliated third party that results in all of the Purchaser’s stockholders having the right to exchange their shares of the Purchaser Common Stock for cash, securities, or other property (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”).

(b)       The foregoing shall not apply to the transfer of any or all of the Restricted Securities (I) to any Permitted Transferee or (II) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (I) or (II), it shall be a condition to such transfer that such transfer complies with the Securities Act of 1933, as amended, and other applicable law, and that the transferee executes and delivers to the Purchaser an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to the Subject Parties, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of a Subject Party’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (2) any trust for the direct or indirect benefit of a Subject Party or the immediate family of a Subject Party, (3) if a Subject Party is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) in the case of an entity, partners, members, or stockholders of such entity that receive such transfer as a distribution, (5) to any affiliate of a Subject Party, and (6) any transferee whereby there is no change in beneficial ownership. Each Subject Party further agrees to execute such agreements as may be reasonably requested by the Purchaser that are consistent with the foregoing or that are necessary to give further effect thereto.

(c)       If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of the Subject Party (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d)       During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)       Following the expiration of the Lock-Up Period, the Subject Parties agree that they collectively shall not sell, without the prior written approval of the Purchaser (which approval shall not be unreasonably withheld or delayed), a number of Restricted Securities, in any one transaction, that exceeds five percent (5%) of the weighted average daily trading volume for the prior calendar quarter (the “Transaction Limitation”); provided, however, that block trades or underwritten offerings conducted in accordance with the Registration Rights Agreement dated the date hereof among the Purchaser and the Subject Parties (“Permitted Transactions”) shall not be subject to the Transaction Limitation. For purpose of the preceding sentence, the weighted average daily trading volume shall exclude all purchase or sale transactions by a Subject Party or any affiliate of a Subject Party. The Purchaser agrees that it shall take into account the Divestiture Schedule attached hereto as Schedule 1 when considering a request for approval to exceed the Transaction Limitation, and further agrees that any such request for approval shall not be deemed a modification of the terms of this Agreement. The Subject Parties agree to consult with the Purchaser regarding market conditions and the advisability of undertaking any such Permitted Transactions at that time.

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(f)        For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities.

2.            Miscellaneous; No Third-Party Beneficiaries.

(a)       Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all rights and obligations of a party are personal and may not be transferred or delegated at any time. Notwithstanding the foregoing, the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale, or otherwise) without obtaining the consent or approval of the Subject Parties. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(b)       Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c)       Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Denver, Colorado (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(f). Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(d)       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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(e)       Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(f)        Notices. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser after the Closing, to:

Northern Lights Acquisition Corp.

10 East 53rd Street, Suite 3001

New York, NY 10022

Attn: John Darwin, Co-Chief Executive Officer

Telephone No.: (615) 554-0044

Email: jdarwin@luminouscap.ca

with copies to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, D.C. 20001

Attn: Andrew M. Tucker, Esq.

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987

Email: andy.tucker@nelsonmullins.com

If to Holding, to: the address set forth below Holding’s name on the signature page to this Agreement.

If to PCCU, to: the address set forth below PCCU’s name on the signature page to this Agreement.

(g)       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser and the Subject Parties. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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(h)       Authorization on Behalf of the Purchaser. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions, or other authorizations under this Agreement on behalf of the Purchaser, including enforcing the Purchaser’s rights and remedies under this Agreement, or providing any waivers with respect to the provisions hereof, shall solely be made, taken, and authorized by majority of the disinterested independent directors of the Purchaser’s board of directors. In the event that the Purchaser at any time does not have any disinterested directors, so long as the Subject Parties have any remaining obligations under this Agreement, the Purchaser will promptly appoint one in connection with this Agreement. Without limiting the foregoing, in the event that an affiliate of a Subject party serves as a director, officer, employee, or other authorized agent of the Purchaser or any of its current or future affiliates, neither the Subject Party nor its affiliate shall have authority, express or implied, to act or make any determination on behalf of the Purchaser or any of its current or future affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(i)        Severability. In case any provision in this Agreement shall be held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties will substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision.

(j)        Specific Performance. Each party acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement, money damages will be inadequate and there will be no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the adversely affected party or parties shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security, this being in addition to any other right or remedy available under this Agreement, at law or in equity.

(k)       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Purchase Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies or any of the obligations of the parties hereto under any other agreement between a Subject Party and the Purchaser or any certificate or instrument delivered in connection with the Purchase, and nothing in any other agreement, certificate, or instrument shall limit any of the rights or remedies or any of the obligations under this Agreement.

(l)        Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)      Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Purchaser:

NORTHERN LIGHTS ACQUISITION CORP.

By:
Name: John Darwin
Title: Co-Chief Executive Officer

{Additional Signatures on the Following Pages}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holding:

SHF Holding Co., LLC

By:
Name: Richard Bollig
Title: Board Chair

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address: SHF Holding Co, LLC

6221 Sheridan Boulevard

Arvada, Colorado 80401

Attention:	Chief Executive Officer

Email: FaganD@partnercoloradocu.org

with a copy (which will not constitute notice) to:

Waller Law, LLC

PO Box 3237

Evergreen, CO 80437

Attn: David Waller

Telephone No.: (720) 583-1716

Email: dave@legalaspirin.com

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

PCCU:

Partner Colorado Credit Union

By:
Name: Linda Head
Title: Board Chair

Number of Shares and Type of Purchaser Common Stock:

Purchaser Common Stock:

Address for Notice:

Address:	Partner Colorado Credit Union

6221 Sheridan Boulevard

Arvada, Colorado 80003

Attention:	Chief Executive Officer

Email: FaganD@partnercoloradocu.org

with a copy (which will not constitute notice) to:

Waller Law, LLC

PO Box 3237

Evergreen, CO 80437

Attn: David Waller

Telephone No.: (720) 583-1716

Email: dave@legalaspirin.com

SCHEDULE 1

SHF Holding Co, LLC and PCCU Stock Divestiture Plan for SHF, LLC

Background

SHF Holding Co, LLC (a wholly owned CUSO of Partner Colorado Credit Union (PCCU) and 100% owner of SHF, LLC) is contemplating selling SHF, LLC (CUSO) in a transaction that will be structured with cash and stock ownership. The sale will result in the CUSO becoming a publicly traded entity with SHF Holding Co, LLC and/or PCCU being a shareholder as a result of the sale. The anticipated deal would result in cash payment along with approximately 11,386,139 shares in the new publicly traded entity. After some reductions through normal business transactions, we should be left with approximately 10,149,752 shares owned by SHF Holding Co, LLC and/or PCCU.

Reasons for Divestiture

The primary reason for divestiture is that the credit union would prefer to not own stock in a publicly traded company. That is not our core competency and we would like to liquidate the stock to acquire the cash. Using the cash to best serve our membership is clearly within our core competencies. We believe that the new publicly traded company will be very successful. However, it is our members best interest that we sell the shares and divest ourselves of any ownership in the company.

Below are various options for SHF Holding Co, LLC and PCCU to divest itself of all stock ownership in the former CUSO; now publicly traded entity.

Divestiture Methodologies

Immediate Divestiture by Private Block Sale to Investors

This is the most preferrable option. In this scenario, a single investor or an investor group can purchase some or all of the outstanding shares owned by the holding company. This would be a private purchase allowed by the SEC in a very short time period after the sale is consummated. This methodology would not have the material impact on the share price that a public, mass sale would have on the publicly traded entity. Again, this is the best option for the holding company as well as for the publicly traded entity. This option will be pursued vigorously to try to divest as much of the stock as possible.

Immediate Divestiture In the Public Market

Immediate divestiture in the public market is not possible. The Lock Up Agreement (LUA) that is part of the deal documents restricts when and how many shares can be sold. Even without the LUA, this method of divestiture would be difficult due to the large quantity of shares that would need to be sold and it would be devastating to the public entity. Trying to sell 10,149,752 shares of stock of a single company will absolutely sink the stock price of the company and dramatically reduce the amount the holding company could receive because of the dramatic drop in share price. Even more important that the price the holding company can sell its share at is the financial impact on the publicly traded entity as well as the market panic that is created by that many shares being sold at one time. We will not pursue this method of divesting of the stock.

Lock Up Agreement (LUA) Restrictions

The LUA is the governing document that dictates when stock can be sold and in what volumes. It is designed first to comply with Securities and Exchange Commission (SEC) regulations and, secondly, to protect the overall value of the company. The LUA requires:

●	No stock can be sold in the public market for 6 months following the Closing Date
●	The maximum number of shares that can be sold in any single transaction is 5% of the average daily volume based on the previous 90 days. For example, if the average daily trading volume was 1,000,000 shares; the most we could sell in any single transaction would be 50,000 shares. Note: the 1,000,000 number is for illustration purposes only and is not intended to be an actual estimate of the average daily trading volume.
●	The maximum number of shares that can be sold in any 12 month period is 4,000,000 shares.

Given the restrictions in the LUA above, the following plans may be feasible depending on the variable factors of the daily average trading volume and the market movements of the stock price. Please note that the below timelines reflect selling the entire 11,386,139 shares and does NOT account for possible reductions through normal post sale transactions.

3 Year Divestiture

To accomplish this, the average daily trading volume measurement would need to average 291,960 shares. If this occurs, we would be able to sell approximately 3,795,380 shares per year which, based on $10.10 per share, would create $38,333,333 in positive cash flow to the credit union. This would allow for a bonus dividend to our members should the Board decide to declare such a dividend. This plan would be our preference as it would allow the best cash flow back to the credit union and allow the most flexibility for bonus dividends to members. However, this plan is also the one most susceptible to stock price movements due to the high volume of sales each trading day required to meet the 3-year target.

4 Year Divestiture

To accomplish this, the average daily trading volume measurement would need to average 218,960 shares. If this occurs, we would be able to sell approximately 2,846,535 shares per year which, based on $10.10 per share, would create $28,750,000 in positive cash flow to the credit union. This would allow for a bonus dividend to our members should the Board decide to declare such a dividend. This plan would be our second preference as it would allow the good cash flow back to the credit union and allow some flexibility for bonus dividends to members. This plan is also susceptible to stock price movements due to the volume of sales each trading day required to meet the 4-year target.

5 Year Divestiture

To accomplish this, the average daily trading volume measurement would need to average 175,180 shares. If this occurs, we would be able to sell approximately 2,277,228 shares per year which, based on $10.10 per share, would create $23,000,000 in positive cash flow to the credit union. This would allow for a bonus dividend to our members should the Board decide to declare such a dividend. This plan would be our least preference but it would still allow good cash flow back to the credit union and allow some flexibility for bonus dividends to members. This plan is also susceptible to stock price movements due to the volume of sales each trading day required to meet the 5-year target.

Hybrid Plan

There is also the possibility that the private block sale to the investor group as described above happens but not all of the shares are sold. The divestiture plan for the remaining shares would fall into one of the 3 above public market scenarios, or, be a combination of the three depending on market conditions.

Conclusion

It is the intent of Partner Colorado Credit Union to divest of the stock in the new public company as expeditiously and responsibly (as it relates to the impact on the stock price) as possible. This strategy has absolutely nothing to do with our strong belief in the success of the new public company. We believe that the new public company is going to be a great success. However, in the interest of our members and to get back to our core competencies, we would prefer to rid ourselves of the uncertainty and potential volatility of owning stock in a publicly traded company. It is managements believe that actual divestiture will be no sooner than 36 months after the lock up period ends and no longer than 60 months after the lock up period ends.

Annex D

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [__], 2022, by and among Northern Lights Acquisition Corp., a Delaware corporation (the “Company”), SHF Holding Co., LLC, a Colorado limited liability company (“SHF Holding”), and Partner Colorado Credit Union, a Colorado corporation (“PCCU”).

WHEREAS, on February 11, 2022, (i) the Company, (ii) 5AK, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative (as defined in the Unit Purchase Agreement), (iii) PCCU, (iv) SHF Holding, and (v) SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company (the “Target”), entered into that certain Unit Purchase Agreement (as amended from time to time in accordance with the terms thereof, the “Unit Purchase Agreement”), pursuant to which the parties thereto intend to effect the purchase by the Company of 100% of the issued and outstanding Company Membership Interests (as defined in the Unit Purchase Agreement) from SHF Holding, in exchange for the Purchase Consideration (as defined in the Unit Purchase Agreement), all upon the terms and subject to the conditions set forth in the Unit Purchase Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended) and the Colorado Corporations and Association Act (as amended); and

WHEREAS, pursuant to the Unit Purchase Agreement, SHF Holding and PCCU will be granted certain registration rights with respect to the shares of Purchaser Common Stock received by them as part of the Purchase Consideration received by them pursuant to the Unit Purchase Agreement, on the terms and subject to the conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

1.1 Definitions. Terms used but not defined herein shall have their respective meanings set forth in the Unit Purchase Agreement. The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company Board: (i) would be required to be made in any Registration Statement filed with the Commission by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Block Trade” means any non-marketed underwritten offering taking the form of a block trade to a financial institution, “qualified institutional buyer” or “institutional accredited investor,” bought deal, over-night deal or similar transaction that does not include the filing of a Prospectus or Issuer Free Writing Prospectus with the Commission, “road show” presentations to potential investors requiring substantial marketing effort from management, the issuance of a “comfort letter” by the Company’s auditors or the issuance of legal opinions by the Company’s legal counsel (other than those delivered to the Company’s transfer agent with respect to the removal of any legend).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Commission” means the U.S. Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Company Board” means the board of directors of the Company.

“Demand Registration” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” is defined in Section 2.1.1.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Holder Indemnified Party” is defined in Section 4.1.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Lock-Up Period” is defined in that certain Lock-Up Agreement dated as of the date hereof among the Company, PCCU, and SHF Holding (the “Lock-Up Agreement”).

“Maximum Number of Shares” is defined in Section 2.2.4.

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 6.4.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Pro Rata” is defined in Section 2.2.4.

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“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all outstanding shares of Class A Common Stock held by SHF Holding or PCCU immediately following the Closing and all shares of Class A Common Stock issued therefrom by way of any stock split, stock dividend or other distribution, recapitalization, stock exchange, stock reconstruction, amalgamation, contractual control arrangement or similar event. As to any Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates or book-entry positions for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities may be sold by the holders thereof without restriction under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale; or (d) such securities shall have ceased to be outstanding.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” is defined in Section 2.1.5(a).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“Restricted Securities” is defined in the Lock-Up Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the Commission).

“SEC Guidance” means any publicly available written or oral guidance, comments, requirements, or requests of the Commission staff.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Holders” is defined in Section 2.1.5(a)(ii).

“Subsequent Shelf Registration” is defined in Section 2.1.3.

“Suspension Event” is defined in Section 3.1.1.

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“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Restricted Securities or (ii) enter into any swap or hedging or other arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the shares of Class A Common Stock, or that transfers to another, in whole or in part, any of the economic consequences of ownership of any Class A Common Stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

“Unit Purchase Agreement” is defined in the preamble to this Agreement.

2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission as soon as practicable after the Closing Date, but in any event no later than sixty (60) calendar days prior to the expiration of the Lock-Up Period (the “Filing Date”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders of the Registrable Securities of all of the Registrable Securities then held by such holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such holders, or, if the Company is ineligible to use Form S-3, on Form S-1. The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

2.1.2 Notification and Distribution of Materials. The Company shall notify the holders of the Registrable Securities in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary Prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the holders of the Registrable Securities may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

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2.1.3 Amendments and Supplements; Subsequent Shelf Registration. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period, or to file an additional Registration Statement as a shelf registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and reasonably requested by, any holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities at all times during the Effectiveness Period. For purposes of interpretation, a Subsequent Shelf Registration shall be deemed a Resale Shelf Registration Statement hereunder.

2.1.4 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5 Notice of Certain Events. The Company shall promptly notify the holders of the Registrable Securities in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement or New Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify the holders of the Registrable Securities in writing of the filing of the Resale Shelf Registration Statement, New Registration Statement, or any Prospectus, amendment or supplement related thereto or any post-effective amendment and the effectiveness of any post-effective amendment.

(a) If the Company shall receive a request from the holders of Registrable Securities (the requesting holder(s) shall be referred to herein as the “Requesting Holder(s)”) that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then, subject to Section 3.5, the Company shall, if applicable, promptly give notice of such requested Underwritten Takedown at least three (3) Business Days prior to the anticipated filing date of the Prospectus relating to such Underwritten Takedown to the other holders of Registrable Securities and in any event use its commercially reasonable efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i)   subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a); and

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( )     as applicable and subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within two (2) Business Days after such holders receive the Company’s notice of the Underwritten Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b)   Promptly after the expiration of the period referred to in Section 2.1.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c)    The Company shall only be required to effectuate one Underwritten Takedown within any six-month period.

(d)   If the managing Underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Selling Holders, and, if reasonably applicable, subject to a determination by the Commission that certain Selling Holders must be reduced first based on the number of Registrable Securities held by such Selling Holders).

2.1.6 Selection of Underwriters. Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.1.7 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

2.1.8 Withdrawal. A Selling Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Takedown pursuant to this Section 2.1 for any reason or no reason whatsoever upon written notice to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Takedown prior to the public announcement of such Underwritten Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the registration expenses incurred in connection with an Underwritten Takedown prior to a withdrawal under this Section 2.1.8. If all Registrable Securities are withdrawn from an Underwritten Takedown pursuant to this Section 2.1.8, such withdrawn Underwritten Takedown shall not be counted as an Underwritten Takedown effected pursuant to Section 2.1.5(c).

2.1.9 Block Trade. If the Company shall receive during the term hereof a request from the holders of Registrable Securities with an estimated market value of at least $5.0 million that the Company effect the sale of all or any portion of the Registrable Securities in a Block Trade, then the Company shall, as expeditiously as possible, effectuate the offering in such Block Trade of the Registrable Securities for which such requesting holder has requested such offering under Section 2.1.9. Notwithstanding anything herein to the contrary, a Block Trade shall not be counted as an Underwritten Takedown effected pursuant to Section 2.1.5(c).

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2.2 Demand Registration.

2.2.1 Request for Registration. Subject to Section 3.5, from time to time after the expiration of the Lock-Up Period, holders of Registrable Securities may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form Registration or, if then available, on Form S-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration.” Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Only to the extent applicable, the Company will notify all holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) calendar days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect: (a) more than one (1) Demand Registration during any six-month period; or (b) any Demand Registration at any time if there is an effective Resale Shelf Registration Statement for the Registrable Securities on file with the Commission pursuant to Section 2.1.

2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated (including, but no limited to, as a consequence of a vote by a majority-in-interest of the Demanding Holders).

2.2.3 Underwritten Offering. If the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of the Company.

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2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Class A Common Stock or other securities which the Company desires to sell and the Class A Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of Registrable Securities that each such Demanding Holder has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Class A Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. Any Demanding Holder or Requesting Holder shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters, if any, of their intention to withdraw from such Registration prior to (i) in the case of a Demand Registration not involving an Underwritten Offering, the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration or (ii) in the case of a Demand Registration involving an Underwritten Offering, the pricing of such Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. Notwithstanding anything to the contrary in this Agreement, (a) upon withdrawal, such Registration shall no longer be considered a Demand Registration and (b) the Company shall be responsible for the registration expenses incurred in connection with a Demand Registration prior to its withdrawal under this Section 2.2.5.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If at any time after the expiration of the Lock-Up Period, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) calendar days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) calendar days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

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2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Class A Common Stock which the Company desires to sell, taken together with Class A Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a)    If the registration is undertaken for the Company’s account: (A) first, the Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Class A Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)   If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the Class A Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Class A Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

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3.1.1 Filing Registration Statement. The Company shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective until all Registrable Securities covered by such Registration Statement are cold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus; provided, however, that if the filing, initial effectiveness or continued use of any Registration Statement (including the Resale Shelf Registration Statement) at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the holders of Registrable Securities, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension Event”); provided, however, that the Company shall not be permitted to exercise a Suspension Event for more than a total of ninety (90) calendar days in any three hundred sixty-five (365)-day period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during any such Suspension Event, other than pursuant to a registration relating to the sale or grant of securities to employees or directors of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; or a registration in which the only Class A Common Stock being registered is Class A Common Stock issuable upon conversion of debt securities that are also being registered. In the case of a Suspension Event, the holders of Registrable Securities agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, as applicable, upon receipt of the notice referred to above. The Company shall immediately notify the holders of Registrable Securities in writing upon the termination of any Suspension Event, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the holders of Registrable Securities such numbers of copies of the Prospectus as so amended or supplemented as the holders of Registrable Securities may reasonably request. The Company shall, if necessary, supplement or amend the Resale Shelf Registration Statement or Demand Registration Statement, if required by the registration form used by the Company for the Resale Shelf Registration Statement or Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the holders of Registrable Securities holding a majority of Registrable Securities that are included in such Resale Shelf Registration Statement or Demand Registration Statement.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. Until the earlier of (i) the first anniversary of the date of filing “Form 10 information” (as defined in Rule 144 under the Securities Act) reflecting the consummation of the transactions contemplated by the Unit Purchase Agreement or (ii) the date as of which all of the Registrable Securities, as applicable, have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)), the Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act (the “Effectiveness Period”).

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3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than three (3) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within three (3) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

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3.1.7 Comfort Letter. The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders.

3.1.8 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders.

3.1.9 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company, and all other officers and members of the management of the Company shall, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities, in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. If an underwritten offering involves Registrable Securities with a total offering price (including piggyback securities and before deducting underwriting discounts) to exceed $50.0 million, the Company will use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in the underwritten offering.

3.1.10 Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11 Earnings Statement. The Company shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

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3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.2, any Underwritten Takedown pursuant to Section 2.1.5(a)(i) or Section 2.2.1 and any Piggy-Back Registration pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective or the Underwritten Takedown is consummated, as applicable, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) FINRA fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one (1) legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration in an amount not to exceed $75,000. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter’s marketing costs pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws; provided, however, that the Company shall advise the disclosing person before using or relying upon such information in connection with the preparation of such Registration Statement.

3.5 Compliance with Lock-Up Agreement. Notwithstanding anything to in this Agreement to the contrary, all sales of Registrable Securities, including without limitation, the timing and amount of Registrable Securities sold, must comply with the terms of the Lock-Up Agreement. In addition, the holders of Registrable Securities agree that they shall, prior to and in conjunction with any notice pursuant to Section 2.1.5(a) regarding a proposed Underwritten Takedown or pursuant to Section 2.2, consult with the Company regarding market conditions and the advisability of undertaking such an offering of Registrable Securities at that time and agrees to delay or defer any proposed offering as may be reasonably requested by the Company.

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4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any Prospectus (including any preliminary Prospectus, final Prospectus or summary Prospectus) contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus (including any preliminary Prospectus, final Prospectus, or summary Prospectus), or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company shall indemnify the Underwriters, their officers, directors, and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of the holders.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any Prospectus (including any preliminary Prospectus, final Prospectus or summary Prospectus) contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be in proportion to and limited to the aggregate amount of any net proceeds (after payment of any underwriting fees, discounts, commissions, or taxes) actually received by such selling holder in connection with the sale of Registrable Securities under such Registration Statement or Prospectus. The selling holders shall indemnify the Underwriters, their officers, directors, and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Company.

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4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to promptly notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement: (a) is settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement); (b) the Indemnified Party is not obligated to take or restrict any action (other than comply with customary confidentiality obligations in connection therewith); and (c) includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party, the extent that such untrue or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished by the Indemnifying Party expressly for use in the applicable Registration Statement or Prospectus, or such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything herein to the contrary, no party shall be obligated to contribute pursuant to this Section unless and until it is determined to be an Indemnifying Party subject to the obligations of Section 4.1 or 4.2, as applicable.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

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4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the limitations on indemnity provided under Section 4.2. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.5       Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director, or controlling person of such Indemnified Party and shall survive the transfer of securities.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. As long as any holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish such holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any such holder may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities held by such holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions. Upon the request of any holder, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

6. MISCELLANEOUS.

6.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.1.

6.2 Amendments and Modifications. Upon the written consent of the Company and the holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one holder or group of holders, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other holders (in such capacity) shall require the consent of the holder or holders so affected. In addition, each party hereto may waive any right hereunder (solely as applicable to such party) by an instrument in writing signed by such party. No course of dealing between any holder or the Company and any other party hereto or any failure or delay on the part of a holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

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6.3 Term. This Agreement shall terminate, with respect to any Registrable Securities, as applicable, upon the earlier of (i) the fourth anniversary of the date of this Agreement or (ii) the date as of which all of the Registrable Securities, as applicable, have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)); provided that the provisions of Section 4 and Section 5 shall survive such termination.

6.4 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day (ii) one Business Day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows:

If to the Company:

Northern Lights Acquisition Corp.

10 East 53rd Street, Suite 3001

New York, NY 10022

Attn: John Darwin, Co-Chief Executive Officer

Telephone No.: (615) 554-0044

Email: jdarwin@luminouscap.ca

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, D.C. 20001

Attn: Andrew M. Tucker, Esq.

Telephone No.: (202) 689-2987

Email: andy.tucker@nelsonmullins.com

If to SHF Holding:

SHF Holding Co, LLC

6221 Sheridan Boulevard

Arvada, Colorado 80003

Attn: Chief Executive Officer

Email: FaganD@partnercoloradocu.org

With a copy (which shall not constitute notice) to:

Waller Law, LLC

PO Box 3237

Evergreen, CO 80437

Attn: David Waller

Telephone No.: (720) 583-1716

Email: dave@legalaspirin.com

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If to PCCU:

Partner Colorado Credit Union

6221 Sheridan Boulevard

Arvada, Colorado 80003

Attn: Chief Executive Officer

Email: FaganD@partnercoloradocu.org

With a copy (which shall not constitute notice) to:

Waller Law, LLC

PO Box 3237

Evergreen, CO 80437

Attn: David Waller

Telephone No.: (720) 583-1716

Email: dave@legalaspirin.com

If to a holder of Registrable Securities, other than SHF Holding and PCCU, to the address set forth under such holder’s signature to this Agreement or to such holder’s address as found in the Company’s books and records; or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

6.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Colorado.

6.7 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

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6.8 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court located in Denver, Colorado, for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 6.8 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 6.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

6.9 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

6.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.11 Entire Agreement. This Agreement and the Lock-Up Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

NORTHERN LIGHTS ACQUISITION CORP.

By:
Name: John Darwin
Title: Co-Chief Executive Officer

SHF HOLDING CO., LLC

By:
Name: Richard Bollig
Title: Board Chair

PARTNER COLORADO CREDIT UNION

By:
Name: Linda Head
Title: Board Chair

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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Annex E

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) has been executed, and is effective as of the Closing Date, by Partner Colorado Credit Union, a Colorado-chartered credit union (“PCCU”) and the sole member of SHF Holding Co., LLC, a Colorado limited liability company (“Holding”) and the sole member of the Company (defined below) (PCCU and Holding are referred to herein individually as a “Subject Party” and collectively as the “Subject Parties”), in favor of and for the benefit of Northern Lights Acquisition Corp., a Delaware corporation (including any successor entity thereto, the “Purchaser”), SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company (the “Company”), and each of the Purchaser’s and/or the Company’s respective Affiliates (as defined in the Purchase Agreement (as defined below)), successors, and direct and indirect Subsidiaries (as defined in the Purchase Agreement) (collectively with the Purchaser and the Company, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Purchase Agreement.

WHEREAS, on February 11, 2022, (i) the Purchaser, (ii) 5AK, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Closing for the stockholders of the Purchaser in accordance with the terms and conditions of the Purchase Agreement, (iii) the Subject Parties, and (iv) the Company entered into that certain Unit Purchase Agreement (as amended from time to time in accordance with the terms thereof, the “Purchase Agreement”), pursuant to which the parties thereto intend to effect the purchase by the Purchaser of 100% of the issued and outstanding Company Membership Interests from Holding, in exchange for the Purchase Consideration, all upon the terms and subject to the conditions set forth in the Purchase Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended) and the Colorado Corporations and Association Act (as amended) (the “Purchase”);

WHEREAS, as of the Closing Date, the Company provides financial services to businesses in the cannabis industry (the “Business”);

WHEREAS, in connection with, and as a condition to the consummation of the Purchase and the other transactions contemplated thereby (the “Transactions”), and to enable the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company, the Purchaser has required that the Subject Parties enter into this Agreement;

WHEREAS, each of the Subject Parties is entering into this Agreement in order to induce the Purchaser to consummate the Transactions, pursuant to which the Subject Parties will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Parties, as the former direct and indirect sole member of the Company, have contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

NOW, THEREFORE, in order to induce the Purchaser to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Subject Parties, jointly and severally, hereby agrees as follows:

1.            Restriction on Competition.

(a)          Restriction. Each of the Subject Parties hereby agrees that during the period from the Closing until the five (5) year anniversary of the Closing Date (the “Termination Date,” and such period from the Closing until the Termination Date, the “Restricted Period”), neither of the Subject Parties will, and each will cause its respective Affiliates not to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), (i) anywhere in the United States and (ii) in any other jurisdictions in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing Date or during the Restricted Period (clauses (i) and (ii), collectively, the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance, or control, or participate in the ownership, management, financing, or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor, or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, (I) the provision of services by either of the Subject Parties pursuant to that certain Support Services Agreement and that certain Loan Service Agreement between the Purchaser and PCCU (each of which, as defined in the Purchase Agreement) shall not be a violation of this Agreement; (II) the Subject Parties and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Parties and its Affiliates are not involved in the management or control of such Competitor (“Permitted Ownership”); and (III) the Subject Parties and its Affiliates may lend funds to a Competitor in the ordinary course of business and in accordance with customary terms and conditions, so long as they do not exert control over, or hold an ownership interest in, that Competitor and they do not target Competitors generally.

(b)          Acknowledgment. Each of the Subject Parties acknowledges and agrees, that (i) the Subject Parties possess knowledge of confidential information of the Company and the Business, (ii) the Subject Parties’ execution of this Agreement is a material inducement to the Purchaser to consummate the Transactions and to realize the goodwill of the Company, for which the Subject Parties and/or their respective Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser would not have entered into the Purchase Agreement or consummated the Transactions but for the Subject Parties’ agreements set forth in this Agreement, (iii) it would substantially impair the goodwill of the Company and materially reduce the value of the assets of the Company and cause serious and irreparable injury if the Subject Parties were to use their respective ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein, and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Parties and their respective Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete, and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Parties to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope, and duration, (viii) the consideration provided to the Subject Parties under this Agreement and the Purchase Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

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2.            No Solicitation; No Disparagement.

(a)          No Solicitation of Employees and Consultants. Each of the Subject Parties agrees that, during the Restricted Period, neither of the Subject Parties will, and each will not permit its respective Affiliates to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Parties’ duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant, or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant, or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Parties and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Parties or their respective Affiliates by responding to a general advertisement or solicitation program conducted by or on behalf of either or both of the Subject Parties or any of their respective Affiliates that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel are not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant, or independent contractor of either of the Covered Parties, as of the Closing Date, at any time during the Restricted Period, or as of the relevant time of determination.

(b)         Non-Solicitation of Customers and Suppliers. Each of the Subject Parties agrees that, during the Restricted Period, neither of the Subject Parties will, and each will not permit its respective Affiliates to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Parties’ duties on behalf of the Covered Parties), knowingly and for a purpose competitive with a Covered Party as it related to the Business: (i) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent, or other service provider of a Covered Party at the time of such interference or disruption. For purposes of this Agreement, a “Covered Customer” shall mean (x) any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, as of the Closing Date, at any time during the Restricted Period, or as of the relevant time of determination, and (y) any Person as to whom a Covered Party provides services to a Subject Party under the Account Servicing Agreement (as defined in the Purchase Agreement).

(c)          Mutual Non-Disparagement. The Subject Parties and the Covered Parties each agrees that from and after the Closing until the fifth (5th) anniversary of the end of the Restricted Period, neither will, and each will cause its respective Affiliates not to, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports, or comments) that are disparaging, deleterious, or damaging to the integrity, reputation, or good will of the other or their respective management, officers, employees, independent contractors, or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Parties or the Covered Parties from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action under this Agreement, the Purchase Agreement, or any other Ancillary Document that is asserted in good faith.

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3.            Confidentiality. From and after the Closing Date, each of the Subject Parties will, and each will cause its respective Representatives (as defined in the Purchase Agreement) to, keep confidential and not (except, if applicable, in the performance of the Subject Parties’ duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer, or provide access to, any and all Covered Party Information without the prior written consent of the Purchaser (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the Business, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning, and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced, or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers, or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers, or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information where the Subject Parties can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Parties or any of its Representatives; (iii) is already in the possession of the Subject Parties at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Parties’ documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) the Subject Parties cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Parties and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4.             Representations and Warranties. Each of the Subject Parties hereby represents and warrants, jointly and severally, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) each of the Subject Parties has full power and capacity to execute and deliver, and to perform all of such Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Parties’ obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which either of the Subject Parties is a party or otherwise bound. By entering into this Agreement, each of the Subject Parties certifies and acknowledges that the Subject Parties has carefully read all of the provisions of this Agreement, and that the Subject Parties voluntarily and knowingly enter into this Agreement.

5.             Remedies. The covenants and undertakings contained in this Agreement relate to matters which are of a special, unique, and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. In the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the adversely affected party or parties will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Purchase Agreement or the other Ancillary Documents that may be available, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order, or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of posting bond or security, which each party expressly waives; and (ii) recovery of attorneys’ fees and costs incurred in enforcing the party’s rights under this Agreement. Each of the Subject Parties hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Parties) under or in connection with the Purchase Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

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4.            Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Parties of any obligation or liability arising from any breach by either of the Subject Parties of this Agreement during the Restricted Period. Each of the Subject Parties further agrees that the time periods during which the covenants contained in this Agreement will be effective will be computed by excluding from such computation any time during which either of the Subject Parties is in violation of any provision of such Sections.

5.            Miscellaneous.

(a)          Notices. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser after the Closing, to:	with copies to (which shall not constitute notice):

Northern Lights Acquisition Corp.	Nelson Mullins Riley & Scarborough LLP
10 East 53rd Street, Suite 3001	101 Constitution Avenue, NW, Suite 900
New York, NY 10022	Washington, D.C. 20001
Attn: John Darwin, Co-Chief Executive Officer	Attn: Andrew M. Tucker, Esq.
Telephone No.: (615) 554-0044	Telephone No.: (202) 689-2987
Email: jdarwin@luminouscap.ca	Email: andy.tucker@nelsonmullins.com

If to the Company to:	with a copy (which will not constitute notice) to:

SHF, LLC d/b/a Safe Harbor Financial	Nelson Mullins Riley & Scarborough
5269 W. 62nd Avenue	LLP 101 Constitution Avenue, NW, Suite
Arvada, CO 80003	900 Washington, D.C. 20001
Attn: Chief Executive Officer	Attn: Andrew M. Tucker, Esq.
Email: sundie@shfinancial.org	Telephone No.: (202) 689-2987
Email: andy.tucker@nelsonmullins.com

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If to Holding, to:	with a copy (which will not constitute notice) to:

SHF Holding Co, LLC	Donald T. Emmi
6221 Sheridan Boulevard	David Waller
Arvada, Colorado 80003	1707 Cole Blvd, Suite 210
Attn: Chief Executive Officer	Golden, CO 80401
Email: FaganD@partnercoloradocu.org	Email: donnie@helegal.com
Email: dave@legalaspirin.com

If to PCCU, to:	with a copy (which will not constitute notice) to:

Partner Colorado Credit Union	Donald T. Emmi
6221 Sheridan Boulevard	David Waller
Arvada, Colorado 80003	1707 Cole Blvd, Suite 210
Attn: Chief Executive Officer	Golden, CO 80401
Email: FaganD@partnercoloradocu.org	Email: donnie@helegal.com
with a copy (which will not constitute notice) to:	Email: dave@legalaspirin.com

(b)          Integration and Non-Exclusivity. This Agreement, the Purchase Agreement, and the other Ancillary Documents contain the entire agreement between the Subject Parties and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights, remedies, obligations, and liabilities of the parties under this Agreement are in addition to their respective rights, remedies, obligations, and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Purchase Agreement and any other written agreement between the Subject Parties or their respective Affiliates and any of the Covered Parties. Nothing in the Purchase Agreement will limit any of the obligations, liabilities, rights, or remedies of the Subject Parties or the Covered Parties under this Agreement, nor will any breach of the Purchase Agreement or any other agreement between the Subject Parties or their respective Affiliates and any of the Covered Parties limit or otherwise affect any right or remedy under this Agreement. If any covenant set forth in any other agreement between the Subject Parties or their respective Affiliates and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control.

(c)          Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal, or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal, and enforceable to the fullest possible extent, (ii) the invalidity, illegality, or unenforceability of such provision will not affect the validity, legality, or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality, or unenforceability of such provision will not affect the validity, legality, or enforceability of the remainder of such provision or the validity, legality, or enforceability of any other provision of this Agreement. The Subject Parties and the Covered Parties will substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered, or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Each of the Subject Parties will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

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(d)          Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Parties, the Purchaser, and a majority of the disinterested independent directors of the Purchaser’s board of directors (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, by a majority of the disinterested independent directors of the Purchaser’s board of directors) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition, or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)          Dispute Resolution. Any dispute, difference, controversy, or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) (a “Dispute”) shall be governed by this Section 7(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved within fifteen business days (the “Resolution Period”) after the delivery of such notice may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Colorado. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator's award shall be in writing and shall include a reasonable explanation of the arbitrator's reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Denver, Colorado. The language of the arbitration shall be English.

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(f)           Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Colorado without regard to the conflict of laws principles thereof. Subject to Section 7(e), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Denver, Colorado (or in any appellate courts thereof) (the “Specified Courts”). Subject to Section 7(e), each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(g)          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h)          Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon, and will inure to the benefit of the parties, and their respective successors and assigns. No Covered Party may assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without first obtaining the consent or approval of the Subject Parties (which consent shall not be unreasonably withheld, conditioned or delayed). The Subject Parties each agree that the obligations of the Subject Parties under this Agreement are specific to each of them and will not be assigned by the Subject Parties.

(i)           Disinterested Director Majority Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the majority of the disinterested independent directors of the Purchaser’s board of directors is authorized and shall have the sole right to act on behalf of Purchaser and the other Covered Parties under this Agreement, including the right to enforce the Purchaser’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that any employee, officer, manager or director of either of the Subject Parties serves as a director, officer, employee, or other authorized agent of a Covered Party, such Person shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

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(j)           Construction. Each of the Subject Parties acknowledges that it has been represented by counsel, or had the opportunity to be represented by counsel of its choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k)          Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned, and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l)           Effectiveness. This Agreement shall be binding upon the Subject Parties upon the Subject Parties’ execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Purchase Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

The Subject Parties:

PARTNER COLORADO CREDIT UNION

By:
Name: Linda Head
Title: Board Chair

SHF HOLDING CO, LLC

By:
Name: Richard Bollig
Title: Board Chair

[Signature Page to the Non-Competition Agreement]

Acknowledged and accepted as of the date first written above:

The Purchaser:

NORTHERN LIGHTS ACQUISITION CORP.

By:
Name: John Darwin
Title: Co-Chief Executive Officer

The Company:

SHF, LLC D/B/A SAFE HARBOR FINANCIAL

By:
Name: Sundie Seefried
Title: Chief Executive Officer and Board Chair

[Signature Page to the Non-Competition Agreement]

Annex F

NORTHERN LIGHTS ACQUISITION CORP.1 2022 EQUITY INCENTIVE PLAN

1.         Purpose. The purpose of the Northern Lights Acquisition Corp.1 2022 Equity Incentive Plan (the “Plan”) is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.         Definitions. The following definitions shall be applicable throughout the Plan:

(a)          “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)         “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

(c)         “Board” means the Board of Directors of the Company.

(d)         “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(e)         “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting or similar agreement (or the absence of any definition of “Cause” contained therein), (A) gross misconduct by the Participant which results in loss, damage or injury to the Company or any of its Affiliates, its goodwill, business or reputation; (B) the commission or attempted commission of an act of embezzlement, fraud or breach of fiduciary duty which results in loss, damage or injury to the Company or any of its Affiliates, its goodwill, business or reputation; (C) the unauthorized disclosure or misappropriation of any trade secret or confidential information of the Company, any of its Affiliate or any third party who has a business relationship with the Company; (D) the Participant’s conviction of or plea of nolo contendere to, a felony under any state or federal law which materially interferes with such Participant’s ability to perform his or her services for the Company or any of its Affiliates or which results in loss, damage or injury to the Company or any of its Affiliates, its goodwill, business or reputation; (E) the violation (or potential violation) by the Participant, in any material respect, of a non-competition, non-solicitation, non-disclosure or assignment of inventions covenant between the Participant and the Company or any of its Affiliates; (F) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; or (G) the use of controlled substances, illicit drugs, alcohol or other substances or behavior which interferes with the Participant’s ability to perform his or her services for the Company or any of its Affiliates or which otherwise results in loss, damage or injury to the Company, its goodwill, business or reputation. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

1 Company name to be changed to SHF Holdings, Inc. upon stockholder approval.

(f)          “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)          Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(ii)         Any “Person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2(f)(ii), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company principally for bona fide equity financing purposes, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iv)(A) and 2(f)(iv)(B), (V) any acquisition involving beneficial ownership of less than 50% of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii)        During any period of not more than two (2) consecutive years, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(iv)        Consummation of a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

2

(v)         Stockholder approval of a plan of complete liquidation of the Company.

(g)         “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h)         “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(i)          “Common Shares” means shares of the Company’s Class A common stock (and any stock or other securities into which such ordinary shares may be converted or into which they may be exchanged).

(j)          “Company” means Northern Lights Acquisition Corp.2, a Delaware corporation.

(k)         “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l)          “Effective Date” means the date means the date on which the Plan is approved by the stockholders of the Company.

(m)        “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(n)         “Eligible Person” with respect to an Award denominated in Common Shares, means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement which includes rules regarding equity entitlement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(o)         “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2 Company named to be changed to SHF Holdings, Inc. upon stockholder approval.

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(p)         “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(q)         “Fair Market Value” means, as of any date, the value of Common Shares determined as follows:

(i)          If the Common Shares are listed on any established stock exchange or a national market system will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)         If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Common Share will be the mean between the high bid and low asked prices for the Common Shares on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)        In the absence of an established market for the Common Shares, the Fair Market Value will be determined in good faith by the Committee.

(r)          “Good Reason” means, if applicable to any Participant in the case of a particular Award, as defined in the Participant’s employment agreement or the applicable Award agreement.

(s)          “Immediate Family Members” shall have the meaning set forth in Section 15(b).

(t)          “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(u)         “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(v)         “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.

(w)         “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(x)          “Option” means an Award granted under Section 7 of the Plan.

(y)         “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(z)          “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(aa)        “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

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(bb)       “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(cc)        “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(dd)       “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(ee)       “Performance Formula” shall mean, for a Performance Period, the one or more formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ff)         “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(gg)       “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(hh)       “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(ii)          “Person” has the meaning given such term in the definition of “Change in Control.”

(jj)          “Plan” means this Northern Lights Acquisition Corp.3 2022 Equity Incentive Plan, as amended from time to time.

(kk)        “Qualifying Termination” means, except as otherwise provided by the Committee as set forth in the Award, the occurrence of either a termination of a Participant’s employment by the Company without Cause or for Good Reason, in either case, occurring on or within the 12-month period (or such other period specified in the applicable Award Agreement) following the consummation of a Change in Control.

(ll)         “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(mm)     “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(nn)       “Restricted Stock” means Common Shares, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

3 Company name to be changed to SHF Holdings, Inc. upon stockholder approval.

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(oo)       “Retirement” means, in the case of a particular Award, the definition set forth in the applicable Award Agreement.

(pp)       “SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(qq)       “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(rr)         “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ss)        “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(tt)         “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(uu)       “Subsidiary” means, with respect to any specified Person:

(i)          any corporation, association or other business entity of which more than 50% of the total voting power of shares (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)         any partnership (or any comparable foreign entity (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(vv)       “Substitute Award” has the meaning given such term in Section 5(e).

3.         Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.         Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

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(b)         Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan or by the Board, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the form of Award agreement and the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, including, but not limited to, upon a Qualifying Termination; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)         The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

(d)         Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)         No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

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(f)          Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.          Grant of Awards; Shares Subject to the Plan; Limitations.

(a)    The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(f)          Subject to Section 12 of the Plan, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of [ ]4 Common Shares; provided, that total number of Common Shares that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2022, by a number of Common Shares equal to five percent (5%) of the total outstanding Common Shares on the last day of the prior calendar year (subject to a maximum annual increase of 1,000,000 Common Shares), and (ii) the maximum number of Common Shares that may be granted under the Plan during any single fiscal year to any Participant who is a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided that the non-employee directors who are considered independent (under the rules of The NASDAQ Stock Market or other securities exchange on which the Common Shares are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation. Notwithstanding the automatic annual increase set forth in (i) above, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Common Shares than would otherwise occur pursuant to the stipulated percentage.

(g)         In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, then in each such case the Common Shares so tendered or withheld shall be added to the Common Shares available for grant under the Plan on a one-for-one basis. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan.

(h)         Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

4 To equal 15% of basic Class A shares outstanding.

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(e)         Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

6.         Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.         Options.

(a)        Generally. Each Option granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. The maximum aggregate number of Common Shares that may be issued through the exercise of Incentive Stock Options granted under the Plan is [ ]5 Common Shares. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)        Exercise Price. Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

5 To equal 15% of basic Class A shares outstanding.

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(c)         Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.

(d)        Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the fair market value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, on a case by case basis, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a fair market value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e)         Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

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(f)          Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.         Stock Appreciation Rights.

(a)        Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)        Exercise Price. The Exercise Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c)         Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause. If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the SAR Period.

(d)        Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the fair market value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

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(e)         Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the fair market value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Shares valued at fair market value, or any combination thereof, as determined by the Committee. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

9.          Restricted Stock and Restricted Stock Units.

(a)        Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b)        Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)         Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d)        Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a fair market value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

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(ii)         Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the fair market value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.

10.       Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11.       Performance Compensation Awards.

(a)          Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award. Unless otherwise determined by the Committee, all Performance Compensation Awards shall be evidenced by an Award agreement.

(e)         Discretion of Committee with Respect to Performance Compensation Awards. The Committee shall have the discretion to establish the terms, conditions and restrictions of any Performance Compensation Award. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal (s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.

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(f)          Performance Criteria. The Committee may establish Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards which may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of rollouts of new products and services; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Any Performance Criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(g)        Modification of Performance Goal(s). The Committee is authorized at any time to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect any specified circumstance or event that occurs during a Performance Period, including but not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.

(h)        Terms and Conditions to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals. Following the completion of a Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period.

(i)         Timing of Award Payments. Except as provided in an Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the Committee’s determination in accordance with Section 11(e).

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12.        Changes in Capital Structure and Similar Events. In the event of (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (ii) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(a)         adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(b)         providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;

(c)         accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(d)         modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

(e)         deeming any performance measures (including, without limitation, Performance Criteria and Performance Goals) satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;

(f)          providing that for a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and

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(g)         canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the fair market value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13.        Amendments and Termination.

(a)        Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b)        Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Shares underlying such Option or SAR is less than its Exercise Price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

14.        General.

(a)         Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

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(b)       Nontransferability.

(i)   Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii)        Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement. (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(v)         The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c)         Tax Withholding and Deductions.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required taxes (up to the maximum statutory rate under applicable law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

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(ii)         Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, determined on a case by case basis, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) owned by the Participant having a fair market value equal to such liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such liability.

(d)        No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)         Addenda/International Participants. The Committee may adopt such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards, which Awards may contain such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)          Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

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(g)        Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h)        No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares or other securities that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i)         Government and Other Regulations.

(i)   The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares or other securities pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iv)        The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares or other securities to the Participant, the Participant’s acquisition of Common Shares or other securities from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Shares in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate fair market value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

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(j)          Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)        Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)         No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m)        Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(n)         Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)        Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in Wilmington, Delaware (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Plan, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Plan.

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(p)         Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q)         Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)          Code Section 409A.

(i)          Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Code Section 409A.

(v)         If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Code Section 409A, unless the applicable Award agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Code Section 409A. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

(vi)        Any adjustments made pursuant to Section 12 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 12 to Awards that are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.

(s)         Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

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(t)         Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares or other securities under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u)        Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares or other securities under any Award made under the Plan.

(v)         Erroneously Awarded Compensation. All Awards shall be subject (including on a retroactive basis) to (i) any clawback, forfeiture or similar incentive compensation recoupment policy established from time to time by the Company, including, without limitation, any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, (ii) applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (iii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Shares or other securities are listed or quoted, and such requirements shall be deemed incorporated by reference into all outstanding Award agreements.

[Signature page follows]

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IN WITNESS WHEREOF, this Northern Lights Acquisition Corp.6 2022 Equity Incentive Plan has been duly approved and adopted by the Company and the stockholders as of the dates set forth below.

Adopted by consent of the Board:__________ __, 2022

Stockholder Approved: ________________ __, 2022

NORTHERN LIGHTS ACQUISITION CORP.6

By:

Title:

Date:

[Signature page to Northern Lights Acquisition Corp.6 2022 Equity Incentive Plan]

6 Company name to be changed to SHF Holdings, Inc. upon stockholder approval.

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Annex G

June 23, 2021

Northern Lights Acquisition Corp.

909 Bannock Street

Denver, Colorado 80204

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Northern Lights Acquisition Corp., a Delaware corporation (the “Company”) and Kingswood Capital Markets, division of Benchmark Investments, Inc., as representative of the underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 11,500,000 of the Company’s units (including up to 1,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Units have been approved to be listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 5AK, LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.           The Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval. If the Company engages in a tender offer in connection with any proposed Business Combination, each Insider agrees that it, he or she will not seek to sell its, his or her shares of Common Stock to the Company in connection with such tender offer.

2.            The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 12 months from the closing of the Public Offering (or up to 18 months from the closing of the Public Offering if the Company extends the period of time to consummate a Business Combination, as described in more detail in the Prospectus) or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree not to propose any amendment to the Company’s amended and restated certificate of incorporation that would modify (i) the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 12 months from the closing of the Public Offering (or up to 18 months from the closing of the Public Offering if the Company extends the period of time to consummate a Business Combination, as described in more detail in the Prospectus) or (ii) the other provisions relating to stockholders’ rights or pre-initial business combination activities, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of amounts released for payment of taxes) divided by the number of then outstanding Offering Shares. The Sponsor and each Insider agree to waive its redemption rights with respect to shares of Capital Stock owned by it in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 12 months from the closing of the Public Offering (or up to 18 months from the closing of the Public Offering if the Company extends the period of time to consummate a Business Combination, as described in more detail in the Prospectus) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity.

Each of the Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 12 months from the date of the closing of the Public Offering (or up to 18 months from the closing of the Public Offering if the Company extends the period of time to consummate a Business Combination, as described in more detail in the Prospectus)).

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3.            During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.            In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other stockholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.20 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

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5.            To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 375,000 multiplied by a fraction, (i) the numerator of which is 1,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Initial Stockholders will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Common Stock after the Public Offering (excluding the Private Placement Shares).

6.            The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6, 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.             (a)            The Sponsor and each Insider agrees that it or he shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) six months after the date of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the reported last sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)            The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Units, the Private Placement Shares, the Private Placement Warrants or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants, until 30 days after the completion of the initial Business Combination (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

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(c)            Notwithstanding the provisions set forth in paragraphs 7(a) and 7(b), Transfers of the Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any members of the Sponsor or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

8.            Each of the Sponsor and the Insiders represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding. The Company represents and warrants that, to its knowledge, (i) none of its advisors has been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked, (ii) each advisor’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to such advisor’s background and each advisor’s questionnaire furnished to the Company is true and accurate in all respects, (iii) none of its advisors is subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; and (iii) none of its advisors has been convicted of, or pleaded guilty to, any crime (x) involving fraud, (y) relating to any financial transaction or handling of funds of another person, or (z) pertaining to any dealings in any securities and none of its advisors is currently a defendant in any such criminal proceeding.

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9.             (a)            Except as disclosed in the Prospectus and cash or other compensation to the Company’s officers or advisors to be engaged subsequent to the consummation of the Public Offering (which will be disclosed in the Company’s other filings with the Securities and Exchange Commission), neither the Sponsor nor any individual who is an officer, director or advisor of the Company as of the date hereof nor any affiliate thereof shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by 5AK, LLC; reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; payment to an affiliate of the Sponsor of $10,000 per month, for up to 18 months, for office space, utilities and secretarial and administrative support; and repayment of non-interest bearing loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of the initial Business Combination. The units would be identical to the Private Placement Units. Additionally, up to $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) may be loaned by the Sponsor to fund up to two three-month extensions on the period of time in which the Company has to consummate a Business Combination. Such loans may be convertible into units at a price of $10.00 per unit, which units would be identical to the Private Placement Units.

10.            Each of the Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11.            As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean the 2,875,000 shares of the Company’s Class B common stock, par value $0.0001 per share, initially held by the Sponsor (up to 375,000 Shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised in full by the Underwriters); (iv) “Initial Stockholders” shall mean the Sponsor and any other holder of Founder Shares immediately prior to the Public Offering; (v) “Private Placement Shares” shall mean the 475,675 shares of Common Stock comprising the Private Placement Units (or up to 528,175 shares of Common Stock if the over-allotment option is exercised in full); (vi) “Private Placement Units” shall mean the 475,675 units to be purchased by the Sponsor, or up to 528,175 units if the over-allotment option is exercised in full, each comprised of one share of Common Stock and one-half of one warrant, with each whole warrant entitling the holder thereof to purchase one share of Common Stock, that the Sponsor has agreed to purchase for an aggregate purchase price of $4,756,750 (or up to $5,281,750 if the over-allotment option is exercised in full), or purchase price of $10.00 per Private Placement Unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vii) “Private Placement Warrants” shall mean the Warrants to purchase up to 237,838 shares of Common Stock (or up to 264,088 shares of Common Stock if the over-allotment option is exercised in full) comprising the Private Placement Units; (viii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (ix) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Units shall be deposited; and (x) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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12.            This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.            No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.            Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

15.            This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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16.            This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.            This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.            Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19.            This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by July 31, 2021; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

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Sincerely,

Northern Lights Acquisition Corp.

By:	/s/ John Darwin
Name: John Darwin
Title: Co-Chief Executive Officer

By:	/s/ John Darwin
Name: John Darwin

By:	/s/ Joshua Mann
Name: Joshua Mann

By:	/s/ Chris Fameree
Name: Chris Fameree

By:	/s/ John Burdiga
Name: John Burdiga

By:	/s/ Peter Torres
Name: Peter Torres

By:	/s/ Jonathan Summers
Name: Jonathan Summers

By:	/s/ John Darwin
Name: 5AK, LLC
By: John Darwin, as Managing Partner of Luminous Capital Inc., the Manager of 5AK, LLC

[Signature Page to Letter Agreement]

9

Annex H

SECOND AMENDED AND RESTATED ACCOUNT SERVICING AGREEMENT

This SECOND AMENDED AND RESTATED ACCOUNT SERVICING AGREEMENT (the “Agreement”), dated May 23, 2022, is between Partner Colorado Credit Union, a Colorado-chartered credit union (“Credit Union”) and SHF, LLC, a Colorado limited liability company doing business as “Safe Harbor Financial” (“SHF”), and is effective as of February 11, 2022 (the “Effective Date”). Credit Union and SHF are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

This Agreement is entered into with reference to the following:

A.       SHF provides a suite of services to business members involved in Cannabis Related Businesses (“CRB”).

B.       Pursuant to the Account Servicing Agreement effective as of July 1, 2021 (the “Original Agreement”) between the Credit Union and SHF, the Credit Union has retained SHF to provide the services described on Exhibit A to the Original Agreement (the “Services”) in accordance with the terms and conditions set forth in the Original Agreement.

C.       In connection with the execution and delivery by the parties of the Unit Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among Northern Lights Acquisition Corp., a Delaware corporation (“NLIT”); 5AK, LLC, a Delaware limited liability company, as Purchaser Representative; SHF Holding Co, LLC, a Colorado limited liability company (“Holding”); the Credit Union; and SHF, pursuant to which NLIT will acquire SHF from Holding, the parties entered into the Amended and Restated Account Servicing Agreement effective as of February 11, 2022 (the “Amended and Restated Agreement”), whereby Credit Union continues to engage SHF exclusively to provide the services described herein.

Based on guidance regarding SHF’s regulatory status following the closing of the transactions contemplated by the Purchase Agreement, the parties desire to amend and restate the Amended and Restated Agreement to clarify Section 25 (Term and Termination), as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Union and SHF agree as follows:

1.        Services. SHF shall provide the Services to accounts held for CRBs (“CRB Accounts”) at the Credit Union described on Exhibit A and Addendum A to this Agreement, which are incorporated into this Agreement and made a part of this Agreement by this reference. The Credit Union agrees to refer to SHF all inquiries received from, and referrals of, prospective customers that are CRB entities.

2.        Cost of Servicing CRB Accounts. In addition to providing the Services described on Exhibit A, SHF shall assume the costs associated with obtaining and servicing the CRB Accounts, including customer service (the “Costs”), except that the Costs assumed by SHF shall not include general liabilities incurred by the Credit Union that may affect the accounts such as liability from a data breach. In the event an unforeseen issue arises, the Parties agree to cooperate in good faith with one another to resolve the issue.

3.        Fees. The Credit Union agrees to pay to SHF under this Agreement the fees set forth on Exhibit B, which is incorporated into this Agreement and made a part of this Agreement by this reference. Unless otherwise agreed in writing, all amounts due to SHF will be paid monthly in arrears and upon receipt of invoice. Any amounts due not paid within thirty (30) days will be subject to a late charge of 1.5% per month.

4.        Bank Secrecy Act Compliance. With respect to the Bank Secrecy Act (BSA), SHF shall at all times employ individuals with BSA compliance expertise in order to effectively service CRB Accounts.

5.        Confidentiality of Data. All information regarding each Party’s (the “disclosing Party”) business operations, business systems, member information (i.e., non-public personal information) and related confidential matters (“Confidential Information”) furnished or disclosed to the other Party (the “receiving Party”) in the course of providing the Services under this Agreement shall be held in confidence by the receiving Party, and the receiving Party will not disclose the Confidential Information to any third party or use the Confidential Information other than in accordance with this Agreement, without the prior written consent of the disclosing Party unless such Confidential Information was previously known by the receiving Party free of any obligation to keep it confidential or has been, or is subsequently, made public by the disclosing Party or a third party lawfully in possession of such Confidential Information, or unless such Confidential Information is in the public domain.

6.        Personal Information. SHF agrees that it will not use or disclose Personal Information (as defined below) to any individual or legal entity and will not permit any of its employees, agents, or representatives to do so, except: (a) in the ordinary course of business to carry out the Services; (b) with the prior written consent of the Credit Union; or (c) as required or permitted by applicable law. “Personal Information” means all “non-public personal information,” as defined under the Gramm-Leach-Bliley Act, as amended from time to time (the “Act”), of members of the Credit Union received by SHF pursuant to this Agreement. The use of Personal Information is acknowledged by the Parties to be subject to the restrictions of the Act, CFPB Regulation P, the Fair Credit Reporting Act and state privacy regulations.

Each Party agrees to comply with all provisions of the federal and state laws and regulations related to the protection of Personal Information, including the Act and NCUA Regulations 748, 748A and 748B that are applicable to SHF as a third party provider of the services provided hereunder. Each Party shall implement and maintain commercially reasonable and prudent measures, as determined by each Party in its reasonable discretion, from time to time in accordance with applicable law, including the Act, which are designed to meet the following objectives: (a) to protect the security and confidentiality of Personal Information, (b) to protect against any reasonably anticipated threats or hazards to the security or integrity of such Personal Information, and (c) to protect against unauthorized access to or use of Personal Information that could result in substantial harm or inconvenience to the applicable customer of Credit Union. Each Party agrees that it will promptly notify the other Party of any actual or suspected data breach.

7.        Use of Information and Connectivity. Subject to Paragraphs 4 and 5 of this Agreement, the Credit Union agrees that SHF shall have full right, as permitted by law, to use any data and other information relating to data provided to SHF in connection with the Services. SHF agrees to connect to the Credit Union’s systems through an appropriately secure method for all connections to such systems. The Credit Union agrees to provide SHF with a daily download of all account data to SHF’s systems. Each Party will follow security procedures for the treatment of Confidential Information and Personal Information gathered by use of such systems. The Credit Union will be responsible for the security of transmission of information from the Credit Union to SHF and provision of information free from malware, viruses, worms and the like. The Credit Union will send any Confidential Information or Personal Information only by a secure email portal.

8.        Indemnification.

(a)           SHF agrees that the Services will be conducted in conformity with applicable state, federal, and local laws, statutes, and regulations, including but not limited to the Act. Subject to Paragraphs 8 and 9 of this Agreement, SHF shall indemnify the Credit Union and hold the Credit Union, its officers, directors, employees, agents, attorneys, subsidiaries, representatives, and its successors and assigns, harmless from and against any and all claims made or threatened by any third party, and all related out-of-pocket losses, expenses, damages, costs, or liabilities, including reasonable attorneys’ fees and expenses incurred in investigation or defense of same (“Losses”) resulting from claims, damages or liabilities arising out of any unlawful practices or willful misconduct by SHF in the provision of the Services. In the event the Credit Union receives any claim or demand or becomes subject to any suit or proceeding under which a claim may be made against SHF under this Paragraph 7, the Credit Union shall give prompt written notice thereof to SHF, which will be entitled to participate in the settlement or defense thereof and, if SHF elects, to take over and control the settlement or defense thereof. Any required notice shall include a copy of any claim, all correspondence between the Credit Union and the claimant and the name, addresses and telephone numbers of the claimant and the claimant’s attorney, if any. In any case, the Credit Union and SHF shall cooperate in the defense of any such, claim, demand, suit or proceeding, including providing information and making available at least one (1) employee or agent who can testify regarding any claims or defenses

(b)           The Credit Union shall indemnify SHF and hold SHF, its officers, directors, employees, agents, attorneys, subsidiaries, parent companies, representatives, and its successors and assigns, harmless from and against any and all claims made or threatened by any third party, and all related Losses resulting from claims, damages or liabilities arising out of any unlawful practices or willful misconduct by Credit Union in the performance of its obligations under this Agreement or in connection with accounts opened or maintained by the Credit Union. In the event SHF receives any claim or demand or becomes subject to any suit or proceeding under which a claim may be made against the Credit Union under this Paragraph 8, SHF shall give prompt written notice thereof to the Credit Union, which will be entitled to participate in the settlement or defense thereof and, if the Credit Union elects, to take over and control the settlement or defense thereof. Any required notice shall include a copy of any claim, all correspondence between SHF and the claimant and the name, addresses and telephone numbers of the claimant and the claimant’s attorney, if any. In any case, the Credit Union and SHF shall cooperate in the defense of any such, claim, demand, suit or proceeding, including providing information and making available at least one employee or agent who can testify regarding any claims or defenses.

(c)           The Parties also agree that they will indemnify the other Party and hold the other Party harmless from any damages and out-of-pocket losses resulting from Losses due to a Party’s failure to follow reasonable security procedures in the storage, transmission and treatment of Confidential Information or Personal Information.

9.       Limited Warranty. SHF warrants that it will use commercially reasonable and prompt efforts to provide the Services pursuant to the terms of this Agreement with the requisite skill levels usual and typical for a company providing the Services, and that it will reasonably comply with the requirements of all relevant laws and regulations related to the Services to be provided pursuant to the terms of this Agreement. THE SOLE LIABILITY OF SHF FOR PERFORMANCE OF THE SERVICES DESCRIBED HEREIN IS LIMITED TO THE EXPRESS WARRANTIES STATED ABOVE. THE EXPRESS WARRANTIES ARE IN SUBSTITUTION OF ALL OTHER WARRANTIES, INCLUDING IMPLIED WARRANTIES, AND ARE IN LIEU OF ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER WRITTEN, ORAL, OR IMPLIED WARRANTIES ARISING OUT OF ANY COURSE OF DEALING, CUSTOM, OR USAGE OF TRADE.

10.     Limitation of Liability. In no event shall either Party be liable under this Agreement or otherwise for any punitive, exemplary, special, incidental, direct or consequential damages including, without limitation, loss or injury to earnings, profits or goodwill, regardless of whether such damages were foreseeable or whether the Party has been advised of the possibility of such damages. The Parties agree that no action may be instituted hereunder against either Party more than one (1) year after the cause of action occurred or should have been discovered by reasonable diligence of the Party except in the event of a breach of the requirements of confidentiality. NOTWITHSTANDING ANYTHING TO THE CONTRARY (INCLUDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT), IN NO EVENT SHALL SHF’S LIABILITY UNDER THIS AGREEMENT, INCLUDING SHF’S OBLIGATIONS UNDER PARAGRAPH 7 OF THIS AGREEMENT, FOR ALL CLAIMS ARISING UNDER, OR RELATED TO, THIS AGREEMENT EXCEED, IN THE AGGREGATE (INCLUSIVE OF ANY AND ALL CLAIMS MADE BY THE CREDIT UNION AGAINST SHF, WHETHER RELATED OR UNRELATED), THE AMOUNT EQUAL TO THE THREE (3) MONTHS OF TOTAL FEES PAID OR TO BE PAID HEREUNDER. The Credit Union acknowledges that the immediately preceding sentence is a material factor in causing SHF to enter into this Agreement, including the pricing for the Services.

11.     Default. In the event either Party is in default in the payment of any fee set forth above or fails to pay for any charge or Service provided for hereunder, such Party shall be in default and the other Party may, at its option and after thirty (30) days’ notice and opportunity to cure, terminate this Agreement. In the event either Party fails to carry out any other requirement of this Agreement, such Party shall be in default and the non-defaulting Party shall have the right to, at its option and after thirty (30) days’ notice and opportunity to cure, terminate this Agreement and pursue any other remedies it may have. Notwithstanding the foregoing, upon request of either Party upon receipt of a notice of default, the Parties agree to a follow the dispute resolution process set forth in Paragraph 25 below. If mediation does not resolve the dispute (or is not applicable) the Parties shall have all of the remedies available at law and equity. In the event of dispute over payment, payments not in dispute shall continue to be paid until termination of this Agreement.

Either Party shall be in default in the event such Party is determined bankrupt, insolvent or unable to pay its debts in the ordinary course of business, or upon the appointment of a receiver or trustee for the benefit of creditors.

12.     Audits. Each Party shall have the right, at such Party’s expense, to examine and audit the other Party’s records pertaining to the Services and the fees due and payable hereunder, to verify the accuracy and propriety of all fees and each Party’s compliance with this Agreement. Audits may be performed, either on-site or remotely, at such Party’s discretion and may be conducted by a third-party auditor or examiner, in such Party’s discretion and at such Party’s expense. All audits are subject to applicable confidentiality requirements. The scope of each audit shall be agreed upon in advance by both Parties and shall only relate to services provided under this Agreement.

13.     Member Service and Quality. Each Party agrees to forward to the other Party a copy of any written complaint received from a member in regard to the handling of an account, as well as the response made or action taken and will cooperate with the other Party to respond to the complaint.

14.     Assignment of Agreement. This Agreement shall not be assigned by any Party without the express prior written consent of the other Party, which will not be unreasonably withheld by either Party.

15.     Independent Contractor Status. The Agreement shall not be construed as creating an employee/employer, agency, partnership, or joint venture relationship between SHF and the Credit Union. Each Party shall have the obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed under the Agreement and shall be liable for all acts or omissions of its employees and agents in performing their respective obligations hereunder.

16.     Retention of Records. Each Party shall maintain, at no additional expense to the other Party and in a reasonably accessible location, all records related to Services under the Agreement. Such records shall include, but not be limited to, account records, original invoices, correspondence, records, logs, notes, and any other data or documents related to SHF’s provision of Services under this Agreement and the related accounts opened by the Credit Union. Each Party shall maintain such records for each account for a period of not less than three (3) years from the creation of the account or for such longer period of time if so required by law.

17.     Exclusivity. The Credit Union acknowledges and agrees that: (a) SHF will be the exclusive provider of the Services to the Credit Union during the term of this Agreement for all current CRB customers of the Credit Union and for all prospective CRB entities who are referred to or approach the Credit Union for financial or lending services and (b) SHF shall be permitted to provide the Services to other financial institutions, including credit unions.

18.     Force Majeure. SHF shall not be held responsible for any delays in, or failure or suspension of service caused by mechanical or power failure, computer malfunction (whether hardware, firmware or software related), strikes, pandemic, labor difficulties, fire, inability to operate or obtain service for its equipment, unusual delay in transportation, acts of God, or other causes reasonably beyond the control of SHF. SHF agrees to implement its business continuity plan in such event.

19.     Integration and Governing Law. This Agreement, together with Exhibits A and B, amends, restates and supersedes the Original Agreement and, together with the Amended and Restated Support Services Agreement dated as of the date hereof between SHF and the Credit Union and the addenda thereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof. This Agreement does not affect or modify any current employee manual and procedures of the Credit Union or SHF; provided, however, that if any such manual or procedures conflict with the terms of this Agreement, the manual or procedures shall control and the parties shall amend this Agreement as necessary. The parties each agree to provide the other party with not less than forty-five (45) days’ prior written notice of any changes to such manual or procedures that may conflict with the terms of this Agreement; provided, however, if such changes, in a party’s reasonable judgment, are determined to be necessary to avoid violation of applicable laws, rules or regulations, then such party shall be permitted to amend such manual or procedures as are reasonably necessary to bring such manual or procedures into compliance with such laws, rules or regulations, with contemporaneous written notice to the other party. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (excluding those pertaining to conflicts of laws), except to the extent specifically required by the laws of any other jurisdiction (including federal law) which has jurisdiction over this Agreement or the Services provided herein. Dispute resolutions required by Paragraph 26 of this Agreement will take place virtually. If the Parties are not able to agree on a resolution through mediation and a Party chooses to proceed with any other dispute resolution, including litigation or arbitration, then the venue of such dispute resolution shall be in a state or federal court located in the Denver, Colorado metropolitan area.

20.     Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in the manner and to the addresses as provided in the Purchase Agreement.

21.     Severability and Interpretation. If any provision (in whole or in part) of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the Parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. This Agreement and Exhibits A and B shall not be interpreted in favor or against any Party because such Party or its counsel drafted this Agreement.

22.     Waiver. All rights and duties within this Agreement are material. No waiver of any rights hereunder shall be deemed effective unless in writing executed by the waiving Party. No waiver of any provision of this Agreement shall be deemed a waiver of a subsequent breach or noncompliance with such provision or a waiver of breach or non-compliance with any other provision. The Parties agree that no failure to exercise, and no delay in exercising, any right hereunder on the part of either Party shall operate as a waiver of any such right. The Parties agree that no single or partial exercise of any right hereunder shall preclude its further exercise

23.     Survival. All representations, warranties, indemnities and covenants made herein shall survive the termination of this Agreement and shall remain enforceable after such termination.

24.     Modification. Except as specifically stated herein, no modification, amendment or waiver shall be binding on the Parties unless made in writing and signed by both Parties. Without limiting the foregoing, the Parties agree that, from time to time, the Parties may elect to modify Exhibits A and/or B to this Agreement by executing and countersigning an amended version of Exhibits A or B, as the case may be.

25.     Term and Termination. This Agreement shall be for an initial term of three (3) years from the Effective Date of this Agreement. The Agreement shall be renewed thereafter for one (1) year terms until and unless a party provides one hundred twenty (120) days written notice prior the end of the current term or there is a termination for cause under Paragraph 11. Notwithstanding the foregoing, during the initial term, the Credit Union shall not be entitled to provide notice of its intention not to renew this Agreement until thirty (30) months following effective date of this Agreement; provided, however, that this Agreement shall terminate within thirty (30) days following notice from SHF that all CRB Accounts have been assumed by another financial institution. The Credit Union acknowledges and agrees that SHF may undertake a transaction resulting in the assumption of all or a portion of the CRB Accounts at any time in SHF’s sole discretion. The parties may terminate one or more of the services without terminating all the services herein provided.

26.      Disputes. In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof (a “Dispute”), the party raising such Dispute shall notify the other promptly and no later than sixty (60) days from the date of its discovery of the Dispute. The parties shall cooperate and attempt in good faith to resolve any Dispute promptly by negotiating between persons who have authority to settle the Dispute. The proceedings contemplated by this Section shall be as confidential and private as permitted by law. The parties agree that no services to be provided under this Agreement shall be disrupted as a result of any Dispute while such Dispute is pending between the parties, except as otherwise provided herein. If, following efforts taken in good faith by the parties for up to sixty (60) days, the dispute, controversy or claim is not resolved to the reasonable satisfaction of both parties, then the parties shall be entitled to seek such remedies as are available at law or equity.

27.      Parties Bound; Third Party Beneficiary. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective successors and/or assigns when permitted by this Agreement. The parties acknowledge and agree that NLIT is an intended third-party beneficiary of this Agreement and shall be entitled to enforce the provisions of this Agreement. For the avoidance of doubt, except as otherwise provided in this Agreement, the Agreement shall not be terminated, cancelled, amended, modified, supplemented or changed, or any provision, default, breach or performance waived, or any assignment or novation made in any manner, without the prior written consent of NLIT (such consent to be granted or withheld in NLIT’s sole discretion). If a regulatory body with jurisdiction over the Credit Union requires the termination, cancellation, amendment, modification, supplement or novation, the Parties agree to negotiate in good faith a mutually satisfactory termination, cancellation, amendment, modification, supplement or novation of this Agreement that is consistent with the purposes of this Agreement and the requirements of such regulatory body.

28.      Counterparts. This Agreement may be executed and delivered by the parties in counterparts, including by electronic signatures, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

29.      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

[SIGNATURES ON FOLLOWING PAGE]

In Witness Whereof, the Credit Union and SHF have caused this Agreement to be executed and delivered by their duly authorized officers, effective as of the Effective Date.

Partner Colorado Credit Union		SHF, LLC

By:		By:
	Name: Douglas M. Fagan		Name: Sundie Seefried
	Title: Chief Executive Officer		Title: Chief Executive Officer

EXHIBIT A—SERVICES

1.	BSA Compliance Services for Cannabis Related Businesses (CRBs)

a.	Validation of deposits according to approved procedures and policies
b.	Monitoring
c.	Site Visits
d.	Quarterly and Annual Due Diligence Analysis
e.	Case Management
f.	BSA Report Filings (about 1000 / month)
g.	Account Closures & Termination SARs

2.	Advertising and Marketing for CRB Clients

a.	Public Speaking
b.	Print, SEO, Direct Mailings

3.	Onboarding CRB Members

a.	Loan and Account Inquiry Management
b.	Interviewing
c.	Due Diligence
d.	Account Approvals
e.	Quality Control
f.	Booking Accounts

4.	Onboarding Third Party/Fintech Account Management (involving cannabis clients)
a.	Same as above but somewhat more complicated with third party management.

5.	Official Inquiry Management/Submission on CRBs
a.	IRS, Subpoenas, etc.

6.	Service Management for CRBs & Third-Party Payment Processors

a.	Account activity inquiries
b.	Outgoing wire form preparation
c.	Incoming wire communications with client
d.	Account Overdraft Notifications to client
e.	Loan payment processing
f.	Loan referrals
g.	Loans
h.	Loan BSA certification reviews
i.	Sweep Management to assist with PCCU balance sheet limitations

7.	Reporting

a.	Quarterly BSA review

The provisions of this Exhibit A are agreed to by the Credit Union and SHF and are incorporated into the Agreement.

Partner Colorado Credit Union		SHF, LLC

By:		By:
	Name: Douglas M. Fagan		Name: Sundie Seefried
	Title: Chief Executive Officer		Title: Chief Executive Officer

Exhibit B—FEES

In accordance with Paragraph 3 of the Agreement, the following fees shall be paid by the Credit Union to SHF for providing the Services:

FEES:

All cannabis-related income, including all lending-related income (such as loan origination fees, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on the Credit Union core system. Cannabis accounts are defined as those accounts in which the account owner has a business that is in any way interacting with the cannabis industry. Multi-state hemp accounts are those accounts in which the account owner has a business that operates in multiple states and interacts with the hemp industry.

The provisions of this Exhibit B are agreed to by the Credit Union and SHF are incorporated into the Agreement.

Partner Colorado Credit Union		SHF, LLC

By:		By:
	Name: Douglas M. Fagan		Name: Sundie Seefried
	Title: Chief Executive Officer		Title: Chief Executive Officer

Addendum A – Compliance Report Filing

This Compliance Report Filing Addendum (“Addendum”) is entered into in conjunction with the Amended and Restated Account Servicing Agreement dated February 11, 2022 (the “Account Servicing Agreement”) by and between Partner Colorado Credit Union (“Credit Union”) and SHF, LLC (“CUSO”), to be effective as of the Effective Date of the Account Servicing Agreement. Capitalized terms used but not defined in this Addendum shall have the meanings as set forth in the Account Servicing Agreement. Credit Union and CUSO are sometimes referred to individually as a “party” and collectively as the “parties.”

WHEREAS, Credit Union is a Colorado credit union that provides deposit accounts to cannabis-related businesses (“CRBs”) participating in the legalized cannabis industry;

WHEREAS, SHF is a credit union service organization that is, as of the date of this Addendum, indirectly wholly owned by Credit Union and that provides banking and compliance services to Credit Union in connection with its CRB Accounts;

WHEREAS, in its capacity as a credit union service organization, CUSO may encounter CRB Account activity on accounts on deposit at Credit Union that would require Credit Union to file Compliance Reports with the Department of Treasury’s Financial Crimes Enforcement Network (“FinCEN”) or other governmental enforcement agencies;

WHEREAS, FinCEN, under the Bank Secrecy Act (the “Act”) and the regulations promulgated thereunder, requires credit unions to report suspicious transactions and other transactions made by members in amounts greater than $10,000;

WHEREAS, Credit Union desires to authorize and delegate to CUSO the ability to file various Compliance Reports on its behalf based for transactions observed during the course of the services provided by CUSO to Credit Union under the Amended and Restated Account Servicing Agreement dated February 11, 2022 (the “Agreement”).

NOW THEREFORE, the parties agree, and the Agreement is hereby modified as follows:

1.             Credit Union hereby delegates to CUSO the authority to prepare and file Compliance Reports for certain transactions encountered during the services provided by CUSO to Credit Union under the Account Servicing Agreement. For the purposes of this Addendum, “Compliance Reports” shall include any transactions which requires reporting under the Act, including specifically, Suspicious Activity Reports (“SARs”) and Currency Transaction Reports (“CTRs”).

2.             When CUSO observes any reportable activity (as described in 12 CFR § 748.1), CUSO shall prepare a SAR on Form SAR-TDF 90-22.47 (also known as NCUA Form 2362). CUSO shall complete each SAR in accordance with the procedures set forth in 12 CFR § 748.1(2)(ii), with the intent to satisfy the reporting obligations of Credit Union. The SAR shall be filed by CUSO in the name of Credit Union under the delegation of authority described herein.

3.             When CUSO observes any currency transaction in whole or in aggregate in excess of $10,000, CUSO shall complete a CTR in accordance with 31 CFR §§ 1010.311 and 1010.313. The CTR shall be filed by CUSO in the name of Credit Union under the delegation of authority described herein.

4.             CUSO shall provide to Credit Union a copy of each SAR and CTR filed, together with supporting documentation. In addition, CUSO shall maintain a copy of the same for a period of five (5) years from the date of the SAR filing.

5.             Right to Audit. Each party shall have such audit rights as set forth in Section 12 of the Account Servicing Agreement.

6.             Confidentiality. The provisions of Section 5 of the Account Servicing Agreement shall apply to the information received and the reports generated in accordance with this Addendum.

7.             Nothing in this Addendum shall prevent either party from determining that such party has an obligation under the Act to file a Compliance Report relating to any activity, and from making such filing independent of the other party hereto, in which case the party filing the Compliance Report shall provide a copy of such Compliance Report to the other party.

8.             This Addendum contains the written instructions of Credit Union pursuant to the terms of the Account Servicing Agreement. Except to the extent supplemented herein, the Agreement and its terms and conditions shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have executed this Addendum as of last date below:

Partner Colorado Credit Union		SHF, LLC

By:	/s/ Douglas M. Fagan	By:	/s/ Sundie Seefried
	Name: Douglas M. Fagan		Name: Sundie Seefried
	Title: Chief Executive Officer		Title: Chief Executive Officer

Annex I

SECOND AMENDED AND RESTATED SUPPORT SERVICES AGREEMENT

This SECOND AMENDED AND RESTATED SUPPORT SERVICES AGREEMENT (“Agreement”), dated as of May 23, 2022, is effective as of February 11, 2022 (“Effective Date”) and is between SHF, LLC, a Colorado limited liability company doing business as “Safe Harbor Financial” and a credit union service organization (“CUSO”), and Partner Colorado Credit Union, a Colorado-chartered credit union (“Credit Union”).

In consideration of the mutual promises contained in this Agreement, the contracting parties agree as follows:

RECITALS

Pursuant to the Support Services Agreement effective as of July 1, 2021 (the “Original Agreement”) between the CUSO and the Credit Union, the CUSO has engaged the Credit Union to provide services to the CUSO as an independent contractor to perform for the CUSO one or more of the following services: IT and data processing services, accounting services, banking and financial services, human resources services, loan administration services, furniture and equipment rental, office space rental and marketing functions for the operation of a credit union service organization.

Under the Original Agreement, the Credit Union has agreed to make available its designated agents and employees to consult with the management and the administrative staff of the CUSO and to undertake for the CUSO consultation as to the direction of certain functions in the operation of the CUSO in order that the CUSO has the benefit of the Credit Union’s expertise.

In connection with the execution and delivery by the parties of the Unit Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among Northern Lights Acquisition Corp., a Delaware corporation (“NLIT”); 5AK, LLC, a Delaware limited liability company, as Purchaser Representative; SHF Holding Co, LLC, a Colorado limited liability company (“Holding”); the Credit Union; and the CUSO, pursuant to which NLIT will acquire the CUSO from Holding, the parties entered into the Amended and Restated Support Services Agreement effective as of February 11, 2022 (the “Amended and Restated Agreement”), whereby CUSO continues to engage the Credit Union to provide the services described herein.

Based on guidance regarding CUSO’s regulatory status following the closing of the transactions contemplated by the Purchase Agreement, the parties desire to amend and restate the Amended and Restated Agreement to clarify Section 1 (Term), as provided herein.

AGREEMENT

1.        Term. This Agreement shall be for an initial term of three (3) years from the Effective Date of this Agreement. The Agreement shall be renewed thereafter for one (1) year terms until and unless a party provides one hundred twenty (120) days written notice prior the end of the current term or there is a termination for cause under Section 11. Notwithstanding the foregoing, during the initial term, the Credit Union shall not be entitled to provide notice of its intention not to renew this Agreement until thirty (30) months following the Effective Date; provided, however, that this Agreement shall terminate within thirty (30) days following notice from the CUSO that all CRB Deposits (as defined below) are assumed by another financial institution. The parties may terminate one or more of the services without terminating all the services herein provided.

2.        Operational and Other Services; Service Standards. The Credit Union shall make its designated agents and/or employees available to consult with the CUSO employees and its management, at reasonable times, concerning matters pertaining to employees and employee benefits, accounting services, marketing services, operational services and any other consulting services requested by the CUSO. The Credit Union shall designate from time to time its agents and/or employees to provide the services herein. The Credit Union agrees to reasonably determine, in consultation with the CUSO, which of the Credit Union’s agents and/or employees to so designate and the amount of time each of the respective designated agents and/or employees it shall commit to the service of the CUSO under this Agreement. The Credit Union agrees to provide such services in accordance with applicable laws, rules and regulations and best practices in the industry, consistent with at least the standard of care it uses when undertaking such activities on its own behalf.

3.        Shared Employees. The Credit Union, at the CUSO’s reasonable request and as the parties shall agree, shall make available designated management and non-management Credit Union employees on a shared basis to perform duties for the CUSO. While the shared employees are performing duties for the CUSO, the shared employees are exclusively within the control of the CUSO, regardless of which entity pays the employee. Due to applicable laws and regulations, the CUSO is not permitted to pay certain shared employees directly for services provided to the CUSO and, consequently, all shared employees will be paid by the Credit Union and the Credit Union will be reimbursed for those costs by the CUSO pursuant to this Agreement.

4.        Compensation for Consultant, Management and Employee Services. The Credit Union shall receive from the CUSO a monthly account service fee for the performance of all services to be rendered to the CUSO for consultant, management and shared employee services pursuant to the terms of this Agreement. The monthly account service fees, along with related services, are set forth on Addendum A of this Agreement. The monthly account service fee amount may be adjusted upon CUSO’s needs for additional Credit Union personnel, following written notice by the Credit Union to the CUSO and subject to agreement of the parties.

5.        Office Space Lease. The lease agreement attached to the Original Agreement as Addendum B (the “Lease”), which for reference purposes is attached hereto as Addendum B, shall continue from the Effective Date on the terms set forth therein. Credit Union may adjust the rental rate by giving CUSO ninety (90) days notice prior to the end of the term of the Lease or any renewal term of the Lease. The Credit Union will continue to provide furnished office space as the CUSO may request and the Credit Union has available, as provided in the Lease. The parties may add to the space leased at any time and may terminate the space leased or any portion thereof upon the execution of an amended lease. The CUSO will name the Credit Union as an additional loss payee on its insurance policy.

6.        Compensation for Special Projects. Special projects, such as a special marketing campaign or an executive search, which are beyond the day-to-day services routinely required or expected between the parties, shall be billed on a per project basis, as the parties shall agree, consistent with the rates for time charged for the regular and routine duties rendered by employees of the parties to this Agreement.

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7.        Costs. The Credit Union may bill the CUSO for direct costs incurred on behalf of the CUSO.

8.        Additional Covenants of the Credit Union. The Credit Union agrees that, for so long as this Agreement is in effect:

(a)         it shall not make distributions to its members in excess of the amounts set forth on Addendum C;

(b)         it shall allow the ratio of deposit balances relating to the CUSO’s CRB customers (“CRB Deposits”) to total Credit Union assets to be at least the percentage set forth on Addendum D, subject to applicable regulatory requirements; and

(c)         it shall promptly and not later than five (5) business days from receipt provide to the CUSO copies of all notices, inquiries, requests for information or other communications from any regulatory authority having jurisdiction over all or any part of the services provided or to be provided by the Credit Union to the CUSO under this Agreement.

9.        Audits. Each party shall have the right, at such party’s expense, to examine and audit the other party’s records pertaining to the Services and the fees due and payable hereunder, to verify the accuracy and propriety of all fees and each party’s compliance with this Agreement. Audits may be performed, either on-site or remotely, at such party’s discretion and may be conducted by a third-party auditor or examiner, in such party’s discretion and at such party’s expense. All audits are subject to applicable confidentiality requirements. The scope of each audit shall be agreed to in advance by the parties and shall only relate to services provided under this Agreement..

10.      Limited Liability. With regard to the services to be performed either party pursuant to the terms of this Agreement, neither party shall be liable to the other party, or to anyone who may claim any right due to any relationship with the other party, for any acts or omissions in the performance of the services on the part of the party or on the part of the agents or employees of the party, except when these acts or omissions of the party are due to gross negligence or willful misconduct, as determined and adjudged by a court of competent jurisdiction. Each party agrees to indemnify and hold the other party harmless from any obligations, costs, claims, judgments, and expenses, including attorney’s fees, arising or resulting from (a) a breach of this Agreement by such party or (b) the services rendered by such party to the other party pursuant to the terms of this Agreement or in any way connected with the rendering of said services, except with respect to clause (b) when due to the gross negligence or willful misconduct of the other party, its authorized agents and/or employees and the other party is adjudged to be guilty of gross negligence or willful misconduct by a court of competent jurisdiction.

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11.      Default. In the event either party is in default in the payment of any fee due hereunder or is otherwise in breach of its obligations under this Agreement, such party shall be in default and the other party may, at its option and after thirty (30) days’ notice and opportunity to cure, terminate this Agreement. In the event either party fails to carry out any other requirement of this Agreement, such party shall be in default and the non-defaulting party shall have the right to, at its option and after thirty (30) days’ notice and opportunity to cure, terminate this Agreement and pursue any other remedies it may have. Notwithstanding the foregoing, upon request of either party upon receipt of a notice of default, the Parties agree to a follow the dispute resolution process set forth in Section 19 below. If mediation does not resolve the dispute (or is not applicable) the parties shall have all of the remedies available at law and equity. In the event of dispute over payment, payments not in dispute shall continue to be paid until termination of this Agreement.

Either party shall be in default in the event such party is determined bankrupt, insolvent or unable to pay its debts in the ordinary course of business, or upon the appointment of a receiver or trustee for the benefit of creditors.

In the event of a termination of this Agreement by the Credit Union under this Section11, the Credit Union agrees, subject to regulatory approval if needed and compliance with all applicable rules and regulations, polices and procedures, that it will continue to hold the CRB Deposits generated as a result of the CUSO’s activities under the Amended and Restated Account Servicing Agreement dated as of the date hereof between the CUSO and the Credit Union (the “Account Servicing Agreement”) until such time as the CUSO is able to make arrangements with a third-party financial institution to hold such deposits.

12.      Not a Joint Venture. The parties are not engaged in a joint venture. The use of a party’s employees to perform services for the other party shall not be construed to create a joint venture. Each party is providing services to the other party as an independent contractor and neither party shall be deemed or construed to be an employee or agent of the other.

13.      Amount of Time Devoted to Services. The CUSO reserves the right to request the increase or decrease of the time spent by the agents and employees of the Credit Union as the CUSO’s business shall reasonably require from time to time. Following a request by the CUSO, Credit Union shall conduct a cost analysis and determine what adjustment, if any, shall be made to the monthly account service fees. Once its cost analysis is completed, Credit Union shall provide CUSO with a copy of its costs analysis and, if the cost analysis reveals Credit Union costs in excess of those previously incurred by Credit Union in providing its services hereunder, Credit Union and CUSO shall agree on a reasonable increase to Credit Union’s monthly service fee.

14.      Governing Law. This Agreement shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the State of Colorado. Each party hereby submits to the jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

15.      Assignment. This Agreement shall not be assigned by any party without the express prior written consent of the other party.

16.      Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

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17.       Parties Bound; Third Party Beneficiary. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective successors and/or assigns when permitted by this Agreement. The parties acknowledge and agree that NLIT is an intended third-party beneficiary of this Agreement and shall be entitled to enforce the provisions of this Agreement. For the avoidance of doubt, except as otherwise provided in this Agreement, the Agreement shall not be terminated, cancelled, amended, modified, supplemented or changed, or any provision, default, breach or performance waived, or any assignment or novation made in any manner, without the prior written consent of NLIT (such consent to be granted or withheld in NLIT’s sole discretion). If a regulatory body with jurisdiction over the Credit Union requires the termination, cancellation, amendment, modification, supplement or novation, the parties agree to negotiate in good faith a mutually satisfactory termination, cancellation, amendment, modification, supplement or novation of this Agreement that is consistent with the purposes of this Agreement and the requirements of such regulatory body.

18.       Entire Agreement. This Agreement amends, restates and supersedes the Original Agreement and, together with the Lease, the Account Servicing Agreement and the Loan Servicing Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof. This Agreement does not affect or modify any current employee manual and procedures of the Credit Union or the CUSO; provided, however, that if any such manual or procedures conflict with the terms of this Agreement, the manual or procedures shall control and the parties shall amend this Agreement as necessary. The parties each agree to provide the other party with not less than forty-five (45) days’ prior written notice of any changes to such manual or procedures that may conflict with the terms of this Agreement; provided, however, if such changes, in a party’s reasonable judgment, are determined to be necessary to avoid violation of applicable laws, rules or regulations, then such party shall be permitted to amend such manual or procedures as are reasonably necessary to bring such manual or procedures into compliance with such laws, rules or regulations, with contemporaneous written notice to the other party.

19.       Disputes. In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof (a “Dispute”), the party raising such Dispute shall notify the other promptly and no later than sixty (60) days from the date of its discovery of the Dispute. The parties shall cooperate and attempt in good faith to resolve any Dispute promptly by negotiating between persons who have authority to settle the Dispute. The proceedings contemplated by this Section shall be as confidential and private as permitted by law. The parties agree that no services to be provided under this Agreement shall be disrupted as a result of any Dispute while such Dispute is pending between the parties, except as otherwise provided herein. If, following efforts taken in good faith by the parties for up to sixty (60) days, the dispute, controversy or claim is not resolved to the reasonable satisfaction of both parties, then the parties shall be entitled to seek such remedies as are available at law or in equity.

20.       Counterparts. This Agreement may be executed and delivered by the parties in counterparts, including by electronic signatures, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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21.       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURES ON FOLLOWING PAGE]

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The parties have caused this Agreement to be executed and delivered by their duly authorized officers, effective as of the Effective Date.

PARTNER COLORADO CREDIT UNION

By:	/s/ Douglas M. Fagan
Douglas M. Fagan, Chief Executive Officer

SHF, LLC

By:	/s/ Sundie Seefried
Sundie Seefried, Chief Executive Officer

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Addendum A

CREDIT UNION SERVICES FEE SCHEDULE

Credit Union Services Included in Monthly Account Fee:

1.	IT Services (80 hours per month)
2.	Accounting Services (20 hours per month, until such time that the CUSO employs a full-time chief financial officer)
3.	Compliance Services (10 hours per month)
4.	Electronic Services (30 hours per month)
5.	Financial Services (10 hours per month)
6.	Human Resources Services (5 hours per month)
7.	Lending Services (40 hours per month)
8.	Marketing Services (5 hours per month, until such time that the CUSO employs a full-time marketing officer)

The monthly account fee will follow the schedule below:

●	2022 — the monthly account fee will be equal to $30.96 per account hosted for the CUSO
●	2023 and 2024— the monthly account fee will be equal to $25.32 per account hosted for the CUSO

On an annual basis during the term of this Agreement, the Credit Union may request a review of the monthly account service fee, which shall include a review of the Credit Union’s expenses related to the services provided so as to ensure a fair fee structure is in place. During the window of time when proper notification of termination can be given, the parties will meet to agree on the monthly fee for 2025.

In addition, investment income (interest, dividends, realized gains and losses) relating to CRB cash and investments (excluding loans) will be split, with the Credit Union retaining 25% and the CUSO retaining 75%.

Other Pass-Through Expenses:

1.	Dedicated Computer Hardware	Monthly Invoice
2.	Dedicated BSA Software Expenses (i.e. Verafin)	Monthly Invoice
3.	Phone Plans (Cellular)	Monthly Invoice
4.	Software Hosting Fee (cloud based)	Monthly Invoice

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Addendum B

LEASE AGREEMENT

[Signed copy of Lease to be attached]

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Addendum C

RESTRICTIONS ON DISTRIBUTIONS TO MEMBERS; RATIO OF TOTAL CRB DEPOSITS TO TOTAL ASSETS

Restrictions on Distributions to Members:

During the initial term of this Agreement, the Credit Union shall not make bonus distributions to its members in excess of $30,000,000 during any twelve (12) month period following the Effective Date.

Ratio of Total CRB Deposits to Total Assets:

The Credit Union shall allow its ratio of CRB Deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator, or policy requirements. The CUSO agrees to work with the Credit Union to alleviate balance sheet concentration as a result of CRB deposits at month end, which may include sweeping CRB account balances to a third-party financial institution.

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PROXY CARD

FOR THE

SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING

OF STOCKHOLDERS

OF NORTHERN LIGHTS ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints John Darwin, Joshua Mann, and Chris Fameree (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of Northern Lights Acquisition Corp. (“Northern Lights”) held of record by the undersigned on May 19, 2022 at the Special Meeting in Lieu of the 2022 Annual Meeting of the Stockholders of Northern Lights (“Stockholders Meeting”) to be held on [__], 2022, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Stockholders’ Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said Stockholders’ Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, AND 7. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

(1)

The Business Combination Proposal — To adopt the Unit Purchase Agreement dated February 11, 2022 (as amended or supplemented from time to time) by and among: Northern Lights; 5AK, LLC, a Delaware limited liability company, in its capacity as the representative for the stockholders of the Company other than the Seller (as defined below), SHF, LLC, a Colorado limited liability company doing business as Safe Harbor Financial, SHF Holding Co, LLC, a Colorado limited liability company (the “Seller”), and Partner Colorado Credit Union, a Colorado corporation, and to approve the transactions contemplated thereunder.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(2)

The Nasdaq Proposal — To approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the private placement to be completed in conjunction with the Business Combination.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(3)	The Charter Proposal — To approve and adopt the Second Amended and Restated Certificate of Incorporation to address the needs of the post-combination company.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(4)

The Governance Proposals — To approve and adopt, on a non-binding advisory basis, certain differences between Northern Lights’ current Amended and Restated Certificate of Incorporation (the “existing charter”) and the Second Amended and Restated Certificate of Incorporation, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as three separate sub-proposals (which we refer to, collectively, as the “Governance Proposals”):

a. Advisory Charter Proposal A – to provide that the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single of class, is required to alter, amend or repeal, or adopt any provision inconsistent with, Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Exclusive Forum), and IX (Amendments) of the Second Amended and Restated Certificate of Incorporation.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

b. Advisory Charter Proposal B – to provide that the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required for stockholders of the post-combination company to adopt, amend or repeal the bylaws of the post-combination company.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

c. Advisory Charter Proposal C – to provide for a single class of common stock of the post-combination company, entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote (other than certain amendments relating to preferred stock) and decrease our total number of authorized shares of common stock from 137,500,000 shares to 130,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A common stock from 125,000,000 shares to 130,000,000 shares, (ii) eliminating the Class B common stock of the Company by decreasing the post-combination company’s authorized Class B common stock from 12,500,000 shares to zero shares, (iii) and designating 1,250,000 shares of preferred stock.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

(5)

The Director Election Proposal — To elect the following two directors to our board of directors to serve as our directors for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal.

Jonathan Summers Karl Racine

☐ FOR ALL     ☐ WITHHOLD ALL     ☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below:

(6)

The Incentive Plan Proposal — To approve the SHF Holdings, Inc. 2022 Stock Incentive Plan, including the authorization of the initial share reserve of 4,037,147 shares of Class A common stock under the Incentive Plan.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

(7)

The Stockholder Adjournment Proposal — To approve the adjournment of the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

STOCKHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of Northern Lights owned by me. I further certify that I am not exercising Redemption Rights with respect to 15% or more of the shares of common stock of Northern Lights owned by me.	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.